    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996



                                                      REGISTRATION NO. 333-14691

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                               Amendment No. 1 to

                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                          AMERICA WEST AIRLINES, INC.
        (Exact name of registrant as specified in governing instruments)

                   DELAWARE                                         86-0418245
           (State of incorporation)                    (I.R.S. Employer Identification No.)
                                                                STEPHEN L. JOHNSON
                                                      SENIOR VICE PRESIDENT -- LEGAL AFFAIRS
                                                           AMERICA WEST AIRLINES, INC.
        4000 EAST SKY HARBOR BOULEVARD                    4000 EAST SKY HARBOR BOULEVARD
            PHOENIX, ARIZONA 85034                            PHOENIX, ARIZONA 85034
                (602) 693-0800                                    (602) 693-0800
   (Address of principal executive offices)          (Name and address of agent for service)

                                   Copies to:


                DAVID BARBOUR                                     ELLIOT GEWIRTZ
                DAVID A. ALLEN                                ARNOLD B. PEINADO, III
            ANDREWS & KURTH L.L.P.                       MILBANK, TWEED, HADLEY & MCCLOY
           4400 THANKSGIVING TOWER                          ONE CHASE MANHATTAN PLAZA
             DALLAS, TEXAS 75201                             NEW YORK, NEW YORK 10005
                (214) 979-4400                                    (212) 530-5000

                      ------------------------------------
     Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM  PROPOSED MAXIMUM
       TITLE OF SECURITIES           AMOUNT BEING    OFFERING PRICE      AGGREGATE        AMOUNT OF
        BEING REGISTERED              REGISTERED       PER UNIT*      OFFERING PRICE*  REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Pass Through Certificates........    $230,000,000         100%          $230,000,000      $69,696.97
-------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee.

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS (Subject to Completion)

Issued November   , 1996


                                  $218,560,054

                                      LOGO

                             America West Airlines
                           1996-1 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 1996-1
                            ------------------------
    Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the five America West Airlines 1996-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C Trust", the "Class D Trust" and the "Class E Trust" and, collectively, the "Trusts") to be formed pursuant to a pass through trust agreement (the "Basic Agreement") and five separate supplements thereto (each, a "Trust Supplement" and together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") between America West Airlines, Inc. ("America West" or the "Company") and Fleet National Bank, as trustee under each Trust (the "Trustee"). The Certificates to be issued by the Class A Trust, the Class B Trust, the Class C Trust, the Class D Trust and the Class E Trust are referred to herein as "Class A Certificates", "Class B Certificates", "Class C Certificates", "Class D Certificates" and "Class E Certificates", respectively. No Certificate issued by a Trust will have any rights, benefits or interests in respect of any other Trust. Pursuant to the Intercreditor Agreement (as defined herein), (i) the Class B Certificates will be subordinated in right of payment to the Class A Certificates, (ii) the Class C Certificates will be subordinated in right of payment to the Class B Certificates, (iii) the Class D Certificates will be subordinated in right of payment to the Class C Certificates and (iv) the Class E Certificates will be subordinated in right of payment to the Class D Certificates. Payments of interest on the Class A, Class B, and Class C Certificates (but not the Class D and Class E Certificates) will be supported by a separate liquidity facility for the benefit of the holders of such Certificates, each such facility to be provided by Kredietbank N.V., acting through its New York branch (the "Liquidity Provider"), in an amount sufficient to pay interest thereon at the applicable interest rate for such Certificates on
three successive distribution dates.           (continued on the following page)

                            ------------------------


    SEE "RISK FACTORS" COMMENCING ON PAGE 25 FOR INFORMATION THAT SHOULD BE

                      CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                                                                                      FINAL EXPECTED               PRICE TO
 PASS THROUGH CERTIFICATES      PRINCIPAL AMOUNT(1)         INTEREST RATE          DISTRIBUTION DATE(1)          PUBLIC(2)(3)
----------------------------    -------------------     ----------------------    ----------------------    ----------------------
          Class A                  $ 100,661,333                  %                    July 2, 2009                  100%
          Class B                     37,748,000                                     January 2, 2008                 100%
          Class C                     37,748,000                                       July 2, 2004                  100%
          Class D                     29,249,875                                       July 2, 2002                  100%
          Class E                     13,152,846                                       July 2, 2006                  100%


---------------


(1) The principal amounts and the final expected distribution dates are indicative only and subject to change.


(2) Plus accrued interest, if any, from November   , 1996.


(3) The aggregate commission payable to the Underwriters varies by Trust and
    aggregates to $        , which constitutes     % of the principal amount of
    the Certificates offered hereby. The aggregate commission and certain other
    expenses, estimated at approximately $        , will be paid by the Owner
    Participants (as defined herein) or U.S.-domiciled subsidiaries of GPA Group plc. All proceeds of the Certificates will be used by the Trusts to purchase the Equipment Notes from the Owner Trustees (as defined herein).

                            ------------------------


    The Certificates offered hereby are offered by the Underwriters, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters. It is expected that delivery of the Certificates in book-entry
form will be made on or about November   , 1996 through the facilities of The
Depository Trust Company, against payment therefor in immediately available funds.

                            ------------------------

MORGAN STANLEY & CO.
                   Incorporated
               CITICORP SECURITIES, INC.

                              LEHMAN BROTHERS

                                          SALOMON BROTHERS INC

(continued from cover page)


     The property of the Trusts will include, among other things, equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts (each, an "Owner Trust") in connection with 11 separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees previously incurred to finance the purchase of eight Airbus Industrie model A320-231 aircraft (collectively, the "Aircraft") and three International Aero Engines model IAE V2500-A1 engines (collectively, the "Spare Engines" and, together with the Aircraft, the "Equipment") which will be leased to America West. The Equipment Notes in respect of each Aircraft and Spare Engine will be issued in up to five series (the "Series A Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes", the "Series D Equipment Notes" and the "Series E Equipment Notes"). Each Trust will purchase one series of Equipment Notes issued with respect to some or all of the Equipment such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates to be issued by such Trust. The Equipment Notes issued with respect to each Aircraft and Spare Engine will be secured by a security interest in such Aircraft or Spare Engine and an assignment of certain of the related Owner Trustee's rights under the lease relating thereto (each, a "Lease"), including the right to receive rentals payable with respect to such Aircraft or Spare Engine by America West. Although neither the Certificates nor the Equipment Notes are obligations of, or guaranteed by, America West, the aggregate amounts unconditionally payable by America West for lease of the Equipment will be at least sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes held in the Trusts.



     All of the Equipment Notes held by each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 2 and July 2 of each year, commencing January 2, 1997. Interest paid on the Equipment Notes held in each Trust will be passed through to Certificateholders (as defined herein) of such Trust on each such date, in each case subject to the Intercreditor Agreement. See "Description of the Certificates -- General" and "-- Payments and Distributions".



     Scheduled principal payments made on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 or July 2 or both in certain years, commencing January 2, 1997, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.


     Under each Pass Through Trust Agreement, a PTC Event of Default (as defined herein) will occur if the Trustee fails to pay within ten business days of the due date thereof: (i) the outstanding Pool Balance (as defined herein) of the applicable Class of Certificates on the Final Legal Distribution Date (as defined herein) for such Class or (ii) interest due on such Certificates on any Distribution Date (as defined herein) (unless, in the case of the Class A, B or C Certificates, the Subordination Agent (as defined herein) shall have made an Interest Drawing (as defined herein) in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).
                             ---------------------


     Delivery of the Certificates is scheduled to be made against payment
therefor on November   , 1996 (the "Closing Date"), without regard to the date
on which the Underwriters enter into a firm agreement to purchase the Certificates. Accordingly, the Certificates will be subject to a settlement cycle that exceeds three business days (such settlement cycle being referred to herein as "Long Settlement"). Purchasers of Certificates should note that initial trading of Certificates may be affected by the Long Settlement. See "Underwriting".


     Prior to their issuance there will have been no public market for the Certificates offered hereby nor can there be any assurance that one will develop. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Absence of a Public Market for the Certificates".

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICA WEST, THE UNDERWRITERS OR THE LIQUIDITY PROVIDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICA WEST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     DURING THE OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE CERTIFICATES PURSUANT TO EXEMPTIONS FROM RULES 10b-6, 10b-7 AND 10b-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT").
                            ------------------------

            AVAILABLE INFORMATION AND REPORTS TO CERTIFICATEHOLDERS

     America West has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports and other information concerning America West can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Class B Common Stock and Warrants to purchase Class B Common Stock are listed on the New York Stock Exchange and the Company's registration statements, reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. On behalf of each Trust, the applicable Trustee will prepare and send certain periodic reports concerning the Certificates and distributions made by such Trust to the Certificateholders of such Trust. See "Description of the Certificates -- Reports to Certificateholders".

     The Company is a Delaware corporation. Its executive offices are located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, and its telephone number is (602) 693-0800.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of America West, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

     Annual Report on Form 10-K for the year ended December 31, 1995.

     Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

     All documents filed by America West pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company's file number is 1-0140.

     America West will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Patricia Penwell, Corporate Secretary, America West Airlines, Inc., 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, telephone number (602) 693-0800.


                          FORWARD LOOKING INFORMATION



     This Prospectus contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. See "Risk Factors -- Company Related Risks -- Forward Looking Information May Prove Inaccurate".

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                       ------
Available Information and Reports to Certificateholders................................      3
Incorporation of Certain Documents by Reference........................................      4
Forward Looking Information............................................................      4
Prospectus Summary.....................................................................      6
Risk Factors...........................................................................     25
Use of Proceeds........................................................................     34
Ratio of Earnings to Fixed Charges.....................................................     34
Capitalization.........................................................................     35
Selected Financial and Operating Data..................................................     36
Management's Discussion and Analysis of Financial Condition and Results of
  Operations...........................................................................     38
Business...............................................................................     50
Management.............................................................................     61
Certain Transactions...................................................................     65
Description of the Certificates........................................................     67
Description of the Liquidity Facilities................................................     79
Description of the Intercreditor Agreement.............................................     83
Description of the Equipment and the Appraisals........................................     87
Description of the Equipment Notes.....................................................     88
Certain U.S. Federal Income Tax Consequences...........................................    108
State Tax Considerations...............................................................    110
ERISA Considerations...................................................................    111
Underwriting...........................................................................    113
Legal Matters..........................................................................    114
Experts................................................................................    115
Index to Financial Statements..........................................................    F-1
Index of Certain Defined Terms.........................................................    I-1
Aircraft Appraisals....................................................................   II-1
Equipment Notes Principal Payment Schedule.............................................  III-1

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

     Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Certain Defined Terms" appearing as Appendix I hereto, and all cross references herein refer to sections of this Prospectus.

                                  THE COMPANY

     America West Airlines, Inc. is the ninth largest commercial airline carrier in the United States, operating through its principal hubs located in Phoenix, Arizona and Las Vegas, Nevada and a mini-hub located in Columbus, Ohio. The Company believes that it is the lowest cost full service carrier in the United States and, during the first six months of 1996, generated the fourth highest operating margin among the major domestic airlines. At June 30, 1996, the Company served 53 destinations, including five destinations in Mexico and one in Canada, with a fleet of 99 aircraft. The Company offers service to an additional 21 destinations through an alliance agreement with Continental Airlines, Inc. ("Continental") and 17 commuter service and regional destinations through an alliance agreement with Mesa Air Group, Inc. ("Mesa").

     America West is the leading airline serving Phoenix and Las Vegas, based on revenue passenger miles, with approximately 35% and 25% of total revenue passenger miles, respectively, for the 12 months ended March 31, 1996. The Phoenix and Las Vegas airports are the seventh and thirteenth largest airports in the United States as measured by passenger enplanements. In addition, these cities are among the fastest growing in the nation. The Company believes these hubs are well positioned for continued growth due to their geographically favorable locations with strategic access to key Southwestern and West Coast markets, relatively low operating costs, year-round fair weather and modern, uncongested facilities. Substantially all of the Company's passenger traffic is channeled into or through its hubs, which serve as gateways for the Company's route network. Through its hub and spoke system, the Company serves more markets with greater frequency than would be possible with the same number of aircraft in a point-to-point route system.

     America West operates with one of the lowest cost structures among the major U.S. airlines. The Company's operating cost per available seat mile ("ASM") for the first six months of 1996 was 7.57 cents, which was approximately 20.5% less than the average operating cost per ASM of the eight largest other domestic full service airlines. Management believes that the Company's low cost structure is a significant competitive advantage relative to other full service carriers and also enables the Company to compete effectively against low cost carriers in its short-haul local markets. As a full service airline, the Company believes that it distinguishes itself from other low cost carriers by offering passenger services which include assigned seating, participation in computerized reservation systems, interline ticketing, first class cabins, baggage transfer and various other services.

                                    STRATEGY

     America West's strategy seeks to achieve additional revenue growth and profitability by capitalizing on the Company's key competitive strengths while maximizing financial flexibility. This strategy focuses on (i) strengthening the Company's position in its existing hubs through strategic expansion, (ii) maintaining its position as a leading low cost full service carrier, (iii) operating a modern and efficient fleet and (iv) continuing to develop its passenger base through key alliances. Principal elements of the Company's strategy are as follows:


     Strengthen Position in Existing Hubs through Strategic Expansion.   America
West's strategic plan is designed to capitalize on its strong positions in its Phoenix and Las Vegas hubs. In September 1995, the Company announced a two-year plan to expand its principal hub operations and increase connecting traffic and service to longer-haul nonstop markets. The growth plan is expected to increase ASMs by 24% and add at least eight new cities to the Company's route network.


     As the Company adds aircraft required to support the expansion of the Phoenix hub, the Company intends to continue to optimize asset utilization through the expansion of its night flight service to Las Vegas. By utilizing aircraft for this service that would otherwise be idle overnight, the Company is able to compete in a low cost market segment without diminishing asset availability for use in its Phoenix operations.

     Maintain its Position as a Leading Low Cost Full Service Airline. America West is committed to maintaining its low cost structure, which the Company has achieved primarily through its favorable labor costs per ASM and asset utilization enhancements. The Company has focused on increasing productivity at all levels. From December 31, 1994 to June 30, 1996, the Company's workforce decreased by 13% despite an increase in aircraft of 14%. Aircraft utilization has been enhanced through a restructuring of the Company's route network including expansion of its Las Vegas night flight program. The Company's fleet configuration, consisting of three aircraft types, permits the Company to minimize spare parts inventories and simplify maintenance and training operations.


     Operate a Modern and Efficient Fleet. The Company enjoys operational efficiencies due to its modern, fuel efficient fleet. At June 30, 1996, the Company's fleet consisted of 61 Boeing 737s, 24 Airbus A320s and 14 Boeing 757s, with an average age of approximately 9.75 years. Most of the Company's existing aircraft are held under leases, including leases on 26 aircraft expiring prior to December 1998. As a result, in the event general economic conditions change adversely, the Company may reduce its fleet size by not renewing expiring aircraft leases.


     Continue to Develop Passenger Base through Alliances. The Company plans to continue to capitalize on its alliance agreement with Continental to further expand the Company's passenger base while achieving cost savings through the reduction of redundant labor and facilities. This agreement provides for codesharing arrangements, coordination of flight schedules, linking of frequent flyer programs, sharing of ticket counter space, coordination of ground handling operations and joint purchasing and marketing efforts. Through codesharing, each airline is able to offer additional destinations to the Company's customers without materially increasing operating and capital expenses. Management believes that its codesharing activities result in increased demand for travel on America West and intends to pursue additional alliances as opportunities warrant.

     As a part of America West's ongoing strategy, the Company from time to time evaluates opportunities for additional alliances and codesharing arrangements as well as investment opportunities pursuant to which the Company may capitalize on its key strengths and market position.

                              RECENT DEVELOPMENTS


     At June 30, 1996, the Company had commitments to AVSA S.A.R.L., an affiliate of Airbus Industrie ("AVSA"), to acquire a total of 24 Airbus A320-200 aircraft and the Company had the right to cancel up to seven deliveries of such aircraft. The Company subsequently exercised its right to cancel deliveries of two of such aircraft. On October 17, 1996, the Company announced that it and AVSA had signed a term sheet (the "AVSA Term Sheet") which, subject to the satisfaction of a number of conditions by November 30, 1996, provides for the restructuring of the Company's arrangements with AVSA. The AVSA Term Sheet provides, among other things, that the number of aircraft ordered by the Company would be increased from 22 to 34 and the orders subject to cancellation would be increased from five to 12. Also, the AVSA Term Sheet provides for an improvement, from the Company's perspective, in the financing terms and conditions under which aircraft would be purchased. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".



     Also on October 17, 1996, the Company announced that as a result of the Company's decision to restructure its arrangements with AVSA as described above, and to reflect current asset values for certain inventories and facilities used by the Company, as well as certain other adjustments, America West would take a non-cash, non-recurring charge of $65 million on a pre-tax basis in the quarter ended September 30, 1996. On October 25, 1996, the Company reported a third quarter 1996 loss of $46 million or $1.03 per share, which includes the $65 million non-recurring charge. Excluding such charge the Company reported net earnings of $3.6 million. Revenues for the quarter were $422.5 million, up 3.4 percent over the same quarter of 1995. Year-to-date, America West reported a net loss before extraordinary item of $2.5 million including the non-recurring charge. Excluding the charge, the Company reported pre-tax earnings before extraordinary item of $82.8 million. Revenue for the first nine months of the year was up 12.6 percent to $1.3 billion. The third quarter results reflect lower than expected yields due to untimely revenue decisions made in June and July of 1996, industry capacity increases and aggressive fare sale activity. High jet fuel prices and operating dependability difficulties encountered during the summer of 1996 also impacted the 1996 third quarter. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Recent Developments".

                       SUMMARY OF TERMS OF CERTIFICATES*


     Set forth below is certain information about each Class of Certificates:


                               CLASS A           CLASS B           CLASS C           CLASS D           CLASS E
                            CERTIFICATES      CERTIFICATES      CERTIFICATES      CERTIFICATES      CERTIFICATES
                           ---------------   ---------------   ---------------   ---------------   ---------------
Aggregate face amount....   $100,661,333       $37,748,000       $37,748,000       $29,249,875       $13,152,846
Rating:
  Moody's................            A2              Baa2               Ba1               Ba3                B1
  Standard & Poor's......           AA-                A-              BBB-                BB                 B
Initial LTV Ratio
  (cumulative)(1)........         39.9%             54.8%             69.8%             81.4%             93.4%
Expected principal
  distribution window (in
  years).................      0.6-12.6          0.6-11.1           0.1-7.6           0.1-5.6           0.1-9.6
Initial average life (in
  years).................           8.7               6.7               3.8               2.1               2.4
Regular Distribution
  Dates..................     January 2         January 2         January 2         January 2         January 2
                             and July 2        and July 2        and July 2        and July 2        and July 2
Final Expected
  Distribution Date......   July 2, 2009     January 2, 2008    July 2, 2004      July 2, 2002      July 2, 2006
Final Legal Distribution
  Date...................  January 2, 2011    July 2, 2009     January 2, 2006   January 2, 2004   January 2, 2008
sec. 1110
  protection(2)..........      Yes               Yes               Yes               Yes               Yes
Liquidity Facility
  coverage...............   3 semi-annual     3 semi-annual     3 semi-annual         None              None
                             interest          interest          interest
                             payments          payments          payments
Initial Liquidity
  Facility amount(3).....         $                 $                 $               None              None


---------------


 * The aggregate face amount, the initial LTV Ratio (as defined herein), the expected principal distribution window, the initial average life, the Final Expected Distribution Date and the Final Legal Distribution Date for each Class of Certificates are indicative only and are subject to change.



(1) Assumes an aggregate appraised Equipment Value of $252,415,833. The initial LTV Ratio for the Class E Certificates is computed using the four Aircraft and the three Spare Engines securing the Series E Equipment Notes.


(2) The benefits of Section 1110 of the Bankruptcy Code (as defined herein) would be available by assignment to the Indenture Trustees (as and to the extent described in further detail herein).

(3) For each Class of Certificates (other than the Class D and Class E Certificates), the initial amount of the related Liquidity Facility will cover the first three successive interest payments (without regard to any future payments of principal on such Certificates).


                       EQUIPMENT NOTES AND THE EQUIPMENT*


     Set forth below is certain information about the Equipment Notes held in the Trusts and the Equipment securing such Equipment Notes:


                           EQUIPMENT                                               EQUIPMENT NOTES
---------------------------------------------------------------     ----------------------------------------------
MANUFACTURER'S        EQUIPMENT        DELIVERY      APPRAISED                     PRINCIPAL          MATURITY
SERIAL NUMBER           TYPE           DATE(1)         VALUE          SERIES        AMOUNT              DATE
--------------     ---------------     --------     -----------     ----------    -----------     ----------------
        55         Airbus A320-231     9/25/89      $29,841,667      A,B,C,D      $23,178,000     January 2, 2006
        65         Airbus A320-231     12/22/89      29,900,000      A,B,C,D       24,465,000       July 2, 2006
        77         Airbus A320-231     12/22/89      30,162,500      A,B,C,D       24,465,000       July 2, 2006
        82         Airbus A320-231     12/28/89      30,225,000      A,B,C,D       22,869,067     January 2, 2009
       091         Airbus A320-231     9/28/90       30,350,833     A,B,C,D,E      27,654,646     January 2, 2009
       092         Airbus A320-231     9/28/90       30,350,833     A,B,C,D,E      27,654,646     January 2, 2009
       098         Airbus A320-231     9/28/90       30,605,000     A,B,C,D,E      27,654,646     January 2, 2009
       099         Airbus A320-231     9/28/90       30,480,000     A,B,C,D,E      27,654,646     January 2, 2009
     V0019         IAE V2500-A1        3/27/91        3,500,000     A,B,C,D,E       4,321,468       July 2, 2009
     V0025         IAE V2500-A1        3/27/91        3,500,000     A,B,C,D,E       4,321,468       July 2, 2009
     V0049         IAE V2500-A1        3/27/91        3,500,000     A,B,C,D,E       4,321,468       July 2, 2009
                                                    -----------                   -----------
                                                    $252,415,833                  $218,560,054
                                                    ===========                   ===========


---------------


 * The principal amounts and maturity dates are indicative only and are subject to change.


(1) The delivery date indicated is for the purpose of the Leases. The original delivery dates of the Aircraft and Spare Engines from the manufacturer were in 1989 and 1990. See "Description of the Equipment and the Appraisals".

     The appraised value of each Aircraft and Spare Engine set forth above is based upon the lesser of the average and median value of such Aircraft or Spare Engine as appraised by the following three independent appraisal and consulting firms as of the dates indicated: BK Associates, Inc. ("BK") as of July 2, 1996, Aircraft Information Services, Inc. ("AISI") as of July 11, 1996 and Morten Beyer and Associates ("MBA") as of July 12, 1996 (BK, AISI and MBA are collectively referred to herein as the "Appraisers"). See "Description of the Equipment and the Appraisals".

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Equipment may be less than the appraised value thereof. In addition, the value of the Equipment in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Equipment, whether the Equipment is sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Equipment pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

     For a discussion of the assumptions and methodologies used in preparing the appraisals, see "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of the Equipment" and "Description of the Equipment and the Appraisals".

                         LOAN TO EQUIPMENT VALUE RATIOS


     The following table sets forth the loan to Equipment value ratio ("LTV Ratio") for each Class of Certificates as of the date of the consummation of the offering of the Certificates and the Regular Distribution Dates specified therein. The LTV Ratios for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Equipment (the "Assumed Aggregate Equipment Value") on such Regular Distribution Date based on the assumptions set forth below.



     The table contains forward-looking information that is based on the assumption that the value of each Aircraft and Spare Engine included in the Assumed Aggregate Equipment Value as of November 26, 1996 depreciates by 2% per year until the fifteenth year after the year of delivery of such Aircraft or Spare Engine by the manufacturer, by 4% per year thereafter until the twentieth year after the year of such delivery and by 6% per year thereafter. Other rates or methods of depreciation would result in materially different LTV Ratios and no assurance can be given (i) that the depreciation rates and methods assumed for the purpose of the table are the ones most likely to occur or are appropriate for evaluating the actual future value of any Aircraft or Spare Engine or (ii) as to such actual future value. Many of the factors affecting the value of the Equipment are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Equipment". Although the table is compiled on an aggregate basis, it should be noted that, because the Equipment Notes are not cross-collateralized, the excess proceeds realized from the disposition of any particular Aircraft or Spare Engine would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft or Spare Engine. Therefore, upon the occurrence of an Indenture Event of Default, even if the Equipment as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Equipment were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for additional information regarding LTV Ratios for the Equipment Notes issued in respect of each Aircraft or Spare Engine which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTV Ratios but simply a mathematical calculation based on one set of assumptions.

                                 ASSUMED         CLASS A
                                AGGREGATE      CERTIFICATES     CLASS A         CLASS B        CLASS B
                                EQUIPMENT          POOL        CERTIFICATES  CERTIFICATES     CERTIFICATES
DATE                            VALUE(1)        BALANCE*      LTV RATIO*    POOL BALANCE*    LTV RATIO*
----                           ------------    ------------    ----------    -------------    ----------
November 26, 1996...........   $252,415,833    $100,661,333       39.9%       $ 37,748,000       54.8%
July 2, 1997................    247,367,517      98,384,387       39.8          36,961,540       54.7
July 2, 1998................    242,319,200      96,455,161       39.8          36,238,080       54.8
July 2, 1999................    237,270,883      94,525,934       39.8          35,420,120       54.8
July 2, 2000................    232,222,567      92,596,708       39.9          33,990,873       54.5
July 2, 2001................    227,174,250      90,360,808       39.8          29,139,166       52.6
July 2, 2002................    222,125,933      86,298,667       38.9          22,244,726       50.7
July 2, 2003................    217,077,617      79,422,793       36.6          20,536,792       54.6
July 2, 2004................    212,029,300      68,772,320       32.4          18,843,257       48.9
July 2, 2005................    204,578,400      57,788,323       28.2           5,335,086       43.6
July 2, 2006................    126,154,600      40,982,562       32.5             783,225       46.7
July 2, 2007................    119,654,133      23,466,947       19.6             783,225       46.6
July 2, 2008................    113,153,667       3,905,736        3.5                   0        0.0
July 2, 2009................             NA               0        0.0                   0        0.0


---------------


(1) The Assumed Aggregate Equipment Value as of November 26, 1996 (but not the Assumed Aggregate Equipment Values for subsequent dates) was determined based upon the lesser of the average and median value of all Equipment as appraised by the Appraisers as of the respective dates of their appraisals (see "Description of the Equipment and the Appraisals"). No assurance can be given that such value represents the realizable value of the Equipment. See "Risk Factors -- Factors Relating to the Certificates and the
    Offering -- Appraisals and Realizable Value of the Equipment" and "Description of the Equipment and the Appraisals".



                           CLASS C       CLASS C        CLASS D        CLASS D        CLASS E         CLASS E
                         CERTIFICATE    CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES    CERTIFICATES
DATE                    POOL BALANCE*   LTV RATIO*    POOL BALANCE*   LTV RATIO*   POOL BALANCE*   LTV RATIO*(2)
----                    -------------   ----------    -------------   ----------   -------------   -------------
November 26, 1996.....   $ 37,748,000      69.8%      $ 29,249,875      81.4%      $ 13,152,846        93.4%
July 2, 1997..........     36,919,026      69.6         22,352,085      78.7         10,712,124        91.5
July 2, 1998..........     34,366,255      68.9         17,336,519      79.0          4,526,550        86.4
July 2, 1999..........     27,559,087      66.4         10,071,853      77.7          3,366,680       107.5
July 2, 2000..........     20,306,029      64.7          2,159,643      71.5          2,291,853        98.7
July 2, 2001..........     10,030,973      63.3            535,127      69.4          1,781,086        88.2
July 2, 2002..........      1,328,231      54.4                  0       0.0          1,751,019        76.1
July 2, 2003..........        633,616      55.4                  0       0.0          1,028,724        62.2
July 2, 2004..........              0       0.0                  0       0.0            803,569        52.5
July 2, 2005..........              0       0.0                  0       0.0            803,569        53.8
July 2, 2006..........              0       0.0                  0       0.0                  0         0.0
July 2, 2007..........              0       0.0                  0       0.0                  0         0.0
July 2, 2008..........              0       0.0                  0       0.0                  0         0.0
July 2, 2009..........              0       0.0                  0       0.0                  0         0.0


---------------


(2) The LTV Ratio for the Class E Certificates is computed using the four Aircraft and the three Spare Engines securing the Series E Equipment Notes.



 * The information relating to periodic Pool Balances and resulting LTV Ratios is indicative only and subject to change.

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.
                                   [DIAGRAM]
---------------

* Each Aircraft and Spare Engine is subject to a separate Lease and a related Indenture.


** The Series E Equipment Notes will only be secured by four of the Aircraft and the three Spare Engines.


*** Liquidity Facilities are only available with respect to the Class A, B and C
    Certificates.

                                  THE OFFERING

Trusts:....................  Each of the Class A Trust, the Class B Trust, the
                               Class C Trust, the Class D Trust and the Class E Trust is to be formed pursuant to one of the five separate Pass Through Trust Agreements to be entered into between America West and Fleet National Bank, as trustee under each Trust. Each Trust will be a separate entity.

Certificates Offered:......  The Certificates are pass through certificates to be issued by each Trust, representing fractional undivided interests in such Trust. The Certificates to be issued by the Class A Trust, the Class B Trust, the Class C Trust, the Class D Trust and the Class E Trust are the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates, respectively.

Subordination Agent:.......  Fleet National Bank, as subordination agent under the Intercreditor Agreement (in such capacity, the "Subordination Agent").

Initial Liquidity
  Provider:................  Kredietbank N.V., acting through its New York branch, initially will provide three separate liquidity facilities for the benefit of the holders of the Class A Certificates, Class B Certificates and Class C Certificates, respectively.

Trust Property:............  The property of the Trusts (the "Trust Property")
                               will include (i) Equipment Notes to be issued on a nonrecourse basis by the Owner Trustees in connection with 11 separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees originally incurred to finance the Aircraft and the Spare Engines which will be leased by such Owner Trustees to America West, together with all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D and Class E Trusts, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft and Spare Engine will be issued in up to five series under separate Indentures (each, an "Indenture") between the related Owner Trustee and the indenture trustee thereunder (the "Indenture Trustee"). Each Trust will purchase, pursuant to certain Refunding Agreements (each, a "Refunding Agreement"), one series of Equipment Notes issued with respect to some or all of the Equipment such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date (the "Final Expected Distribution Date") applicable to the Certificates to be issued by such Trust as set forth on the cover page of this Prospectus. The aggregate original principal amount of the Equipment Notes to be held in each Trust will be the same as the aggregate original face amount of the Certificates to be issued by such Trust.


Certificates and
  Denominations:...........  The Certificates of each Trust will be issued in denominations of $1,000 and integral multiples thereof, except that one Certificate of each

                               Trust may be issued in a different denomination. See "Description of the Certificates -- General".



Regular Distribution
  Dates:...................  January 2 and July 2, commencing January 2, 1997.



Special Distribution
  Date:....................  Any business day on which a Special Payment is to be distributed. See "Description of the
                               Certificates -- Payments and Distributions".


Record Date:...............  The fifteenth day preceding a Regular Distribution
                               Date or a Special Distribution Date.


Distributions:.............  All payments of principal and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders ") of such Trust, on the Regular Distribution Dates, subject to the provisions of the Intercreditor Agreement. Assuming payments on the Equipment Notes are made when due, the Final Expected Distribution Date for each Class of Certificates will be as set forth on the cover page of this Prospectus. Payments on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on January 2 and July 2 of each year, commencing January 2, 1997. Payments of principal, Make-Whole Amount (if any) and interest resulting from the purchase (if any) of the Equipment Notes held in any Trust will be distributed on a Special Distribution Date after not less than ten days' notice from the Trustee to the Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions upon an Indenture Event of Default, see "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default".



Events of Default:.........  Events of Default under each Pass Through Trust
                               Agreement (each, a "PTC Event of Default ") are the failure to pay within ten business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date (as defined below) for such Class or (ii) interest due on such Class of Certificates on any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date") (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). The "Final Legal Distribution Date" for each of the Class A, B, C, D and E Certificates is January 2, 2011, July 2, 2009, January 2, 2006, January 2, 2004 and January 2, 2008, respectively. Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.


Purchase Rights of
  Certificateholders:......  Upon the occurrence and during the continuation of a Triggering Event (as defined below), (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and B Certificates, (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A, B and C Certificates and (iv) the Class E

                               Certificateholders shall have the right to purchase all, but not less than all, of the Class A, B, C and D Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Amount, but including any other amounts due to the Certificateholders of such Class or Classes.

                             "Triggering Event" means (x) the occurrence of an
                               Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of, or a failure to pay at final maturity, all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving America West.

Equipment Notes


  (a) Interest:............  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust as set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing January 2, 1997, and such interest will be passed through to Certificateholders of such Trust on each such date until the Final Expected Distribution Date for the Certificates issued by such Trust, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates -- Payments and Distributions", "Description of the Equipment Notes -- General" and "-- Principal and Interest Payments".



  (b) Principal:...........  Scheduled principal payments made on the Equipment
                               Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 or July 2 or both in certain years commencing January 2, 1997, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.


  (c) Redemption and
       Purchase:...........  (i)   All of the Equipment Notes issued with
                                   respect to an Aircraft or a Spare Engine will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Equipment if such Equipment is not replaced by America West under the related Lease, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, and all other amounts payable under the related
                                   Indenture or under the related Refunding
                                   Agreement to the holders of such Equipment
                                   Notes, but without any Make-Whole Amount.

                             (ii) If, with respect to an Aircraft or a Spare Engine, (x) the Indenture Trustee with respect to the related Equipment Notes has taken action or notified the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, (y) the Equipment Notes with respect to such Aircraft or Spare Engine shall have been accelerated or (z) there shall have occurred and be continuing a Lease Event of Default, then in each case all of the Equipment

                                 Notes issued with respect to such Aircraft or Spare Engine may be purchased by the related Owner Trustee or the beneficial owner of such Equipment (the "Owner Participant"), at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the purchase date, and all other amounts then payable under the related Indenture or under the related Refunding Agreement to the holders of such Equipment Notes, but without any Make-Whole Amount (provided that if such option is exercised at a time when a Lease Event of Default shall have occurred and be continuing for less than 120 days and the events described in clauses (x) and (y) of this sentence do not apply, such price shall include the Make-Whole Amount).

  (d) Security:............  The Equipment Notes issued with respect to each
                               Aircraft and Spare Engine will be secured by a perfected security interest in the related Owner Trustee's rights in and to such Aircraft or Spare Engine and an assignment to the related Indenture Trustee of certain of the related Owner Trustee's rights under the related Lease, including the right to receive payments of rent thereunder. The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft or Spare Engine are not secured by any of the other Equipment or the Leases related thereto. There are no cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued in respect of one or more Aircraft or Spare Engine are in default and the Equipment Notes issued in respect of the remaining Equipment are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Equipment. See "Description of the Equipment Notes -- Security", "-- Indenture Events of Default; Notice and Waiver" and "-- Remedies".

                             Although the Equipment Notes are not obligations
                               of, or guaranteed by, America West, the aggregate amounts unconditionally payable by America West for lease of the Equipment will be at least sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes issued with respect to the Equipment. See "Description of the Equipment Notes -- General".


  (e) Section 1110
       Protection:.........  Milbank, Tweed, Hadley & McCloy, counsel to the
                               Underwriters, has advised the Indenture Trustees that if America West were to become a debtor under Chapter 11 of the Bankruptcy Code, the applicable Owner Trustee, as a lessor under each Lease, and the related Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such related Indenture, would be entitled to the benefits of Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to the airframe and engines comprising the related Aircraft or with respect to the related Spare Engine. See "Description of the Equipment Notes -- Remedies" for a description of that opinion and certain assumptions and qualifications contained therein.


  (f) Ranking:.............  Series B Equipment Notes issued in respect of the
                               Equipment will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Equipment; Series C Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A and B Equipment Notes issued in respect of such Equipment; Series D Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A, B and C Equipment Notes issued in respect of such Equipment; and Series E Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A, B, C and D Equipment Notes issued in respect of such Equipment. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Equipment will be made prior to payments of interest and principal due on any Series B, C, D and E Equipment Notes issued in respect of such Equipment, (ii) payments of interest and principal due on Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C, D and E Equipment Notes issued in respect of such Equipment, (iii) payments of interest and principal due on Series C Equipment Notes will be made prior to payments of interest and principal due on any Series D and E Equipment Notes issued in respect of such Equipment and (iv) payments of interest and principal due on Series D Equipment Notes will be made prior to payments of interest and principal due on any Series E Equipment Notes issued in respect of such Equipment.

Liquidity Facilities:......  The Subordination Agent and the Liquidity Provider
                               will enter into a revolving credit agreement
                               (each, a "Liquidity Facility") with respect to each Trust (other than the Class D and Class E Trusts). Under each of the Liquidity Facilities, the Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount (the "Required Amount") sufficient to pay interest on the Class A, B or C Certificates, as the case may be, on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates (without any penalty or default margin) on such Certificates (the "Stated Interest Rates"). The initial amount available under the Liquidity Facilities for the Class A Certificates, the Class B Certificates and the Class C Certificates
                               will be $          , $          and $          ,
                               respectively. An Interest Drawing under the relevant Liquidity Facility will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B or C Certificates; provided, however, that on any date the maximum amount available under such Liquidity Facility to fund any shortfall in interest due on such Certificates will not exceed the Required Amount. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such Trust, any interest on the Certificates of such Trust in excess of the Stated Interest Rates, or principal of, or interest or Make-Whole Amount on, the Certificates of any other Trust.

                             Upon each Interest Drawing under any Liquidity
                               Facility, the Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts, including interest thereon, owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") will rank pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings (but not other Drawings), together with any accrued interest thereon, under any Liquidity Facility, the amount available under such Liquidity Facility will be reinstated to the then Required Amount of such Liquidity Facility; provided that the amount will not be reinstated at any time if (i) a Liquidity Event of Default (as defined herein) shall have occurred and be continuing or (ii) both (A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency (as defined below) exist.

                             "Non-Performing Equipment Notes" are Equipment
                               Notes other than Performing Equipment Notes.

                             "Performing Equipment Notes" are Equipment Notes
                               with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration thereof); provided that in the event of a bankruptcy proceeding involving America West as a debtor under Chapter 11 of the Bankruptcy Code (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or America West refuses to assume or agree to perform its obligations under the Lease related to such Equipment Notes and
                               (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of (A) 30 days after the date of such default or (B) the expiration of the Section 1110 Period.

                             "Performing Note Deficiency" means any time that
                               less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                             If at any time the short-term unsecured debt rating
                               of the Liquidity Provider issued by Moody's
                               Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") is lower than the Threshold Rating (as defined herein) or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of any Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for the related Trust or the Subordination Agent may arrange for another similar facility to be provided by a financial institution having unsecured short-term debt ratings or, in the event a selected financial institution's short-term unsecured debt is not rated by Moody's or Standard & Poor's, long-term unsecured debt ratings, issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. If such Liquidity Facility is not replaced within the period specified in the

                               Intercreditor Agreement after notice of the downgrading, such Liquidity Facility will be drawn in full (the "Downgrade Drawing") and the proceeds will be deposited into an account (a "Cash Collateral Account") for such Trust and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used.

                             The Intercreditor Agreement provides that the
                               Subordination Agent shall hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "Description of Liquidity Facilities -- Liquidity Events of Default" in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used.

                             The Subordination Agent, in consultation with
                               America West (whose recommendations the
                               Subordination Agent will accept), may, subject to certain limitations, arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after a Downgrade Drawing under such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

                             Notwithstanding the subordination provisions of the
                               Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Amount on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. There is no Liquidity Facility for the Class D and Class E Trusts. See "Description of the Liquidity Facilities".

Intercreditor Agreement:
  (a) Subordination:.......  The Trusts, the Liquidity Provider and the
                               Subordination Agent will enter into an agreement (the "Intercreditor Agreement") which will provide as follows:

                             (i) All payments made in respect of the Equipment Notes and certain other payments will be made to the Subordination Agent which will distribute such payments as described in paragraphs (ii) and (iii) below.

                             (ii) On each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order:
                                   (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions (as defined below) to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of

                                 Expected Distributions to the holders of Class D Certificates; (f) payment of Expected Distributions to the holders of the Class E Certificates; and (g) payment of certain fees and expenses of the Subordination Agent and each Trustee.

                             "Expected Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates.

                             (iii) Upon the occurrence of a Triggering Event and
                                   at all times thereafter, all payments
                                   received by the Subordination Agent in
                                   respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses (as defined herein);
                                   (b) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each
                                   Certificateholder, as the case may be, for the payment of Certain Taxes and Fees (as defined herein); (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected Distributions to the holders of Class C Certificates; (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates; and (h) to pay Adjusted Expected Distributions to the holders of Class E Certificates.

                             "Adjusted Expected Distributions" means with
                               respect to the Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates plus (y) the greater of:

                             (A) the difference between (x) the Pool Balance of
                               such Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and has been distributed to the holders of such Certificates; and

                             (B) the amount, if any, by which (i) the Pool
                               Balance of such Class of Certificates as of the immediately preceding Distribution Date exceeds

                               (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                             provided that, until the date of the initial LTV
                               Appraisals (as defined below), clause (B) above shall not be applicable.

                             "Aggregate LTV Collateral Amount" means, for any
                               Class of Certificates for any Distribution Date, the sum of the applicable LTV Collateral Amounts (as defined below) for each Aircraft and Spare Engine minus the Pool Balance for each Class of Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes, but in no event an amount less than zero.

                             "Appraised Current Market Value" of any Aircraft or
                               Spare Engine means the lower of the average or the median of the most recent three LTV Appraisals (as defined below) of such Aircraft or Spare Engine. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will be required to obtain LTV Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft or Spare Engine shown in any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Equipment).

                             "LTV Appraisal" means a current fair market value
                               appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.


                             "LTV Collateral Amount" of any Aircraft or Spare
                               Engine for any Class of Certificates for any Distribution Date means the lesser of (i) the initial LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft or Spare Engine and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft or Spare Engine after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.



                             "LTV Ratio" initially means for the Class A
                               Certificates 39.9%, for the Class B Certificates 54.8%, for the Class C Certificates 69.8%, for the Class D Certificates 81.4% and for the Class E Certificates 93.4%.


  (b) Intercreditor
        Rights:............  Pursuant to the Intercreditor Agreement, the
                               Trustees and the Liquidity Provider shall agree that, with respect to any Indenture at any given time, the relevant Indenture Trustee will be directed (a) in taking, or refraining from taking, any action thereunder, so long as no Indenture Event of Default shall have occurred and be continuing thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) and (b) after the occurrence and during the continuance of an Indenture Event of Default thereunder, subject to certain conditions in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Equipment securing such Equipment Notes), by the Controlling Party.

                             "Controlling Party" with respect to any Indenture
                               means: (v) the Class A Trustee; (w) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (x) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; (y) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee; and (z) upon payment of Final Distributions to the holders of Class D Certificates, the Class E Trustee. See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to elect to become the Controlling Party with respect to an Indenture at any time from and including the date which is 18 months after the earlier of (i) the acceleration of the Equipment Notes issued thereunder and (ii) a Final Drawing (as defined herein) under the Liquidity Facilities, if at the time of such election the Liquidity Obligations have not been paid in full; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right.

                             "Final Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date.

                             (i)   Upon the occurrence and during the
                                   continuation of any Indenture Event of
                                   Default under any Indenture, the Controlling
                                   Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                             (ii) So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of America West, without the consent of each Trustee, (a) no Equipment subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Equipment or such Equipment Notes, and (b) the amount and payment dates of rentals payable by America West under the Lease for such Equipment may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by America West under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes then outstanding under such Indenture as the discount rate.

                             "Minimum Sale Price" means, with respect to the
                               Equipment or the Equipment Notes issued in respect of such Equipment, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Equipment based on the most recent LTV Appraisal and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.


Use of Proceeds:...........  The proceeds from the sale of the Certificates offered hereby will be used to purchase the Equipment Notes issued by the related Owner Trustees in connection with the refinancing of the indebtedness previously incurred by the Owner Trustees to finance the purchase of the Equipment. The proceeds from the sale of Equipment Notes will be used to repay all of the current indebtedness of the Owner Trustees with respect to the Equipment, and any proceeds remaining after such repayment may be used to pay certain costs and expenses, such as break-funding costs and redemption premiums, incurred in the refinancing. Such Equipment Notes will represent in the aggregate the entire debt portion of the leveraged lease transactions relating to all of the Equipment. America West will not receive any of the proceeds from the sale of the Certificates. See "Use of Proceeds".


Trustee:...................  Fleet National Bank will act as Trustee and as paying agent and registrar for the Certificates of each Trust. Fleet National Bank will also act as Subordination Agent under the Intercreditor Agreement. The Chase Manhattan Bank will act as Indenture Trustee with respect to the issue of Equipment Notes relating to four of the Aircraft, and Fleet National Bank will act as Indenture Trustee with respect to the issue of Equipment Notes relating to four of the Aircraft and the three Spare Engines.

Federal Income Tax
  Consequences:............  Each Trust will be classified as a grantor trust for federal income tax purposes, and therefore each Certificate Owner will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held by such Trust. Each Certificate Owner should report on its federal income tax return its pro rata share of income from such Equipment Notes and other property held by such Trust in accordance with such Certificate Owner's method of accounting. The Equipment Notes will not be issued with original issue discount for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences".

ERISA Considerations:......  In general, employee benefit plans subject to Title
                               I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or entities which may be deemed to hold the assets of any such plan (collectively, "Plans"), will be eligible to purchase the Class A Certificates. Plans will not be eligible to purchase the Class B, C, D or E Certificates; provided, however, that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to contain Plan assets if the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60, 60 Fed. Reg. 35,925, are satisfied. By the acceptance of a Class B, C, D or E Certificate, each Certificateholder will be deemed to have represented that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60. Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates. See "ERISA Considerations".

Rating of the
  Certificates:............  It is a condition to the issuance of the
                               Certificates that the Certificates be rated by Moody's and Standard & Poor's as set forth below:


                                                             STANDARD &
                                CERTIFICATES     MOODY'S       POOR'S
                                ------------     -------     ----------
                                  Class A          A2          AA-
                                  Class B         Baa2          A-
                                  Class C          Ba1         BBB-
                                  Class D          Ba3          BB
                                  Class E           B1          B+


                             A rating is not a recommendation to purchase, hold
                               or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating Agency, circumstances (including the downgrading of America West or the Liquidity Provider) so warrant. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Ratings of the Certificates".


Rating of the Initial
  Liquidity Provider:......  Kredietbank N.V., acting through its New York branch, as the Initial Liquidity Provider, has a short-term unsecured debt rating of P-1 and A1+ from Moody's and Standard & Poor's, respectively, and a long-term unsecured debt rating of Aa2 and AA- from Moody's and Standard & Poor's, respectively.



Threshold Rating:..........  "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt rating of A2 by Moody's and AA- by Standard & Poor's.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table summarizes certain financial and operating data with respect to the Company contained elsewhere in this Prospectus and should be read in conjunction therewith. Statements of operations data subsequent to August 25, 1994 and balance sheet data as of December 31, 1994 and 1995 and June 30, 1995 and 1996 reflect the adoption by the Company of fresh start reporting upon consummation of the Company's reorganization and are not prepared on a basis of accounting consistent with prior data. References to "Predecessor Company" refer to the Company's operations prior to its emergence from bankruptcy and references to "Reorganized Company" refer to the Company's operations after its emergence from bankruptcy. See the financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                       REORGANIZED COMPANY                      PREDECESSOR COMPANY(1)
                                      -----------------------------------------------------   ---------------------------
                                      SIX MONTHS   SIX MONTHS                  PERIOD FROM    PERIOD FROM
                                        ENDED        ENDED       YEAR ENDED    AUGUST 26 TO   JANUARY 1 TO    YEAR ENDED
                                       JUNE 30,     JUNE 30,    DECEMBER 31,   DECEMBER 31,    AUGUST 25,    DECEMBER 31,
                                         1996         1995        1995(2)          1994           1994           1993
                                      ----------   ----------   ------------   ------------   ------------   ------------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
STATEMENTS OF OPERATIONS DATA:
Operating revenues................... $ 877,099    $ 745,706     $1,550,642     $  469,766     $  939,028     $1,325,364
Operating income.....................    96,401       77,852        154,732         38,871        107,506        121,054
Income (loss) before income taxes and
  extraordinary items................    79,210       52,165        108,378         19,736       (201,209)        37,924
Income (loss) before extraordinary
  items..............................    43,249       26,083         54,770          7,846       (203,268)        37,165
Extraordinary items(3)...............    (1,105 )         --           (984)            --        257,660             --
Net income...........................    42,144       26,083         53,786          7,846         54,392         37,165
Earnings per share(4):
  Primary............................      0.85         0.58           1.16            .17           1.99           1.50
  Fully diluted......................      0.84         0.58           1.15            .17           1.41           1.04
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital deficiency........... $ (99,802 )  $ (47,134 )   $  (70,416)    $  (47,927)    $ (163,572)    $ (124,375)
Total assets......................... 1,576,933    1,673,117      1,588,709      1,545,092      1,053,780      1,016,743
Long-term debt, less current
  maturities(5)......................   334,820      438,204        373,964        465,598        597,839        620,992
Total stockholders' equity
  (deficiency).......................   661,948      621,765        649,472        595,446       (286,395)      (254,262)
OPERATING DATA:
Available seat miles (in millions)...    10,308        9,493         19,421          6,424         11,636         17,190
Revenue passenger miles (in
  millions)..........................     7,352        6,458         13,313          3,972          8,261         11,221
Passenger load factor (%)............      71.3         68.0           68.5           61.8           71.0           65.3
Yield per revenue passenger mile
  (cents)............................     11.26        10.82          10.91          11.02          10.68          11.11
Passenger revenue per available seat
  mile (cents).......................      8.03         7.36           7.48           6.81           7.58           7.25
Operating cost per available seat
  mile (cents).......................      7.57         7.04           7.19(6)        6.71           7.15           7.01
Full time equivalent employees (at
  end of period).....................     9,321        9,925          8,712         10,715         10,849         10,544

---------------

(1) Includes net expenses incurred by the Predecessor Company in connection with its reorganization of $273.7 million for the period January 1 to August 25, 1994 and $25.0 million for the year ended December 31, 1993.

(2) Costs associated with the Company's outsourcing of its heavy aircraft maintenance resulted in a pretax restructuring charge of approximately $10.5 million, or $6.5 million after tax, resulting in a $.14 reduction in earnings per share (on a fully diluted basis).

(3) Includes (i) an extraordinary charge of $1.1 million in the six months ended June 30, 1996 relating to prepayment of indebtedness, (ii) an extraordinary loss of $984,000 in the year ended December 31, 1995 resulting from the exchange of debt by the Company and (iii) an extraordinary gain of $257.7 million in the period from January 1 to August 25, 1994 resulting from the discharge of indebtedness pursuant to the consummation of the Company's plan of reorganization.

(4) Historical per share data for the Predecessor Company are not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of August 25, 1994.

(5) Includes certain balances reported as "Estimated Liabilities Subject to Chapter 11 Proceedings" for the Predecessor Company.

(6) Restructuring costs associated with the Company's outsourcing of its heavy aircraft maintenance resulted in an increase in cost per available seat mile of $.05 for the year ended December 31, 1995.

                                  RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

COMPANY RELATED RISKS

     FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE


     This Prospectus contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, the words "anticipate", "estimate", "project", "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on America West's results are competitive practices in the airline industry generally and particularly in the Company's principal markets, the ability of the Company to meet existing financial obligations in the event of adverse industry or economic conditions or to obtain additional capital to fund future commitments and expansion, the Company's relationship with employees and the terms of future collective bargaining agreements and the impact of current and future laws and governmental regulations affecting the airline industry and the Company's operations.


     LEVERAGE; FUTURE CAPITAL REQUIREMENTS

     At June 30, 1996, the Company had $382.1 million of long-term indebtedness (including current maturities). America West does not have available lines of credit or significant unencumbered assets. The Company may be less able than certain of its competitors to withstand adverse industry conditions or a prolonged economic recession. In addition, at June 30, 1996, the Company had commitments for a total of 24 Airbus A320-200 aircraft for delivery beginning in 1999. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, the Company estimates such aggregate net cost to be approximately $1.2 billion. The Company has arranged for financing for up to one-half of the commitment relating to such aircraft and will require substantial capital from external sources to meet its remaining financial commitment. There can be no assurance that the Company will be able to obtain such capital in sufficient amounts or on acceptable terms. If the Company restructures the Company's arrangements with AVSA, the AVSA Term Sheet provides among other things, that the number of aircraft ordered by the Company would be increased from 22 to 34 and the orders subject to cancellation would be increased from five to 12. Also, the AVSA Term Sheet provides for an improvement from the Company's perspective in the financing terms and conditions under which aircraft would be purchased, and that AVSA and the manufacturers of the engines for the aircraft would agree to provide back-stop financing for 16 of the 22 firm orders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" and "-- Liquidity and Capital Resources". In addition, pursuant to the Company's growth plan, the Company is expanding its fleet, increasing frequencies to existing cities and adding destinations to its route system. See "Business -- Operations". This expansion will require the lease of additional aircraft. There can be no assurance that the Company will be able to negotiate such leasing arrangements in sufficient amounts or on acceptable terms.

     PRIOR REORGANIZATION

     The Company experienced significant operating losses in each year of the three-year period ended December 31, 1992. During this period, notwithstanding a series of actions taken by the Company to improve its cash position and reduce costs, the Company faced a severe liquidity crisis and filed for protection under Chapter 11 of the Bankruptcy Code in June 1991. In connection with its reorganization in bankruptcy and related operational restructuring (the "Reorganization"), the Company took significant steps to improve its operations, leading to profitability during 1993 and subsequent periods. The Company's long-term viability, however, will depend upon its ability to sustain profitable results of operations. There can be no assurance that such results can or will be sustained. In connection with the Reorganization, the Company adopted fresh start reporting. Certain fresh start adjustments have had a significant effect on the Company's statements of operations subsequent to the Reorganization, which statements are not prepared on a basis consistent with the prior periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". At June 30, 1996, approximately 401,000 shares of the Company's Class B Common Stock (the "Class B Common Stock") remained with an escrow agent pending final resolution of claims in connection with the bankruptcy. All other securities issued pursuant to the bankruptcy have been distributed.

     LABOR NEGOTIATIONS

     In October 1993, the Air Line Pilots Association ("ALPA") was certified by the National Mediation Board (the "NMB") as the bargaining representative of the Company's pilots. In May 1995, a five-year collective bargaining agreement with the Company's pilots became effective. In September 1994, the Company's flight attendants voted in favor of AFA representation and contract negotiations are ongoing. In January 1996, the International Brotherhood of Teamsters ("IBT") filed an application with the NMB seeking to be certified as the bargaining representative for the Company's mechanics, including related personnel. After a representation election, the NMB confirmed the IBT as the bargaining representative of the mechanics. The Company is presently contesting that confirmation. In April 1996, the IBT filed an application with the NMB seeking to become the collective bargaining representative of the Company's 40 stock clerks, which was rejected at an election in July 1996. Following the announcement of those election results, the IBT filed with the NMB a claim of election interference against the Company. If the NMB rules in favor of IBT, a rerun election will be ordered.

     In September 1996, the Transportation Workers Union filed an application with the NMB seeking to become the collective bargaining representative of the Company's approximately 40 dispatchers. The NMB has scheduled a representation election to occur during late October and November 1996.

     There have been numerous attempts by unions to organize the employees of the Company, and the Company expects such organization efforts to continue in the future. The Company cannot predict the terms of any future collective bargaining agreement and therefore the effect, if any, on the Company's operations or financial condition. See "Business -- Labor Relations".

     CONCENTRATION OF VOTING POWER, INFLUENCE OF CERTAIN PRINCIPAL STOCKHOLDERS

     At July 31, 1996, TPG Partners, L.P. ("TPG ") (together with its affiliates TPG Parallel I, L.P. ("TPG Parallel ") and Air Partners II, L.P. ("Air Partners II ")), Continental and Mesa owned in the aggregate 5,175,291 shares of the outstanding Class B Common Stock (assuming the exercise of all warrants to purchase Class B Common Stock (the "Warrants") held by such persons) and 100% of the Company's Class A Common Stock (the "Class A Common Stock" and together with the Class B Common Stock, the "Common Stock"), and thereby controlled approximately 61.1% of the total voting power of America West. As a result, TPG, TPG Parallel, Air Partners II, Continental and Mesa, whose shares are subject to the terms of a Stockholders' Agreement (defined herein), are able to elect a majority of their designees to the Board of Directors and otherwise to control the Company by, among other things, taking or approving actions to (i) amend the America West charter or effect a merger, sale of assets or other major corporate transaction; (ii) defeat any takeover attempt; (iii) determine the amount of dividends, if any, paid to themselves and the other holders of Common Stock, and
(iv) control the outcome of virtually all matters submitted for a vote of the stockholders of the Company, subject to certain restrictions. Mesa and Continental are engaged in the airline industry and, are parties to alliance agreements with the Company. The general partner of each of TPG, TPG Parallel and Air Partners II is a limited partnership whose general partner is TPG Advisors, Inc., a Delaware corporation. The executive officers and directors of TPG Advisors, Inc. are David Bonderman, James G. Coulter, William Price, James O'Brien, Richard P. Schifter and Richard Ekleberry. Mr. Bonderman, Mr. Coulter and Mr. Price, through their positions in Air Partners, L.P., a partnership formed to participate in the funding of the reorganization of Continental and a significant shareholder of Continental, may be deemed to own beneficially a significant percentage of Continental's common stock. Mr. Bonderman and Mr. Price are directors of Continental. Larry L. Risley, a director of the Company, is the chairman and chief executive officer of Mesa. As a result, there can be no assurance that the interests of

Continental, Mesa, TPG, TPG Parallel and Air Partners II will not differ from the interests of the Company or that any such party will not seek to influence the Company in a manner that serves its interests.

     Pursuant to the terms of an agreement among the Company, AmWest Partners, L.P., GPA and certain designated stockholder representatives (the "Stockholders' Agreement"), AmWest Partners, L.P. ("AmWest "), a limited partnership in which TPG, TPG Parallel, Air Partners II, Continental and Mesa participated, agreed to certain limitations on its ability to control the Company, including, that for a three-year period beginning on August 25, 1994 (the "Effective Date"), the Company shall have a Board of Directors of up to 15 members, six members of which may be designated by parties other than AmWest or its partners (including three Creditors' Committee Directors, one Equity Committee Director, one Independent Company Director and one GPA Director, as such terms are defined in the Stockholders' Agreement). As of May 1996, GPA Group plc ("GPA") is no longer entitled to designate a director. In addition, the Stockholders' Agreement provides that until the first annual meeting after August 25, 1997, the approval of certain transactions in which AmWest or its affiliates may participate will require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock of the Company entitled to vote, voting as a single class and excluding any shares owned by AmWest or any of its affiliates (other than Mesa). Transactions to which such restriction applies include any merger or consolidation of the Company with or into AmWest or any of its affiliates, any sale or other disposition of all or a substantial part of the assets of the Company to AmWest or any of its affiliates and certain other transactions with or involving the Company in which AmWest or any of its affiliates would acquire an increased percentage ownership of voting equity securities in the Company. The shareholder voting requirements specified above will not apply to a proposed action approved or recommended by (i) the Board of Directors and (ii) at least three Independent Directors (as such term is defined in the Stockholders' Agreement), unless otherwise required by applicable law. Upon the dissolution of AmWest on the Effective Date, the provisions of the Stockholders' Agreement with respect to AmWest became binding upon TPG, TPG Parallel, Air Partners II, Continental and Mesa.

     Since 1990, America West, GPA and certain of its subsidiaries have engaged in a variety of transactions in addition to its leasing of the Aircraft as described herein. See "Certain Transactions".

INDUSTRY RELATED RISKS

     COMPETITIVE INDUSTRY CONDITIONS

     The airline industry is highly competitive and industry earnings are volatile. From 1990 to 1992, the airline industry experienced unprecedented losses due to high fuel costs, general economic conditions, intense price competition and other factors. Airlines compete on the basis of pricing, scheduling (frequency and flight times), on-time performance, frequent flyer programs and other services. The airline industry is susceptible to price discounting, which involves the offering of discount or promotional fares to passengers. Any such fares offered by one airline are normally matched by competing airlines, which may result in lower industry yields without a corresponding increase in traffic levels.

     Most of the Company's markets are highly competitive and are served by larger carriers with substantially greater financial resources than the Company. Also, in recent years several new carriers have entered the industry, typically with low cost structures. In some cases, new entrants have initiated or triggered further price discounting. The entry of additional new carriers on many of the Company's routes, as well as increased competition from or the introduction of new services by established carriers, could negatively impact America West's results of operations.

     In addition, the introduction of broadly available, deeply discounted fares by a U.S. airline would result in lower yields for the entire industry and could have a material adverse effect on America West's operating results.

     AIRCRAFT FUEL

     Fuel costs constituted approximately 13.5% of America West's total operating expenses during the six months ended June 30, 1996. A one cent per gallon change in fuel price would affect the Company's annual operating results by approximately $3.4 million at first half of 1996 consumption levels. Accordingly, either a substantial increase in fuel prices or the lack of adequate fuel supplies in the future would be likely to have a material adverse effect on the operating results of the Company. Fuel price increases or supply shortages can occur at any time as a result of, among other things, geopolitical developments. The Company purchases fuel on standard trade terms under master agreements. The Company does not currently hedge its fuel costs but the Company's board of directors has recently approved a fuel hedging plan and the Company may elect to implement it in the future.

     FAA FUNDING


     The National Aviation Civilian Review Commission, with the assistance of the Department of Transportation (the "DOT"), will conduct an independent study of funding requirements for the Federal Aviation Administration (the "FAA") and develop a cost allocation model for distribution of the cost of using the United States aviation system to each segment of the system. The Review Commission will also analyze funding alternatives to the existing excise taxes (10% ticket tax) which currently fund the FAA and which are scheduled to expire December 31, 1996. The Company cannot forecast the results of the Review Commission's activities or what proposals the Review Commission will make. Implementation of these proposals could significantly increase the cost of airline operations and could have a material adverse effect on the Company's operating results. See "Business -- Government Regulations -- FAA Funding".


     SECURITY AND SAFETY MEASURES

     The President's Commission on Aviation Safety and Security and the U.S. Congress recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. Future decisions which place increased security and safety requirements on the airline industry could be significant. The Company cannot forecast what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements. See "Business -- Government Regulations -- Security and Safety Measures".

     OTHER REGULATORY MATTERS

     In the last several years, the FAA has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspections and maintenance procedures to be conducted on older aircraft. At June 30, 1996, the Company's fleet consisted of 99 aircraft of which 21 aircraft meet the FAA's Stage II (but not Stage III) noise reduction requirements and must be retired or significantly modified prior to the year 2000. These modifications may require substantial capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources". Management is currently considering its options regarding such aircraft.

     The FAA is currently revising procedures for airline surveillance of outsourced maintenance and training. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered from time to time that would prohibit, restrict or tax the ownership of airline routes or takeoff and landing slots. Also, the award of international route authority to U.S. carriers (and the retention of such authority) is regulated by the DOT and such authority may be affected by treaties and related agreements between the United States and foreign governments which are amended from time to time. America West cannot predict what laws and regulations will be adopted or what changes to international air transportation agreements will be effected, if any, or how they will affect America West. See "Business -- Government Regulations."

FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

     APPRAISALS AND REALIZABLE VALUE OF THE EQUIPMENT

     The appraised value of each Aircraft and Spare Engine is based upon the lesser of the average and median value of such Aircraft or Spare Engine as appraised by the Appraisers (the "Appraisals"). The Appraisals are based on differing assumptions and methodologies, which vary among the Appraisers. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to the Appraiser's reports with respect to the Appraisals, copies of which are annexed to this Prospectus as Appendix II. Appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. The appraised value presented in this Prospectus for each of the Spare Engines (which is based upon the lesser of the average and median appraisal values provided by the Appraisers) indicates a value for each such Spare Engine that is less than the aggregate principal amount of the Equipment Notes to be issued (the "Notes Amount") in respect of such Spare Engine. Two of the Appraisers appraised each of the Spare Engines at a value lower than the corresponding Notes Amount, while one Appraiser appraised each of the Spare Engines at a value greater than the corresponding Notes Amount.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Equipment may be less than the appraised value thereof. In addition, the value of the Equipment in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Equipment, whether the Equipment is sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Equipment pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full remaining payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Equipment and the Appraisals -- Appraised Value".

     The Equipment Notes are not cross-collateralized and, consequently, liquidation proceeds from the sale of the Equipment in excess of the amounts due on Equipment Notes related to such Equipment will not be available to cover losses, if any, on any other Equipment Notes.

     PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent will be distributed in the following order: (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish the Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of Expected Distributions to the holders of Class D Certificates; (f) payment of Expected Distributions to the holders of Class E Certificates; and (g) payment of certain fees and expenses of the Subordination Agent and each Trustee.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses; (b) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency Exists and no Liquidity Event of Default has occurred and is continuing to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for payment of Certain Taxes and Fees; (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected

Distributions to the holders of Class C Certificates; (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates; and (h) to pay Adjusted Expected Distributions to the holders of Class E Certificates.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full. See "Description of the Intercreditor Agreement".

     CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     Pursuant to the Intercreditor Agreement, the Trustee and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Event of Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) and (b) subject to certain conditions in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Equipment securing such Equipment Notes) after the occurrence and during the continuance of an Indenture Event of Default thereunder, by the Controlling Party. See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to elect to become the Controlling Party at any time after 18 months from the acceleration of the Equipment Notes, if at the time of such election the Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustee (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the following paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against America West, any Owner Trustee, any Owner Participant or any Trustee.

     Subject to the right of the Owner Trustee or Owner Participant to purchase the Equipment Notes as described under "Description of Equipment Notes -- Redemption", so long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of America West, without the consent of each Trustee, (a) no Equipment subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Equipment or such Equipment Notes, and
(b) the amount and payment dates of rentals payable by America West under the Lease for such Equipment may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by America West under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     RATINGS OF THE CERTIFICATES


     It is a condition to the issuance of the Certificates that the Class A Certificates be rated A2 by Moody's and AA- by Standard & Poor's, the Class B Certificates be rated Baa2 by Moody's and A- by Standard & Poor's, the Class C Certificates be rated Ba1 by Moody's and BBB- by Standard & Poor's, the Class D Certificates be rated Ba3 by Moody's and BB by Standard & Poor's and the Class E Certificates be rated B1 by Moody's and B+ by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of America West or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facility for the holders of the Certificates (other than the Class D and the Class E Certificates), the collateral value provided by the Equipment and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates, of the Class C Certificates to the Class B Certificates, of the Class D Certificates to the Class C Certificates and of the Class E Certificates to the Class D Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default, an Indenture Event of Default, including a Lease Event of Default, or other circumstances (such as an Event of Loss (as defined herein)) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date.


     The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute a PTC Event of Default or an Indenture Event of Default, including a Lease Event of Default.

     REPOSSESSION


     Except for the Aircraft subject to the Japanese Cross-Border Lease financings, in which case America West may not permit such Aircraft to be used, operated or maintained in the country in which foreign financing was obtained, the Leases do not contain general geographic restrictions on America West's (or any Permitted Sublessee's) ability to operate the Equipment. Although America West has no current intention to do so, America West is permitted, upon compliance with the Leases and the Refunding Agreements, to sublease the Equipment and to register the Aircraft in foreign jurisdictions. While the Indenture Trustee's rights and remedies in the event of a default under the related Lease include the right to terminate such Lease (and any sublease) and repossess the related Equipment, it may be difficult, expensive and time-consuming to obtain possession of such Equipment, particularly when such Equipment has been registered in a foreign jurisdiction or is located outside the United States or is subleased to a foreign operator. Any such exercise of the right to repossess Equipment will be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Permitted Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations on the exercise of remedies may apply. Furthermore, certain jurisdictions may accord higher priority to certain other liens or other third-party rights over the Equipment than the lien of the related Indenture. These factors could limit the benefits of the security interest in the Equipment.



     As permitted under the Leases, an Airframe subject to a Lease may be equipped with Engines which are not subject to the same Lease, and Engines subject to a Lease may not be on an Airframe subject to that or another Lease. As a result, notwithstanding America West's agreement in the Leases to return the related Engines owned by the applicable Owner Trustee on the return of the related repossessed Airframe, at the time of obtaining repossession of an Airframe it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and related Engines subject to such Lease.

     CROSS-BORDER LEASES


     Two Aircraft securing the obligations under the two related Indentures are subject to Japanese Cross-Border Lease financings with terms expiring in 1999. The rights of the Cross-Border Lessee (as defined herein) under each of these financings have been assigned to the relevant Owner Trustees.



     Under the terms of each of the Cross-Border Lease financings, title to the relevant Aircraft is held by a special purpose Japanese entity. In summary, the Japanese lease financing documentation provides that, subject to various terms and conditions, the relevant Cross-Border Lessee is entitled to acquire title to the relevant Aircraft on termination thereof, upon not less than 90 days' notice and upon payment of an agreed sum upon a voluntary termination, and otherwise whether or not an agreed sum is paid. To the extent, if any, that passage of title is conditioned upon payment of an agreed sum, the obligation to pay such sum has been assumed (against receipt of cash) by a foreign financial institution or, to the extent not so assumed, cash collateralized by or on behalf of the relevant Cross-Border Lessee. In addition, each Cross-Border Lessor (as defined herein) has expressly agreed that its interest in the Aircraft is subject and subordinate to the security interest of the relevant Indenture Trustee.



     The ability of an Indenture Trustee to realize upon its security interest in an Aircraft that is subject to a Cross-Border Lease financing could be adversely affected if the relevant Cross-Border Lessor or any investor in such lessor were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a creditor, trustee in bankruptcy, liquidator, receiver or similar official were to take the position that the related Aircraft should be treated as part of the estate of such lessor or investor, as the case may be (particularly, if at the same time the Indenture Trustee is seeking to exercise remedies under the related Indenture). If such a position were to be taken in such a proceeding, a delay in the transfer or re-acquisition of title to such Aircraft to or by the relevant Owner Trustee following the occurrence and continuance of a Lease Event of Default (as defined herein) under the related Lease could occur. Such a delay might impede the ability of an Indenture Trustee to realize upon the Aircraft collateral securing the related Equipment Notes.



     Legal opinions from Japanese counsel (based on certain assumptions and qualifications) will be given to the effect that the interests of the relevant Cross-Border Lessor have been validly subordinated to the lien of the relevant Indenture Trustee, and that any liquidator, receiver, trustee or any other similar officer of the Cross-Border Lessor should not be entitled to deny or contest such subordination in a bankruptcy or similar proceeding in Japan. There can be no assurance, however, that the circumstances or the law upon which such counsel based their opinions will not change, that a court of competent jurisdiction in Japan would not find differently, that such opinions would prove to be correct or that the law of another jurisdiction would not apply.


     The information set forth above regarding Cross-Border Lease financings was provided by GPA and America West takes no responsibility for the accuracy thereof.

     MAINTENANCE


     America West is responsible for the maintenance, service, repair and overhaul of the Equipment to the extent described in the Leases. The failure of America West (or any Permitted Sublessee (as defined herein)) to maintain, service, repair or overhaul adequately an Aircraft or a Spare Engine may adversely affect the value of such Aircraft or Spare Engine and thus, upon a liquidation of the Equipment, may affect the proceeds available to repay the holders of the related Equipment Notes. Under the Leases, the applicable maintenance standards may vary depending upon the jurisdiction in which an Aircraft is registered and whether an Aircraft is subleased, but America West is obligated to cause such Aircraft to be maintained in accordance with maintenance standards required by, or substantially equivalent to those required by, the central civil aviation authority of the country of registry and, to the extent not inconsistent therewith, the FAA. Notwithstanding compliance by America West (or any Permitted Sublessee) with its obligations under the Lease to maintain, service, repair or overhaul adequately the Equipment, the value of the Equipment may deteriorate. Such a deterioration in the value of the Equipment would not, in and of itself, constitute a breach by America West of its obligations under the Leases. See "Description of the Equipment Notes -- The Leases".

     INSURANCE

     America West is responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Equipment to the extent described in the Leases. The failure of America West to adequately insure the Equipment will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the related Equipment Notes.

     With respect to any hull insurance required, America West may maintain deductibles of up to $1,000,000 per Aircraft. See "Description of the Equipment Notes -- The Leases -- Insurance".

     ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

     There has been no market for the Certificates prior to the sale of the Certificates. The Underwriters have advised the Company that they currently intend to make a market in the Certificates as permitted by applicable law. No Underwriter, however, is obligated to make a market in the Certificates and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the development or liquidity of any market for the Certificates.

                                USE OF PROCEEDS


     The Certificates are being issued in connection with 11 separate leveraged lease transactions with respect to the refinancing of the current indebtedness of the Owner Trustees previously incurred to finance the purchase of the Aircraft and the Spare Engines. Such indebtedness bore interest at a weighted average rate per annum of approximately 7.97% as of November 7, 1996 and matures at various dates between 1996 and 2009. America West will not receive any of the proceeds from the sale of the Certificates.



     The proceeds from the sale of the Certificates are to be used by the Trustee on behalf of the Trusts to purchase $218,560,054 aggregate principal amount of Equipment Notes to be issued by the related Owner Trustees. Such Equipment Notes will be issued under the Indentures on a non-recourse basis by the Owner Trustees and will represent in the aggregate the entire debt portion of the leveraged lease transactions relating to all of the Equipment. The proceeds from the sale of the Equipment Notes will be used to repay all of the current indebtedness of the Owner Trustees with respect to the Aircraft and the Spare Engines, including the Equipment Trust Certificate (as defined below), and any proceeds remaining after such repayment may be used to pay certain costs and expenses of the Original Lessees, such as break-funding costs and redemption premiums, incurred in the refinancing and which would otherwise be borne directly by the Original Lessees (as defined below). Morgan Stanley & Co. Incorporated purchased on September 3, 1996 a $23,178,000 9.125% equipment trust certificate (the "Equipment Trust Certificate") evidencing indebtedness of an Owner Trustee with respect to an Aircraft, which proceeds were used by the Owner Trustee to repay an equipment trust certificate maturing in September 1996 issued by such Owner Trustee under an Indenture related to such Aircraft.



     When originally acquired, the Aircraft and the Spare Engines were delivered to an operator-sublessee other than America West, from which they were, shortly after delivery, returned to, or were originally delivered directly to, certain U.S.-domiciled subsidiaries of GPA. The Aircraft were leased from the Owner Trustees to such subsidiaries, as original lessees (each, an "Original Lessee") and sublessors. After a period of storage the Aircraft and the Spare Engines were, in September 1990, subleased by the Original Lessees to America West. See "Certain Transactions". In addition, certain of these Aircraft at the time of lease to the Original Lessees were, and continue to be, subject to certain cross-border transactions with foreign lessors. See "Description of the Equipment Notes -- Cross-Border Leases". In connection with the refinancing of the Aircraft and the Spare Engines, each Original Lessee's interests under leases between the Owner Trustees and such Original Lessee, as lessee, are being assigned to America West and the leases will be amended and restated as leases between the Owner Trustees and America West, with each Original Lessee being released from future obligations thereunder.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for America West for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings consist of income (loss) before income taxes and extraordinary items plus fixed charges, less capitalized interest. Fixed charges consist of interest expense including amortization of debt expense, one-third of rental expense, which is considered representative of an interest factor, and capitalized interest.

                                                              PREDECESSOR COMPANY
                 REORGANIZED COMPANY                    --------------------------------
-----------------------------------------------------   PERIOD FROM
SIX MONTHS   SIX MONTHS                  PERIOD FROM     JANUARY 1        YEAR ENDED
  ENDED        ENDED       YEAR ENDED    AUGUST 26 TO       TO           DECEMBER 31,
 JUNE 30,     JUNE 30,    DECEMBER 31,   DECEMBER 31,   AUGUST 25,    ------------------
   1996         1995          1995           1994          1994       1993   1992   1991
----------   ----------   ------------   ------------   -----------   ----   ----   ----
   2.09         1.70          1.73           1.38          *          1.28    *      *

---------------

* For the period ended August 25, 1994, earnings were insufficient to cover fixed charges by $201.2 million. For the years ended December 31, 1992 and 1991, earnings were insufficient to cover fixed charges by $131.8 million and $228.7 million, respectively.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1996. The table should be read in conjunction with the Company's financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                 JUNE 30, 1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Long-term debt, including current maturities.................................      $  382,106
Stockholders' equity:
  Preferred Stock (48,800,000 shares authorized and no shares issued and
     outstanding)............................................................              --
  Class A Common Stock (1,200,000 shares authorized and 1,200,000 shares
     issued and outstanding).................................................              12
  Class B Common Stock (100,000,000 shares authorized and 44,560,162 shares
     issued and outstanding).................................................             445
Additional paid-in capital...................................................         575,446
Retained earnings............................................................         103,776
                                                                                 --------------
                                                                                      679,679
Less Treasury Stock (882,000 shares of Class B Common Stock at cost).........         (17,731)
  Total stockholders' equity.................................................         661,948
                                                                                 --------------
Total capitalization.........................................................      $1,044,054
                                                                                  ===========

                     SELECTED FINANCIAL AND OPERATING DATA

     The selected data presented below under the captions "Statements of Operations Data" and "Balance Sheet Data" for, and as of, (i) the year ended December 31, 1995, the period August 26, 1994 to December 31, 1994, the period January 1, 1994 to August 25, 1994, and each of the years in the three-year period ended December 31, 1993, are derived from the financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants and (ii) the periods ended June 30, 1996 and 1995 are derived from the unaudited condensed financial statements of the Company. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. The selected data should be read in conjunction with the financial statements, the related notes and the independent auditors' report included elsewhere herein. The independent auditors' report for the period August 26, 1994 to December 31, 1994, the period January 1, 1994 to August 25, 1994, and for the year ended December 31, 1995 contains an explanatory paragraph that states the financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.

     As a result of the filing by the Company of a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code on June 27, 1991 and operating as a debtor-in-possession until August 25, 1994, the selected financial data for periods prior to June 27, 1991 are not comparable to periods subsequent to periods subsequent to such date.

                                                               REORGANIZED COMPANY
                                              -----------------------------------------------------        PREDECESSOR COMPANY(1)
                                                                                        PERIOD FROM      --------------------------
                                                                                         AUGUST 26                      YEAR ENDED
                                              SIX MONTHS    SIX MONTHS    YEAR ENDED        TO           PERIOD FROM     DECEMBER
                                                 ENDED         ENDED       DECEMBER      DECEMBER        JANUARY 1 TO       31,
                                               JUNE 30,      JUNE 30,         31,           31,           AUGUST 25,    -----------
                                                 1996          1995         1995(2)        1994              1994          1993
                                              -----------   -----------   -----------   -----------      ------------   -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
STATEMENTS OF OPERATIONS DATA
Operating Revenues..........................  $   877,099   $   745,706   $1,550,642    $  469,766       $    939,028   $ 1,325,364
Operating income (loss).....................       96,401        77,852      154,732        38,871            107,506       121,054
Income (loss) before income taxes and
 extraordinary items........................       79,210        52,165      108,378        19,736           (201,209)       37,924
Income (loss) before extraordinary items....       43,249        26,083       54,770         7,846           (203,268)       37,165
Extraordinary items(3)......................       (1,105)           --         (984)           --            257,660            --
Net income (loss)...........................       42,144        26,083       53,786         7,846             54,392        37,165
Earnings (loss) per share(4):
 Primary....................................         0.85          0.58         1.16           .17               1.99          1.50
 Fully diluted..............................         0.84          0.58         1.15           .17               1.41          1.04
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital deficiency..................  $   (99,802)  $   (47,134)  $  (70,416)   $  (47,927)      $   (163,572)  $  (124,375)
Total assets................................    1,576,933     1,673,117    1,588,709     1,545,092          1,053,780     1,016,743
Long-term debt, less current
 maturities(5)..............................      334,820       438,204      373,964       465,598            597,839       620,992
Total stockholders' equity (deficiency).....      661,948       621,765      649,472       595,446           (286,395)     (254,262)
OPERATING DATA:
Available seat miles (in millions)..........       10,308         9,493       19,421         6,424             11,636        17,190
Revenue passenger miles (in millions).......        7,352         6,458       13,313         3,972              8,261        11,221
Passenger load factor (%)...................         71.3          68.0         68.5          61.8               71.0          65.3
Yield per revenue passenger mile (cents)....        11.26         10.82        10.91         11.02              10.68         11.11
Passenger revenue per available seat mile
 (cents)....................................         8.03          7.36         7.48          6.81               7.58          7.25
Operating cost per available seat mile
 (cents)....................................         7.57          7.04         7.19 (6)       6.71              7.15          7.01
Full time equivalent employees (at end of
 period)....................................        9,321         9,925        8,712        10,715             10,849        10,544


                                                 1992          1991
                                              -----------   -----------

STATEMENTS OF OPERATIONS DATA
Operating Revenues..........................  $ 1,294,140   $ 1,413,925
Operating income (loss).....................      (74,812)     (104,657)
Income (loss) before income taxes and
 extraordinary items........................     (131,761)     (222,016)
Income (loss) before extraordinary items....     (131,761)     (222,016)
Extraordinary items(3)......................           --            --
Net income (loss)...........................     (131,761)     (222,016)
Earnings (loss) per share(4):
 Primary....................................        (5.58)       (10.39)
 Fully diluted..............................        (5.58)       (10.39)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital deficiency..................  $  (201,567)  $   (51,158)
Total assets................................    1,036,441     1,111,144
Long-term debt, less current
 maturities(5)..............................      647,015       726,514
Total stockholders' equity (deficiency).....     (294,613)     (166,510)
OPERATING DATA:
Available seat miles (in millions)..........       19,271        20,627
Revenue passenger miles (in millions).......       11,781        13,030
Passenger load factor (%)...................         61.1          63.2
Yield per revenue passenger mile (cents)....        10.31         10.22
Passenger revenue per available seat mile
 (cents)....................................         6.30          6.46
Operating cost per available seat mile
 (cents)....................................         7.10          7.36
Full time equivalent employees (at end of
 period)....................................       10,233        11,561

---------------

(1) Includes net expenses incurred by the Predecessor Company in connection with its reorganization of $273.7 million for the period January 1 to August 25, 1994 and $25.0 million, $16.2 million and $58.4 million for the years ended December 31, 1993, 1992 and 1991, respectively.

(2) Costs associated with the Company's outsourcing of its heavy aircraft maintenance resulted in a pretax restructuring charge of approximately $10.5 million, or $6.5 million after tax, resulting in a $.14 reduction in earnings per share (on a fully diluted basis).

(3) Includes (i) an extraordinary charge of $1.1 million in the six months ended June 30, 1996 relating to prepayment of indebtedness, (ii) an extraordinary loss of $984,000 in the year ended December 31, 1995 resulting from the exchange of debt by the Company and (iii) an extraordinary gain of $257.7 million in the period from January 1 to August 25, 1994 resulting from the discharge of indebtedness pursuant to the consummation of the plan of reorganization.

(4) Historical per share data for the Predecessor Company are not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of August 25, 1994.

(5) Includes certain balances reported as "Estimated Liabilities Subject to Chapter 11 Proceedings" for the Predecessor Company.

(6) Restructuring costs associated with the Company's outsourcing of its heavy aircraft maintenance resulted in an increase in cost per available seat mile of $.05 for the year ended December 31, 1995.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL FACTORS AFFECTING COMPANY RESULTS

     The Company's operating results are significantly affected by general economic conditions as well as competitive factors, government regulation, taxes specific to the air transport industry and other conditions affecting the airline industry. From 1990 to 1992, the airline industry experienced significant operating losses. These losses were attributable in large part to high fuel prices, depressed traffic levels and intense fare competition among airlines brought about by the Persian Gulf conflict, a fear of terrorism in the United States and the deepening national recession. America West was acutely affected by these conditions, as it had incurred high levels of indebtedness to finance fleet expansions beyond its core base of operations. As a result of the effects of these conditions, the Company filed for bankruptcy protection in 1991. The Company completed its reorganization under Chapter 11 of the Bankruptcy Code in August 1994. In recent periods, airlines have achieved generally improved operating results as a result of more favorable economic conditions and as carriers have focused on their areas of relative strength, eliminating service to under-performing markets and rationalizing operations, route systems and pricing strategies.

     In addition, the Company, under new leadership that has been in place since the Reorganization, developed and implemented a restructuring plan focusing on the Company's competitive strengths, which included its hub positions in Phoenix and Las Vegas and its low cost structure. The Company reduced its fleet from five aircraft types to three, eliminated routes that did not adequately support strategic objectives and implemented cost reduction programs.

     America West began to achieve positive results beginning in 1993 due to an operational restructuring, combined with a gradually improving economic climate and a more rational pricing environment. As a result, the Company achieved 14 consecutive quarters of profitability beginning with the first quarter of 1993.

     The Company operates with one of the lowest cost structures among the major U.S. airlines. To the extent that other carriers are successful in reducing their operating costs, the advantage which the Company enjoys as a result of its low cost structure would be reduced. For this reason, maintaining a low cost structure is one of the Company's strategic imperatives. In May 1995, a five-year collective bargaining agreement with the Company's pilots became effective. The terms of this contract are consistent with the Company's goal of maintaining its low unit cost structure. Specifically, the agreement provides for a salary level increase at a compound annual rate of approximately 5.7% and includes provisions relating to pilot productivity which management estimates will result in productivity increases of approximately 2% per year. A significant portion of such salary level increase was effected in May 1995 in order to provide the pilots with a pay and benefits package competitive with other low cost carriers. Salary level increases after the May 1995 increase will occur through April 2000 at a compound annual rate of approximately 2.5%.

     Also consistent with its goal of maintaining a low cost structure, in December 1995, the Company outsourced its heavy aircraft maintenance, which reduced the Company's workforce by approximately 500. Costs associated with the outsourcing resulted in a restructuring charge against fourth quarter 1995 operating income of approximately $10.5 million.

     Commencing October 1, 1995, operating costs of the Company were affected by the expiration of a 4.3 cents per gallon federal tax exemption for commercial aviation fuel. The expiration of such exemption increased the Company's annual operating expenses by approximately $13.4 million based upon its 1995 fuel consumption levels. See "Risk Factors -- Industry Related Risks -- Aircraft Fuel".

     On August 20, 1996, the Small Business Job Protection Act of 1996 reinstated the federal air transportation excise taxes (the 10% domestic tax, the 6.25% air cargo tax and the $6.00 international departure tax) effective August 29, 1996. The reinstated federal air transportation excise taxes expire on December 31, 1996 and it is unclear at this time whether the taxes will be extended beyond the expiration date.

     The Company's operating costs have been and will continue to be affected by various safety, security and other regulations and requirements applicable to its operations. See "Risk Factors -- Industry Related Risks -- FAA Funding",
"-- Security and Safety Measures" and "-- Other Regulatory Matters".

     The Company's actual income tax liability (i.e., income taxes payable) is considerably lower than income tax expense for financial reporting purposes due principally to the utilization of net operating loss and certain tax credit carryforwards and the effects of fresh start reporting. The amortization of the excess reorganization value is not deductible for income tax purposes, giving rise to an effective tax rate for financial reporting purposes that is significantly greater than the current U.S. corporate statutory rate of 35%. See "-- Liquidity and Capital Resources".

IMPACT OF FRESH START REPORTING

     In connection with its emergence from bankruptcy in August 1994, the Company adopted fresh start reporting in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") of the American Institute of Certified Public Accountants. Fresh start reporting significantly affects the Company's statements of operations including the financial statement accounting for income taxes. However, actual cash flows, including cash taxes payable, do not materially change as a result of fresh start reporting.

     Under fresh start reporting, the reorganization value of the Company has been allocated to its assets and liabilities on a basis substantially consistent with purchase accounting. The portion of reorganization value not attributable to specific tangible assets has been recorded as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets". Certain fresh start reporting adjustments, primarily related to the adjustment of the Company's assets and liabilities to fair market values, have had and will have a significant effect on the Company's statements of operations. The more significant adjustments relate to (i) reduced rent expense due to the re-valuation of aircraft leases to market rates, (ii) reduced maintenance expense due to the write off of previously capitalized overhauls, (iii) reduced depreciation expense on property and equipment due to the re-valuation of such assets to fair value, (iv) the addition of amortization expense relating to reorganization value in excess of amounts allocable to identifiable assets, (v) increased interest expense due to the re-valuation of aircraft leases to market rates, and (vi) increased income tax expense principally because the amortization of excess reorganization value is not deductible for income tax purposes, giving rise to an effective tax rate for financial reporting purposes that is significantly greater than the current U.S. corporate statutory rate of 35%.

     The Company's actual income tax liability (i.e., income taxes payable) is considerably lower than income tax expense for financial reporting purposes due in part to the utilization of net operating loss and certain tax credit carryforwards.

SEASONALITY

     Due to the greater demand for air travel during the summer months, revenues in the airline industry in the second and third quarters of the year tend to be greater than revenues in the first and fourth quarters of the year. Other factors that are not necessarily seasonal also significantly affect results, including the extent and nature of price and other competition from other airlines, changing levels of operations, international events, fuel prices and general economic conditions.

RECENT DEVELOPMENTS


     On October 17, 1996, the Company announced that as a result of the Company's decision to restructure its arrangements with AVSA as described under "-- Liquidity and Capital Resources", and to reflect current asset values for certain inventories and facilities used by the Company, as well as certain other adjustments, America West will take a non-cash, non-recurring charge of $65 million on a pre-tax basis in the quarter ended September 30, 1996.



     On October 25, 1996, the Company reported third quarter operating results as set forth in the table below. The third quarter results reflect lower than expected yields due to untimely revenue decisions made in June and July of 1996, industry capacity increases and aggressive fare sale activity. High jet fuel prices and operating dependability difficulties encountered during the summer of 1996 also impacted the 1996 third quarter.

                       CONDENSED STATEMENTS OF OPERATIONS


                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                                THREE MONTHS ENDED          NINE MONTHS ENDED
                                                  SEPTEMBER 30,               SEPTEMBER 30,
                                              ----------------------     -----------------------
                                                1996          1995         1996          1995
                                              --------      --------     ---------     ---------
Operating revenues:
  Passenger..............................     $397,892      $384,420    $1,225,494    $1,082,858
  Cargo..................................       10,966        10,302        32,714        32,613
  Other..................................       13,660        13,905        41,409        38,862
                                              --------      --------    ----------    ----------
  Total operating revenues...............      422,518       408,627     1,299,617     1,154,333
                                              --------      --------    ----------    ----------
Operating expenses:
  Salaries and related costs.............       98,572        98,818       290,894       283,869
  Aircraft rental........................       51,855        44,442       148,993       128,927
  Other rentals and landing fees.........       28,420        27,818        82,251        81,276
  Aircraft fuel..........................       60,456        44,183       165,775       126,664
  Agency commissions.....................       32,390        32,822        99,596        93,147
  Aircraft maintenance materials and
     repairs.............................       34,151        17,856        90,382        44,735
  Depreciation and amortization..........       12,895        12,460        39,615        36,374
  Amortization of excess reorganization
     value...............................        6,081         7,858        19,181        24,274
  Non-recurring special charge...........       65,098            --        65,098            --
  Other..................................       85,743        68,210       254,574       203,055
                                              --------      --------    ----------    ----------
  Total operating expenses...............      475,661       354,467     1,256,359     1,022,321
                                              --------      --------    ----------    ----------
  Operating income (loss)................      (53,143)       54,160        43,258       132,012
                                              --------      --------    ----------    ----------
Nonoperating income (expenses):
  Interest income........................        3,026         4,155         9,557        11,114
  Interest expense.......................      (10,933)      (14,003)      (34,910)      (45,461)
  Gain (loss) on disposition of property
     and equipment.......................         (140)       (1,290)          261        (2,515)
  Other, net.............................         (330)           91          (476)          128
                                              --------      --------    ----------    ----------
  Total nonoperating expenses, net.......       (8,377)      (11,047)      (25,568)      (36,734)
                                              --------      --------    ----------    ----------
Income (loss) before income taxes and
  extraordinary item.....................      (61,520)       43,113        17,690        95,278
                                              --------      --------    ----------    ----------
Income tax expense (benefit).............      (15,813)       20,414        20,148        46,496
                                              --------      --------    ----------    ----------
Extraordinary item, net of taxes.........           --          (984)       (1,105)         (984)
                                              --------      --------    ----------    ----------
Net income (loss)........................     $(45,707)     $ 21,715    $   (3,563)   $   47,798
                                              ========      ========    ==========    ==========
Earnings per share:
  Primary:
     Income (loss) before extraordinary
       item..............................     $  (1.03)     $   0.48    $    (0.05)   $     1.06
     Extraordinary item..................           --         (0.02)        (0.03)        (0.02)
                                              --------      --------    ----------    ----------
       Net income (loss).................     $  (1.03)     $   0.46    $    (0.08)   $     1.04
                                              ========      ========    ==========    ==========
  Fully diluted:
     Income (loss) before extraordinary
       item..............................     $  (1.03)     $   0.47    $    (0.05)   $     1.05
     Extraordinary item..................           --         (0.02)        (0.03)        (0.02)
                                              --------      --------    ----------    ----------
       Net income (loss).................     $  (1.03)     $   0.45    $    (0.08)   $     1.03
                                              ========      ========    ==========    ==========

SELECTED OPERATING DATA

     The table below sets forth selected operating data for America West. The data for the year ended December 31, 1994 is on a combined basis for the Reorganized and Predecessor Company.

                                       SIX MONTHS ENDED
                                           JUNE 30,                             YEAR ENDED DECEMBER 31,
                                 ----------------------------    ------------------------------------------------------
                                                     PERCENT               COMBINED               PERCENT      PERCENT
                                                     CHANGE                 BASIS                 CHANGE       CHANGE
                                  1996     1995     1996-1995     1995       1994       1993     1995-1994    1994-1993
                                 ------    -----    ---------    ------    --------    ------    ---------    ---------
Available seat miles (in
  millions)...................   10,308    9,493        8.6      19,421     18,060     17,190         7.5          5.1
Revenue passenger miles (in
  millions)...................    7,352    6,458       13.8      13,313     12,233     11,221         8.8          9.0
Load factor (percent).........     71.3     68.0        4.9        68.5       67.7       65.3         1.2          3.7
Yield per revenue passenger
  mile (cents)................    11.26    10.82        4.1       10.91      10.79      11.11         1.1         (2.9)
Revenue per available seat
  mile
  Passenger (cents)...........     8.03     7.36        9.1        7.48       7.31       7.25         2.3          0.8
  Total (cents)...............     8.51     7.86        8.3        7.98       7.80       7.71         2.3          1.2
Passenger enplanements (in
  thousands)..................    8,894    8,185        8.7      16,848     15,669     14,740         7.5          6.3
Average stage length
  (miles).....................      713      688        3.6         686        676        645         1.5          4.8
Average passenger journey
  (miles).....................      993      985        0.8         986        979        970         0.7          0.9
Average daily aircraft
  utilization (hours).........     11.7     11.3        3.5        11.4       11.2       10.7         1.8          4.7
Aircraft (end of period)......       99       89       11.2          93         87         85         6.9          2.4
Full time equivalent employees
  (end of period).............    9,321    9,925       (6.1)      8,712     10,715     10,544       (18.7)         0.2

     The table below sets forth the major components of operating expense per ASM for America West for the applicable periods. The data for the year ended December 31, 1994 is shown on a combined basis for the Reorganized and Predecessor Company.

                                            SIX MONTHS ENDED
                                                JUNE 30,                          YEAR ENDED DECEMBER 31,
                                        -------------------------    --------------------------------------------------
                                                         PERCENT             COMBINED             PERCENT      PERCENT
                                                         CHANGE               BASIS               CHANGE       CHANGE
                                        1996    1995    1996-1995    1995      1994      1993    1995-1994    1994-1993
                                        ----    ----    ---------    ----    --------    ----    ---------    ---------
                                                                          (IN CENTS)
Salaries and related costs............. 1.87    1.95       (4.1)     1.97      1.83      1.78        7.7          2.8
Aircraft rents.........................  .94     .89        5.6       .89       .89       .96         --         (7.3)
Other rents and landing fees...........  .52     .56       (7.1)      .56       .58       .64       (3.4)        (9.4)
Aircraft fuel.......................... 1.02     .87       17.2       .90       .88       .97        2.3         (9.3)
Agency commissions.....................  .65     .64        1.6       .64       .64       .62         --          3.2
Aircraft maintenance materials and
  repairs..............................  .54     .28       92.9       .34       .25       .18       36.0         38.9
Depreciation and amortization..........  .26     .26         --       .25       .40       .48      (37.5)       (16.7)
Amortization of reorganization value in
  excess of amounts allocable to
  identifiable assets..................  .13     .17      (23.5)      .17       .07        --      142.9           --
Restructuring charges..................   --      --         --       .05        --        --         --           --
Other.................................. 1.64    1.42       15.5      1.42      1.45      1.38       (2.1)         5.1
                                        ----    ----      -----      ----      ----      ----     ------        -----
                                        7.57    7.04        7.5      7.19      6.99      7.01        2.9          (.3)
                                        ====    ====      =====      ====      ====      ====     ======        =====

RESULTS OF OPERATIONS

     The following discussion provides an analysis of the Company's results of operations and reasons for material changes therein for the (i) six-month periods ended June 30, 1996 and 1995 and (ii) the year ended December 31, 1995 and the combined period from August 26 to December 31, 1994 and January 1 to August 25, 1994 and the year ended December 31, 1993. The Company's results of operations for the periods subsequent to August 25, 1994 have not been prepared on a basis of accounting consistent with its results of operations for periods prior to August 26, 1994 due to the implementation of fresh start reporting upon the Company's emergence from bankruptcy.

     SIX MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

     For the six months ended June 30, 1996 and 1995, the Company realized net income before extraordinary item of $43.2 million and $26.1 million, respectively. Included in net income for the six month period in 1996 and 1995 are $36 million and $26.1 million in income taxes, respectively.

     Total operating revenue was $877.1 million for the six months ended June 30, 1996, up 17.6% from the comparable period in 1995. Passenger revenues were $827.6 million, an increase of 18.5 percent over the prior period. Cargo and other revenues increased 4.7 percent to $49.5 million. Other revenues consisted primarily of alcoholic beverage sales, contract service sales and service charges.

     Capacity, as measured by ASMs, increased 8.6 percent for the six months ended June 30, 1996 compared with the 1995 period primarily due to the addition of 10 aircraft to the fleet since June 30, 1995 and increased utilization of the fleet. Revenue passenger miles increased 13.8 percent for the six months ended June 30, 1996 compared with the 1995 period. Load factor for the six month period increased 3.3 points on 8.6 percent higher capacity while yield increased
4.1 percent when compared with the same period in 1995.

     Operating expense per ASM increased to 7.57 cents or 7.5 percent for the six months ended June 30, 1996 compared with the same period in 1995. The changes in components of operating expense per ASM are explained as follows:

     - Salaries and related costs per ASM decreased 4.1 percent for the six months ended June 30, 1996 compared to 1995 primarily due to the 8.6 percent increase in ASMs. Salaries and related costs increased $7.3 million due in part to the $11.4 million increase in pilot salaries which was partially offset by a $7.3 million reductions in salaries related to the Company's outsourcing of its heavy aircraft maintenance in December 1995.

     - Aircraft rent per ASM increased 5.6 percent for the six months ended
       June 30, 1996 as compared to 1995, principally due to the addition of ten aircraft to the fleet since June 30, 1995.

     - Other rents and landing fees per ASM decreased 7.1 percent primarily due to the 8.6 percent increase in ASMs for the six months ended June 30, 1996 compared with 1995.

     - The average price per gallon of aircraft fuel increased 14.7 percent to
       62.59 cents for the six months ended June 30, 1996 compared with 1995. In addition, aircraft fuel consumption was higher due to the increase in fleet size and in aircraft utilization.

     - Agency commission expense per ASM increased 1.6 percent primarily due to a 9.1 percent increase in revenue per available seat mile for the six months ended June 30, 1996 compared with 1995.

     - Aircraft maintenance materials and repairs expense per ASM increased
       92.9 percent or $29.4 million due primarily to an increase in capitalized maintenance expense which has increased capitalized maintenance amortization expense by $14 million for the six months ended June 30, 1996 compared with 1995. The balance of capitalized maintenance expense grew from $42.9 million at June 30, 1995 to $100.7 million at June 30, 1996. In addition, maintenance expense per ASM increased further in the 1996 period with the outsourcing of the Company's heavy aircraft maintenance work. That increase was essentially a reclassification of expense and was substantially offset by a reduction in maintenance salary expense as discussed above.

     - Amortization of reorganization in excess of amounts allocable to identifiable assets per ASM decreased 23.5 percent due to a reduction in the unamortized balance of excess reorganization value due to, (i) utilization of tax attributes of the pre-reorganization Company, including net operating loss carryforwards, such reduction amounting to $50 million in 1995 and (ii) recognition of a deferred income tax asset of $74.7 million in 1995.

     - Other operating cost per ASM increased 15.5 percent to 1.64 cents for the six months ended June 30, 1996 compared with 1995. The increase in cost for the 1996 period is primarily attributed to a 4.3 cents per gallon federal fuel tax for which the Company became liable commencing October 1, 1995, and an increase in passenger traffic-related costs such as CRS fees, catering costs, credit card discount fees, interrupted trip and advertising expense.

     - The first class installation program completed in December 1995 reduced ASMs by 2.6 percent which had the effect of increasing operating cost per ASM for the six month period.

     Net nonoperating expenses decreased $8.5 million to $17.2 million for the six month period ended June 30, 1996 compared with 1995. The 33.1 percent decrease in cost resulted primarily from a net decrease in interest expense of $7.5 million due to reduced levels of debt and lower interest rates for the six months ended June 30, 1996 as compared with 1995.

     Income tax expense for financial reporting purposes for the six months ended June 30, 1996 and 1995 increased to $36 million from $26.1 million primarily due to higher pretax income.

     For the six months ended June 30, 1996, the Company incurred an extraordinary charge of $1.1 million net of income tax benefit of $918,000 for the prepayment of $25 million of its $75 million 10 3/4% Senior Unsecured Notes.

     YEAR ENDED DECEMBER 31, 1995 AND THE COMBINED PERIOD FROM AUGUST 26 TO DECEMBER 31, 1994, AND JANUARY 1 TO AUGUST 25, 1994

     For the periods ended December 31, 1995 and 1994, the Company realized net income of $53.8 million and a combined $62.2 million, respectively. Net income for 1995 included income tax expense for financial reporting purposes of $53.6 million compared to a combined $13.9 million in 1994. The increase in income tax expense for financial reporting purposes resulted principally from the adoption of fresh start reporting. Net income for the combined periods of 1994 included reorganization expense of $273.7 million and an extraordinary gain of $257.7 million.

     Total operating revenues were $1.6 billion for the year ended December 31, 1995 compared to a combined $1.4 billion for 1994. Passenger revenues increased 10% to $1.5 billion during the year ended December 31, 1995. Cargo and other revenues increased 10.7% to $98.4 million for 1995. The balance of other revenues includes revenues generated primarily from alcoholic beverage sales, headset rentals and service charges.

     Capacity, as measured by ASM's, increased 7.5% for the year ended December 31, 1995 compared to the combined 1994 period, primarily due to an increase in the average stage length of 1.5% and the addition of six aircraft to the fleet. Revenue passenger miles increased 8.8% for the year ended December 31, 1995 compared to the combined 1994 period. Load factor increased by 0.8 points and yield increased 1.1% for the year ended December 31, 1995 compared to the combined 1994 period.

     Operating expense per ASM increased to 7.19 cents for the year ended December 31, 1995 from 6.99 cents for the combined 1994 period. The changes in the components of operating expense per available seat mile are explained as follows:

     - The increase in salaries and related costs per ASM is primarily the result of accruals totaling $17.7 million for the year ended December 31, 1995 to provide for performance awards related to the Company's profitability. In addition, such costs were affected in May 1995 by a significant initial increase in pilot salaries under their collective bargaining agreement and the adoption of the Company's Total Pay program in January 1995. These pay increases were effected in order to make employees' compensation levels more competitive with that of other low cost carriers and local employers. These pay increases were largely offset by improvements in productivity and through a reduction in the size of the work force.

     - Aircraft rent per ASM was flat primarily due to the decrease related to the amortization of deferred credits recorded in the Company's adjustment of operating leases to fair market value under fresh start reporting; offset by the addition of six aircraft to the fleet.

     - Rentals and landing fees per ASM decreased primarily due to the 7.5% increase in ASM's.

     - The average price per gallon of aircraft fuel increased slightly to 55.8 cents for the 1995 period from 54.9 cents for the combined 1994 period.

     - Aircraft maintenance materials and repairs expense per ASM increased largely as the result of the change in classification of the amortization expense associated with heavy engine and airframe overhauls from depreciation and amortization expense to aircraft maintenance materials and repairs expense in August 1994. For the year ended December 31, 1995 and the period August 26 to December 31, 1994, amortization of capitalized maintenance totaling $11.9 million and $356,000, respectively, is included in aircraft maintenance materials and repairs expense. Amortization of capitalized maintenance totaling $24 million for the period January 1 to August 25, 1994 is included in depreciation and amortization. In addition, costs associated with a new auxiliary power unit repair agreement which commenced in April 1994 increased in 1995 as compared to 1994.

     - Depreciation and amortization expense per ASM decreased due to the $24 million change in the classification of the amortization expense associated with capitalized aircraft maintenance materials and repairs expense. In addition, the revaluation of property and equipment under fresh start reporting reduced expense by $835,000. These decreases were partially offset by an increase of $20.8 million arising from the amortization of the reorganization value in excess of amounts allocable to identifiable assets under fresh start reporting.

     - A restructuring charge incurred in 1995 associated with the Company's outsourcing of its heavy aircraft maintenance consisted of a provision for employee severance and related cost of $10.5 million.

     - Other operating expenses per ASM decreased primarily due to the reduction in property taxes and the fixed nature of certain other costs.

     - Operating cost per ASM also increased overall due to the first class installation program that was completed in 1995 which caused ASM's to be reduced by approximately 69 million.

     Net nonoperating expenses decreased $281.5 million to $46.4 million for the year ended December 31, 1995 from a combined $327.9 million for 1994. This net decrease resulted from: a decrease in reorganization expense of $273.7 million since the Company emerged from bankruptcy; an increase in interest income of $10.7 million due to higher cash and cash equivalent balances in 1995; partially offset by a net increase in interest expense of $2.0 million because the Company did not accrue and pay interest on unsecured prepetition long-term debt during its bankruptcy proceedings in conformity with SOP 90-7, and an increase in interest expense due to the re-valuation of aircraft leases to market rates as part of fresh start reporting.

     Income tax expense for financial reporting purposes for the year ended December 31, 1995 increased to $53.6 million from a combined $13.9 million in 1994 due principally to the increase in the amortization of the excess reorganization value which is not deductible for income tax purposes.

     COMBINED PERIODS FROM AUGUST 26, 1994 TO DECEMBER 31, 1994 AND JANUARY 1, 1994 TO AUGUST 25, 1994 AND THE YEAR ENDED DECEMBER 31, 1993

     The Company realized net income of $62.2 million on a combined basis for 1994 compared to net income of $37.2 million for 1993. The 1994 combined results include an extraordinary gain of $257.7 million from the discharge of certain prepetition indebtedness and $273.7 million of reorganization expenses. The results for

1993 include reorganization expenses of $25 million, and losses aggregating $4.6 million primarily resulting from the disposition of surplus spare aircraft parts and equipment.

     Total operating revenues were $1.4 billion on a combined basis for 1994, an increase of 6.3 percent compared to the prior year. Passenger revenues for 1994 and 1993 were $1.3 billion on a combined basis and $1.2 billion, respectively.

     Passenger revenue per ASM increased slightly on a combined basis in 1994 compared to 1993 as the increase in load factor period over period was largely offset by a decline in average passenger yields. The passenger revenue increases realized in 1994 reflect a continuation of trends which commenced in 1993. These trends reflected a gradually improving economic climate and a more stable environment within the airline industry.

     With the exception of the two aircraft deliveries late in 1994, the Company operated an 85 aircraft fleet and realized increases in capacity over 1993 as measured by ASMs by increasing the average stage length flown by 4.8% and by increasing the average daily utilization of the aircraft by 4.7%.

     In the fourth quarter of 1994, certain competitive pricing initiatives were commenced by other carriers which exerted pressure on both the Company's yield and the load factor. The result of these initiatives, which carried over to the first quarter of 1995, was softer traffic and generally lower yield levels. To address these conditions, the Company announced certain fare initiatives of its own, and selectively matched fare decreases initiated by other carriers.

     Revenues from sources other than passenger fares increased to $88.9 million on a combined basis for 1994 compared to $78.8 million for 1993. Cargo revenues comprised 49.8 percent, or $44.3 million of other revenues on a combined basis for 1994. The Company carried 129.6 million and 110.7 million pounds of freight and mail, for the combined 1994 and 1993 years, respectively.

     Operating expense per ASM declined to 6.99 cents on a combined basis for 1994 from 7.01 cents for 1993. The changes in the components of operating expense per ASM are explained as follows:

     - The increase in 1994 salaries and related costs on a combined basis compared to 1993 is a result of the implementation of a pay plan in the second quarter of 1994. Effective April 1, 1994, the Company implemented a pay plan that increased wages by between 2% and 8%, depending on the employee's length of service with the Company, and the Company increased its matching contribution under the Company's 401(k) plan. The pay program replaced a transition program that the Company had in place from mid-1993 through the first quarter of 1994. Under the transition program, pay increases totaling $6.5 million, including applicable payroll taxes, were made in 1993. Such pay plans were put in place to improve compensation to employees following a period of reduced compensation during the bankruptcy. In addition, commencing in the third quarter of 1993, employee award distributions based on the greater of 0.5% of an employee's annual base wage or $125 were made on a quarterly basis. Such payments for 1993 totaled $2.6 million, including applicable payroll taxes. In 1994, approximately $4.5 million in distributions were made prior to the termination of the transition and award pay program.

     - Rentals and landing fees decreased on a combined basis in 1994 compared to 1993 for the following reasons:

       - The Company generated more ASMs in 1994 with essentially the same sized aircraft fleet as in 1993 which, in turn, caused the rate per ASM to decrease;

       - Rent reductions were obtained at New York's John F. Kennedy Airport and Phoenix Sky Harbor International Airport;

       - Rent expense for aircraft leases were reduced to fair market rates in August 1994 under fresh start reporting; and

       - The Company vacated certain administrative office space as part of its facilities consolidation program.

     - Aircraft fuel expense decreased year over year due to the decline in the average price per gallon to 54.9 cents from 61.1 cents for 1993.

     - Agency commission expense increased on a combined basis in 1994 in comparison to 1993 as a result of the increase in passenger revenue per ASM. In addition, the 1994 commission expense increased because a higher percentage of passenger revenues was generated by America West Vacations, which pays a higher average commission rate on its sales.


     - Aircraft maintenance materials and repair expense increased in 1994 as the result of an increase in average daily utilization of the fleet to
       11.2 hours per day in 1994 from 10.7 hours for 1993. This higher level of utilization resulted in increases in line maintenance materials usage, engine repairs and component repairs.


     - Depreciation and amortization expense decreased slightly on a combined basis in 1994 compared to 1993 as the result of a decrease in depreciation expense arising from the re-valuation of property and equipment under fresh start reporting, which was partially offset by an increase in amortization expense arising from the amortization of the reorganization value in excess of amounts allocable to identifiable assets under fresh start reporting.

     - The increase in other operating expense on a combined basis for 1994 compared to 1993 is due to increased expenses related to increased passenger traffic, such as credit card discount fees, booking fees, catering expenses and supplies.


     Nonoperating expenses (net of nonoperating income) were $327.9 million on a combined basis for 1994 and $83.1 million for 1993. Interest expense increased to $56.6 million on a combined basis for 1994 compared to $54.2 million in 1993. The increase in interest expense is primarily the result of the issuance of $123 million of senior unsecured notes in connection with the Company's emergence from bankruptcy. In conformity with SOP 90-7, the Company ceased accruing and paying interest on certain prepetition long-term debt while the Company remained a debtor-in-possession. Had the Company continued to accrue interest on such debt, interest expense for 1994 and 1993 would have been $67.3 million and $73.0 million, respectively. The Company incurred expenses of $273.7 million on a combined basis in 1994 and $25 million in 1993 in connection with its efforts to reorganize under Chapter 11. See Note 1 of Notes to Financial Statements as of December 31, 1995 for further discussion with respect to reorganization.


     Income tax expense increased significantly after August 26, 1994 due to the amortization of the excess reorganization value which is not deductible for income tax purposes. Income tax expense for 1993 and January 1 through August 25, 1994 reflects the benefit of the Company's net operating losses.

LIQUIDITY AND CAPITAL RESOURCES

     Unrestricted cash and cash equivalents decreased to $202.0 million at June 30, 1996 from $224.4 million at December 31, 1995 primarily due to the prepayment of debt and the repurchase of Class B Common Stock and Warrants. Net cash provided from operating activities decreased to $121.1 million for the six months ended June 30, 1996 from $179.9 million for the six months ended June 30, 1995, a decrease of $58.8 million. This decrease was primarily due to the distribution in the 1996 first quarter of performance bonuses ("AWArd Pay") to employees for achieving 1995 operating income targets and the reinvestment of certain cash equivalents into certain income producing short-term investments with maturities greater than 90 days. Net cash used in investing activities increased to $78.5 million for the six months ended June 30, 1996 from $52.0 million for the 1995 period, an increase of $26.5 million primarily related to increased expenditures for capitalized overhauls. Net cash used in financing activities increased to $86.5 million for the six months ended June 30, 1996, an increase of $55.4 million due principally to the prepayment of $25 million in principal of the Company's 10 3/4% Senior Unsecured Notes and the repurchase of Class B Common Stock and Warrants. See "Certain Transactions".

     The Company has a working capital deficiency which was $99.8 million at June 30, 1996 and $70.4 million at December 31, 1995. Operating with a working capital deficiency is typical in the airline industry as tickets sold for transportation which has not yet been provided are classified as a current liability while the related income producing assets, the aircraft, are classified as non-current. Despite the working capital deficiency, the Company expects to meet all of its obligations as they become due.

     The Company's long-term debt maturities through 1998 consist primarily of principal amortization of notes payable secured by certain of the Company's aircraft. At June 30, 1996, such maturities were $23.9 million, $45.7 million and $42.8 million, respectively, for the remainder of 1996, 1997 and 1998. Management expects to fund these requirements with cash from operations.

     At June 30, 1996, the Company had net operating loss ("NOL") carryforwards and general business tax credit carryforwards of approximately $480.8 million and $12.7 million, respectively. Under Section 382 of the Internal Revenue Code of 1986, as amended, if a loss corporation has an "ownership change" within a designated testing period, its ability to use its NOL and credit carryforwards is subject to certain limitations. The Company is a loss corporation within the meaning of Section 382. The issuance of certain common stock by the Company pursuant to the plan of reorganization resulted in an ownership change within the meaning of Section 382. This ownership change has resulted in an annual limitation (the "Section 382 Limitation") upon the Company's ability to offset any post-change taxable income with pre-change NOL. Should the Company generate insufficient taxable income in any post-change taxable year to fully utilize the
Section 382 Limitation of that year, any excess limitation will be carried forward for use in subsequent tax years, provided the pre-change NOL has not been exhausted nor has the carryforward period expired. The alternative minimum tax credit may be carried forward indefinitely and is available to reduce future income tax payable.

     The Company's reorganization and the associated implementation of fresh start reporting gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible expenses that result in an effective tax rate (for financial reporting purposes) significantly greater than the current U.S. corporate statutory rate of 35%. Nevertheless, the Company's actual income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes. This difference in financial expense compared to actual income tax liability is in part attributable to tax attributes (including NOLs, subject to certain limitations) of the Predecessor Company that serve to reduce the Company's actual income tax liability. To the extent the tax attributes of the Predecessor Company reduce the Company's actual income tax liability below the amount of expense reflected in the financial statements, that difference is applied to reduce the carrying balance of the Company's Reorganization Value in Excess of Amounts Allocable to Identifiable Assets.

     At June 30, 1996, the Company had leased one B737-300 aircraft and three A320-200 aircraft, and was obligated to lease four additional aircraft prior to June 30, 1999 under a put agreement with GPA (the "GPA Put Agreement"). Under the agreement, new or used B737-300, B757-200, or new or "like new" A320-200 aircraft may be put to the Company at a rate of no more than one aircraft in 1996 and three aircraft per year thereafter. In addition, for every new A320 aircraft put to the Company, the Company has the right to reduce deliveries under the AVSA A320 purchase contract (discussed below) on a one-for-one basis. In connection with the transactions described in this Prospectus, the GPA Put Agreement will be terminated pursuant to a Put Termination Agreement among GPA, the Original Lessees and the Company (the "GPA Put Termination Agreement") and, as a result, GPA's right under the GPA Put Agreement to put aircraft to the Company and the Company's obligation to accept and lease such aircraft under the GPA Put Agreement will be terminated. See "Certain Transactions".

     At June 30, 1996, the Company had commitments to AVSA, for a total of 24 Airbus A320-200 aircraft with delivery dates that fall in the years 1999 through 2001. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, the Company estimates such aggregate net cost to be approximately $1.2 billion. The Company has the option to cancel without cause up to four of these aircraft. In addition, if new A320 aircraft are delivered as a result of the GPA Put Agreement, the Company has the right to cancel on a one-for-one basis, up to a maximum of seven non-consecutive aircraft deliveries under the AVSA agreement, subject to certain conditions. The Company has taken delivery of three new A320 aircraft under the GPA Put Agreement, and, therefore, at June 30, 1996, the Company had the right to cancel up to seven aircraft deliveries under the AVSA agreement. If the Company exercised its existing rights to cancel seven aircraft under the AVSA agreement, the aggregate net cost (based upon the assumptions described above) of commitments under such agreement would be reduced to approximately $900 million. The Company exercised its right to cancel one new aircraft in each of August and September 1996 which reduced the Company's commitment to 22 aircraft.

     The Company has arranged for financing from AVSA for up to one-half of the deliveries under the AVSA agreement, although the Company intends to seek financing on more favorable terms from other sources. Additionally, the Company will require capital from external sources to meet the balance of its financial commitments for aircraft and other equipment orders. The Company intends to seek such financing in the future when and as appropriate. There can be no assurance that the Company will be able to obtain such capital in sufficient amounts or on terms acceptable to the Company. A default by the Company under the AVSA agreement or any such commitment could have a material adverse effect on the Company.


     On October 17, 1996, the Company announced that the Company and AVSA had signed the AVSA Term Sheet, which, subject to the satisfaction of a number of conditions by November 30, 1996, provides for the restructuring of the Company's arrangements with AVSA, and specifically that (i) the number of aircraft ordered by the Company would be increased from 22 to 34 (including 24 A320 aircraft and 10 A319 aircraft), (ii) the orders subject to cancellation would be increased from five to 12 (resulting in the Company being committed to purchase twelve A320s and ten A319s), (iii) AVSA and the manufacturer of the engines for the aircraft would agree to provide back-stop financing for 16 of the 22 firm orders, and (iv) the financing terms and conditions under which aircraft would be purchased would be improved from the Company's perspective. There can be no assurance that the conditions to the restructuring of the Company's arrangements with AVSA will be satisfied or that a final agreement will be reached or finalized in the form described above.


     In addition, pursuant to the Company's growth plan, the Company expects to expand its fleet, increase frequencies to existing cities and add destinations to its route system. This expansion will require the lease or purchase of additional aircraft. There can be no assurance that the Company will be able to negotiate such leasing or purchase arrangements in sufficient quantities or on terms acceptable to the Company.

     As of June 30, 1996, the Company's fleet consisted of 99 aircraft, 21 of which meet the FAA's Stage II (but not Stage III) noise reduction requirements and must be retired or significantly modified prior to the year 2000. Management is currently considering its options regarding such aircraft. If the Company determines to modify such aircraft to comply with Stage III, the required capital expenditures for such modifications are currently estimated to be approximately $2 million per aircraft. There can be no assurance that the Company will be able to obtain such capital in sufficient amounts or on favorable terms or that the Company will be able to lease or purchase substitute aircraft in sufficient quantities or on favorable terms if the Company elected not to carry out such modifications.

     Capital expenditures for the six months ended June 30, 1996 and 1995 were approximately $76.8 million and $50.7 million, respectively. Included in these amounts are capital expenditures for deferred overhauls of approximately $47.6 million for the first six months of 1996 and $35.7 million for the first six months of 1995.

     As of June 30, 1996, the Company under the authorization granted by the Board of Directors in 1995 had repurchased 882,000 shares of Class B Common Stock on the open market at per share prices ranging from $13.63 to $21.88 and
2.2 million Warrants for approximately $18 million. In July 1996, the Company repurchased an additional 500,000 shares of Class B Common Stock on the open market at per share prices ranging from $14.50 to $16.63.

     In December 1995, the Company remarketed The Industrial Development Authority of the City of Phoenix, Arizona Variable Rate Airport Facility Revenue Bonds (America West Airlines, Inc. Project) Series 1986. These bonds were originally issued to finance the construction of the Company's maintenance facility at Phoenix Sky Harbor International Airport. As required under the then existing reimbursement agreement, the Company used the net proceeds from the remarketing to prepay the then existing debt in the amount of $28.9 million. The new bonds are backed by an irrevocable direct pay letter of credit issued by the Industrial Bank of Japan, Limited, Los Angeles Agency, which letter of credit is secured by the Company's maintenance facility and related improvements and a pledge of cash or cash equivalents.

     Certain of the Company's long-term debt agreements contain minimum cash balance requirements, leverage ratios, coverage ratios and other financial covenants with which the Company was in compliance at June 30, 1996.

NEW ACCOUNTING STANDARD

     Statement of Financial Accounting Standards No. 123 -- "Accounting for Stock-Based Compensation" ("SFAS 123") requires that companies can elect to account for stock-based compensation plans using a method based upon fair value or continue measuring compensation expense for those plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 -- "Accounting for Stock Issued to Employees" ("APB 25"). Companies electing to continue using the intrinsic value method must make proforma disclosures in 1996 of net income and earnings per share as if the fair value based method had been applied. The Company will continue using APB 25; therefore, SFAS 123 is not expected to have an impact on the Company's results of operations or financial position.

                                    BUSINESS

     America West is the ninth largest commercial airline carrier in the United States, operating through its principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. The Company believes it is the lowest cost full service carrier in the United States and during the six months ended June 30, 1996, generated the fourth highest operating margins among the major domestic airlines. At June 30, 1996 the Company served 53 destinations, including five destinations in Mexico and one in Canada, with a fleet of 99 aircraft. The Company offers service to an additional 21 destinations through an alliance agreement with Continental and 17 commuter service and regional destinations through an alliance agreement with Mesa.

STRATEGY

     America West's strategy seeks to achieve additional revenue growth and profitability by capitalizing on the Company's key competitive strengths while maximizing financial flexibility. This strategy focuses on (i) strengthening the Company's position in its existing hubs through strategic expansion, (ii) maintaining its position as a leading low cost full service carrier, (iii) operating a modern and efficient fleet and (iv) continuing to develop its passenger base through key alliances. Principal elements of the Company's strategy are as follows:

     STRENGTHEN POSITION IN EXISTING HUBS THROUGH STRATEGIC EXPANSION


     America West's strategic plan is designed to capitalize on its strong positions in its Phoenix and Las Vegas hubs. In connection with the Company's restructuring, the Company's operations in Phoenix contracted somewhat during a period when airlines generally were expanding their strategic hub operations. In September 1995, the Company announced a two-year plan to expand its principal hub operations and increase connecting traffic and service to longer-haul nonstop markets. The growth plan is expected to increase ASMs by 24% and add at least eight new cities to the Company's route network.


     As the Company adds aircraft required to support the expansion of the Phoenix hub, the Company intends to continue to optimize asset utilization through the expansion of its night flight service to Las Vegas. By utilizing aircraft for this service that would otherwise be idle overnight, the Company is able to compete in a low cost market segment without diminishing asset availability for use in its Phoenix operations. The Company believes that its existing service at its Columbus mini-hub is adequate based on current demand.

     MAINTAIN ITS POSITION AS A LEADING LOW COST FULL SERVICE AIRLINE

     America West is committed to maintaining its low cost structure, which the Company has achieved primarily through its favorable labor costs per ASM and asset utilization enhancements. The Company has focused on increasing productivity at all levels. From December 31, 1994 to June 30, 1996, the Company's workforce decreased by 13% despite an increase in aircraft of 14%. In December 1995, the Company outsourced its heavy aircraft maintenance, which reduced the Company's workforce by approximately 500. Aircraft utilization has been enhanced through a restructuring of the Company's route network including expansion of its Las Vegas night flight program. The Company's fleet configuration, consisting of three aircraft types, permits the Company to minimize spare parts inventories and simplify maintenance and training operations.

     OPERATE A MODERN AND EFFICIENT FLEET


     The Company enjoys operational efficiencies due to its modern, fuel efficient fleet. At June 30, 1996, the Company's fleet consisted of 61 Boeing 737s, 24 Airbus A320s and 14 Boeing 757s, with an average age of approximately
9.75 years. Most of the Company's existing aircraft are held under leases, including leases on 26 aircraft expiring prior to December 1998. As a result, in the event general economic conditions change adversely, the Company may reduce its fleet size by not renewing expiring aircraft leases.

     CONTINUE TO DEVELOP PASSENGER BASE THROUGH ALLIANCES

     The Company plans to continue to capitalize on its alliance agreement with Continental to continue to expand the Company's passenger base while achieving cost savings through the reduction of redundant labor and facilities. This agreement provides for codesharing arrangements, coordination of flight schedules, linking of frequent flyer programs, sharing of ticket counter space, coordination of ground handling operations and joint purchasing and marketing efforts. Through codesharing, each airline is able to offer additional destinations to its customers without materially increasing operating and capital expenses. Management believes that its codesharing activities result in increased demand for travel on America West and intends to pursue additional alliances as opportunities warrant.

     As a part of America West's ongoing strategy, the Company from time to time evaluates opportunities for additional alliances and codesharing arrangements as well as investment opportunities pursuant to which the Company may capitalize on its key strengths and market position.

OPERATIONS

     HUB OPERATIONS

     The Company operates primarily through hub airports in Phoenix and Las Vegas and, to a lesser extent, through its mini-hub in Columbus. The Company schedules banks of flights timed to arrive at the hub from one direction at approximately the same time and to depart toward the opposite direction a short time later. The hub system allows the Company to transport passengers between a large number of destinations with substantially more frequent service than if each market were served directly.

     The Company is the leading airline serving Phoenix Sky Harbor International Airport and McCarran International Airport in Las Vegas, based upon revenue passenger miles, with approximately 35% and 25% of total revenue passenger miles, respectively, for the twelve months ended March 31, 1996. In both markets the Company's principal competitor is Southwest Airlines, with approximately 22% and 16% of total revenue passenger miles in Phoenix and Las Vegas, respectively, in the year ended December 31, 1995. At June 30, 1996, the Company served 46 destinations from its Phoenix hub and 42 destinations from its Las Vegas hub. At June 30, 1996, the Company provided non-stop jet service to 11 destinations from Columbus. For the twelve months ended March 31, 1996, the Company had approximately 51% of Columbus revenue passenger miles compared to approximately 11% for USAir, the Company's principal competitor at Columbus. The Company offers service to an additional 21 destinations through its alliance with Continental and 17 commuter service and regional destinations through its alliance with Mesa.

     The success of the Company's hub system depends on its ability to attract passengers traveling to and from its hubs, as well as passengers traveling through the hubs to the Company's other destinations. The Company believes the success of its operations in Phoenix and Las Vegas is in part due to such airports being among the world's largest 25 in passenger traffic and such cities being among the fastest growing in the nation. In addition, the Company believes these hubs are well positioned for continued growth due to their geographically favorable locations with strategic access to key Southwestern and West Coast markets, relatively low operating costs, year-round fair weather, and modern, uncongested facilities.

     GROWTH PLAN


     The Company began a two-year growth plan in February 1996 to expand its principal hub operations and increase connecting traffic and service to longer-haul nonstop markets. The growth plan is expected to increase ASMs by 24% and add at least eight new cities to the Company's route network. As part of its growth plan, the Company has initiated service to Detroit and San Antonio and non-stop service from Phoenix to Boston, Philadelphia, Newark and Atlanta. The Company intends to begin service to additional major business destinations such as Cleveland and Miami and non-stop service from Phoenix to Orlando. In addition, flight frequencies have been increased to better serve existing West Coast destinations and to expand connecting opportunities through Phoenix to long-haul flights to the East and Midwest.

     The Company's growth at Phoenix will support concurrent expansion of the Las Vegas night flight service. The growth plan provides for Las Vegas night flight departures to increase to 50 by September 1997. The Company believes that service at its Columbus mini-hub reflects current demand.

     CONTINENTAL ALLIANCE

     The Company's alliance agreement with Continental provides for codesharing arrangements, coordinating flight schedules, sharing ticket counter space, linking frequent flyer programs and membership clubs, and coordinating ground handling operations. Through the alliance, the Company's Phoenix hub is able to attract a share of the connecting traffic previously served at Continental's Denver hub which has been downsized during the past few years. Through codesharing, each airline is able to offer additional destinations to its customers without materially increasing operating and capital expenses. By placing its designation code on certain of Continental's flights, America West is able to offer single carrier connecting service to cities that it does not independently serve. These single carrier code shared flights generally are afforded superior ranking over multi-carrier connecting flights in the displays of computer reservation systems used by U.S. travel agents when booking reservations. Management believes that its codesharing activities result in increased demand for travel on America West. The Company has also realized significant cost savings through this alliance primarily through the consolidation of airport facilities and resources and the elimination of duplicative costs for labor and equipment at key locations. In addition, through joint purchasing, both carriers may receive greater volume discounts on certain cost items.

     MESA ALLIANCE

     America West has entered into a codesharing agreement with Mesa designed to establish Mesa as a feeder carrier for the Company at its Phoenix hub. The codesharing agreement provides for coordinated flight schedules, passenger handling and computer reservations under the America West flight designator code, thereby allowing passengers to purchase one air fare for their entire trip. Through this alliance, the Company has added 17 destinations to its route network. Mesa operates under the name "America West Express" and has incorporated the color scheme and commercial logo of America West on certain aircraft utilized on these routes.

     OTHER CODESHARING AGREEMENTS

     The Company also has codesharing agreements with Northwest Airlines, Aeromexico and British Airways.

     AMERICA WEST VACATIONS

     In 1987, the Company developed America West Vacations, which is a tour packaging division that arranges vacation packages that include hotel accommodations, air fare and ground transportation in certain markets. During 1995, this division sold approximately 795,000 room nights and approximately 90,000 rental car days, handled approximately 516,000 passengers and generated approximately $180 million in gross package sales.

AIRCRAFT

     At June 30, 1996, the Company operated a fleet of 61 Boeing 737s, 24 Airbus A320s and 14 Boeing 757s as follows:

                                                                                               AVERAGE
                                                                                              REMAINING
                                                                     NUMBER      AVERAGE        LEASE
                   AIRCRAFT TYPE                       STATUS(1)    AIRCRAFT    AGE (YRS.)    TERM (YRS)
----------------------------------------------------   ---------    --------    ----------    ----------
B737-100............................................     Owned          1             26.73         --
B737-200............................................    Leased         15             16.02          4.41
B737-200............................................     Owned          5             17.30         --
B737-300............................................    Leased         29              9.29          3.49
B737-300............................................     Owned         11              7.66         --
B757-200............................................    Leased         12              9.90          8.81
B757-200............................................     Owned          2              6.76         --
A320-200............................................    Leased         24              5.47         12.31
                                                                       --
                                                                       99              9.75          7.11
                                                                    ======

---------------

(1) Each of the aircraft that is designated as owned serves as collateral for a loan pursuant to which the aircraft was acquired by the Company or serves as collateral for a non-purchase money loan.

     Beginning in June 1996 through December 1998, leases for 26 of the Company's aircraft are scheduled to terminate (such aircraft are 17 Boeing B737-300s, four Boeing B737-200s, three Airbus A320-231s, and two Boeing B757-200s). At the option of the lessor, the lease for one of the B737-300 aircraft may be extended for up to 48 months, and the leases for six of the B737-300 aircraft may each be extended for up to 60 months, at set rates, which are currently less than market rates. There are no contractual options to extend any other of such leases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

EMPLOYEES

     At June 30, 1996, the Company employed 8,238 full-time and 2,483 part-time employees, for an equivalent of 9,321 full-time employees.

LABOR RELATIONS

     During the Reorganization, the Company reduced its employee compensation. Subsequently, the Company began certain initiatives to increase compensation, including adoption of the Total Pay Program, to provide employees with a pay and benefits package which is competitive with other low-cost airlines and local employers. To offset such increases in compensation and to maintain its competitive advantage as a low cost operator, the Company began to focus on increasing productivity.

     In January 1995, the Company announced its new compensation program, the Total Pay Program. This program increased non-executive pay by approximately $25 million in fiscal 1995. This increase in compensation was more than offset by a strategic overhaul of the Company's work processes which reduced its workforce by approximately 1,100 employees. In addition, in December 1995, the Company further reduced its workforce by approximately 500 in connection with the outsourcing of its heavy aircraft maintenance. In addition, AWArd Pay of up to 25% of base pay will be made to employees provided certain annually established operating income targets are attained. In February 1996, the Company paid performance awards under the AWArd Pay program amounting to 10.25% of each employee's 1995 base pay to the employees covered under this program.

     In October 1993, ALPA was certified by the NMB as the bargaining representative of the Company's pilots. In May 1995, a five-year collective bargaining agreement with the Company's pilots became effective. The terms of this contract are consistent with the Company's goal of maintaining its low unit cost structure. Specifically, the agreement provides for a salary level increase at a compound annual rate of approximately 5.7% and includes provisions relating to pilot productivity which management estimates will result in productivity increases of approximately 2% per year. A significant portion of such salary level increase was effected in May 1995 in order to provide the pilots with a pay and benefits package competitive with other low cost carriers and local employers. Salary level increases after the May 1995 increase will occur through April 2000 and will increase at a compound annual rate of approximately 2.5%. Other terms of the agreement include a single pay scale for all aircraft types, flexible work rules, management's right to staff the airline and to enter into strategic alliances and the preclusion of sympathy work stoppages.

     In June 1994, the NMB accepted the AFA petition to represent the Company's flight attendants. In September 1994, the Company's flight attendants voted in favor of AFA representation and contract negotiations are ongoing.

     In January 1996, the Company's ground operations workers petitioned the NMB for a union representation election requesting that the Transportation Workers Union ("TWU") represent them. That application was later withdrawn and under NMB rules no union will be allowed to seek to represent that work group until early 1997.


     In January 1996, the IBT filed an application with the NMB seeking to be certified as the bargaining representative for the Company's mechanics, including related personnel. Following a representation election in April 1996, the NMB certified the IBT as the collective bargaining representative for that work group. Immediately after notification of the election results, the Company filed a lawsuit in Federal District Court in Phoenix, Arizona seeking to have that certification declared invalid. The Company is challenging the results of the election because of the decision of the NMB that the 378 former mechanics and related personnel who were terminated in connection with the Company's outsourcing of its heavy maintenance were eligible to vote in the election. In that litigation, the Company sought a preliminary injunction declaring that it has no obligation to negotiate with the IBT and IBT sought a preliminary injunction ordering the Company to begin negotiations. The NMB requested that the case against it be dismissed on the basis that the federal courts do not have jurisdiction over NMB's conduct and management of representation elections. In September 1996, the Court granted the NMB's motion to dismiss and the IBT's motion for preliminary injunction. The Company intends to appeal those rulings to the Ninth Circuit Court of Appeals and has requested that that Court issue a stay of the preliminary injunction granted to the IBT pending that appeal. See "-- Legal Proceedings".


     In April 1996, the IBT filed an application with the NMB seeking to become the collective bargaining representative of the Company's 40 stock clerks, which was rejected at an election in July 1996. Following the announcement of those election results, the IBT filed a claim of election interference against the Company. Both the Company and the IBT filed submissions with the NMB in connection with the election interference charge, and the matter will be decided by the NMB in due course. If the NMB rules in favor of IBT, a rerun election will be ordered.

     In September 1996, the TWU filed an application with the NMB to represent the Company's approximately 40 dispatchers. The NMB has scheduled a representation election to occur during late October and November 1996.

     There have been numerous attempts by unions to organize the employees of the Company, and the Company expects such organization efforts to continue in the future. The Company cannot predict the terms of any future collective bargaining agreement and therefore the effect, if any, on the Company's operations or financial performance.

COMPETITION AND MARKETING

     The airline industry is highly competitive and is susceptible to price discounting, which involves the offering of discount or promotional fares to passengers. Any such fares offered by one airline are normally matched by competing airlines, resulting in lower industry yields with little or no increase in traffic levels. America West competes with other major full service airlines based on price and, due to its low cost structure, is able to compete with other low cost carriers in its short haul local markets. The entry of additional carriers on many of the Company's routes (as well as increased competition from or the introduction of new services by established carriers) could negatively impact America West's results of operations. America West competes with a number of major airlines on medium- and long-haul routes through its hubs and with

Southwest Airlines for short-haul flights at its Phoenix and Las Vegas hubs and with USAir at its Columbus mini-hub.

     Most tickets for travel on America West are sold by travel agents through computer reservation systems that have been developed and are controlled by other airlines. Travel agents generally receive commissions based on the price of tickets sold. Accordingly, airlines compete not only with respect to the price of tickets sold but also with respect to the amount of commissions paid. Airlines often pay additional commissions in connection with special revenue programs. Federal regulations have been promulgated that are intended to diminish preferential schedule displays and other practices with respect to the reservation systems that place the Company and other similarly situated users at a competitive disadvantage to the airlines controlling the systems. Effective January 8, 1996, the Company implemented electronic or paperless ticketing, which the Company believes will reduce distribution costs in the future.

FREQUENT FLYER PROGRAM

     All major U.S. airlines have established frequent flyer programs to encourage travel on that particular carrier. America West offers the FlightFund program that allows members to earn mileage credits by flying America West, by using the services of other program participants such as hotels, car rental firms and other specialty services and by flying certain partner carriers. Through the Company's alliance agreement with Continental, the Company has formed a frequent flyer program partnership. FlightFund and Continental's One Pass program members may now earn and redeem mileage credit in connection with flights to all America West and Continental destinations. In addition, the Company periodically offers special short-term promotions that allow members to earn additional free travel awards or mileage credits. When a FlightFund member accumulates mileage credits of 20,000 miles, the Company issues mileage award certificates that can be redeemed for various travel awards, including first class upgrades and tickets on America West or other airlines participating in America West's frequent flyer program. Most travel awards are subject to blackout dates and capacity controlled seating. Mileage award certificates automatically expire after two years if issued prior to April 1, 1993 and after three years for certificates issued after that date. Travel is valid up to one year from the date of ticketing. FlightFund awards may also be redeemed for flights to certain international destinations and Hawaii. America West is required to purchase space on other airlines to accommodate such award redemption.

     The Company accounts for the FlightFund program under the incremental cost method whereby travel awards are valued at the incremental cost of carrying one additional passenger. Costs including passenger food, beverages, supplies, fuel, liability insurance, purchased space on other airlines and denied boarding compensation are accrued as frequent flyer program participants accumulate mileage to their accounts. Such unit costs are based upon expenses expected to be incurred on a per passenger basis. No profit or overhead margin is included in the accrual for these incremental costs.

     FlightFund's current membership is approximately 2.6 million participants. At December 31, 1995, 1994 and 1993, the Company estimated that approximately 342,000, 369,000 and 238,000 travel awards were expected to be redeemed. Correspondingly, the Company had an accrued liability of $10.7 million, $9.8 million and $7.4 million for 1995, 1994 and 1993, respectively. The accrual is based upon the Company's estimates of mileage earned that will eventually be redeemed for a travel award.

     The number of FlightFund travel awards redeemed for round-trip travel for the years ended December 31, 1995, 1994 and 1993, was approximately 111,000, 109,000 and 99,000, respectively, representing 2.3%, 2.6% and 2.8% of total revenue passenger miles for each respective period. The Company does not believe that the usage of free travel awards results in any significant displacement of revenue passengers due to the Company's ability to manage frequent flyer travel by use of blackout dates and limited seat availability.

GOVERNMENT REGULATIONS

     NOISE ABATEMENT AND OTHER RESTRICTIONS

     The Airport Noise and Capacity Act of 1990 provides, with certain exceptions, that after December 31, 1999, no person may operate certain large civilian turbo-jet aircraft in the United States that do not comply with Stage III noise levels, which is the FAA designation for the quietest commercial jets. These regulations will require carriers to gradually phase out their noisier jets, either replacing them with quieter Stage III jets or equipping them with hush kits to comply with noise abatement regulations, over a five-year period commencing December 31, 1994. At June 30, 1996, the Company's fleet consisted of 99 aircraft of which 21 aircraft meet the FAA's Stage II (but not Stage III) noise reduction requirements and must be retired or significantly modified prior to the year 2000. Management is currently considering its options regarding such aircraft.

     Numerous airports, including those serving Boston, Denver, Los Angeles, Minneapolis-St. Paul, New York City, San Diego, San Francisco, San Jose, Orange County, Washington, D.C., Burbank and Long Beach have imposed restrictions such as curfews, limits on aircraft noise levels, mandatory flight paths, runway restrictions and limits on number of average daily departures, which limit the ability of air carriers to provide service to or increase service at such airports. In February 1995, the Company obtained approval to increase service at Orange County's John Wayne Airport, which is a capacity controlled airport, by five daily flights. The Port Authority of New York and New Jersey is considering a phaseout of Stage II aircraft on a more accelerated basis than that of the FAA requirement. The Company's Boeing 757-200s, 737-300s and Airbus A320s all comply with the current noise abatement requirements of the airports listed above.

     FUEL TAX INCREASES

     In August 1993, the federal government increased taxes on fuel, including aircraft fuel, by 4.3 cents per gallon. Initially, commercial aviation fuel was exempt from this tax; however, the exemption expired on September 30, 1995 and the Company began paying such tax on October 1, 1995. The expiration of such exemption will increase the Company's annual operating expenses by approximately $13.4 million based upon its 1995 fuel consumption levels. Various bills have been introduced in Congress that include an extension of the fuel tax exemption; however, none have been enacted to date and there can be no assurance that such an extension will be enacted.

     EXCISE TAXES

     Effective August 29, 1996, the federal air transportation excise taxes (the 10% domestic tax based on the price of the ticket, the 6.25% air cargo tax based on freight charges and the $6.00 per passenger international departure tax) were reinstated. The reinstated federal air transportation excise taxes expire on December 31, 1996 and it is unclear at this time whether the taxes will be extended beyond the expiration date.

     PASSENGER FACILITY CHARGES

     During 1990, Congress enacted legislation to permit airport authorities, with prior approval from the DOT, to impose passenger facility charges ("PFCs") as a means of funding local airport projects. These charges, which are intended to be collected by the airlines from their passengers, are limited to $3.00 per enplanement, and to no more than $12.00 per round trip. As a result of competitive pressure, the Company and other airlines have been limited in their abilities to pass on the cost of the PFCs to passengers through fare increases.

     ENVIRONMENTAL MATTERS

     The Company is subject to regulation under major environmental laws administered by federal, state and local agencies, including laws governing air, water and waste discharge activities. While the Company strives to comply with environmental laws and regulations, the Company has incurred and may incur costs to comply with applicable environmental laws including soil and groundwater cleanup and other related response costs.

The Company believes, however, that under current environmental laws and regulations these costs would not have a material adverse effect on the Company's financial condition.

     The Comprehensive Environmental Response Compensation and Liability Act of 1980, also known as Superfund, and comparable state laws impose liability without regard to fault on certain classes of persons that may have contributed to the release or threatened release of a "hazardous substance" into the environment. These persons include the owner or operator of a facility and persons that disposed or arranged for the disposal of hazardous substances. Many airports in the United States, including the Phoenix Sky Harbor International Airport, are the subject of Superfund investigations or state implemented groundwater investigations. Although the Company occupies facilities at some of these affected airports, the Company does not believe that its operations have been included within the ambit of any of these investigations.

     The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and the Company expects that the costs of compliance will continue to increase.

     AGING AIRCRAFT MAINTENANCE

     The FAA issued several Airworthiness Directives ("ADs") in 1990 mandating changes to the older aircraft maintenance programs. These ADs were issued to ensure that the oldest portion of the nation's aircraft fleet remains airworthy. The FAA requires that these aircraft undergo extensive structural modifications. These modifications are required upon the accumulation of 20 years time in service, prior to the accumulation of a designated number of flight cycles or prior to 1994 deadlines established by the various ADs, whichever occurs later. Five of the Company's 99 aircraft are currently affected by these aging aircraft ADs and are in compliance with such ADs. The Company constantly monitors its fleet of aircraft to ensure safety levels which meet or exceed those mandated by the FAA or the DOT.

     FAA FUNDING


     Congress recently enacted the FAA Reauthorization Act of 1996, which established a 21 member National Aviation Civilian Review Commission (the "Review Commission"). The Review Commission, with the assistance of the DOT, will conduct an independent study of FAA funding requirements through the year 2002, and develop a cost allocation model for distribution of the cost of using the United States aviation system to each segment of the system. The Review Commission will also analyze funding alternatives to the existing excise taxes (10% ticket tax) which currently fund the FAA and is scheduled to expire December 31, 1996.


     The Company cannot forecast the results of the Review Commission's activities or what proposals the Review Commission will make. Congress has indicated an interest in renewing the current excise tax structure for 18 months beginning January 1, 1997. Implementation of these proposals could significantly increase the cost of airline operations and could have a material adverse impact on the Company's operating results.

     SAFETY

     America West is subject to the jurisdiction of the FAA with respect to aircraft maintenance and operations, including equipment, dispatch, communications, training, flight personnel and other matters affecting air safety. The FAA has the authority to issue new or additional regulations. To ensure compliance with its regulations, the FAA requires the Company to obtain operating, airworthiness and other certificates which are subject to suspension or revocation for cause. In addition, a combination of FAA and Occupational Safety and Health Administration regulations on both federal and state levels apply to all of America West's ground-based operations.

     SECURITY AND SAFETY MEASURES

     The President's Commission on Aviation Safety and Security (the "Aviation Safety Commission") and the U.S. Congress have recently adopted increased safety and security measures designed to increase airline passenger security and protect against terrorist acts. Examples of immediate increased security measures include increased passenger profiling, enhanced pre-board screening of passengers and carry-on baggage, positive bag match for profile selections, continuous physical bag search at checkpoints, additional airport security personnel, expanded employment, criminal background and FBI fingerprint checks for selected airport employees, significantly expanded use of bomb-sniffing dogs, certification of screening companies and aggressive testing of existing security systems.

     The future agenda of the Aviation Safety Commission and related legislative oversight activities includes feasibility analyses of the deployment and use of positive bag match systems, enhanced passenger profiling procedures, advanced cockpit voice and flight data recorders, synthetic vision equipment and advanced sensors, and the use of new composite materials in aircraft. Such agenda and activities include consideration of the safety of aging aircraft and other related issues.

     Future decisions which place increased security and safety requirements on the airline industry could be significant. The Company cannot forecast the future outcome of the Aviation Safety Commission's deliberations, what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements.

     SLOT RESTRICTIONS

     At New York City's John F. Kennedy Airport and LaGuardia Airport, Chicago's O'Hare International Airport and Washington's National Airport, which have been designated "High Density Airports" by the FAA, there are restrictions on the number of aircraft that may land and take-off during peak hours. In the future, these take-off and landing time slot restrictions and other restrictions on the use of various airports and their facilities may result in further curtailment of services by, and increased operating costs for, individual airlines, including America West, particularly in light of the increase in the number of airlines operating at such airports. In general, the FAA rules relating to allocated slots at the High Density Airports contain provisions requiring the relinquishment of slots for nonuse and permits carriers, under certain circumstances, to sell, lease or trade their slots to other carriers. All slots must be used on 80% of the dates during each two-month reporting period. Failure to satisfy the 80% use rate will result in loss of the slot. The slot would revert to the FAA and be reassigned through a lottery arrangement.

     The Company currently utilizes two slots at New York City's Kennedy Airport, four slots at New York City's LaGuardia Airport, four slots at Chicago's O'Hare International Airport and six slots at Washington's National Airport. Four of the slots at Washington's National airport are subject to expiration annually in December. The average utilization rates by the Company of all the foregoing slots ranged from 86% to 100% in 1995.

     CIVIL RESERVE AIR FLEET PROGRAM

     In time of war or during a national emergency, U.S. air carriers may be required to provide airlift services to the Military Airlift Command under the Civil Reserve Air Fleet Program.

LEGAL PROCEEDINGS

     The Company emerged from bankruptcy on August 25, 1994 after operating as a debtor-in-possession since June 27, 1991, when the Company filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code. The Bankruptcy Court confirmed the Company's plan of reorganization (the "Reorganization Plan") on August 10, 1994. Pursuant to the Reorganization Plan, the previously outstanding equity interests in the Company were canceled as of the Effective Date and new stock was issued. In addition, the Company's obligations to certain prepetition creditors were restructured and general unsecured nonpriority prepetition creditors received, in full satisfaction of their claims, shares of Class B Common Stock and cash. The Reorganization Plan also provided for the disposition of numerous other matters, including the satisfaction of certain other prepetition claims in accordance with negotiated settlement agreements, the disposition of various types of claims asserted against the Company, the adherence to the Company's aircraft lease agreements, the amendment of the Company's aircraft purchase agreements and the release of the Company's employees from all obligations arising under the Company's stock purchase plan in consideration for the cancellation of the shares of the stock securing such obligations. As contemplated by the Reorganization Plan, certain administrative and priority tax claims remain pending against the Company, which, if ultimately allowed by the Bankruptcy Court, would represent general obligations of the Company. Such claims include claims of various state and local tax authorities, most of which represent ordinary course pre-bankruptcy tax obligations not paid during the pendency of the bankruptcy proceedings and various other matters. In connection with the state and local tax claims, the Company has reserved certain amounts believed by management to be adequate. At June 30, 1996, approximately 401,000 shares of the Company's Class B Common Stock remained with an escrow agent pending final resolution of claims in connection with the bankruptcy. All other securities issued pursuant to the bankruptcy have been distributed.

     In August 1991, the Commission informally requested that the Company provide the Commission with certain information and documentation underlying disclosures made by the Company in annual and quarterly reports filed with the Commission by the Company in 1991. The Company cooperated with the Commission's informal inquiry. On March 29, 1994, the Company's Board of Directors approved the submission of an offer of settlement for the purpose of resolving the inquiry through the entry of a consent decree pursuant to which the Company would, while neither admitting nor denying any violation of the securities laws, agree to comply with its future reporting obligations under Section 13 of the Exchange Act. The Company was advised on May 6, 1994 that the Commission agreed to accept the Company's offer of settlement. In order to implement the settlement, on May 12, 1994 the Commission issued an "Order Instituting Proceedings Pursuant to Section 21C of the Exchange Act and Opinion and Order of the Commission" (the "Order") finding the Company's Form 10-K for the year ending December 31, 1990, violated Section 13(a) of the Exchange Act and Rule 13a-1 thereunder, and that the Company's Form 10-Q for the first quarter of 1991 violated Section 13(a) of the Exchange Act and Rule 13a-13 thereunder, and ordered that the Company cease and desist from violating Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 promulgated under the Exchange Act. The Order provides that the Company neither admits nor denies any violation of the securities laws.

     An Original Lessee has informed the Company that one of the Owner Participants may assert a claim in an unspecified amount as a result of the Internal Revenue Service potentially disallowing investment tax credits and accelerated depreciation claimed by such Owner Participant in respect of six aircraft (including three Aircraft). Such a claim, if asserted, would be based on indemnity agreements between such Original Lessee and such Owner Participant. Under the terms of the corresponding indemnity agreements between the applicable Original Lessee and the Company, if such tax benefits were fully or partially disallowed, the Company's monthly obligation could be increased by up to approximately $15,000 per aircraft (approximately $1,080,000 per year for all six aircraft) for the term of the related Leases. The increase applicable to periods prior to the determination of an indemnity obligation would be payable monthly over a 24-month period, with interest calculated at a specified prime rate. The Company is unable to predict whether the Internal Revenue Service will prevail in matters asserted against the affected Owner Participant and, consequently, whether the Company will incur any liability in connection with such claims or the amount of any such liability, if incurred. Based on information and relevant documents available to the Company, however, management currently believes that it is unlikely that the disposition of these matters will have a material adverse effect on the Company's financial condition.

     On November 9, 1995, a group of 71 individuals, who are current or former employees of Continental, commenced a lawsuit against Continental, Air Partners II, AmWest Partners, AmWest Genpar, Inc. and the Company. The complaint, which was filed in the Federal District Court for the Western District of Washington, alleges that the plaintiffs were discharged from their employment as part of a plan to replace Continental's employees at certain stations with the relatively younger employees of the Company. The plaintiffs allegedly were discharged from their employment after Continental and the Company executed agreements under which the Company provides ground handling services for Continental at certain locations. The plaintiffs pleaded claims against the Company for conspiracy in violation of federal equal protection laws and state law claims for wrongful discharge in violation of public policy, intentional interference with business expectancy, and intentional and negligent infliction of emotional distress. These claims, as well as claims for violation of the Federal Age Discrimination in Employment Act and for violation of various state anti-discrimination statutes, also were asserted against the other defendants. The court has not yet ruled on the certification issue. The plaintiffs seek reinstatement and damages including back pay, front pay and compensatory, punitive and liquidated damages, as well as attorneys' fees.

     In response to the Company's motion for judgment on the pleadings, the plaintiffs amended their complaint, dropping the claims of negligent infliction of emotional distress and wrongful discharge in violation of public policy and adding the Company as a defendant on the claims under the Age Discrimination in Employment Act and state anti-discrimination statutes. The Company filed an answer denying all substantive allegations, and all defendants filed motions for summary judgment in June 1996. The court granted summary judgment to Continental and the Company with respect to age discrimination claims brought under the federal statute by 35 of the 76 plaintiffs who were not 40 at the time of their termination, granted summary judgment to Continental and the Company on all claims for intentional infliction of emotional distress, and granted summary judgment to the Company on the conspiracy claim. Thus, the remaining claims pending against the Company include (i) federal age discrimination claims (absent the 35 plaintiffs under 40 years of age); (ii) state age discrimination claims (it is unclear from the decision whether the court's order allows the 35 plaintiffs under 40 years of age to proceed with these claims); and (iii) an intentional interference with business relationship claim. On September 30, 1996, the court granted plaintiffs' motion to certify a class with respect to their claim under the Age Discrimination Act. Discovery proceedings are currently being conducted and are scheduled to continue through mid-November, 1996. The trial date is scheduled for March 18, 1997.

HOLDING COMPANY STRUCTURE


     Effective on or about December 31, 1996, the Company intends to reorganize its corporate structure by the formation of a holding company organized under Delaware law, to be named America West Holdings Corporation ("Holdings"). As the result of that reorganization, the Company will become a wholly owned subsidiary of Holdings. Holdings' Class B Common Stock will be listed on the New York Stock Exchange. Holdings will not have any obligations with respect to any of the Leases or the other documents relating to the Leases, the Equipment Notes or the Certificates.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Information with respect to the executive officers and directors of the Company is set forth below.


             NAME                AGE                     POSITION WITH THE COMPANY
             ----                ---                     -------------------------
William A. Franke..............  59    Chairman of the Board, President and Chief Executive Officer
Richard R. Goodmanson..........  49    Director, Executive Vice President and Chief Operating Officer
Julia Chang Bloch..............  54    Director
Stephen F. Bollenbach..........  54    Director
Frederick W. Bradley, Jr. .....  69    Director
James G. Coulter...............  36    Director
John F. Fraser.................  66    Director
John L. Goolsby................  54    Director
Richard C. Kraemer.............  53    Director
John R. Power, Jr..............  40    Director
Larry L. Risley................  51    Director
Frank B. Ryan..................  60    Director
Richard P. Schifter............  43    Director
John F. Tierney................  51    Director
Raymond S. Troubh..............  70    Director
Ronald A. Aramini..............  51    Senior Vice President -- Operations
John R. Garel..................  38    Senior Vice President -- Marketing and Sales
Stephen L. Johnson.............  40    Senior Vice President -- Legal Affairs
W. Douglas Parker..............  35    Senior Vice President and Chief Financial Officer
Michael A. Vescuso.............  51    Senior Vice President -- Human Resources
Michael R. Carreon.............  43    Vice President and Controller
C. A. Howlett..................  53    Vice President -- Public Affairs


DIRECTORS OF THE COMPANY

     Set forth below is information regarding the Company's directors:

     WILLIAM A. FRANKE. Chairman of the Board and Chief Executive Officer -- (Executive Committee). Mr. Franke was named Chairman of the Board of Directors in September 1992. On January 1, 1994, Mr. Franke was also elected to serve as the Company's Chief Executive Officer and on May 23, 1996, he was elected President. In addition to his responsibilities at America West, Mr. Franke serves as president of Franke & Company, Inc., a financial services company he has owned since May 1987. From November 1989 until June 1990, Mr. Franke served as the Chairman of Circle K Corporation's executive committee with the responsibility for Circle K Corporation's restructuring. In May 1990, the Circle K Corporation filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code. From June 1990 until August 1993, Mr. Franke served as the chairman of a special committee of directors overseeing the reorganization of the Circle K Corporation. From 1990 until 1993, Mr. Franke also served in various other capacities at Circle K Corporation. Mr. Franke was also involved in the restructuring of the Valley National Bank of Arizona (now Bank One of Arizona). Mr. Franke serves as a director of Phelps Dodge Corp., Central Newspapers Inc. and the Air Transport Association of America and as a Director and chairman of the board of Airplanes Limited and a controlling trustee and chairman of Airplanes U.S. Trust, entities formed to acquire indirectly certain aircraft from GPA.

     RICHARD R. GOODMANSON. Director, Executive Vice President and Chief Operating Officer. Mr. Goodmanson joined the Company in June 1996 and became a member of America West's Board of Directors effective on October 15, 1996. Prior to joining the Company, he served for four years as Senior Vice

President of Operations at Frito-Lay, Inc. Before that, Mr. Goodmanson served as a principal at the consulting firm of McKinsey and Company, Inc.

     JULIA CHANG BLOCH. Ms. Bloch has been a member of America West's Board of Directors since August 26, 1994. From June 1993 to June 1996, she served as the group executive vice president, corporate relations of Bank of America Corporation. She is currently the president of the U.S. Japan Foundation. Ms. Bloch served as the U.S. Ambassador to Nepal from September 1989 through May 1993. Ms. Bloch is a board member of the American Refugee Committee and the Himalaya Foundation and serves as a trustee of the Asian Art Museum Foundation and the Asia Society.

     STEPHEN F. BOLLENBACH. (Compensation Committee.) Mr. Bollenbach has been a member of America West's Board of Directors since August 26, 1994. He has been chief executive officer and a director of Hilton Hotels Corporation since February 1996. He served as senior executive vice president and chief financial officer of The Walt Disney Company from May 1995 to February 1996. Prior to May 1995, he was president and chief executive officer of Host Marriott Corp. He served as executive vice president and chief financial officer of The Marriott Corporation from 1992 until 1993. Mr. Bollenbach served as chief financial officer of the Promus Companies from 1986 to 1990 and served as chief financial officer for the Trump Organization from 1990 to 1992.

     FREDERICK W. BRADLEY, JR. (Compensation Committee, Executive Committee.) Mr. Bradley has been a member of America West's Board of Directors since September 1992. Immediately prior to joining the Board of Directors, Mr. Bradley was a senior advisor with Simat, Helliesen & Eichner, Inc. Mr. Bradley formerly was a senior vice president of Citibank/Citicorp's Global Airline and Aerospace business. Mr. Bradley joined Citibank/Citicorp in 1958. In addition, Mr. Bradley is a member of the board of directors of Shuttle, Inc. (USAir Shuttle) and the Institute of Air Transport, Paris, France. Mr. Bradley also is chairman of the board of directors of Aircraft Lease Portfolio Securitization 92-1 Ltd. and Aircraft Lease Portfolio Securitization 94-1 Ltd.

     JAMES G. COULTER. (Executive Committee.) Mr. Coulter has been a member of America West's Board of Directors since August 26, 1994. Since 1992, Mr. Coulter has been a managing director of Texas Pacific Group, an investment firm. From 1986 to August 1992, Mr. Coulter was vice president of Keystone, Inc. (formerly Robert M. Bass Group, Inc.), a private investment firm based in Fort Worth, Texas. From April 1993 until he became a member of the Company's Board, Mr. Coulter was a member of the board of directors of Continental. Mr. Coulter also serves as a director of American Savings Bank and Allied Waste Industries, Inc.

     JOHN F. FRASER. Mr. Fraser has been a member of America West's Board of Directors since August 26, 1994. Mr. Fraser currently serves as vice chairman of Russel Metals, Inc. (formerly Federal Industries Ltd.), and has served in such position since May 1995. Mr. Fraser joined Federal Industries Ltd. as president and chief executive officer in 1978 and was elected chairman of the board in May 1992. Mr. Fraser is a director and chairman of the board of Air Canada, and a director of Bank of Montreal, Centra Gas Manitoba Inc., Coca-Cola Beverages Ltd., Inter-City Products Corporation, Shell Canada Limited and The Thomson Corporation.

     JOHN L. GOOLSBY. (Audit Committee.) Mr. Goolsby has been a member of America West's Board of Directors since August 26, 1994. He is the president and chief executive officer of The Hughes Corporation and The Howard Hughes Corporation (formerly named the Summa Corporation), an entity engaged in the development and management of office and industrial buildings and large scale land development in Nevada and Southern California. In addition, Mr. Goolsby serves as a director of Nevada Power Company and Bank of America Nevada. He also serves as a trustee of The Donald W. Reynolds Foundation.

     RICHARD C. KRAEMER. (Compensation Committee.) Mr. Kraemer has been a member of America West's Board of Directors since September 1992. He served as chief executive officer and president of UDC Homes, Inc. ("UDC"), a Phoenix-based homebuilding company, from October 1994 until March 1996. Mr. Kraemer was President and Chief Operating Officer of UDC from 1985 until October 1994. He was also a director of UDC from 1980 until March 1996. UDC filed for protection under Chapter 11 of the

Bankruptcy Code in May 1995. The plan for the reorganization of UDC was confirmed by the bankruptcy court on October 3, 1995 and consummated on November 14, 1995.

     JOHN R. POWER, JR. (Executive Committee.) Mr. Power has been a member of America West's Board of Directors since August 26, 1994. He is president of The Patrician Corporation, an investment company. Prior to joining The Patrician Corporation, Mr. Power served as senior manager at Continental Bank. Mr. Power also serves as a director of MRS Services and a subsidiary of J.I. Case Corporation.

     LARRY L. RISLEY. (Audit Committee.) Mr. Risley has been a member of America West's Board of Directors since August 26, 1994. He has been the chief executive officer and chairman of the board of directors of Mesa since the founding of the company in 1983. From 1979 to 1982, Mr. Risley was president of Mesa Aviation Services, Inc.

     FRANK B. RYAN. (Audit Committee.) Dr. Ryan has been a member of America West's Board of Directors since March 17, 1995. Since August 1990, Dr. Ryan has been a professor of mathematics and of computational and applied mathematics, and was formerly the vice president of external affairs, of Rice University. From 1988 to 1990, Dr. Ryan served as president and chief executive officer of Contex Electronics, Inc., an electronic component manufacturing company. Dr. Ryan serves on the board of directors of Danielson Holding Corporation and Sequoia Systems, Inc. and as a governor advisor to Rice University.

     RICHARD P. SCHIFTER. (Compensation Committee.) Mr. Schifter has been a member of America West's Board of Directors since August 26, 1994. He has been a managing director of Texas Pacific Group, an investment firm, since July 1994. Mr. Schifter serves of counsel to the Washington D.C. based law firm of Arnold & Porter, where he was an associate from 1979 to 1986 and a partner from 1986 to July 1994. Mr. Schifter serves on the board of directors of Favorite Brands, Inc.

     JOHN F. TIERNEY. Mr. Tierney has served as a member of America West's Board of Directors since December 1993. Mr. Tierney is the assistant chief executive and finance director of GPA and has served in such capacity since 1993. From 1981 to 1993, he served as chief financial officer of GPA.

     RAYMOND S. TROUBH. (Audit Committee.) Mr. Troubh has been a member of America West's Board of Directors since August 26, 1994. He is a financial consultant and currently serves on the board of directors of ADT Limited, Applied Power Inc., ARIAD Pharmaceuticals, Inc., Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Corporation, General American Investors Company, Olsten Corporation, Petrie Stores Corporation, Time Warner Inc., Triarc Companies, Inc. and WHX Corporation.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information regarding the executive officers of the Company other than Mr. Franke and Mr. Goodmanson, who are described above.

     RONALD A. ARAMINI. Senior Vice President -- Operations. Mr. Aramini joined the Company in September 1996. From October 1993 until September 1996, Mr. Aramini served as President and Chief Executive Officer of Allegheny Airlines, a Pennsylvania-based regional airline subsidiary of US Air Group, Inc. Before that, he served for three years at Air Wisconsin, including in positions as Vice President -- Operations, Senior Vice President -- Operations, and President and Chief Executive Officer. Prior to his position at Air Wisconsin, Mr. Aramini served in various positions at Continental Airlines.

     JOHN R. GAREL. Senior Vice President -- Marketing and Sales. Mr. Garel joined the Company in April 1995. From 1993 until early 1995, Mr. Garel was the Chief Executive Officer of Cadmus Journal Services, a division of Cadmus Communications located in Baltimore. Prior to that, Mr. Garel was with Northwest Airlines, serving from 1990 to 1992 as Vice President, Financial Planning and Analysis and, thereafter, as Vice President, Market Development and Area Marketing. Prior to that, Mr. Garel worked for American Airlines in several management capacities.

     STEPHEN L. JOHNSON. Senior Vice President -- Legal Affairs. Mr. Johnson joined the Company in February 1995. From 1993 to 1994, Mr. Johnson served as Senior Vice President and General Counsel to GE Capital Aviation Services Limited in Shannon, Ireland. From 1989 to 1993 Mr. Johnson was employed by GPA, also in Shannon, from 1989 to 1991 as Vice President and Senior Counsel and from 1991 to 1993 as Senior Vice President and General Counsel to GPA's Leasing Division. Prior to joining GPA, Mr. Johnson was engaged in the private practice of law.


     W. DOUGLAS PARKER. Senior Vice President and Chief Financial Officer. Mr. Parker joined the Company in June 1995. From 1991 through June of 1995, he worked in various capacities at Northwest Airlines, including positions as Vice President -- Assistant Treasurer and Vice President -- Financial Planning and Analysis. Prior to his employment at Northwest, Mr. Parker served in various positions at American Airlines.


     MICHAEL A. VESCUSO. Senior Vice President -- Human Resources. Mr. Vescuso joined the Company in September 1994. Prior to such time, Mr. Vescuso worked as an organizational and management development consultant. From 1990 to 1992 he was the Director, Organization and Development of Frito-Lay, Inc. From 1978 to 1990, he held several senior management positions at HBJ, Inc., including the position of human resources officer.

     MICHAEL R. CARREON. Vice President and Controller. Mr. Carreon joined the Company in December 1994 as Senior Director -- Corporate Audit. On January 1, 1996, he was appointed Vice President and Controller. From 1986 to 1994, Mr. Carreon held accounting and audit-related management positions at United Airlines. Prior to that, he served for five years in the Audit Services Practice of Arthur Andersen & Co. in Chicago.

     C. A. HOWLETT. Vice President -- Public Affairs. Mr. Howlett joined the Company in January 1995. Prior to such time, Mr. Howlett maintained a government relations practice as a principal at the law firm of Lewis and Roca in Phoenix. Mr. Howlett's prior work experience has included senior positions with Salt River Project, the City of Phoenix and The White House where he served as special assistant to President Ronald Reagan for intergovernmental affairs.

                              CERTAIN TRANSACTIONS

     The Company has certain alliance agreements with Continental and Mesa. See "Business -- Operations". Pursuant to a codesharing agreement with Mesa entered into in December 1992 (which was prior to Mesa becoming a significant stockholder), the Company assesses a per passenger charge for facilities, reservations and other services from Mesa for enplanements on the Mesa system. Such payments by Mesa to the Company totalled approximately $2.9 million for 1995. The Company entered into several agreements in 1994 and 1995 with Continental relating to codesharing arrangements and ground handling operations. The Company paid Continental approximately $14 million and received approximately $11 million from Continental in 1995 for such services.

     On October 14, 1994, the Company issued $13 million of its 11 1/4% Senior Unsecured Notes due 2001 ("11 1/4% Notes") to Fidelity Management Trust Company and certain of its affiliates ("Fidelity") and $10 million of such notes to Lehman Brothers, Inc. ("Lehman") in satisfaction of certain claims and other prepetition obligations totalling approximately $25 million held by Fidelity and Lehman. Fidelity and Lehman are stockholders of the Company. See "Underwriting". In connection with the issuance of such notes, Fidelity and Lehman also received cash payments of $2.1 million and $1.3 million, respectively, representing the portion of claims and other prepetition obligations not satisfied by the issuance of the notes and other payments made in connection with the settlement of such claims. In addition, Fidelity held an additional $100 million principal amount of the 11 1/4% Notes. In August 1995, the Company prepaid $48 million principal amount of the 11 1/4% Notes and exchanged the remaining $75 million principal amount of such notes, held solely by Fidelity, for $75 million of the Company's 10 3/4% Senior Unsecured Notes due 2005 (the "10 3/4% Notes"). In connection with such transaction, Fidelity was paid a fee equal to 3 5/8% of the principal amount of the new notes ($2,718,750). In the second quarter of 1996, the Company prepaid $25 million of the 10 3/4% Notes.

     In 1994 and 1995, the Company loaned Mr. Franke $470,282 and $203,136, respectively, for the purpose of enabling him to pay income taxes attributable to certain grants of Class B Common Stock made to Mr. Franke in 1994. In January 1996, the Company loaned Mr. Franke an additional $40,000 in connection with such grants. The loans are each payable in two equal installments on September 26, 2000 and September 26, 2001. The 1994 loan bears interest (payable semi-annually) at the rate of 8% per annum (11% per annum after maturity) and the 1995 and 1996 loans bear interest at the rate of 6.02% per annum (10% per annum after maturity). The loans are secured by a portion of the shares granted to Mr. Franke, but are otherwise non-recourse to Mr. Franke.

     In May 1996, the Company purchased Warrants to purchase 802,860 and 1,384,615 shares of the Company's Class B Common Stock from Continental and GPA, respectively, for $6,531,266 and $11,609,997, respectively.

     At June 30, 1996, the Company had leased one B737-300 aircraft and three A320-200 aircraft, and was obligated to lease four additional aircraft prior to June 30, 1999 under the GPA Put Agreement. Under the agreement, new or used B737-300, B757-200, or new or "like new" A320-200 aircraft may be put to the Company at a rate of no more than one aircraft in 1996 and three aircraft per year thereafter. In addition, for every new A320 aircraft put to the Company, the Company has the right to reduce deliveries under the AVSA A320 purchase contract on a one-for-one basis. In connection with the transactions described in this Prospectus, the GPA Put Agreement will be terminated pursuant to the GPA Put Termination Agreement and, as a result, GPA's right under the GPA Put Agreement to put aircraft to the Company and the Company's obligation to accept and lease such aircraft under the GPA Put Agreement will be terminated.

     Pursuant to the GPA Put Termination Agreement, America West will be obligated to pay the Original Lessees, over the life of the Leases, certain amounts generally equal in the aggregate to (x) the amounts which the Company would have been required to pay as monthly lease payments under the subleases between the Company and the applicable Original Lessees with respect to the Equipment (the "Prior Subleases", which will be terminated in connection with the Company entering into the Leases) minus (y) the amount which the Company is required to pay as Basic Rent under the Leases minus (z) an amount which results in a rent savings to the Company, under the Leases as compared to the Prior Subleases, of approximately

$8 million. With respect to a particular item of Equipment, an amount, generally equal to the portion of the amount described in the preceding sentence to be paid with respect to such item of Equipment discounted to present value, must be paid in connection with an Event of Loss (as defined herein) with respect thereto (as described under "Description of the Equipment Notes -- The
Leases -- Events of Loss").



     Pursuant to the GPA Put Termination Agreement and subject to a number of conditions specified therein, GPA will be obligated to indemnify and reimburse America West for certain of its costs and expenses (including certain of those arising from indemnification obligations of the Company) incurred in connection with the transactions contemplated by this Prospectus. In addition, GPA has agreed to indemnify the Company against certain liabilities arising under applicable securities laws with respect to certain information in this Prospectus, and the Company has agreed to indemnify GPA against certain liabilities arising under applicable securities laws with respect to certain other information in this Prospectus.



     After the consummation of the transactions described in this Prospectus, the Company will continue to sublease eight of its A320-200 aircraft from the Original Lessees.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to five separate Trust Supplements to be entered into between America West and the Trustee pursuant to the terms of the Basic Agreement. The following summary describes certain terms of the Certificates, the Basic Agreement and the Trust Supplements, forms of which have been filed as exhibits to the Registration Statement. In addition, the Basic Agreement and each Trust Supplement will be filed by America West with the Commission as exhibits to a Current Report on Form 8-K. The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Basic Agreement and the Trust Supplements. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the Final Expected Distribution Date applicable to each Trust will differ. Section references in parentheses are to the relevant sections of the Basic Agreement, unless otherwise indicated.

GENERAL


     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Delivery and Form; Book-Entry". (Section 3.01) Each Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property will consist of (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D and Class E Trusts, all monies receivable under the Liquidity Facility for such Trust and
(iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. (Section 1.01) Certificates will represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued in denominations of $1,000 and integral multiples thereof, except that one Certificate issued by each Trust may be issued in a different denomination. (Sections 2.01 and 3.01)


     The Certificates represent interests in the respective Trusts and all payments and distributions there will be made only from the Trust Property of the related Trust. (Section 3.11) The Certificates do not represent an interest in or obligation of America West, any Trustee, Indenture Trustee, Owner Trustee, Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust as provided in the Pass Through Trust Agreements.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) payment of the Liquidity Obligations to the Liquidity Provider and, if applicable to replenish Cash Collateral Accounts up to their respective Required Amounts; (b) payment of Expected Distributions to the holders of Class A Certificates; (c) payment of Expected Distributions to the holders of Class B Certificates; (d) payment of Expected Distributions to the holders of Class C Certificates; (e) payment of Expected Distributions to the holders of Class D Certificates; (f) payment of Expected Distributions to the holders of the Class E Certificates; and (g) payment of certain fees and expenses of the Subordination Agent and each Trustee.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (a) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider, and any Certificateholder, as the case may be, for the payment of Administration Expenses; (b) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish Cash Collateral Accounts up to their respective Required Amounts; (c) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees; (d) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (e) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (f) to pay Adjusted Expected Distributions to the holders of Class C Certificates; (g) to pay Adjusted Expected Distributions to the holders of Class D Certificates; and
(h) to pay Adjusted Expected Distributions to the holders of Class E
Certificates.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior Classes of Certificates. As a result of such possible interest shortfalls, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, Make-Whole Amount (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed except in the case of certain types of Special Payments.


     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust as set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing January 2, 1997, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on the Certificates to be issued by each Trust (other than the Class D and the Class E Trusts) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Amount on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. There is no Liquidity Facility for the Class D and Class E Trusts. See "Description of the Liquidity Facilities".



     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 or July 2 or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing January 2, 1997, in accordance with the principal repayment schedule set forth herein in each case subject to the Intercreditor Agreement. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The Final Expected Distribution Date for each Class of Certificates is set forth on the cover page of this Prospectus.


     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the

Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Section 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below, except that payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under the Liquidity Facility shall be distributed on such Regular Distribution Date.


     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "Special Payment") will be scheduled to be distributed to the Certificateholders on the first business day which follows the later to occur of (x) the 22nd day after the date the Trustees receive written notice from the Subordination Agent of such Special Payment or (y) the date the Subordination Agent receives or expects to receive such Special Payment (the "Special Distribution Date"). (Intercreditor Agreement, Section 2.4(a)) Each Trustee will mail notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such Special Payment, and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 20 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption".


     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "-- Termination of the Trusts". Distributions in respect of Certificates issued in global form will be made as described in "-- Delivery and Form; Book-Entry" below.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless there has been a redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes Redemption", the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the Equipment Notes -- General". In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Make-Whole Amount thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) Assuming that no redemption, purchase or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     As of the date of sale by the Trustee of the Certificates and assuming that no redemption, purchase or default in the payment of principal, in respect of any Equipment Notes shall occur, the Scheduled Payments of principal on the Equipment Notes held in the Class A Trust, the Class B Trust, the Class C Trust, the Class D Trust and the Class E Trust, and the resulting Pool Factors for such Trusts after taking into account each Scheduled Payment, are set forth below:

                               CLASS A                     CLASS B                      CLASS C                     CLASS D
                                TRUST                       TRUST                        TRUST                       TRUST
                              EQUIPMENT      CLASS A      EQUIPMENT       CLASS B      EQUIPMENT      CLASS C      EQUIPMENT
                                NOTES         TRUST         NOTES          TRUST         NOTES         TRUST         NOTES
                              SCHEDULED     EXPECTED      SCHEDULED      EXPECTED      SCHEDULED     EXPECTED      SCHEDULED
                             PAYMENTS OF      POOL       PAYMENTS OF       POOL       PAYMENTS OF      POOL       PAYMENTS OF
           DATES             PRINCIPAL*      FACTOR*      PRINCIPAL*      FACTOR*     PRINCIPAL*      FACTOR*      PRINCIPAL*
---------------------------- -----------   -----------   ------------   -----------   -----------   -----------   ------------
November  , 1996............  $       0     1.0000000     $         0    1.0000000     $       0     1.0000000      $      0
January 2, 1997.............          0     1.0000000               0    1.0000000       105,514     0.9972048     4,685,414
July 2, 1997................  2,276,945     0.9773801         786,460    0.9791655       723,460     0.9780393     2,212,375
January 2, 1998.............          0     0.9773801               0    0.9791655       707,629     0.9592931     3,146,323
July 2, 1998................  1,929,227     0.9582146         723,460    0.9600000     1,845,142     0.9104126     1,869,244
January 2, 1999.............          0     0.9582146          94,500    0.9574966     3,554,989     0.8162357     4,474,079
July 2, 1999................  1,929,227     0.9390491         723,460    0.9383310     3,252,178     0.7300807     2,790,586
January 2, 2000.............          0     0.9390491               0    0.9383310     4,368,892     0.6143423     4,690,885
July 2, 2000................  1,929,227     0.9198836       1,429,247    0.9004682     2,884,166     0.5379365     3,221,326
January 2, 2001.............    548,473     0.9144349       1,575,571    0.8587290     5,633,508     0.3886966     1,624,516
July 2, 2001................  1,687,427     0.8976715       3,276,136    0.7719393     4,641,547     0.2657352             0
January 2, 2002.............    283,770     0.8948524       4,088,966    0.6636166     5,512,897     0.1196905             0
July 2, 2002................  3,778,372     0.8573169       2,805,475    0.5892955     3,189,846     0.0351868       535,127
January 2, 2003.............  2,433,431     0.8331425       1,617,259    0.5464519       694,614     0.0167854             0
July 2, 2003................  4,442,443     0.7890099          90,675    0.5440498             0     0.0167854             0
January 2, 2004.............  4,923,689     0.7400965         193,512    0.5389234             0     0.0167854             0
July 2, 2004................  5,726,783     0.6832049       1,500,023    0.4991856       633,616     0.0000000             0
January 2, 2005.............  4,678,960     0.6367227       7,343,262    0.3046518             0     0.0000000             0
July 2, 2005................  6,305,037     0.5740866       6,164,909    0.1413343             0     0.0000000             0
January 2, 2006.............  6,709,169     0.5074357       4,551,861    0.0207488             0     0.0000000             0
July 2, 2006................ 10,096,592     0.4071331               0    0.0207488             0     0.0000000             0
January 2, 2007.............  8,499,288     0.3226986               0    0.0207488             0     0.0000000             0
July 2, 2007................  9,016,328     0.2331277               0    0.0207488             0     0.0000000             0
January 2, 2008.............  9,205,783     0.1416747         783,225    0.0000000             0     0.0000000             0
July 2, 2008................ 10,355,428     0.0388008               0    0.0000000             0     0.0000000             0
January 2, 2009.............  2,951,173     0.0094829               0    0.0000000             0     0.0000000             0
July 2, 2009................    954,563     0.0000000               0    0.0000000             0     0.0000000             0

                                              CLASS E
                                               TRUST
                                CLASS D      EQUIPMENT      CLASS E
                                 TRUST         NOTES         TRUST
                               EXPECTED      SCHEDULED     EXPECTED
                                 POOL       PAYMENTS OF      POOL
           DATES                FACTOR*     PRINCIPAL*      FACTOR*
----------------------------  -----------   -----------   -----------
                             <
November  , 1996............   1.0000000     $       0     1.0000000
January 2, 1997.............   0.8398142       787,165     0.9401525
July 2, 1997................   0.7641771     1,653,557     0.8144339
January 2, 1998.............   0.6566101     4,141,903     0.4995284
July 2, 1998................   0.5927040     2,043,670     0.3441499
January 2, 1999.............   0.4397434       664,888     0.2935990
July 2, 1999................   0.3443383       494,982     0.2559659
January 2, 2000.............   0.1839655       522,751     0.2162216
July 2, 2000................   0.0738343       552,077     0.1742477
January 2, 2001.............   0.0182950       510,767     0.1354145
July 2, 2001................   0.0182950             0     0.1354145
January 2, 2002.............   0.0182950        30,067     0.1331285
July 2, 2002................   0.0000000             0     0.1331285
January 2, 2003.............   0.0000000             0     0.1331285
July 2, 2003................   0.0000000       722,294     0.0782131
January 2, 2004.............   0.0000000             0     0.0782131
July 2, 2004................   0.0000000       225,156     0.0610947
January 2, 2005.............   0.0000000             0     0.0610947
July 2, 2005................   0.0000000             0     0.0610947
January 2, 2006.............   0.0000000             0     0.0610947
July 2, 2006................   0.0000000       803,569     0.0000000
January 2, 2007.............   0.0000000             0     0.0000000
July 2, 2007................   0.0000000             0     0.0000000
January 2, 2008.............   0.0000000             0     0.0000000
July 2, 2008................   0.0000000             0     0.0000000
January 2, 2009.............   0.0000000             0     0.0000000
July 2, 2009................   0.0000000             0     0.0000000


---------------

* The information relating to scheduled payments of principal and expected Pool Factors is indicative only and subject to change.


     Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount (if any);

     (ii)  the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

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

     With respect to the Certificates registered in the name of DTC's nominee on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC participant for forwarding to holders of Certificates. (Section 4.03(a)) See "-- Delivery and Form; Book-Entry".

     In addition, after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. With respect to Certificates registered in the name of DTC's nominee, such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Section 4.03(b))

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     An event of default under an Indenture (an "Indenture Event of Default") will include an event of default under the related Lease (a "Lease Event of Default"). See "Description of Equipment Notes -- Indenture Events of Default; Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     With respect to each Aircraft or Spare Engine, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Event of Default will be deemed to have been cured.

     Because the Equipment Notes outstanding under an Indenture will be held by more than one Trust, the ability of the Certificateholders with respect to any one Trust to cause the Indenture Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the related Indenture or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate unpaid principal amount of all Equipment Notes outstanding under such Indenture. Because the Equipment Notes outstanding under an Indenture will be held by more than one Trust, each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest

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

upon an Indenture Event of Default. In such event, one or more Trustees may resign as Trustee of one or all such Trusts, and a successor trustee would then be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Fleet National Bank will be the initial Trustee under each Trust.

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party shall direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Sale of Equipment Notes and Equipment". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against America West, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Event of Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Amount, if any, or interest on any Equipment Note the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01) The term "default" as used in this paragraph with respect to any Trust only means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Agreement at the request of such Certificateholders. (Section 7.02(e))

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

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Indenture Trustee to waive any past Indenture Event of Default with respect to Equipment Notes held in such Trust and thereby annul any direction given by such holders or the Trustee to such Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates and (iv) the Class E Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without any Make-Whole Amount but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Class of Certificates on any Distribution Date (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     America West will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Federal Aviation Act"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of America West contained in the Pass Through Trust Agreements, the Refunding Agreements, the

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

Indentures, the Leases, and certain related documents; (ii) immediately after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing; and (iii) America West shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

     The Pass Through Trust Agreements, the Leases, the Indentures and the Refunding Agreements will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of America West.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS


     Each Pass Through Trust Agreement contains provisions permitting the execution by the Company and the Trustee of one or more agreements supplemental to such Pass-Through Trust Agreement or, if applicable, to the Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture, without the consent of the holders of any of the Certificates of the related Trust, (i) to evidence the succession of another corporation to America West and the assumption by such corporation of America West's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of America West for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon America West, (iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, any Refunding Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement or to cure any ambiguity, correct any mistake, or to modify any other provisions with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, any Refunding Agreement or any Liquidity Facility, provided such action shall not materially adversely affect the interests of the holders of such Certificates, (iv) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (v) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee, provided that in each case, such modification does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)


     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to supplemental trust agreements that may be executed with the Consent of Certificateholders as described in this paragraph or relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment or (f) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

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

TERMINATION OF THE TRUSTS

     The obligations of America West, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEE

     Fleet National Bank will act as Trustee and as paying agent and registrar for the Certificates of each Trust. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee, in its individual or any other capacity, may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with America West, any Owner Trustees or the Indenture Trustees with the same rights it would have if it were not the Trustee. (Section 7.04)

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event America West will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, America West may remove such Trustee, or, alternatively, any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. (Sections 7.07 and 7.08). Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.


     The Basic Agreement provides that America West will pay, or cause to be paid, the Trustee's fees and expenses and indemnify, or cause to be indemnified, the Trustee against certain liabilities.


DELIVERY AND FORM; BOOK-ENTRY

     GENERAL

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates (the "Global Certificates"). Each Global Certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC ") and registered in the name of Cede & Co. ("Cede") or its nominee. No person acquiring an interest in such Global Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Global Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Global Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Global Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, Make-Whole Amount, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither America West or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that America West believes to be reliable, but America West takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and America West is unable to locate a qualified successor, (ii) America West, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, America West and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09(d))

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners. (Section 3.09(d))

     Distributions of principal, Make-Whole Amount, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 3.09(a))

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith shall be required. (Section 3.04)

     If any Definitive Certificate at any time is mutilated, defaced, destroyed, stolen or lost, such Definitive Certificate may be replaced at the cost of the applicant (including legal fees of the Company, the Paying Agents and the Trustee) at the office of the Trustee or any Paying Agent, upon provision of evidence satisfactory to the Trustee and the Company that such Definitive Certificate was destroyed, stolen or lost, together with such indemnity as the Trustee and Company may require. Mutilated or defaced Definitive Certificates must be surrendered before replacements will be issued. (Section 3.07)

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

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. Forms of the Liquidity Facilities and the Intercreditor Agreement have been filed as exhibits to the Registration Statement. In addition, the Liquidity Facilities and the Intercreditor Agreement will be filed by America West with the Commission as exhibits to a Current Report on Form 8-K. The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Section references in parentheses are to relevant sections of the Liquidity Facilities and the Intercreditor Agreement.

GENERAL

     With respect to the Certificates to be issued by each Trust (other than the Class D and the Class E Trusts), the Subordination Agent will enter into a separate Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kredietbank N.V., acting through its New York branch, is the Liquidity Provider for each Trust entitled to the benefits of a Liquidity Facility, it may be replaced by another entity with respect to one or more such Trusts under certain circumstances. Therefore, the Liquidity Provider for a given Trust at any given time may be different from the Liquidity Provider for any other Trust.

DRAWINGS

     The initial stated amount available under the Liquidity Facilities for the
Class A Trust, the Class B Trust and the Class C Trust will be $          ,
$          and $          , respectively. Except as otherwise provided below,
the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates will not exceed the Required Amount with respect to such Liquidity Facility. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate or principal of or interest or Make-Whole Amount on, the Certificates of any other Trust. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

     Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trusts, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing or (ii) both (A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency exists. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The stated amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facilities. (Liquidity Facilities, Sections 2.2, 2.3 and 2.4(a); Intercreditor Agreement, Section 3.6(j))

     If at any time the short-term unsecured debt rating of the Liquidity Provider issued by any of the Rating Agencies is lower than the Threshold Rating or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of any Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for the related Trust or the Subordination Agent may arrange for a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within the period specified in the Intercreditor Agreement after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.2(b) and 2.6; Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Trust will mean an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the Required Amount for such Liquidity Facility and issued by a person having debt ratings which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) 15 days later than the Final Legal Distribution Date for the Certificates of such Trust;
(ii) the date on which the Subordination Agent delivers a certificate certifying that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers a certificate certifying that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.1(a) and 2.4(b))

     The Subordination Agent, in consultation with America West (whose recommendations the Subordination Agent will accept), may, subject to certain limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after a Downgrade Drawing under such Liquidity Facility, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that the Subordination Agent shall hold the proceeds of a Final Drawing (defined below) made in accordance with the provisions set forth under "-- Liquidity Events of Default" below in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent shall not fail to take any action which may be expressly required to be taken by the Subordination Agent in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

     Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Certificates. (Liquidity Facilities, Section 2.2)

REIMBURSEMENT OF DRAWINGS


     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to (i) in the case of an Interest Drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate, and thereafter, at LIBOR for the applicable Interest Period plus 1.50% per annum and
(ii) in the case of a Final Drawing, at the Base Rate; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor. The "Base Rate" will be an interest rate, determined as provided in each Liquidity Facility, generally equal to the higher of (i) the base commercial lending rate announced from time to time by the Liquidity Provider and (ii) the rate quoted by the Liquidity Provider to dealers in the New York federal funds market for overnight offering of dollars by the Liquidity Provider for deposit, plus 0.50%. "LIBOR" with respect to an Interest Period will be an interest rate, determined as provided in each Liquidity Facility, generally equal to the rate per annum at which deposits in U.S. dollars are offered for such Interest Period by the Liquidity Provider to prime banks in the London interbank market. The "Interest Period " with respect to a drawing which bears interest based on LIBOR will be each of the following periods: (i) the period beginning on the date such drawing began to bear interest based on LIBOR and ending on the next Regular Distribution Date and (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date. (Liquidity Facilities, Sections 1.1, 2.5 and 3.7)


     The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing and deposited in the Cash Collateral Account will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Trust; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Trust to pay interest on the related Certificates will be treated in the same way (including interest payable thereon) as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. The Downgrade Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest at a rate equal to (i) during the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Downgrade Drawing, at the Base Rate, and (ii) thereafter, at LIBOR for the applicable Interest Period plus 0.40% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.3 (b), 2.6 and 3.7)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default ") will consist of: (i) the acceleration of all the Equipment Notes; and (ii) the failure to pay all of the Equipment Notes at maturity. A Liquidity Event of Default shall not occur upon an automatic acceleration of the Equipment Notes as a result of certain bankruptcy events related to America West. (Liquidity Facilities, Section 1.1)

     If (i) both (A) a Triggering Event shall have occurred and be continuing and (B) a Performing Note Deficiency exists or (ii) a Liquidity Event of Default shall have occurred and be continuing, the Liquidity Provider may, in its discretion, make a final drawing ("Final Drawing") of all available and undrawn amounts under the Liquidity Facilities whereupon (i) the Liquidity Provider shall have no further obligation to make Drawings under the Liquidity Facility,
(ii) any Drawing remaining unreimbursed shall be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider shall automatically become accelerated. (Liquidity Facilities, Section 6.1) Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions".

     Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The Liquidity Provider will be the Belgian bank Kredietbank N.V., acting through its New York branch. Kredietbank N.V. was established in 1935. As of December 31, 1995 Kredietbank N.V. had total assets in excess of 3,076 billion Belgian francs (approximately $100 billion). Kredietbank N.V. provides commercial, investment banking and capital market services nationally and internationally to public, corporate and banking customers and has offices in 26 countries. Kredietbank N.V. currently has long-term unsecured debt ratings of Aa2 from Moody's and AA- from Standard & Poor's, and short-term unsecured debt ratings of P-1 from Moody's and A1+ from Standard & Poor's.

     The New York branch of Kredietbank N.V. is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. It is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also subject to review and supervision by the Federal Reserve Bank.

     Kredietbank N.V. has been active in aircraft finance since the mid 1980s and has a significant portfolio of loans secured by modern commercial jet and turboprop aircraft. Kredietbank N.V. has established business relationships with most leading international airlines and aircraft manufacturing companies.


     The information set forth above concerning Kredietbank N.V. and its New York branch was provided by Kredietbank N.V. and America West takes no responsibility for the accuracy thereof.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. A form of the Intercreditor Agreement has been filed as an exhibit to the Registration Statement. In addition, the Intercreditor Agreement will be filed by America West with the Commission as an exhibit to a Current Report on Form 8-K. The summary does not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to, all of the provisions of the Intercreditor Agreement. Section references in parentheses are to relevant sections of the Intercreditor Agreement, unless otherwise indicated.

INTERCREDITOR RIGHTS

     CONTROLLING PARTY

     Pursuant to the Intercreditor Agreement, each Trustee and the Liquidity Provider shall agree that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action with respect to such Indenture or the related Equipment Notes by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes), so long as no Indenture Event of Default shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Event of Default thereunder, in taking, or refraining from taking, any action with respect to such Indenture or such Equipment Notes, including exercising remedies thereunder (including accelerating such Equipment Notes or foreclosing the lien on the Equipment securing such Equipment Notes), by the Controlling Party. (Intercreditor Agreement, Section 2.6(a)) See "Description of the Certificates -- Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee.

     The Person who shall be the Controlling Party with respect to any Indenture shall be: (v) the Class A Trustee; (w) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (x) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee;
(y) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee; and (z) upon payment of Final Distributions to the holders of the Class D Certificates, the Class E Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement,
Section 2.6(b)) Notwithstanding the foregoing, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities shall have the right to elect to become the Controlling Party with respect to any such Indenture at any time from and including the date which is 18 months after the earlier of (i) the acceleration of the Equipment Notes under such Indenture and (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clause (i) or (ii) above, at the time of such election all Liquidity Obligations have not been paid in full. (Intercreditor Agreement, Section 2.6(c))

     SALE OF EQUIPMENT NOTES OR EQUIPMENT

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party shall direct the related Indenture Trustee in the exercise of remedies thereunder and may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates remain outstanding, during the period which is nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture or (y) the bankruptcy or insolvency of America West, then without the consent of each Trustee, (a) no Equipment subject to the lien of such

Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Equipment or such Equipment Notes, and (b) the amount and payment dates of rentals payable by America West under the Lease for such Equipment may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by America West under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes then outstanding under such Indenture as the discount rate.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will be required to obtain LTV Appraisals for the Equipment as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Equipment). (Intercreditor Agreement,
Section 4.1(a))

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on each Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     (i) all accrued and unpaid Liquidity Obligations (other than the principal amount of any Drawing under the Liquidity Facilities and any interest accrued thereon) (the "Liquidity Expenses") to each Liquidity Provider;

     (ii) interest accrued on all Liquidity Obligations to each Liquidity Provider;

     (iii) such amount necessary to pay or reimburse the Liquidity Provider for all Liquidity Obligations then due (other than amounts payable as described in clauses (i) and (ii) above) and, if applicable, to replenish each Cash Collateral Account up to its respective Required Amount;

     (iv)   Expected Distributions to the holders of Class A Certificates;

     (v)    Expected Distributions to the holders of Class B Certificates;

     (vi)   Expected Distributions to the holders of Class C Certificates;

     (vii)  Expected Distributions to the holders of Class D Certificates;

     (viii) Expected Distributions to the holders of Class E Certificates; and

     (ix) certain fees and expenses of the Subordination Agent and the Trustee. (Intercreditor Agreement Section 3.2)

     Upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     (i) such amount necessary to reimburse (a) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Notes or any Trust Indenture Estate, (b) each Trustee for any amounts of the nature described in clause (a) above, and (c) each Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (a) above (collectively, the "Administration Expenses");

     (ii)   all accrued and unpaid Liquidity Expenses to each liquidity
            Provider;

     (iii) all accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities to each liquidity Provider;

     (iv) such amount necessary to the Liquidity Provider (a) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (ii) and (iii) above) and/or (b) if applicable, so long as no Performing Note Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Collateral Accounts up to their respective Required Amounts;

     (v) such amount necessary to reimburse or pay (a) the Subordination Agent for any tax (other than taxes imposed on compensation paid under the Intercreditor Agreement), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated thereunder (to the extent not previously reimbursed), (b) each Trustee for any tax (other than taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), and (c) each Certificateholder for payments, if any, made by it in respect of amounts described in clause (a) above, which shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case pari passu on the basis of all amounts described in clauses (a) through (c) above (collectively, "Certain Taxes and Fees");

     (vi)   Adjusted Expected Distributions to the holders of Class A
            Certificates;

     (vii)  Adjusted Expected Distributions to the holders of Class B
            Certificates;

     (viii) Adjusted Expected Distributions to the holders of Class C Certificates;

     (ix) Adjusted Expected Distributions to the holders of Class D Certificates; and

     (x) Adjusted Expected Distributions to the holders of Class E Certificates (Intercreditor Agreement, Section 3.3).

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D and Class E Trusts), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account shall be deposited in an account maintained by the Subordination Agent pursuant to the Intercreditor Agreement. (Intercreditor Agreement, Section 3.6).

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification or waiver under such Equipment Notes, the related Indenture, Lease, Refunding Agreement or other related document, if no Indenture Event of Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions with respect to each Series of Equipment Notes from the Trustee of the Trust which holds such Equipment Notes. (Intercreditor Agreement, Section 9.1(b)). The Trustee in turn will request directions from Certificateholders of such Trust, provided that the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Indenture Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. (Basic Agreement,
Section 11.01) If any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

     Fleet National Bank will be the Subordination Agent under the Intercreditor Agreement. America West and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration.


     The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers, in which event a successor Subordination Agent will be promptly appointed. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause and appoint a successor Subordination Agent. No resignation or removal of the Subordination Agent will be effective until a successor is appointed. No appointment of a successor Subordination Agent will be effective until the Rating Agencies have delivered written confirmation that such action would not result in a downgrade, withdrawal or suspension of the rating of any Class of Certificates. (Intercreditor Agreement, Section 8.1)

                DESCRIPTION OF THE EQUIPMENT AND THE APPRAISALS

THE EQUIPMENT

     The Equipment is comprised of eight Airbus Industrie model A320-231 aircraft and three IAE model V2500-A1 engines. The Equipment is designed to be in compliance with Stage III noise level standards, which constitute the most restrictive Federal regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information concerning the Equipment.


                                                                                           APPRAISED VALUE
MANUFACTURER'S        EQUIPMENT          ENGINE           DELIVERY          ----------------------------------------------
SERIAL NUMBER            TYPE             TYPE             DATE(1)              AISI              BK              MBA
--------------     ----------------    ----------    -------------------    ------------     ------------     ------------
      55           Airbus A320-231     IAE V2500     September 25, 1989     $ 29,290,000     $ 29,900,000     $ 30,335,000
      65           Airbus A320-231     IAE V2500     December 22, 1989        29,400,000       29,900,000       30,412,500
      77           Airbus A320-231     IAE V2500     December 22, 1989        29,620,000       30,150,000       30,567,500
      82           Airbus A320-231     IAE V2500     December 28, 1989        29,730,000       30,300,000       30,645,000
     091           Airbus A320-231     IAE V2500     September 28, 1990       29,830,000       30,500,000       30,722,500
     092           Airbus A320-231     IAE V2500     September 28, 1990       29,830,000       30,500,000       30,722,500
     098           Airbus A320-231     IAE V2500     September 28, 1990       30,160,000       30,700,000       30,955,000
     099           Airbus A320-231     IAE V2500     September 28, 1990       29,940,000       30,700,000       30,800,000
    V0019          IAE V2500-A1            --        March 27, 1991            3,500,000        5,250,000        3,100,000
    V0025          IAE V2500-A1            --        March 27, 1991            3,500,000        5,250,000        3,100,000
    V0049          IAE V2500-A1            --        March 27, 1991            3,500,000        5,250,000        3,100,000
                                                                            ------------     ------------     ------------
                                                                            $248,300,000     $258,400,000     $254,460,000
                                                                            =============    =============    =============


---------------

(1) The delivery date indicated is for the purpose of the Leases. The original delivery dates for the Aircraft and Spare Engines from the manufacturer were in 1989 and 1990.

APPRAISED VALUE


     The appraised values set forth in the foregoing chart were determined by BK as of July 2, 1996, AISI as of July 11, 1996 and MBA as of July 12, 1996. As part of this process, all three Appraisers performed "desktop" appraisals without any physical inspection of the Equipment. The Appraisals are based on differing assumptions and methodologies, which vary among the Appraisers. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such reports. The appraised value presented in this Prospectus for each of the Spare Engines indicates a value for each such Spare Engine that is less than the Notes Amount in respect of such Spare Engine. Two of the Appraisers appraised each of the Spare Engines at a value lower than the corresponding Notes Amount, while one Appraiser appraised each of the Spare Engines at a value greater than the corresponding Notes Amount.


     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Equipment may be less than the appraised value thereof. In addition, the value of the Equipment in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Equipment, whether the Equipment is sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Equipment pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full remaining payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes certain provisions of the Equipment Notes, the Indentures, the Leases, the Owner Trust Agreements and the Refunding Agreements. Forms of the Equipment Notes, the Indentures, the Leases and the Refunding Agreements have been filed as exhibits to the Registration Statement. In addition, the Indentures, the Leases, and the Refunding Agreements will be filed by America West with the Commission as exhibits to a Current Report on Form 8-K. The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Owner Trust Agreements and the Refunding Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Owner Trust Agreement and the Refunding Agreement relating to each Aircraft and Spare Engine. Section reference in parentheses are to relevant sections of the Indentures, the Leases, the Basic Agreement, and the Refunding Agreements.

GENERAL

     The Equipment Notes with respect to each Aircraft and Spare Engine will be issued in up to five series under a separate Indenture between the related Owner Trustee, as trustee of the related Owner Trust created for the benefit of the applicable Owner Participant who is the beneficial owner of the related Equipment pursuant to a trust agreement (each, an "Owner Trust Agreement"), and the related Indenture Trustee. The Equipment Notes issued will be nonrecourse obligations of the applicable Owner Trust. All Equipment Notes issued under the same Indenture will relate to, and be secured by, an item of Equipment, and such Equipment will be leased to America West pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and America West. Each Equipment Note will be authenticated under an Indenture by the applicable Indenture Trustee. The Chase Manhattan Bank will act as Indenture Trustee with respect to the issue of Equipment Notes relating to four of the Aircraft, and Fleet National Bank will act as Indenture Trustee with respect to the issue of Equipment Notes relating to four of the Aircraft and the three Spare Engines.

     Under each Lease, until the lien of the related indenture is discharged, America West will be unconditionally obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all scheduled payments required to be made on the Equipment Notes issued with respect to the related Equipment. The rental obligations of America West under each Lease will be general obligations of America West. However, the Equipment Notes will not be obligations of, or guaranteed by, America West.

SUBORDINATION

     Series B Equipment Notes issued in respect of any Equipment will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Equipment; Series C Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A and B Equipment Notes issued in respect of such Equipment; Series D Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A, B and C Equipment Notes issued in respect of such Equipment; and Series E Equipment Notes issued in respect of such Equipment will be subordinated in right of payment to Series A, B, C and D Equipment Notes issued in respect of such Equipment. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Equipment will be made prior to payments of interest and principal due on any Series B, C, D and E Equipment Notes issued in respect of such Equipment, (ii) payments of interest and principal due on Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C, D and E Equipment Notes issued in respect of such Equipment, (iii) payments of interest and principal due on Series C Equipment Notes will be made prior to payments of interest and principal due on any Series D and E Equipment Notes issued in respect of such Equipment and (iv) payments of interest and principal due on Series D Equipment Notes will be made prior to payments of interest and principal due on any Series E Equipment Notes issued in respect of such Equipment.

     Only Equipment Notes having the same priority of payment may be held by the same Trust; accordingly all of the Series A Equipment Notes will be held by the Class A Trust, all of the Series B Equipment Notes will be held by the Class B Trust, all of the Series C Equipment Notes will be held by the Class C Trust, all of the Series D Equipment Notes will be held by the Class D Trust, and all of the Series E Equipment Notes will be held by the Class E Trust.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus until the final expected Distribution Date for such Certificates. Subject to the provisions of the Intercreditor Agreement, scheduled principal payments made on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust in accordance with the principal repayment schedule set forth herein until the Final Expected Distribution Date for such Trust. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     The aggregate original principal amounts of the Equipment Notes to be issued with respect to each Aircraft and Spare Engine, as such Equipment Notes will be held in each of the Trusts, are as follows:

MANUFACTURER'S      CLASS A TRUST        CLASS B TRUST        CLASS C TRUST        CLASS D TRUST        CLASS E TRUST
SERIAL NUMBER      EQUIPMENT NOTES*     EQUIPMENT NOTES*     EQUIPMENT NOTES*     EQUIPMENT NOTES*     EQUIPMENT NOTES*
--------------     ----------------     ----------------     ----------------     ----------------     ----------------
  55                 $ 11,936,667         $ 4,476,250          $ 4,476,250          $ 2,288,833          $         0
  65                   11,936,667           4,476,250            4,476,250            3,575,833                    0
  77                   11,936,667           4,476,250            4,476,250            3,575,833                    0
  82                   12,090,000           4,533,750            4,533,750            1,711,567                    0
 091                   12,140,333           4,552,625            4,552,625            4,249,117            2,159,946
 092                   12,140,333           4,552,625            4,552,625            4,249,117            2,159,946
 098                   12,140,333           4,552,625            4,552,625            4,249,117            2,159,946
 099                   12,140,333           4,552,625            4,552,625            4,249,117            2,159,946
V0019                   1,400,000             525,000              525,000              367,114            1,504,354
V0025                   1,400,000             525,000              525,000              367,114            1,504,354
V0049                   1,400,000             525,000              525,000              367,114            1,504,354
                     ------------         -----------          -----------          -----------          -----------
  Total              $100,661,333         $37,748,000          $37,748,000          $29,249,875          $13,152,846
                     ============         ===========          ===========          ===========          ===========

MANUFACTURER'S
SERIAL NUMBER     TOTAL*
--------------  -----------
  55           $ 23,178,000
  65             24,465,000
  77             24,465,000
  82             22,869,067
 091             27,654,646
 092             27,654,646
 098             27,654,646
 099             27,654,646
V0019             4,321,468
V0025             4,321,468
V0049             4,321,468
               ------------
  Total        $218,560,054
               ============


---------------

* The information relating to the principal amount of the Equipment Notes is indicative only and subject to change.



     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing January 2, 1997. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and interest on each Series of Equipment Notes will bear interest at a rate equal to 1% per annum over the applicable rate on such Series of Equipment Notes. The principal of the Equipment Notes purchased by each Trust will be payable on the dates and in the amounts set forth in Appendix III.


     The final payment made under each Equipment Note is provided to be in an amount sufficient to discharge in full the unpaid principal amount of, all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. (Indentures, Section 2.02)

     If any date on which a payment under the Equipment Notes becomes due and payable is not a business day, such payment will be made on the next succeeding business day without any additional interest.

     All payments of the principal amount of, interest on and all other amounts due with respect to an Equipment Note will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "Trust Indenture Estate"). (Indentures, Section 2.03) In the case of each Equipment Note, each payment of principal amount and interest or other amounts due thereon will be applied in the following order: (i) to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amounts, any overdue interest and any other overdue amounts thereunder) to the date of such payment; (ii) to the payment of the principal amount of such Equipment Note (or a portion thereof) then due thereunder; (iii) to the payment of Make-Whole Amount, if any, and any other amount due under the related Indenture or under such Equipment Note; and (iv) the balance, if any, remaining thereafter, to the payment of the principal amount of such Equipment Note remaining unpaid (applied to the installments of principal amount in the inverse order of their normal maturity). (Indentures, Section 2.05)

REDEMPTION

     The Equipment Notes issued with respect to any Equipment will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof together with accrued interest thereon to, but not including, the date of redemption, and all other amounts payable under the related Indenture or Refunding Agreement but without any Make-Whole Amount, upon the occurrence of an Event of Loss with respect to such Equipment if such Equipment is not replaced by America West under the related Lease. (Indentures, Section 2.10)


     Either the Owner Trustee or the Owner Participant may purchase all, but not less than all, of the outstanding Equipment Notes issued under the related Indentures at a price equal to the aggregate unpaid principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase and all other amounts then payable under the related Indenture or Refunding Agreement but without any Make-Whole Amount (except as described in the second following sentence). This option may be exercised (i) upon the Indenture Trustee with respect to the related Equipment Notes taking action, or notifying the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, (ii) upon the Equipment Notes with respect to an Aircraft or a Spare Engine having been accelerated or (iii) in the event there shall have occurred and be continuing a Lease Event of Default. If such option is exercised at a time when a Lease Event of Default shall have occurred and be continuing for less than 120 days (and the events described in clauses (i) and (ii) of the preceding sentence do not apply), then the Make-Whole Amount will be added to the purchase price. (Indentures, Section 2.12)


     "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by America West and reasonably acceptable to the related Indenture Trustee and Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting such payments on a semi-annual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to (i) in the case of Series A Equipment Notes and Series B Equipment Notes, the Treasury Yield and (ii) in the case of Series C Equipment Notes, Series D Equipment Notes and Series E Equipment Notes, the Treasury Yield plus 0.75% exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. (Indentures, Section 1.01)

     For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third business day prior to the applicable redemption date and the "most recent H.15 (519)" means the

H.15 (519) published prior to the close of business on the third business day prior to the applicable redemption date. (Indentures, Section 1.01)

     "Average Life Date" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" with respect to any Equipment Note, at the redemption date of such Equipment Note, is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including such redemption date to but excluding the date on which payment of principal is scheduled to be made; by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Section 1.01)

SECURITY


     The Equipment Notes issued with respect to each Aircraft and Spare Engine will be secured by a perfected security interest in such Aircraft or Spare Engine and an assignment to the related Indenture Trustee of certain of the Owner Trustee's rights under the related Lease, including the right to receive certain payments of rent thereunder, all profits, revenues and other income of such Aircraft or Spare Engine, all required hull insurance and similar proceeds with respect to such Aircraft or Spare Engine, all monies and securities deposited with the related Indenture Trustee, and all proceeds of the foregoing. Basic Rent (as defined herein) payments for each Aircraft and Spare Engine are payable semi-annually on each Basic Rent payment date. Such payments, together with certain other payments that America West is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indentures and Liquidity Obligations under the related Liquidity Facility. The balance of any such Basic Rent and other payments, after payment of amounts due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Participant. (Indentures, Sections 3.01 and 3.06)



     Under the terms of each Lease, America West's obligations in respect of each Aircraft and Spare Engine will be those of a lessee under a "net lease". Accordingly, America West will be obligated, among other things and at its expense, to cause each Aircraft to be duly registered, to pay all costs of operating the Equipment and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Equipment. Unless an Indenture Event of Default with respect to an item of Equipment has occurred and is continuing, the related Indenture Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Indenture Trustee of its rights under the related Lease excludes certain rights of the Owner Trustee and the Owner Participant, including the rights of the Owner Trustee and the Owner Participant relating to indemnity payments and interest in respect thereof by America West for certain matters, insurance proceeds payable to Wilmington Trust Company, in its individual capacity and not as Owner Trustee (the "Trust Company"), the Indenture Trustee in its individual capacity and to the Owner Participant under public liability insurance maintained in respect of the Aircraft, insurance proceeds payable to the Trust Company or to such Owner Participant under certain insurance maintained by or for the benefit of the Owner Participant (whether directly or through the Owner Trustee) and certain costs and expenses payable by America West to the Trust Company, the Owner Trustee, the Indenture Trustee or such Owner Participant. (Indenture, Granting Clause and Section 1.01) The Equipment Notes are not cross-collateralized, and consequently the Equipment Notes issued in respect of any one item of Equipment are not secured by any of the other Equipment (as described in "-- The Leases -- Events of Loss") or the Leases related thereto.


     Subject to the right of America West to re-register the Aircraft in other jurisdictions, and subject to the cooperation of the applicable Owner Trustee and Indenture Trustee, America West will keep each Aircraft registered under the Federal Aviation Act and will record the Indenture and the Lease and other relevant documents with respect to each Aircraft and Spare Engine under the Federal Aviation Act. Such recordation of the Indenture, the Lease and other relevant documents with respect to each Aircraft and Spare Engine will give the related Indenture Trustee a perfected security interest in the related Equipment whenever it is located in the United States or any of its territories and possessions.


     In addition, the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Each Aircraft may also be registered under the laws of, and each Aircraft and Spare Engine may be operated by America West or be under sublease or interchange arrangements in, countries that are not parties to the Convention. The extent to which the related Indenture Trustee's security interest would be recognized in Equipment registered under the laws of or located in a country that is not a party to the Convention is uncertain. Moreover, in the case of an Indenture Event of Default, the ability of the related Indenture Trustee to realize upon its security interest in an Aircraft or a Spare Engine could be adversely affected as a legal or practical matter if such Equipment were registered under the laws of any jurisdiction other than the United States or located outside the United States.


     Certain of the Aircraft are subject to Cross-Border Leases. In connection with the realization by the Indenture Trustee of its security interest in such Aircraft, it may be desirable to have such Cross-Border Leases terminated. See "-- Cross-Border Leases".


     Funds, if any, held from time to time by an Indenture Trustee with respect to any Equipment, including funds held as the result of an Event of Loss to such Equipment or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee. Such investment and reinvestment will be at the direction of the related Owner Trustee or, in the event the Owner Trustee shall so specify, by the Lessee, in certain investments described in the related Indenture. (Indentures, Section 3.07) The net amount of any gain or loss resulting from any such investments will be for the account of America West.


LOAN TO VALUE RATIOS OF EQUIPMENT NOTES


     The following table sets forth LTV Ratios for the Equipment Notes issued in respect of each Aircraft and Spare Engine as of the dates specified and was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed value (the "Assumed Equipment Value") of the Equipment securing such Equipment Notes.



     The tables contain forward-looking information that is based on the assumption that the value of each Aircraft and Spare Engine included in the
Assumed Equipment Value opposite November   , 1996 depreciates by 2% per year
until the fifteenth year after the year of delivery of such Equipment by the manufacturers, by 4% per year thereafter until the twentieth year after the year of such delivery and by 6% per year thereafter. Other rates or methods of depreciation would result in materially different LTV Ratios and no assurance can be given (i) that the depreciation rates and methods assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Equipment. Thus the table should not be considered a forecast or prediction of expected or likely LTV Ratios but simply a mathematical calculation based on one set of assumptions.

                       AIRCRAFT MANUFACTURER'S SERIAL      AIRCRAFT MANUFACTURER'S SERIAL       AIRCRAFT MANUFACTURER'S SERIAL
                                 NUMBER 55                            NUMBER 65                            NUMBER 77
                     ----------------------------------  ----------------------------------   ----------------------------------
                      EQUIPMENT                            EQUIPMENT                            EQUIPMENT
                        NOTE        ASSUMED                  NOTE        ASSUMED                  NOTE        ASSUMED
                     OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT
                      BALANCE*       VALUE        LTV      BALANCE*       VALUE        LTV      BALANCE*       VALUE        LTV
       DATE          (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*
-------------------  -----------   ----------   -------  -----------    ----------   ------   -----------   ----------   -------
November 26, 1996..     $23.18       $29.84       77.7%     $24.46       $29.90       81.8%      $24.46       $30.16       81.1%
July 2, 1997.......      20.75        29.24       71.0       22.12        29.30       75.5        22.12        29.56       74.8
July 2, 1998.......      18.80        28.65       65.6       20.30        28.70       70.7        20.30        28.96       70.1
July 2, 1999.......      16.68        28.05       59.5       18.30        28.11       65.1        18.30        28.35       64.6
July 2, 2000.......      14.39        27.45       52.4       16.15        27.51       58.7        16.15        27.75       58.2
July 2, 2001.......      11.93        26.86       44.4       13.82        26.91       51.4        13.82        27.15       50.9
July 2, 2002.......       9.28        26.26       35.3       11.31        26.31       43.0        11.31        26.54       42.6
July 2, 2003.......       6.42        25.66       25.0        8.61        25.71       33.5         8.61        25.94       33.2
July 2, 2004.......       3.36        25.07       13.4        5.71        25.12       22.7         5.71        25.34       22.5
July 2, 2005.......       0.07        23.87        0.3        2.59        23.92       10.8         2.59        24.13       10.7
July 2, 2006.......       0.00           NA         NA        0.00           NA         NA         0.00           NA         NA
July 2, 2007.......       0.00           NA         NA        0.00           NA         NA         0.00           NA         NA
July 2, 2008.......       0.00           NA         NA        0.00           NA         NA         0.00           NA         NA
July 2, 2009.......       0.00           NA         NA        0.00           NA         NA         0.00           NA         NA



                         AIRCRAFT MANUFACTURER'S SERIAL       AIRCRAFT MANUFACTURER'S SERIAL      AIRCRAFT MANUFACTURER'S SERIAL
                                   NUMBER 82                            NUMBER 091                          NUMBER 092
                       ----------------------------------   ----------------------------------   --------------------------------
                        EQUIPMENT                            EQUIPMENT                            EQUIPMENT
                          NOTE        ASSUMED                  NOTE        ASSUMED                  NOTE        ASSUMED
                       OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT
                        BALANCE*       VALUE        LTV      BALANCE*       VALUE        LTV      BALANCE*       VALUE       LTV
        DATE           (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*
---------------------  -----------   ----------   -------   -----------   ----------   -------   -----------   ----------   -----
November 26, 1996....     $22.87       $30.23       75.7%      $27.65       $30.35       91.1%      $27.65       $30.35     91.1%
July 2, 1997.........      21.75        29.62       73.4        26.53        29.74       89.2        26.53        29.74     89.2
July 2, 1998.........      19.77        29.02       68.1        24.55        29.14       84.2        24.55        29.14     84.2
July 2, 1999.........      17.63        28.41       62.0        22.36        28.53       78.4        22.36        28.53     78.4
July 2, 2000.........      15.31        27.81       55.1        19.95        27.92       71.5        19.95        27.92     71.5
July 2, 2001.........      14.64        27.20       53.8        17.33        27.32       63.4        17.33        27.32     63.4
July 2, 2002.........      14.63        26.60       55.0        14.51        26.71       54.3        14.51        26.71     54.3
July 2, 2003.........      14.30        25.99       55.0        14.51        26.10       55.6        14.51        26.10     55.6
July 2, 2004.........      13.52        25.39       53.3        12.36        25.49       48.5        12.36        25.49     48.5
July 2, 2005.........      10.89        24.18       45.0        10.79        24.89       43.4        10.79        24.89     43.4
July 2, 2006.........       8.05        22.97       35.1         7.47        23.67       31.6         7.47        23.67     31.6
July 2, 2007.........       5.00        21.76       23.0         3.91        22.46       17.4         3.91        22.46     17.4
July 2, 2008.........       1.73        20.55        8.4         0.08        21.25        0.4         0.08        21.25      0.4
July 2, 2009.........       0.00           NA         NA         0.00           NA         NA         0.00           NA       NA


---------------

* The information relating to Equipment Note outstanding balance for each item of Equipment and resulting LTV Ratios is indicative only and subject to change.

                                                       AIRCRAFT MANUFACTURER'S SERIAL      AIRCRAFT MANUFACTURER'S SERIAL
                                                                 NUMBER 098                          NUMBER 099
                                                     ----------------------------------   --------------------------------
                                                      EQUIPMENT                            EQUIPMENT
                                                        NOTE        ASSUMED                  NOTE        ASSUMED
                                                     OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT
                                                      BALANCE*       VALUE        LTV      BALANCE*       VALUE       LTV
                       DATE                          (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*
---------------------------------------------------  -----------   ----------   -------   -----------   ----------   -----
November 26, 1996..................................     $27.65       $30.61       90.4%      $27.65       $30.48     90.7%
July 2, 1997.......................................      26.53        29.99       88.5        26.53        29.87     88.8
July 2, 1998.......................................      24.55        29.38       83.5        24.55        29.26     83.9
July 2, 1999.......................................      22.36        28.77       77.7        22.36        28.65     78.0
July 2, 2000.......................................      19.95        28.16       70.9        19.95        28.04     71.2
July 2, 2001.......................................      17.33        27.54       62.9        17.33        27.43     63.2
July 2, 2002.......................................      14.51        26.93       53.9        14.51        26.82     54.1
July 2, 2003.......................................      14.51        26.32       55.1        14.51        26.21     55.4
July 2, 2004.......................................      12.36        25.71       48.1        12.36        25.60     48.3
July 2, 2005.......................................      10.79        25.10       43.0        10.79        24.99     43.2
July 2, 2006.......................................       7.47        23.87       31.3         7.47        23.77     31.4
July 2, 2007.......................................       3.91        22.65       17.2         3.91        22.56     17.3
July 2, 2008.......................................       0.08        21.42        0.4         0.08        21.34      0.4
July 2, 2009.......................................       0.00           NA         NA         0.00           NA       NA



                        ENGINE MANUFACTURER'S SERIAL         ENGINE MANUFACTURER'S SERIAL         ENGINE MANUFACTURER'S SERIAL
                                NUMBER V0019                         NUMBER V0025                         NUMBER V0049
                     ----------------------------------   ----------------------------------   ----------------------------------
                      EQUIPMENT                            EQUIPMENT                            EQUIPMENT
                        NOTE        ASSUMED                  NOTE        ASSUMED                  NOTE        ASSUMED
                     OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT              OUTSTANDING   EQUIPMENT
                      BALANCE*       VALUE        LTV      BALANCE*       VALUE        LTV      BALANCE*       VALUE        LTV
       DATE          (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*    (MILLIONS)    (MILLIONS)   RATIO*
-------------------  -----------   ----------   -------   -----------   ----------   -------   -----------   ----------   -------
November 26,
  1996.............     $4.32         $3.50      123.5%      $4.32         $3.50      123.5%      $4.32         $3.50      123.5%
July 2, 1997.......      4.15          3.43      121.0        4.15          3.43      121.0        4.15          3.43      121.0
July 2, 1998.......      3.86          3.36      114.8        3.86          3.36      114.8        3.86          3.36      114.8
July 2, 1999.......      3.54          3.29      107.5        3.54          3.29      107.5        3.54          3.29      107.5
July 2, 2000.......      3.18          3.22       98.7        3.18          3.22       98.7        3.18          3.22       98.7
July 2, 2001.......      2.78          3.15       88.2        2.78          3.15       88.2        2.78          3.15       88.2
July 2, 2002.......      2.34          3.08       76.1        2.34          3.08       76.1        2.34          3.08       76.1
July 2, 2003.......      1.87          3.01       62.2        1.87          3.01       62.2        1.87          3.01       62.2
July 2, 2004.......      1.54          2.94       52.5        1.54          2.94       52.5        1.54          2.94       52.5
July 2, 2005.......      1.54          2.87       53.8        1.54          2.87       53.8        1.54          2.87       53.8
July 2, 2006.......      1.28          2.73       46.7        1.28          2.73       46.7        1.28          2.73       46.7
July 2, 2007.......      1.21          2.59       46.6        1.21          2.59       46.6        1.21          2.59       46.6
July 2, 2008.......      0.63          2.45       25.5        0.63          2.45       25.5        0.63          2.45       25.5
July 2, 2009.......      0.00            NA         NA        0.00            NA         NA        0.00            NA         NA


---------------

* The information relating to Equipment Note outstanding balance for each item of Equipment and resulting LTV Ratios is indicative only and subject to change.


LIMITATION OF LIABILITY

     The Equipment Notes will not be obligations of, or guaranteed by, America West, the Owner Participants or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except with respect to the Owner Trustee as provided in each Indenture, for any liability under such Indenture. All payments of principal amount of, interest on, and all other amounts due with respect to an Equipment Note will be payable only from the related Trust Indenture Estate. (Indentures, Section 2.03)

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct, gross negligence, the inaccuracy of a representation or warranty when made or the failure to perform certain specified covenants. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT; NOTICE AND WAIVER


     Indenture Events of Default under each Indenture will include: (a) the occurrence and continuance of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Trust Company, Owner Trustee, Indenture Trustee or Owner Participant), (b) the failure by the Owner Trustee (other than as a result of a Lease Default) to pay any amount when due under such Indenture or under any Equipment Note issued thereunder and such failure shall have continued for, in the case of principal and interest, ten calendar days and in all other cases fifteen calendar days after notice thereof being given to the Owner Trustee from the Indenture Trustee or any holder of the Equipment Notes, (c) the failure by the Owner Participant, the Trust Company or the Owner Trustee to discharge certain liens, continued for a period of thirty calendar days after an officer of the Trust Company or of the Owner Participant with responsibility for or familiarity with the transactions contemplated under the related Indenture or Refunding Agreement (or any vice president) shall have actual knowledge of such lien, (d) any representation or warranty made by the related Owner Trustee, Trust Company or Owner Participant in such Indenture or the related Refunding Agreement or by any person guaranteeing or supporting the obligations of the Owner Participant under certain related documents or in any related guarantee or support agreement being false or incorrect when made and in any respect materially adverse to the rights and interests of the holders of the related Equipment Notes and remaining unremedied after notice and specified cure periods, (e) certain failures by the related Owner Trustee, Trust Company or Owner Participant to perform or observe certain covenants or obligations for the benefit of the Indenture Trustee or holders of Equipment Notes under such Indenture or the related Refunding Agreement that are not remedied after notice and specified cure periods, (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or (g) any time when the related Aircraft shall be registered in a jurisdiction outside the United States and the related Owner Trustee, the Trust Company or the Owner Participant shall breach certain covenants agreed upon pursuant to the related Refunding Agreement as a result of which the lien of the related Indenture shall cease to be a valid and duly perfected lien on the related Trust Indenture Estate. (Indentures, Section 4.02) There will not be any cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture.



     The Indenture Trustee will give the holders of the Equipment Notes, the Owner Trustee, America West and the Owner Participant prompt written notice of any Indenture Event of Default of which the Indenture Trustee has knowledge. (Indentures, Section 5.01) If an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may exercise certain rights and powers as enumerated under the related Indenture; if such Indenture Event of Default is a Lease Event of Default, the Indenture Trustee may exercise certain remedies pursuant to the related Lease, provided that such Indenture Trustee gives (i) ten days' written notice to the related Owner Trustee and the Owner Participant prior to the initial exercise of such remedies under the related Lease (if not stayed or otherwise precluded by applicable law from giving such notice) and
(ii) twenty days' written notice to the related Owner Trustee and the Owner Participant of its intention to sell the related Aircraft. See "-- Remedies" below. (Indentures, Section 4.04)



     In the event that America West fails to pay any installment of Basic Rent (as defined herein) due under the related Lease, the Owner Participant may, within a specified period after notice of such default, pay a sum equal to the amount of all, but not less than all of the principal amount and interest due and payable on the Equipment Notes, unless the relevant Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to Basic Rent. In the event that America West defaults in any obligation under the related Lease (other than the payment of Basic Rent) and such default can be remedied by the payment of money, the Owner Participant may, within a specified period after notice of such default, instruct the Owner Trustee to exercise the Owner Trustee's rights under the related Lease to perform such obligation on behalf of America West. In the event such Lease Event of Default shall have been so remedied, then any declaration that the Lease is in default and that the related Equipment Notes are due and payable based upon such Lease Event of Default shall be deemed to be rescinded, and the Owner Participant or the Owner Trustee, as the case may be, shall be subrogated to the rights of the holders of the Equipment Notes to receive such payment from the Indenture Trustee. (Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Equipment, by notice to the Indenture Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Equipment, except a default in the payment of the principal amount of, or interest on, any such Equipment Notes or a default in respect of certain other covenants or provisions of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 4.08)

REMEDIES

     Each Indenture will provide that if an Indenture Event of Default occurs and is continuing, the related Indenture Trustee may, and upon receipt of written demand from the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture shall, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the unpaid principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without a Make-Whole Amount). The holders of a majority in aggregate unpaid principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Indenture Trustee an amount sufficient to pay all overdue principal amount of and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and potential Indenture Events of Default with respect to any covenant or provision of such Indenture have been cured or waived. (Indentures, Section 4.04)


     Each Indenture will provide that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Indenture Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Equipment subject to such Lease. If there shall have occurred or be continuing a Lease Event of Default, the related Indenture Trustee's right to exercise remedies under such Indenture will be subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Equipment; provided that the requirement to exercise such remedies under such Lease shall not apply in circumstances where such exercise has been stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (plus an additional period, if any, resulting from (i) the trustee or the debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court, (ii) such Indenture Trustee's consent to an extension of such 60-day period, (iii) America West's assumption during such 60-day period with the approval of the relevant court of the related Lease pursuant to Section 365 of the Bankruptcy Code or (iv) such Indenture Trustee's own failure to give any requisite notice (unless such Indenture Trustee is stayed or otherwise precluded by applicable law from giving such notice)). (Indentures, Section 4.04(a)) Except as otherwise provided, such remedies may be exercised by the related Indenture Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of America West, subject to the terms of such Lease. Any Equipment sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of America West under the Lease with respect to such Equipment. (Indentures, Section 4.04; Leases, Section 18)


     If the Equipment Notes issued in respect of one or more Aircraft or Spare Engine are in default and the Equipment Notes issued in respect of the remaining Equipment are not in default, no remedies will be exercisable under the applicable Indentures with respect to such remaining Equipment.

     Pursuant to each Indenture, notwithstanding any of the provisions of such Indenture or the related Owner Trust Agreement to the contrary, each holder of the related Equipment Notes, the related Indenture Trustee and the related Owner Trustee will agree for the benefit of America West that it will not take any action contrary to America West's rights under the related Lease, including the right of America West to possession and use and quiet enjoyment of the related Equipment, except in accordance with the provisions of such Lease. (Indentures, Section 10.05)

     Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the Bankruptcy Code provides, however, that the right to take possession of equipment may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults and within 30 days thereof, any future defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo".

     The Bankruptcy Reform Act amended Section 1110 by, among other things, providing that all lessors of equipment first placed in service after the date of enactment of that Act will be entitled to the benefits of Section 1110 even if such lease is in essence a security interest. The Bankruptcy Reform Act also provides that the lessor under a lease of equipment first placed in service on or prior to the date of the enactment of that Act will be entitled to the benefits of Section 1110 if the lessor and the lessee have expressed in the applicable agreement or in a substantially contemporaneous writing that the applicable agreement is to be treated as a lease for federal income tax purposes. Each of the Leases relating to Equipment placed in service prior to the enactment of the Bankruptcy Reform Act contains such a written statement.


     Milbank, Tweed, Hadley & McCloy, counsel to the Underwriters, has advised the Indenture Trustees that, if America West were to become a debtor under Chapter 11 of the Bankruptcy Code, the applicable Owner Trustee, as lessor under each Lease, and the related Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to such related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft or with respect to the related Spare Engine. This opinion is subject to certain qualifications and assumptions, including the assumption that America West is and will be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo and the assumption that the applicable Aircraft or Spare Engine has a useful life in excess of the term of the related Lease, without giving effect to any optional renewal period during which fair market rent would be paid (which assumption will be supported by a letter to such effect issued by one of the Appraisers). See "-- The Leases -- Events of Loss". The opinion of Milbank, Tweed, Hadley & McCloy will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of Equipment which may be subleased by America West. The opinion of Milbank, Tweed, Hadley & McCloy will not address the possible substitution or replacement of Equipment after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Indenture Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such substitution or replacement. For a description of certain limitations on the Indenture Trustee's exercise of rights contained in the Indentures, see "-- Indenture Events of Default; Notice and Waiver".

     In the event of bankruptcy, insolvency, receivership or similar proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Equipment is owned by the related Owner Trustee in trust, such Equipment and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Indenture Trustee to exercise its remedies under the related Indenture might be restricted, though such Indenture Trustee would retain its status as a secured creditor in respect of the related Lease and the related Equipment. Certain of the Aircraft are subject to Cross-Border Leases. In connection with the realization by the Indenture Trustee of its security interest in such Aircraft, it may be desirable to have such Cross-Border Leases terminated. In this regard, the bankruptcy, insolvency, receivership or like proceeding involving the Cross-Border Lessor or investor therein might also impede the ability of the Indenture Trustee to exercise its remedies under the related Indenture. See "-- Cross-Border Leases".

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Refunding Agreement and the Owner Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.


     Certain provisions of any Indenture, and of the Lease, the Refunding Agreement, and the Owner Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Indenture Trustee or the holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to maintenance of, and modifications to, the related Equipment and the return to the related Owner Trustee of the related Equipment at the end of the term of such Lease. (Indentures, Section 9.01(a))



     Without the consent of each holder of an affected Equipment Note then outstanding, no amendment of or supplement to the related Indenture, Refunding Agreement or any other related document may (a) modify certain provisions of such Indenture, certain definitions under such Indenture, or the percentage of holders of the Equipment Notes required to take or approve any action under such Indenture, (b) reduce the amount, or change the time of payment or method of calculation of any amount of principal, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify certain provisions of such Indenture with respect to the order of priorities in which distributions thereunder shall be made among the holders of Equipment Notes, the related Owner Trustee and America West, (c) reduce, modify or amend any indemnities in favor of the holders of Equipment Notes, (d) consent to any change in such Indenture or the related Lease which would permit redemption of Equipment Notes earlier than permitted under such Indenture, (e) release America West from its obligations in respect of certain payments under the related Lease or (f) permit the creation of any lien on the related Trust Indenture Estate or deprive any holder of Equipment Notes of the benefit of the lien of such Indenture on such Trust Indenture Estate. (Indentures, Section 9.01(b))


INDEMNIFICATION


     America West will be required to indemnify each Indenture Trustee, each Owner Participant, each Owner Trustee, each Pass Through Trustee and the Subordination Agent, but not any Certificateholder, for certain losses, claims and other matters (for example, among other things, America West is not responsible for any losses, claims, and other matters relating to any of such persons' failure to make a payment to another person, which payment was made by America West to such first person). Under certain circumstances America West is required to counter-indemnify each Original Lessee for indemnities owing by such Original Lessee to each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Equipment. Each Owner Trustee indemnifies the Indenture Trustee for certain losses, claims and other matters to the extent not reimbursed by America West; however, recourse is limited to the related Trust Indenture Estate. Prior to seeking indemnification from the Trust Indenture Estate, the Indenture Trustee will demand and take necessary action to pursue indemnification under the Leases. If necessary, the Indenture Trustee is entitled to indemnification from the related Trust Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by America West or others. The Indenture Trustee is not indemnified, however, for actions arising from its gross negligence (or negligence in the handling of funds), willful misconduct or for the inaccuracy of any representation or warranty made in its individual capacity under the relevant Refunding Agreement. (Indentures, Section 7.01)


     No Trust Company, Owner Participant or any director, officer, employee, stockholder, agent or affiliate of the Trust Company or Owner Participant (the "Exculpated Person") will have any obligation, duty or liability of any kind whatsoever to the Indenture Trustee or holders of any Equipment Notes in connection with the exercise by any Exculpated Person of any rights of an Owner Trustee under the related Lease and the other Operative Documents, or the taking of any action or the failure to take any action, in each case in connection with any rights of such Owner Trustee under the Lease and the other Operative Document. (Indentures, Section 7.02)



     Each Trust Company, Owner Trustee and Owner Participant is required to indemnify the related Indenture Trustee and the holders of the Equipment Notes issued with respect to the Equipment in which such Owner Trustee has an interest for certain losses that may be suffered as a result of its failure to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture (Refunding Agreements, Section 13). The Indenture Trustee is not under any obligation to take any action, risk liability or expend its own funds under the relevant Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. (Indentures, Section 5.03)


THE LEASES

     Each Aircraft and each Spare Engine is leased by an Owner Trustee to America West under the relevant Lease.

     TERMS AND RENTALS


     Each Aircraft and Spare Engine is leased separately under its respective Lease for a term commencing on the date of the delivery of such Equipment to the applicable Original Lessee and expiring between 2010 and 2013, which in all cases is not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture, unless earlier terminated as provided by the related Lease. Basic Rent payments for each Aircraft and Spare Engine are payable semi-annually on each Basic Rent payment date. (Leases, Section 4 and Exhibit C) America West's obligations to pay rent and to make, or cause to be made, other payments under each Lease are unsubordinated unsecured obligations of America West and will rank pari passu in right of payment with all other unsubordinated unsecured indebtedness of America West. The rental obligations will be effectively subordinated to any secured indebtedness of America West to the extent of the value of the assets securing such indebtedness and would be effectively subordinated to all obligations of America West's subsidiaries (if any). America West has no right to purchase any Equipment at the conclusion of the Term of such Lease.


     NET LEASE; MINIMUM PAYMENTS

     America West's obligations in respect of each Lease of an Aircraft and Spare Engine are those of a lessee under a "net lease". Lessee's obligations to pay all rent and perform all other obligations under the Leases are, by the terms of the Leases, stated to be absolute and unconditional. The Leases provide that (i) the Stipulated Loss Value for each item of Equipment, together with the payment of all rent then due thereunder, as of any time shall be sufficient to pay in full the unpaid principal amount of the related Equipment Notes and all accrued and unpaid interest and (ii) Basic Rent payable on any Basic Rent payment date shall at least equal the amount of principal and interest due and payable on the related Equipment Notes on such Basic Rent payment date. (Leases, Section 4(b))

     REGISTRATION; MAINTENANCE; MODIFICATIONS


     America West is obligated to cause the Aircraft to be duly registered with the FAA in the name of the Owner Trustee (or with the aviation authority in certain other jurisdictions in connection with the re-registration of the Aircraft in such jurisdictions). Registration of the Aircraft in specified jurisdictions outside the United States is subject to, among other conditions specified in the related Refunding Agreement, the lien of the related Indenture continuing as a valid and duly perfected security interest in the related Aircraft and the related Lease. America West is also obligated to the extent set forth in the related Lease, to maintain, service, repair and overhaul the Equipment (or cause the Equipment to be maintained, serviced, repaired and overhauled) in accordance with good industry practice and so as to keep the Equipment in as good a condition as when delivered to America West under such Lease, ordinary wear and tear excepted, and in such condition as is necessary to enable the airworthiness certification of such Equipment to be maintained in good standing at all times (a) under the Federal Aviation Act and any other applicable law, or (b) under the applicable laws of any other jurisdiction in which the Aircraft may be registered, except when any grounding of the Aircraft is fleetwide in nature so long as America West or a Permitted Sublessee is contesting in good faith such grounding. America West is also required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards required by, or substantially equivalent to those required by, the central civil aviation authority of the country of registry, and, to the extent not inconsistent therewith, the FAA. America West will maintain, service, repair and overhaul the Equipment in the same manner and with the same care as used by America West with respect to similar aircraft and engines owned by America West and, during any period in which a sublease permitted by the related Lease is in effect, will cause to be performed all maintenance, service, repair and overhaul of the Equipment in the same manner and with the same care as used by the Permitted Sublessee with respect to similar aircraft and engines owned by such Permitted Sublessee. (Leases, Section 6(d) and 6(e))



     America West will not permit the Aircraft to be maintained, used, serviced, repaired or operated in violation of any law of any government having jurisdiction, or in violation of any airworthiness certificate, license or registration to the extent mandatory for operators similar to America West or the Permitted Sublessee, except to the extent America West (or any Permitted Sublessee) is in good faith contesting the validity of any such requirements by appropriate proceedings which, among other things specified in each Lease, do not impair the interest of the Owner Trustee in the Aircraft or the validity or the priority of the Lien of the Indenture. (Leases, Section 6(c)) America West must make (or cause to be made) all alterations, modifications and additions to each Airframe, Engine and Spare Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority having jurisdiction. America West (or a Permitted Sublessee) may make other alterations, modifications and additions to any Airframe, any Engine or any Spare Engine as America West (or a Permitted Sublessee) may deem desirable in the proper conduct of its business, so long as such alterations, modifications or additions do not, among other things specified in the related Lease, diminish the value, utility or remaining useful life, or impair the condition or airworthiness of such Airframe, Engine or Spare Engine, below the value, utility or remaining useful life or condition or airworthiness thereof immediately prior to such alteration, modification or addition (assuming such Airframe, Engine or Spare Engine was in the condition required by the terms of the related Lease). Title to parts incorporated or installed in or added to such Airframe, Engine or Spare Engine as a result of such alterations, modifications or additions vests in the Owner Trustee subject to certain exceptions (including, in the case of any Aircraft subject to a Cross-Border Lease, that title to the relevant parts shall remain with the relevant Cross-Border Lessor). In certain circumstances, America West (or a Permitted Sublessee) is permitted to remove from an Airframe, Engine or Spare Engine parts which were added by America West (or a Permitted Sublessee) so long as certain conditions are met and any such removal does not, among other things specified in the related Lease, diminish or impair the value, utility, remaining useful life, condition or airworthiness, which such Airframe, Engine or Spare Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 9)


     Subject to certain exceptions, including as set forth above, America West is obligated to replace or cause to be replaced all parts incorporated or installed in or attached to any Airframe, any Engine or any Spare Engine that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 9(a))

     SUBLEASING AND POSSESSION


     America West is permitted, subject to certain limitations, to sublease any Equipment to any Certificated Air Carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the related Lease. In addition, subject to certain limitations, America West is permitted to transfer possession of any Airframe, any Engine or any Spare Engine other than by sublease, including transfers of possession by America West in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications.


     Except for certain Aircraft described in "Description of the Equipment Notes -- Cross-Border Leases", there are no general geographical restrictions on America West's (or any Permitted Sublessee's) ability to operate the Equipment. The extent to which the relevant Indenture Trustee's lien would be recognized in any Equipment if such Equipment were located in certain countries is uncertain. See "Description of the Equipment Notes -- Security". While the Indenture Trustees' rights and remedies in the event of a default under each Lease include the right to terminate such Lease and repossess the Equipment subject thereto, it may be difficult, expensive and time-consuming to obtain possession of Equipment, particularly when the Equipment has been registered in a foreign jurisdiction or is located outside the United States or is subleased to a foreign operator. Any such exercise of the right to repossess the Equipment will be subject to the limitations and requirements of applicable law, which could include the need to obtain approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Permitted Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations on the exercise of remedies may apply. Furthermore, certain jurisdictions may accord higher priority to certain other liens or other third-party rights over the Equipment.


     In addition, at the time of obtaining repossession of the Equipment under the related Lease or foreclosing on the lien on the Equipment under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines owned by the applicable Owner Trustee and, in such case, America West is required to deliver engines attached to such Airframe of the same model and equivalent modification status as the Engines or, at America West's option, an engine of an improved model suitable for installation and use on the Airframe without diminishing the value, utility and remaining useful life of such Airframe, in each case having a value, utility and remaining useful life at least equal to, and being in an operating condition as good as, the Engines subject to such Lease. (Leases, Section 16(c)) Notwithstanding America West's agreement in the related Lease, in the event America West fails to transfer title to engines not owned by the applicable Owner Trustee that are attached to an Airframe on repossession or return thereof, at the time of obtaining repossession of the Aircraft it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and related Engines subject to such Lease. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Repossession".


     LIENS


     America West is required to maintain each Aircraft, Airframe, Engine and Spare Engine free of any liens, other than specified permitted liens including the respective rights of America West, the relevant Owner Trustee, Owner Participant and Indenture Trustee and any other rights as provided in the related Lease and any rights of others to possession of the Equipment in accordance with the terms of the related Lease (including Permitted Sublessees); liens, the removal of which is the responsibility of other parties; liens for taxes either not yet due or being diligently contested in good faith by appropriate proceedings so long as such proceedings or such liens do not, among other things as may be specified in the related Lease, involve any material danger of the sale, forfeiture or loss of such Aircraft, Airframe, Engine or Spare Engine or any interest of the related Owner Trustee or Indenture Trustee therein; inchoate materialmen's, mechanics' and other similar inchoate liens arising in the ordinary course of America West's business for sums not overdue for a period of more than 45 days or being diligently contested in good faith so long as such proceedings or such liens do not involve any material danger of the sale, forfeiture or loss of such Aircraft, Airframe, Engines or Spare Engines or any interest of the related Owner Trustee or Indenture Trustee therein; judgment liens discharged, vacated or reversed within a period of 30 days as specified in, and subject to other limitations which may be contained in, the related Lease, and any other lien with respect to which America West (or a Permitted Sublessee) has provided a bond adequate in the reasonable opinion of the Owner Participant and the Indenture Trustee. (Leases, Section 14)

     INSURANCE

     Subject to certain exceptions, America West is obligated, at its expense, to maintain or cause to be maintained on each Aircraft, with reputable and creditworthy insurers of recognized responsibility and standing experienced in aircraft insurance, comprehensive aircraft and general public liability insurance (exclusive of manufacturer's product liability insurance) and property damage insurance in an amount not less than $350 million, combined single limit, per occurrence or such higher amount, and of such types and terms as are customarily carried by prudent certificated air carriers, similarly situated to America West, operating aircraft of similar size and engines. America West is also obligated, at its expense, to maintain or cause to be maintained, "all-risk" ground and flight aircraft hull insurance and "all-risk" coverage including transit insurance with respect to Engines while not installed on an Airframe, of such type, on such terms and in such amounts as customarily maintained by prudent certificated air carriers, similarly situated to America West, operating aircraft of similar size and engines; provided, however, that, subject to permitted deductibles, such all-risk insurance shall be for an amount on an "agreed value" basis not less than the Stipulated Loss Value (as set forth in the related Lease) determined from time to time for such Equipment. (Leases, Sections 12(a) and 12(b))

     Subject to certain exceptions, the proceeds of policies covering loss of or damage to an Aircraft shall be payable, up to the Stipulated Loss Value for such Aircraft, to the related Indenture Trustee for any loss involving proceeds in excess of $500,000 and the entire amount of any loss involving proceeds of $500,000 or less shall be paid to America West (or a Permitted Sublessee) so long as no Lease Event of Default or Lease Default exists. America West (and any Permitted Sublessee) may self-insure for such loss or damage to the extent of up to a $1 million deductible per Aircraft and Spare Engine. (Leases, Sections 12(b) and 12(d))

     In respect of each Aircraft and Spare Engine, America West is required to cause the related Owner Trustee, Owner Participant and Indenture Trustee and certain other persons, but not the Certificateholders, to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the Lease with respect to such Equipment. (Leases, Sections 12(a) and 12(b))

     America West may not operate (or permit any Permitted Sublessee to operate) any Equipment in any area that is excluded from coverage by any insurance policy in effect with respect to such Equipment and required by the related Lease unless the Equipment is covered by a United States government indemnity. (Leases, Section 6(c))

     America West's obligation to provide any insurance required by any Lease shall be satisfied if indemnification from the United States government is provided to the extent and subject to the terms and conditions of such Lease. (Leases, Section 12(k))

     RENEWAL OPTION

     Prior to the end of the Basic Term and subject to certain conditions, America West will have an option to renew each Lease for one Renewal Term consisting of a period equal to five years. The Renewal Rent for the Renewal Term shall be the "fair market rental value" of the Equipment for such Renewal Term as determined in accordance with the related Lease. (Leases, Section 20(a))

     EVENTS OF LOSS


     If an Event of Loss occurs with respect to any Airframe or any Airframe and any Engines then installed thereon or any Spare Engine, America West is obligated either (i) to replace such Airframe, Airframe and Engines or Spare Engine or (ii) to pay to the related Owner Trustee the applicable Stipulated Loss Value, as adjusted, together with certain additional amounts. If America West elects to replace such Airframe, Airframe and Engines or Spare Engine, it must do so not later than the 120th day after the related Event of Loss, with an airframe or airframe and engine(s) or engine, as applicable, meeting required specifications and free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life at least equal to, and being in at least as good operating condition as, such item of Equipment prior to the Event of Loss, assuming maintenance thereof in accordance with the related Lease. If America West elects to pay the Stipulated Loss Value for such Airframe, Airframe and Engines or Spare Engine, America West must make such payment not later than 120 days after the related Event of Loss. Upon making such payment, together with all other amounts then due under the related Lease with respect to such Airframe, Airframe and Engines or Spare Engine, the Lease for such Aircraft or Spare Engine shall terminate and the obligation of America West to make the scheduled Basic Rent payments with respect thereto shall cease. (Leases, Section 11(a))


     If an Event of Loss occurs with respect to an Engine, America West is required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), meeting required specifications and having a value, utility and remaining useful life at least equal to, and being in at least as good operating condition as, the Engine being replaced (assuming that such Engine had been maintained in accordance with the related Lease) suitable for installation and use on the Airframe without diminishing the value, remaining useful life or utility of such Airframe. (Leases, Section 11(b))

     An "Event of Loss" with respect to an Aircraft, Airframe, any Engine or any Spare Engine means any of the following events with respect thereto:


   (a) loss, or, in the case of certain Aircraft, the actual or constructive total loss, of such Equipment or the use thereof due to theft or disappearance for the period set forth in the relevant Lease;


   (b) destruction or damage of such Equipment that renders repair uneconomic or such property permanently unfit for normal use by America West (or a Permitted Sublessee) for any reason whatsoever;

   (c) any loss or disappearance of or damage to or destruction of such Equipment which results in an insurance settlement with respect to such property on the basis of an actual or constructive total loss;

   (d) the condemnation, confiscation, appropriation, seizure or requisition of title to any such Equipment by any governmental entity which results in the loss of title by Owner Trustee for ten days or more but excluding requisition for use or hire which does not involve requisition of title;


   (e) the condemnation, confiscation, appropriation, seizure or requisition of the use of such Equipment by any governmental entity (other than a requisition for use by the federal government of the United States or any instrumentality or agency thereof bearing the full faith and credit of the United States of America), which in any such case shall have resulted in the loss of possession thereof by America West for the period set forth in the relevant Lease (or for such shorter period ending on the date which is the next business day after the date of receipt of an insurance settlement with respect to such Equipment on the basis of a total loss);


   (f) the requisition for use of such Equipment by the federal government of the United States or any agency or instrumentality thereof bearing the full faith and credit of the United States of America, which purports to or does continue beyond the Term of the relevant Lease;

   (g) as a result of any law, rule, regulation, order or other action by the FAA, the Department of Transportation or any other governmental entity having jurisdiction, the use of such Equipment in the normal course of America West's (or a Permitted Sublessee's) business of air transportation of passengers shall have been prohibited for a period of six consecutive months, unless America West (or a Permitted Sublessee), prior to the expiration of such six-month period, has undertaken and is diligently carrying forward all steps which are necessary or desirable to permit normal use of such Equipment by America West (or a Permitted Sublessee), or, in any event, if such normal use shall have been so prohibited by any such governmental entity for the period set forth in the relevant Lease; or


     (h)  as otherwise provided in the relevant Lease.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. An Event of Loss with respect to an Engine shall not, absent an Event of Loss with respect to the relevant Airframe, be deemed an Event of Loss with respect to such Airframe. (Leases, Section 1)

     INDEMNIFICATION


     Subject to certain exceptions, America West has agreed to indemnify, among others, each Owner Participant, each Owner Trustee, each of the Trustees and each of the Indenture Trustees, but not the holders of the Certificates, for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the Equipment. In addition, under certain circumstances America West is required to indemnify such persons, but not the holders of the Certificates, against certain taxes, levies, duties, withholdings and for certain other matters (but excluding, among other things, certain income and capital gains taxes) relating to such transactions or the Equipment. (Leases, Sections 10 and 13)


     LEASE EVENTS OF DEFAULT


     The Lease Events of Default include, among other things, (i) failure by America West to make any payment of Basic Rent, Renewal Rent or Stipulated Loss Value within three business days after such payment is due, or any other payment of Supplemental Rent within ten business days after the same shall have become due and America West has received written demand therefor by the party entitled thereto (provided that failure to pay amounts owed under certain related documents shall not constitute an Event of Default unless the Owner Trustee or the Owner Participant delivers notice to America West and the relevant Indenture Trustee (as applicable) that such failure shall constitute an Event of Default);
(ii) failure by America West to perform or observe any covenant, condition or agreement to be performed or observed by it under the related Lease or certain related documents, and such failure shall have continued unremedied after notice and specified cure periods; (iii) any representation or warranty made by America West under the related Refunding Agreement, or certain related documents or in any certificate furnished by America West in connection therewith, shall have proved to have been incorrect in any material respect when made and continued unremedied after notice and specified cure periods; (iv) the occurrence of certain events of bankruptcy, reorganization or insolvency of America West; (v) America West's loss or suspension of its United States air carrier license or certificate under Part 121 of the Federal Aviation Regulations or its certificate of public convenience and necessity under Section 41102(a) of the Federal Aviation Act or, subject to certain exceptions, its cessation of business as, or cessation of a preponderance of its business to be, that of a commercial passenger Certificated Air Carrier and (vi) subject to certain exceptions, the failure of America West to obtain and maintain (or cause to be obtained and maintained) insurance on or in respect of any Equipment in accordance with the provisions of the relevant Lease, or the operation of any Equipment outside of the scope or in violation of the terms of such insurance. (Leases, Section 17) The Leases require America West to provide to the relevant Owner Trustee as beneficiary thereof irrevocable standby letters of credit for drawdown upon the occurrence of certain Lease Defaults or Lease Events of Default. These letters of credit will not be assigned to the related Indenture Trustee under its Indenture.


     There are no cross-default provisions in the Leases. Consequently, events resulting in a Lease Event of Default under any particular Lease may or may not result in a Lease Event of Default occurring under any other Lease. (Leases, Section 17)

     If a Lease Event of Default has occurred and is continuing and the related Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations imposed by law, exercise one or more of the remedies provided in such Lease with respect to the related Equipment. Such remedies include the right to repossess such Equipment, to sell or re-lease such Equipment free and clear of America West's rights and retain the proceeds and to require America West to pay liquidated damages as computed in accordance with such Lease. (Leases, Section 18)



     SECTION 1110



     In each Lease, America West covenants and agrees that it will support any motion, petition or application filed by the related Owner Trustee, as lessor under the related Lease, with any bankruptcy court having jurisdiction over America West, whereby such Owner Trustee seeks recovery of possession of the Equipment under Section 1110 of the Bankruptcy Code. (Lease, Section 8(i)) See "Description of the Equipment Notes -- Remedies".



     CERTAIN DEFINED TERMS UNDER THE LEASES


     "Airframe" means, with respect to each Aircraft, such Aircraft (except Engines or engines from time to time installed thereon) and any such model aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such Aircraft (except Engines or engines from time to time installed thereon) in accordance with the provisions of the related Lease.

     "Basic Rent" means, for any Equipment, the scheduled basic rent in respect of such Equipment payable semi-annually for the Term of the related Lease.

     "Basic Term" means, for any Equipment, a term commencing on the date of delivery of such Equipment to the applicable Original Lessee under the related Lease and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture, unless earlier terminated as provided by the related Lease.

     "Certificated Air Carrier" means any corporation (except the United States government) domiciled in the United States of America and holding a Certificate of Convenience and Necessity issued under Section 41102(a) of the Federal Aviation Act by the Department of Transportation.

     "Engine" means with respect to each Aircraft, (i) each of the two IAE Model V2500 engines initially installed on the Airframe whether or not from time to time thereafter no longer installed on the Airframe or installed on any other aircraft or airframe, and (ii) any replacement engine which may from time to time be substituted for any Engine in accordance with the provisions of the related Lease.

     "Lease Default" means an event or condition which would constitute a Lease Event of Default with the lapse of time or the giving of notice or both.


     "Lease Payment Dates" means, with respect to each Lease, January 2 and July 2 of each year, commencing on January 2, 1997.


     "Permitted Sublessee" means any sublessee permitted under a Lease from time to time.

     "Renewal Rent" means the rent payable during the Renewal Term for any Equipment pursuant to the related Lease.

     "Renewal Term" means the period following the end of the Basic Term if America West has exercised its renewal option for such Equipment pursuant to the related Lease.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent or Renewal Rent) which America West assumes or agrees to pay under each Lease or the other agreements related thereto.


     "Term" means, with respect to a Lease, collectively, the Basic Term and, if America West has exercised its renewal option for such Equipment pursuant to such Lease, the Renewal Term.

CROSS-BORDER LEASES

     "Cross-Border Lease" means each of the lease agreements between a Cross-Border Lessor and the applicable Cross-Border Lessee.

     "Cross-Border Lessee" means each of the lessees of an Aircraft under a Cross-Border Lease.

     "Cross-Border Lessor" means each of the foreign lessors of an Aircraft.


     Two Aircraft securing the obligations under the two related Indentures are subject to Japanese Cross-Border Lease financings with terms expiring in 1999. The rights of the Cross-Border Lessee under each of these financings have been assigned to the relevant Owner Trustees.



     Under the terms of each of the Cross-Border Lease financings, title to the relevant Aircraft is held by a special purpose Japanese entity. In summary, the Japanese lease financing documentation provides that, subject to various terms and conditions, the relevant Cross-Border Lessee is entitled to acquire title to the relevant Aircraft on termination thereof, upon not less than 90 days' notice and upon payment of an agreed sum upon voluntary termination, and otherwise whether or not an agreed sum is paid. To the extent, if any, that passage of title is conditioned upon payment of an agreed sum, the obligation to pay such sum has been assumed (against receipt of cash) by a foreign financial institution or, to the extent not so assumed, cash collateralized by or on behalf of the relevant Cross-Border Lessee. In addition, each Cross-Border Lessor has expressly agreed that its interest in the Aircraft is subject and subordinate to the security interest of the relevant Indenture Trustee.



     The ability of an Indenture Trustee to realize upon its security interest in an Aircraft that is subject to a Cross-Border Lease financing could be adversely affected if the relevant Cross-Border Lessor or any investor in such lessor were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a creditor, trustee in bankruptcy, liquidator, receiver or similar official were to take the position that the related Aircraft should be treated as part of the estate of such lessor or investor, as the case may be (particularly, if at the same time the Indenture Trustee is seeking to exercise remedies under the related Indenture). If such a position were to be taken in such a proceeding, a delay in the transfer or re-acquisition of title to such Aircraft to or by the relevant Owner Trustee following the occurrence and continuance of a Lease Event of Default under the related Lease could occur. Such a delay might impede the ability of an Indenture Trustee to realize upon the Aircraft collateral securing the related Equipment Notes.



     Legal opinions from Japanese counsel (based on certain assumptions and qualifications) will be given to the effect that the interests of the relevant Cross-Border Lessor have been validly subordinated to the lien of the relevant Indenture Trustee, and that any liquidator, receiver, trustee or any other similar officer of the Cross-Border Lessor should not be entitled to deny or contest such subordination in a bankruptcy or similar proceeding in Japan. There can be no assurance, however, that the circumstances or the law upon which such counsel based their opinions will not change, that a court of competent jurisdiction in Japan would not find differently, that such opinions would prove to be correct or that the law of another jurisdiction would not apply.



     In connection with the realization by the Indenture Trustee of its security interest in the Aircraft, it may be desirable to have such Cross-Border Leases terminated.


     The information set forth above concerning Cross-Border Lease financings was provided by GPA and America West takes no responsibility for the accuracy thereof.

THE REFUNDING AGREEMENT

     TRANSFER OF OWNER PARTICIPANT INTERESTS

     Subject to certain restrictions, each Owner Participant may transfer its beneficial interest in the relevant Owner Trust. (Refunding Agreements, Section
10)

     REGISTRATION OF AIRCRAFT

     The Aircraft (including the Aircraft subject to the Cross-Border Leases) have been registered under the Federal Aviation Act in the name of the relevant Owner Trustee. America West may, under certain circumstances, request the re-registration of such Aircraft in certain jurisdictions outside of the United States, subject to, among other conditions specified in the related Refunding Agreement, the lien of the related Indenture continuing as a perfected security interest in such Aircraft and the related Lease. (Refunding Agreements, Section
11)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. In the opinion of Andrews & Kurth L.L.P., special tax counsel to America West ("Special Tax Counsel") such discussion is accurate in all material respects of the matters discussed herein. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

     This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the
"IRS ") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Special Tax Counsel, in the case of each Series of Certificates, each Trust will be classified as a grantor trust under subpart E,
Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly, its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S.

Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

     If any of the Class B Trust, the Class C Trust, the Class D Trust or the Class E Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to another class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or any transferee of such interest and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. America West has no obligation to indemnify any Certificateholder with respect to withholding taxes.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     The Trustee is a national banking association with its principal corporate trust office in Hartford, Connecticut. Shipman & Goodwin LLP, special counsel for the Trustee, has advised the Company that, in its opinion, prior to a default and under currently applicable law, assuming that each Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather will be classified as a grantor trust under Section 671 of the Code, (i) the Trust will not be subject to any tax, fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in the State of Connecticut will not be subject to any tax, fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning or selling a Certificate.

                              ERISA CONSIDERATIONS

IN GENERAL

     Title I of ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The U.S. Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a Certificate, the Plan's assets would include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by "benefit plan investors" (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In that regard, the extent to which there is equity participation in a particular Trust on the part of benefit plan investors will not be monitored. If the assets of a Trust were deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption were applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider whether such purchase and holding may involve the indirect extension of credit to a party in interest or a disqualified person. In addition, whether or not the assets of a Trust are deemed to be Plan Assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investment by an insurance company general account), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) or PTCE 96-23 (relating to transactions effected by an "in-house asset manager") (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. There can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

     In addition to the Class Exemptions, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the U.S. Department of Labor has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)) (the "Underwriters Exemption"), which generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust, the assets of which include equipment notes secured by leases, provided that certain conditions set forth in the Underwriters Exemption are satisfied.

     The Underwriters Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Services, L.P.; and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Underwriters Exemption does not apply to the Class B Certificates, the Class C Certificates, the Class D Certificates or the Class E Certificates. Even if all of the conditions of the Underwriters Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriters Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriters Exemption would not apply to the purchase by Class B Certificateholders, Class C Certificateholders, Class D Certificateholders or Class E Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriters Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriters Exemption may not apply.

     By acceptance of a Class A Certificate, each Certificateholder that is a Plan will be deemed to have represented that it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

     The Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates may not be acquired with the assets of a Plan; provided, however, that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to contain Plan assets if the conditions of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35,925) have been satisfied. By the acceptance of a Class B, C, D or E Certificates, each Certificateholder will be deemed to have represented that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement
dated November   , 1996 with America West, GPA and certain U.S. domiciled
subsidiaries of GPA (the "Underwriting Agreement") the underwriters named below (the "Underwriters") have severally agreed to purchase from the Trusts, at the price set forth on the cover page of this Prospectus, Certificates of each Trust in the initial aggregate principal amounts set forth in the following chart:



                              PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
                              AMOUNT OF       AMOUNT OF       AMOUNT OF       AMOUNT OF       AMOUNT OF
                               CLASS A         CLASS B         CLASS C         CLASS D         CLASS E
UNDERWRITERS                CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
------------                ------------    ------------    ------------    ------------    ------------
Morgan Stanley & Co.
  Incorporated............   $               $               $               $               $
Citicorp Securities,
  Inc. ...................
Lehman Brothers Inc.......
Salomon Brothers Inc......
                             ------------    ------------    ------------    ------------    ------------
          Total...........   $100,661,333    $ 37,748,000    $ 37,748,000    $ 29,249,875    $ 13,152,846


     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Certificates to be purchased by it if any are taken.


     The Underwriters initially propose to offer all or part of the Certificates directly to the public at the public offering price indicated on the cover page of this Prospectus, and may offer a portion of the Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective designations of the Certificates. The Underwriters may allow to certain dealers, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective designations of the Certificates. After the initial public offering of the Certificates, the public offering prices, such concessions and other selling terms may from time to time be varied by the Underwriters.



      PASS THROUGH           CONCESSION     REALLOWANCE
CERTIFICATE DESIGNATIONS     TO DEALERS     CONCESSION
------------------------     ----------     -----------
         Class A                    %              %
         Class B
         Class C
         Class D
         Class E



     In connection with the sale of Certificates, Underwriters may be deemed to have received compensation from America West or GPA in the form of commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. When the Underwriters sell the Certificates to or through dealers, such dealers may receive commissions from the Underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they act as agent.



     Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act.


     The Underwriting Agreement provides that America West, on the one hand, and GPA and certain GPA subsidiaries party thereto, on the other hand, will, severally and not jointly, indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws or will contribute to payments the Underwriters may be required to make in respect thereof. In addition GPA, such subsidiaries and/or the applicable Owner Participants will reimburse the Underwriters for certain of their expenses incurred in connection with the offering of the Certificates, including certain fees and expenses of counsel for the Underwriters.

     The Certificates are new securities for which there currently is no market. America West does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they currently intend to make a market in the Certificates. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the development or liquidity of any market for the Certificates.

     Certain of the Underwriters and their respective affiliates have provided or are currently providing investment banking and other advisory or financial services to America West and GPA and certain of their respective affiliates for which they receive customary compensation, and may continue to provide such services in the future.

     Morgan Stanley & Co. Incorporated ("Morgan Stanley") holds the Equipment Trust Certificate. The proceeds from the offering of the Certificates will be used to purchase Equipment Notes, a portion of the proceeds of which will repay the Equipment Trust Certificate. Apart from stated interest on the Equipment Trust Certificate, Morgan Stanley has received no fees in connection with its purchase of the Equipment Trust Certificate.


     Lehman Brothers Holdings Inc., the parent of Lehman, beneficially owned as of November 6, 1996 1,831,223 shares of the Company's Class B Common Stock and 293,242 Warrants to purchase Class B Common Stock. See "Certain Transactions".


     Citicorp Securities, Inc. ("Citicorp") held as of October 15, 1996 claims aggregating over $11 million in the Company's Chapter 11 bankruptcy proceedings. Upon settlement of these claims, Citicorp expects to receive shares of the Company's Class B Common Stock. Additionally, Citicorp holds $1,750,000 of the Company's 7.375% Senior Notes due August 1, 1998.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the Closing Date, which will be the fifth business day following the date of pricing of the Certificates (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on any day prior to the third business day before the Closing Date will be required, by virtue of the fact that the Certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on any day prior to the third business day before the Closing Date should consult their own advisor.

                                 LEGAL MATTERS

     The validity of the Certificates offered hereby will be passed upon for America West by Andrews & Kurth L.L.P., Houston, Texas, and for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Andrews & Kurth L.L.P., special tax counsel to America West. The respective counsel for America West and the Underwriters may rely upon Shipman & Goodwin LLP, counsel to the Trustee, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Certificates.

                                    EXPERTS

     The financial statements and financial statement schedule of America West as of December 31, 1995 and 1994, for the year ended December 31, 1995, the period August 26, 1994 to December 31, 1994, the period January 1, 1994 to August 25, 1994 and for the year ended December 31, 1993, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The reports of KPMG Peat Marwick LLP as of December 31, 1995 and 1994, for the year ended December 31, 1995, the period August 26, 1994 to December 31, 1994, the period January 1, 1994 to August 25, 1994, and for the year ended December 31, 1993 contain an explanatory paragraph that states the financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and therefore, are not comparable in all respects.

     The references to BK, AISI, and MBA, and to their respective appraisal reports, dated as of July 2, 1996 in the case of BK, July 11, 1996 in the case of AISI and July 12, 1996 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                       ------
CONDENSED FINANCIAL STATEMENTS AS OF JUNE 30, 1996
Condensed Balance Sheets as of June 30, 1996 (Unaudited) and December 31, 1995........    F-2
Condensed Statements of Income for the three months ended June 30, 1996 and 1995 and
  the six months ended June 30, 1996 and 1995 (Unaudited).............................    F-4
Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995
  (Unaudited).........................................................................    F-5
Notes to Condensed Financial Statements...............................................    F-6
FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
Independent Auditors' Report..........................................................    F-9
Balance Sheets as of December 31, 1995 and 1994.......................................   F-10
Statements of Income for the year ended December 31, 1995 and for the periods August
  26, 1994 to December 31, 1994, January 1, 1994 to August 25, 1994 and the year ended
  December 31, 1993...................................................................   F-11
Statements of Cash Flows for the year ended December 31, 1995 and for the periods
  August 26, 1994 to December 31, 1994, January 1, 1994 to August 25, 1994 and the
  year ended December 31, 1993........................................................   F-13
Statements of Stockholders' Equity (Deficiency) for the year ended December 31, 1995 and for the periods August 26, 1994 to December 31, 1994, January 1, 1994 to August
  25, 1994 and the years ended December 31, 1993......................................   F-14
Notes to Financial Statements.........................................................   F-15

                          AMERICA WEST AIRLINES, INC.

                            CONDENSED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                    JUNE 30,       DECEMBER 31,
                                                      1996             1995
                                                   -----------     ------------
                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents....................     $  180,473      $  224,367
  Short-term investments.......................         21,545              --
  Accounts receivable, less allowance
    for doubtful accounts of $3,099
    in 1996 and $2,515 in 1995.................         84,934          69,094
  Expendable spare parts and supplies,
    less allowance for obsolescence
    of $2,801 in 1996 and $2,115 in 1995.......         26,948          28,643
  Prepaid expenses.............................         48,108          43,315
                                                    ----------      ----------
    Total current assets.......................        362,008         365,419
                                                    ----------      ----------
Property and equipment:
  Flight equipment.............................        612,538         546,591
  Other property and equipment.................        114,641         104,106
  Equipment purchase deposits..................         35,367          27,489
                                                    ----------      ----------
                                                       762,546         678,186
  Less accumulated depreciation
    and amortization...........................        117,504          76,123
                                                    ----------      ----------
    Total property and equipment...............        645,042         602,063
                                                    ----------      ----------
Other assets:
  Restricted cash..............................         24,799          31,694
  Reorganization value in excess
    of amounts allocable to identifiable
    assets, net................................        441,945         489,045
  Deferred income taxes........................         74,700          74,700
  Other assets, net............................         28,439          25,788
                                                    ----------      ----------
    Total other assets.........................        569,883         621,227
                                                    ----------      ----------
                                                    $1,576,933      $1,588,709
                                                    ==========      ==========

See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                            CONDENSED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                           JUNE 30,       DECEMBER 31,
                                                             1996             1995
                                                          -----------     ------------
                                                          (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt................     $   47,286      $   54,157
  Accounts payable....................................        120,912          89,157
  Air traffic liability...............................        221,962         191,744
  Accrued compensation and vacation benefits..........         23,935          41,616
  Accrued taxes.......................................         20,621          34,359
  Other accrued liabilities...........................         27,094          24,802
                                                           ----------      ----------
     Total current liabilities........................        461,810         435,835
                                                           ----------      ----------
Long-term debt, less current maturities...............        334,820         373,964
Deferred credits and other liabilities................        118,355         129,438
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value.
     Authorized 48,800,000 shares;
     no shares issued.................................             --              --
  Class A common stock, $.01 par value.
     Authorized 1,200,000 shares;
     issued and outstanding 1,200,000 shares..........             12              12
  Class B common stock, $.01 par value.
     Authorized 100,000,000 shares;
     issued and outstanding 44,560,162 shares
     at June 30, 1996 and 44,141,330 shares
     at December 31, 1995.............................            445             441
  Additional paid-in capital..........................        575,446         588,927
  Retained earnings...................................        103,776          61,632
                                                           ----------      ----------
                                                              679,679         651,012
  Less treasury stock at cost, 882,000 shares
     at June 30, 1996 and 112,000 shares at
     December 31, 1995 of Class B common stock........         17,731           1,540
                                                           ----------      ----------
     Total stockholders' equity.......................        661,948         649,472
                                                           ----------      ----------
                                                           $1,576,933      $1,588,709
                                                           ==========      ==========

See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                         CONDENSED STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                                                           JUNE 30,                JUNE 30,
                                                     --------------------    --------------------
                                                       1996        1995        1996        1995
                                                     --------    --------    --------    --------
Operating revenues:
  Passenger.......................................   $439,800    $374,979    $827,602    $698,438
  Cargo...........................................     10,991      10,935      21,748      22,311
  Other...........................................     13,158      14,002      27,749      24,957
                                                     --------    --------    --------    --------
     Total operating revenues.....................    463,949     399,916     877,099     745,706
                                                     --------    --------    --------    --------
Operating expenses:
  Salaries and related costs......................     97,620      95,871     192,322     185,051
  Aircraft rents..................................     49,866      43,039      97,138      84,485
  Other rents and landing fees....................     27,264      26,650      53,831      53,458
  Aircraft fuel...................................     56,143      42,787     105,319      82,481
  Agency commissions..............................     34,607      31,360      67,206      60,325
  Aircraft maintenance materials and repairs......     29,206      14,115      56,231      26,879
  Depreciation and amortization...................     13,488      11,994      26,720      23,914
  Amortization of reorganization value in excess
     of amounts allocable to identifiable
     assets.......................................      6,551       8,208      13,100      16,416
  Other...........................................     87,121      72,935     168,831     134,845
                                                     --------    --------    --------    --------
     Total operating expenses.....................    401,866     346,959     780,698     667,854
                                                     --------    --------    --------    --------
     Operating income.............................     62,083      52,957      96,401      77,852
                                                     --------    --------    --------    --------
Nonoperating income (expenses):
  Interest income.................................      3,361       4,085       6,531       6,959
  Interest expense................................    (11,709)    (15,579)    (23,977)    (31,458)
  Gain (loss) on disposition of property and
     equipment....................................        223        (302)        401      (1,225)
  Other, net......................................       (168)         36        (146)         37
                                                     --------    --------    --------    --------
Total nonoperating expenses, net..................     (8,293)    (11,760)    (17,191)    (25,687)
                                                     --------    --------    --------    --------
Income before income taxes and extraordinary
  item............................................     53,790      41,197      79,210      52,165
                                                     --------    --------    --------    --------
Income taxes......................................     24,268      20,324      35,961      26,082
                                                     --------    --------    --------    --------
Extraordinary item, net of taxes..................     (1,105)         --      (1,105)         --
                                                     --------    --------    --------    --------
Net income........................................   $ 28,417    $ 20,873    $ 42,144    $ 26,083
                                                     ========    ========    ========    ========
Earnings per share:
  Primary:
     Income before extraordinary item.............   $   0.60    $   0.46    $   0.87    $   0.58
     Extraordinary item...........................      (0.02)         --       (0.02)         --
                                                     --------    --------    --------    --------
       Net income.................................   $   0.58    $   0.46    $   0.85    $   0.58
                                                     ========    ========    ========    ========
  Fully diluted:
     Income before extraordinary item.............   $   0.60    $   0.45    $   0.86    $   0.58
     Extraordinary item...........................      (0.02)         --       (0.02)         --
                                                     --------    --------    --------    --------
       Net income.................................   $   0.58    $   0.45    $   0.84    $   0.58
                                                     ========    ========    ========    ========
Shares used for computation:
  Primary.........................................     49,231      45,167      49,470      45,166
                                                     ========    ========    ========    ========
  Fully diluted...................................     49,520      48,085      50,089      48,019
                                                     ========    ========    ========    ========

See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Cash flows from operating activities:
  Net income.........................................................    $ 42,144     $ 26,083
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...................................      26,720       23,914
     Amortization of reorganization value in excess of amounts
      allocable to identifiable assets...............................      13,100       16,416
     Amortization of deferred overhauls..............................      15,255        2,784
     Amortization of deferred credits................................      (5,876)      (5,350)
     Loss (gain) on disposition of property and equipment............        (401)       1,225
     Extraordinary loss on extinguishment of debt, net of taxes......       1,105           --
     Other...........................................................       1,216        1,675
  Changes in operating assets and liabilities:
     Increase in short-term investments..............................     (21,545)          --
     Increase in accounts receivable, net............................     (15,840)     (21,942)
     Decrease (increase) in spare parts and supplies, net............       1,695       (3,027)
     Increase in prepaid expenses, net...............................      (4,793)     (13,220)
     Decrease in other assets........................................      39,994       16,025
     Increase in accounts payable....................................      31,755       11,859
     Increase in air traffic liability...............................      30,218       90,545
     Increase (decrease) in accrued compensation and vacation
      benefits.......................................................     (17,681)       5,837
     Increase (decrease) in accrued taxes............................     (13,738)      27,598
     Increase (decrease) in other accrued liabilities................       4,074         (451)
     Decrease in other liabilities...................................      (6,341)        (113)
                                                                         --------     --------
       Net cash provided by operating activities.....................     121,061      179,858
Cash flows from investing activities:
  Purchases of property and equipment................................     (76,767)     (50,707)
  Other..............................................................      (1,722)      (1,267)
                                                                         --------     --------
       Net cash used in investing activities.........................     (78,489)     (51,974)
Cash flows from financing activities:
  Repayment of debt..................................................     (55,016)     (31,074)
  Exercise of stock options and warrants.............................       2,882            1
  Acquisition of treasury stock......................................     (16,191)          --
  Acquisition of warrants............................................     (18,141)          --
                                                                         --------     --------
       Net cash used in financing activities.........................     (86,466)     (31,073)
                                                                         --------     --------
       Net increase (decrease) in cash and cash equivalents..........     (43,894)      96,811
                                                                         --------     --------
Cash and cash equivalents at beginning of period.....................     224,367      182,581
                                                                         --------     --------
Cash and cash equivalents at end of period...........................    $180,473     $279,392
                                                                         ========     ========

See accompanying notes to condensed financial statements.

                          AMERICA WEST AIRLINES, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1.   BASIS OF PRESENTATION

     The unaudited condensed financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission but do not include all information and footnotes required by generally accepted accounting principles. In the opinion of management, the condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. Certain prior year amounts have been reclassified to conform with the current year presentation. The accompanying condensed financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The results for the six months ended June 30, 1996 are not indicative of the results to be expected for the full year.

2.   SHORT-TERM INVESTMENTS

     Short-term investments consist of cash invested in certain debt securities with maturities greater than 90 days. The debt securities are classified as held-to-maturity and are carried at amortized cost which approximates fair value.

3.   RESTRICTED STOCK AND STOCK OPTIONS

     Under the America West Airlines, Inc. 1994 Incentive Equity Plan ("Incentive Plan"), up to 3,500,000 shares of Class B Common Stock may be issued to cover awards under the Incentive Plan, of which no more than 1,500,000 will be issued as restricted stock or bonus stock. As of June 30, 1996, 199,334 shares of restricted stock and options to purchase 2,318,666 shares of Class B Common Stock at the fair market value on the date of grant (which range from $8.75 to $23.00) had been granted pursuant to the Incentive Plan. Also, options to purchase 117,000 shares of Class B Common Stock at the fair market value on the date of grant (which range from $8.00 to $19.625) were issued to members of the Board of Directors who are not employees of the Company. As of June 30, 1996, 60,722 shares of restricted stock were vested and 613,000 options to purchase shares of Class B Common Stock were exercisable.

4.   COMMON STOCK AND WARRANTS

     In September 1995, the Board of Directors authorized the purchase of up to
2.5 million shares of Class B Common Stock and all of its publicly traded Warrants on the open market, as opportunity permits, over a two-year period. During the second quarter of 1996, the Company repurchased 770,000 shares of Class B Common Stock on the open market at per share prices ranging from $19.75 to $21.88. In July 1996, the Company purchased an additional 500,000 shares of Class B Common Stock at per share prices ranging from $14.50 to $16.63. The repurchased shares are held as treasury shares by the Company. In May 1996, the Company repurchased 2.2 million warrants from two warrant holders. The cost, which approximated $18 million, was charged to additional paid-in capital.

                          AMERICA WEST AIRLINES, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1996

5.   INCOME TAXES

     The Company recorded income tax expense (exclusive of extraordinary item) as follows:

                                         THREE MONTHS ENDED   SIX MONTHS ENDED
                                              JUNE 30,             JUNE 30,
                                         ------------------   -----------------
                                          1996       1995      1996      1995
                                         -------    -------   -------   -------
                                                     (IN THOUSANDS)
Current taxes:
  Federal.............................   $   698    $   594   $ 1,062   $   604
  State...............................       624      1,132       950     1,150
                                         -------    -------   -------   -------
                                           1,322      1,726     2,012     1,754
Deferred taxes........................        --         --        --        --
Income tax expense attributable
  to reorganization items and other...    22,946     18,598    33,949    24,328
                                         -------    -------   -------   -------
Income tax expense....................   $24,268    $20,324   $35,961   $26,082
                                         =======    =======   =======   =======

     As reflected in the above table, income tax expense pertains both to income before extraordinary item as well as certain fresh start adjustments to the Company's financial statements stemming from the Company's reorganization in 1994. The Company's reorganization gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible (for income tax purposes) expenses that result in income tax expense (for financial reporting purposes) significantly greater than taxes computed at the current U.S. corporate statutory rate of 35 percent. Nevertheless, the Company's actual cash income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes.

6.   SUPPLEMENTAL INFORMATION TO STATEMENTS OF CASH FLOWS

     Cash paid for interest and income taxes was as follows:

                                                              SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -----------------
                                                                1996     1995
                                                              -------   -------
                                                               (IN THOUSANDS)
Interest (net of amounts capitalized of $1,480 in 1996
  and $1,043 in 1995).....................................    $20,508   $26,848
Income taxes..............................................        329        19

     In addition, the Company had the following non-cash financing activities:

                                                              SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -----------------
                                                                1996     1995
                                                              -------   -------
                                                               (IN THOUSANDS)
Notes payable.............................................    $ 7,814   $ 1,415
Accrued interest reclassified to long-term debt...........         --        65

7.   EXTRAORDINARY ITEM

     In the second quarter of 1996, the Company incurred an extraordinary charge of $1.1 million, net of income tax benefit of $918,000, relating to the prepayment of $25 million in principal of its 10 3/4% Senior Unsecured Notes.

                          AMERICA WEST AIRLINES, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1996

8.   COMMITMENTS AND CONTINGENCIES

(A) LEASES

     In May 1996, the Company entered into agreements to lease two A320 aircraft. The two A320 aircraft each have a lease term of two years with rents payable monthly.

     In June 1996, the Company entered into an agreement to lease one A320 aircraft under a Put Agreement with GPA Group, plc. ("GPA"). The lease has a term of nine years with rents payable monthly.

(B) CONTINGENT LEGAL OBLIGATIONS

     Certain administrative and priority tax claims are pending against the Company which, if ultimately allowed by the bankruptcy court, would represent general obligations of the Company. Such claims include claims of various state and local tax authorities and certain potential contractual indemnification obligations. The Company is also a defendant in various lawsuits. Management cannot reasonably predict the outcome of the pending lawsuits and administrative and priority tax claims. However, management believes, after considering a number of factors, including the advice of outside counsel, the nature of the contingencies to which the Company is subject and its prior experience, that although the outcome of those matters could adversely affect future operating results, the resolution of these actions will not have a material adverse effect on the Company's financial condition.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
America West Airlines, Inc.

     We have audited the accompanying balance sheets of America West Airlines, Inc. as of December 31, 1995 and 1994, and the related statements of income, cash flows and stockholders' equity (deficiency) for the year ended December 31, 1995, the period August 26, 1994 through December 31, 1994, the period January 1, 1994 through August 25, 1994, and for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America West Airlines, Inc. as of December 31, 1995 and 1994, the results of its operations and its cash flows for the year ended December 31, 1995, the period August 26, 1994 through December 31, 1994, the period January 1, 1994 through August 25, 1994 and for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

     As discussed in Notes 14 and 15 to the financial statements, on August 25, 1994, America West Airlines, Inc. emerged from bankruptcy. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis of accounting than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                          KPMG Peat Marwick LLP

Phoenix, Arizona
March 20, 1996

                          AMERICA WEST AIRLINES, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                    1995          1994
                                                                                 ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents....................................................  $  224,367    $  182,581
  Accounts receivable, less allowance for doubtful accounts of $2,515 in 1995
    and $3,531 in 1994.........................................................      69,094        57,474
  Expendable spare parts and supplies, less allowance for obsolescence of
    $2,115 in 1995 and $483 in 1994............................................      28,643        24,179
  Prepaid expenses.............................................................      43,315        29,284
                                                                                 ----------    ----------
         Total current assets..................................................     365,419       293,518
                                                                                 ----------    ----------
Property and equipment:
  Flight equipment.............................................................     546,591       452,177
  Other property and equipment.................................................     104,106        92,169
  Equipment purchase deposits..................................................      27,489        26,074
                                                                                 ----------    ----------
                                                                                    678,186       570,420
  Less accumulated depreciation and amortization...............................      76,123        15,882
                                                                                 ----------    ----------
         Total property and equipment..........................................     602,063       554,538
                                                                                 ----------    ----------
Other assets:
  Restricted cash..............................................................      31,694        28,578
  Reorganization value in excess of amounts allocable to identifiable assets,
    net........................................................................     489,045       645,703
  Deferred income taxes........................................................      74,700            --
  Other assets, net............................................................      25,788        22,755
                                                                                 ----------    ----------
         Total other assets....................................................     621,227       697,036
                                                                                 ----------    ----------
                                                                                 $1,588,709    $1,545,092
                                                                                 ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.........................................  $   54,157    $   65,198
  Accounts payable.............................................................      89,157        77,569
  Air traffic liability........................................................     191,744       127,356
  Accrued compensation and vacation benefits...................................      41,616        15,776
  Accrued taxes................................................................      34,359        27,061
  Other accrued liabilities....................................................      24,802        28,485
                                                                                 ----------    ----------
         Total current liabilities.............................................     435,835       341,445
                                                                                 ----------    ----------
Long-term debt, less current maturities........................................     373,964       465,598
Deferred credits and other liabilities.........................................     129,438       142,603
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value. Authorized 48,800,000 shares; no shares
    issued.....................................................................          --            --
  Class A common stock, $.01 par value. Authorized 1,200,000 shares; issued and
    outstanding 1,200,000 shares...............................................          12            12
  Class B common stock, $.01 par value. Authorized 100,000,000 shares; issued
    and outstanding 44,141,330 shares in 1995, and 43,936,272 shares in 1994...         441           439
  Additional paid-in capital...................................................     588,927       587,149
  Retained earnings............................................................      61,632         7,846
                                                                                 ----------    ----------
                                                                                    651,012       595,446
  Less treasury stock, 112,000 shares of Class B common stock at cost..........      (1,540)           --
                                                                                 ----------    ----------
         Total stockholders' equity............................................     649,472       595,446
                                                                                 ----------    ----------
                                                                                 $1,588,709    $1,545,092
                                                                                 ==========    ==========

                See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                              STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                 PREDECESSOR COMPANY
                                                REORGANIZED COMPANY          ----------------------------
                                           -----------------------------     PERIOD FROM
                                                            PERIOD FROM       JANUARY 1
                                            YEAR ENDED      AUGUST 26 TO         TO           YEAR ENDED
                                           DECEMBER 31,     DECEMBER 31,     AUGUST 25,      DECEMBER 31,
                                               1995             1994            1994             1993
                                           ------------     ------------     -----------     ------------
Operating revenues:
  Passenger..............................   $1,452,261       $  437,775       $ 882,140       $1,246,564
  Cargo..................................       44,425           16,648          27,645           40,161
  Other..................................       53,956           15,343          29,243           38,639
                                            ----------         --------       ---------       ----------
     Total operating revenues............    1,550,642          469,766         939,028        1,325,364
                                            ----------         --------       ---------       ----------
Operating expenses:
  Salaries and related costs.............      382,032          117,562         213,722          305,429
  Aircraft rents.........................      173,571           54,983         105,547          164,978
  Other rents and landing fees...........      108,264           35,839          68,163          109,730
  Aircraft fuel..........................      174,195           58,165         100,646          166,313
  Agency commissions.....................      124,146           37,265          78,988          106,368
  Aircraft maintenance materials and
     repairs.............................       65,925           17,590          28,109           31,000
  Depreciation and amortization..........       81,041           26,684          56,694           81,894
  Restructuring charge...................       10,500               --              --               --
  Other..................................      276,236           82,807         179,653          238,598
                                            ----------         --------       ---------       ----------
     Total operating expenses............    1,395,910          430,895         831,522        1,204,310
                                            ----------         --------       ---------       ----------
     Operating income....................      154,732           38,871         107,506          121,054
                                            ----------         --------       ---------       ----------
Nonoperating income (expenses):
  Interest income........................       15,045            3,834             470              728
  Interest expense (contractual interest
     of $44,747 and $72,961 for the
     periods ended August 25, 1994 and
     December 31, 1993, respectively)....      (58,598)         (22,636)        (33,998)         (54,192)
  Loss on disposition of property and
     equipment...........................       (2,734)            (398)         (1,659)          (4,562)
  Reorganization expense, net............           --               --        (273,659)         (25,015)
  Other, net.............................          (67)              65             131              (89)
                                            ----------         --------       ---------       ----------
     Total nonoperating expenses, net....      (46,354)         (19,135)       (308,715)         (83,130)
                                            ----------         --------       ---------       ----------
     Income (loss) before income taxes
       and extraordinary items...........      108,378           19,736        (201,209)          37,924
                                            ----------         --------       ---------       ----------
Income taxes.............................       53,608           11,890           2,059              759
                                            ----------         --------       ---------       ----------
     Income (loss) before extraordinary
       items.............................       54,770            7,846        (203,268)          37,165
                                            ----------         --------       ---------       ----------
Extraordinary items, net of tax..........         (984)              --         257,660               --
                                            ----------         --------       ---------       ----------
     Net income..........................   $   53,786       $    7,846       $  54,392       $   37,165
                                            ==========         ========       =========       ==========

                See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                              STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                      REORGANIZED COMPANY          PREDECESSOR COMPANY
                                 ---------------------------   ---------------------------
                                                PERIOD FROM    PERIOD FROM
                                  YEAR ENDED    AUGUST 26 TO   JANUARY 1 TO   YEAR ENDED
                                 DECEMBER 31,   DECEMBER 31,   AUGUST 25,     DECEMBER 31,
                                     1995           1994          1994           1993
                                 ------------   ------------   -----------    ------------
Earnings (loss) per share:
  Primary:
     Income (loss) before
       extraordinary items.....     $ 1.18         $  .17         $(7.03)        $ 1.50
     Extraordinary items.......       (.02)            --           9.02             --
                                    ------         ------         ------         ------
     Net income................     $ 1.16         $  .17         $ 1.99         $ 1.50
                                    ======         ======         ======         ======
  Fully Diluted:
     Income (loss) before
       extraordinary items.....     $ 1.17         $  .17         $(4.96)        $ 1.04
     Extraordinary items.......       (.02)            --           6.37             --
                                    ------         ------         ------         ------
     Net income................     $ 1.15         $  .17         $ 1.41         $ 1.04

                                    ======         ======         ======         ======
Shares used for computation:
     Primary...................     47,666         45,127         28,550         27,525
                                    ======         ======         ======         ======
     Fully diluted.............     47,666         45,127         40,452         41,509
                                    ======         ======         ======         ======

                See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           PREDECESSOR COMPANY
                                                          REORGANIZED COMPANY          ----------------------------
                                                     -----------------------------     PERIOD FROM
                                                                      PERIOD FROM       JANUARY 1
                                                      YEAR ENDED      AUGUST 26 TO         TO           YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,     AUGUST 25,      DECEMBER 31,
                                                         1995             1994            1994             1993
                                                     ------------     ------------     -----------     ------------
Cash flows from operating activities:
  Net income.......................................   $   53,786        $  7,846        $  54,392        $ 37,165
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.................       49,083          15,538           56,694          81,894
     Amortization of deferred overhauls............       11,934             356               --              --
     Amortization of reorganization value in excess
       of amounts allocable to identifiable
       assets......................................       31,958          11,145               --              --
     Amortization of deferred credits..............      (10,952)         (3,961)          (2,966)         (5,186)
     Loss on disposition of property and
       equipment...................................        2,734             398            1,659           4,562
     Reorganization items..........................           --              --          185,226          18,167
     Extraordinary items...........................          984              --         (257,660)             --
     Other.........................................        4,465           1,178             (383)           (554)
  Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable,
       net.........................................      (11,172)         27,439          (18,769)           (927)
     Decrease (increase) in expendable spare parts
       and supplies, net...........................       (4,819)          1,165              397           6,320
     Decrease (increase) in prepaid expenses.......      (14,031)          4,371            1,284           2,627
     Decrease (increase) in other assets, net......       45,601           1,219           12,971          (5,295)
     Increase (decrease) in accounts payable.......       10,308         (17,289)         (15,557)          9,014
     Increase (decrease) in air traffic
       liability...................................       64,388         (26,452)          30,510           8,749
     Increase (decrease) in accrued compensation
       and vacation benefits.......................       25,840         (11,667)          15,739          (1,300)
     Increase (decrease) in accrued taxes..........        7,298          (2,104)          25,999          (1,764)
     Increase (decrease) in other accrued
       liabilities.................................         (663)        (13,785)          67,429             644
     Increase (decrease) in other liabilities......       (6,314)          2,521          (14,749)           (758)
                                                       ---------        --------        ---------        --------
       Net cash provided by (used in) operating
          activities...............................      260,428          (2,082)         142,216         153,358
Cash flows from investing activities:
  Purchases of property and equipment..............     (107,387)        (14,658)         (61,271)        (54,324)
  Long-term investments............................       (1,750)             --               --              --
  Proceeds from disposition of property............        1,741             600              334           3,715
                                                       ---------        --------        ---------        --------
       Net cash used in investing activities.......     (107,396)        (14,058)         (60,937)        (50,609)
Cash flows from financing activities:
  Proceeds from issuance of debt...................       29,300              --          100,000              --
  Repayment of debt................................     (137,421)        (23,355)        (173,699)        (77,501)
  Issuance of common stock.........................        1,545               3          114,862              --
  Debt issuance cost...............................       (3,130)             --               --              --
  Acquisition of treasury stock....................       (1,540)             --               --              --
                                                       ---------        --------        ---------        --------
       Net cash provided by (used in) financing
          activities...............................     (111,246)        (23,352)          41,163         (77,501)
                                                       ---------        --------        ---------        --------
       Net increase (decrease) in cash and cash
          equivalents..............................       41,786         (39,492)         122,442          25,248
                                                       ---------        --------        ---------        --------
Cash and cash equivalents at beginning of period...      182,581         222,073           99,631          74,383
                                                       ---------        --------        ---------        --------
Cash and cash equivalents at end of period.........   $  224,367        $182,581        $ 222,073        $ 99,631
                                                       =========        ========        =========        ========

                See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
FOR THE YEAR ENDED DECEMBER 31, 1995, THE PERIOD AUGUST 26 TO DECEMBER 31, 1994,
  THE PERIOD JANUARY 1 TO AUGUST 25, 1994 AND THE YEAR ENDED DECEMBER 31, 1993
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                          DEFERRED
                                                                                                        COMPENSATION
                                       CLASS    CLASS                                                    AND NOTES
                         CONVERTIBLE     A        B                ADDITIONAL   RETAINED    CLASS B    RECEIVABLE --
                          PREFERRED    COMMON   COMMON   COMMON     PAID-IN     EARNINGS/   TREASURY   EMPLOYEE STOCK
                            STOCK      STOCK    STOCK     STOCK     CAPITAL     (DEFICIT)    STOCK     PURCHASE PLANS     TOTAL
                         -----------   ------   ------   -------   ----------   ---------   --------   --------------   ---------
BALANCE AT JANUARY 1,
  1993.................     $  91       $ --     $ --    $5,992     $195,407    $(475,791)  $    --       $(20,312)     $(294,613)
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
Issuance of 170,173
  shares of common
  stock pursuant to
  Series B convertible
  subordinated
  debentures...........        --         --       --        43        1,896          --         --             --          1,939
Issuance of 1,164,596
  shares of common
  stock pursuant to
  convertible preferred
  stock................       (73)        --       --       291         (218)         --         --             --             --
Employee restricted
  stock deferred
  compensation.........        --         --       --        --           --          --         --             21             21
Employee stock purchase
  plan:
  Cancellation of
    11,330 shares of
    common stock at:
    $.22 - $1.59 per
      share............        --         --       --        (3 )        (38)         --         --             49              8
    Deferred
      compensation.....        --         --       --        --          (37)         --         --          1,255          1,218
Net income.............        --         --       --        --           --      37,165         --             --         37,165
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
BALANCE AT DECEMBER 31,
  1993.................        18         --       --     6,323      197,010    (438,626)        --        (18,987)      (254,262)
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
Issuance of 336,277
  shares of common
  stock pursuant to
  convertible preferred
  stock dividends......        --         --       --        84        2,932          --         --             --          3,016
Employee stock purchase
  plan:
  Cancellation of 7,678
    shares of common
    stock at:
    $1.19 - $4.03 per
      share............        --         --       --        (2 )        (49)         --         --             43             (8)
    Deferred
      compensation.....        --         --       --        --           (1)         --         --            606            605
Issuance of 108,825
  shares of common
  stock pursuant to
  exercise of stock
  options..............        --         --       --        27          166          --         --             --            193
Net income.............        --         --       --        --           --      54,392         --             --         54,392
Eliminate predecessor
  equity accounts in
  connection with fresh
  start................       (18)        --       --    (6,432 )   (200,058)    206,508         --             --             --
Eliminate employee
  stock receivable.....        --         --       --        --           --     (18,338)        --         18,338             --
Record excess of
  reorganization value
  over identifiable
  assets...............        --         --       --        --           --     668,702         --             --        668,702
Sale of 1,200,000
  shares of Class A
  common stock and
  14,000,000 shares of
  Class B common
  stock................        --         12      140        --      114,710          --         --             --        114,862
Issuance of 29,925,000
  shares of new Class B
  common stock.........        --         --      299        --      472,339    (472,638)        --             --             --
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
BALANCE AT AUGUST 25,
  1994.................        --         12      439        --      587,049          --         --             --        587,500
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
Issuance of 272 shares
  of common stock
  pursuant to exercise
  of stock warrants....        --         --       --        --            3          --         --             --              3
Issuance of 11,000
  shares of restricted
  stock................        --         --       --        --           97          --         --             --             97
Net income.............        --         --       --        --           --       7,846         --             --          7,846
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
BALANCE AT DECEMBER 31,
  1994.................        --         12      439        --      587,149       7,846         --             --        595,446
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
Issuance of 4,057
  shares and 170,667
  shares of common
  stock pursuant to the
  exercise of stock
  warrants and stock
  options including tax
  benefit from the
  exercise of stock
  options of $44,000...        --         --        2        --        1,543          --         --             --          1,545
Issuance of 30,334
  shares of restricted
  stock................        --         --       --        --          235          --         --             --            235
Acquisition of 112,000
  shares of treasury
  stock at:
    $13.63 - $14.00 per
      share............        --         --       --        --           --          --     (1,540)            --         (1,540)
Net income.............        --         --       --        --           --      53,786         --             --         53,786
                             ----        ---     ----    -------    --------    ---------   -------       --------      ---------
BALANCE AT DECEMBER 31,
  1995.................     $  --       $ 12     $441    $   --     $588,927    $ 61,632    $(1,540)      $     --      $ 649,472
                             ====        ===     ====    =======    ========    =========   =======       ========      =========

                See accompanying notes to financial statements.

                          AMERICA WEST AIRLINES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994, AND 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation

     America West Airlines, Inc., D.I.P. (the "Predecessor Company") filed a voluntary petition on June 27, 1991, to reorganize under Chapter 11 of the Federal Bankruptcy Code. On August 10, 1994, the Plan of Reorganization ("Plan"), filed by the Predecessor Company, was confirmed and became effective on August 25, 1994 (the "Effective Date"). On August 25, 1994, America West Airlines, Inc., (the "Reorganized Company" or the "Company") adopted fresh start reporting in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") of the American Institute of Certified Public Accountants. Accordingly, the Company's post-reorganization balance sheet and statements of income have not been prepared on a consistent basis with such pre-reorganization financial statements and are not comparable in all respects to financial statements prior to reorganization. For accounting purposes, the inception date of the Reorganized Company is deemed to be August 26, 1994. A vertical black line is shown in the financial statements to separate the Reorganized Company from the Predecessor Company since they have not been prepared on a consistent basis of accounting.

     During the reorganization period, pursuant to SOP 90-7, prepetition liabilities were reported on the basis of the expected amounts of such allowed claims, as opposed to the amounts for which those allowed claims may be settled and were classified as "Liabilities Subject to Chapter 11 Proceedings". The accrual for interest on such unsecured or undersecured liabilities was discontinued from the period June 27, 1991 to August 25, 1994, the Effective Date of the Plan.

  (b) Cash and Cash Equivalents

     Cash equivalents consist of all highly liquid debt instruments purchased with original maturities of three months or less. The debt instruments are classified as held-to-maturity and are carried at amortized cost which approximates fair value.

  (c) Expendable Spare Parts and Supplies

     Flight equipment expendable spare parts and supplies are valued at average cost. Allowances for obsolescence are provided, over the estimated useful life of the related aircraft and engines, for spare parts expected to be on hand at the date the aircraft are retired from service.

  (d) Property and Equipment

     Property and equipment are recorded at cost. Interest capitalized on advance payments for aircraft acquisitions and on expenditures for aircraft improvements are part of these costs. Interest capitalized was $2.7 million and $621,000 for the year ended December 31, 1995 and the period August 26, 1994 through December 31, 1994, respectively. Property and equipment is depreciated and amortized to residual values over the estimated useful lives or the lease term, whichever is less, using the straight-line method.

     The estimated useful lives for the Company's ground property and equipment range from three to twelve years for owned property and equipment and to thirty years for the reservation and training center and technical support facilities. The estimated useful lives of the Company's owned aircraft, jet engines, flight equipment and rotable parts range from eleven to twenty-two years. Leasehold improvements relating to flight equipment and other property on operating leases are amortized over the life of the lease or the life of the asset, whichever is shorter.

                          AMERICA WEST AIRLINES, INC.

  (e) Restricted Cash

     Restricted cash includes cash deposits securing certain letters of credit and cash held in Company accounts, but pledged to an institution which processes credit card sales transactions.

  (f) Aircraft Maintenance and Repairs

     Routine maintenance and repairs are charged to expense as incurred. The cost of major scheduled airframe, engine and certain component overhauls are capitalized and amortized over the periods benefited and are included in aircraft maintenance materials and repairs expense for the Reorganized Company as part of fresh start reporting and in depreciation and amortization expense for the Predecessor Company. The balance of capitalized overhauls relating to aircraft and engines was reduced as part of the revaluation of property and equipment and operating leases under fresh start reporting.

     Additionally, a provision for the estimated cost of scheduled airframe and engine overhauls required to be performed on leased aircraft prior to their return to the lessors has been provided.

  (g) Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     Reorganization value in excess of amounts allocable to identifiable assets is amortized on a straight line basis over 20 years. Accumulated amortization at December 31, 1995 and 1994 is approximately $43.1 million and $11.1 million, respectively. During the year ended December 31, 1995 and the period August 26 to December 31, 1994, reductions in reorganization value of $50 million and $11.9 million were recorded as a result of the utilization of the Predecessor Company tax attributes including net operating loss carryforwards. Additionally, in 1995 the Company established a deferred tax asset, which reduced reorganization value by $74.7 million. The Company assesses the recoverability of this asset based upon expected future undiscounted cash flows and other relevant information.

  (h) Frequent Flyer Awards

     The Company maintains a frequent travel award program known as "FlightFund" that provides a variety of awards to program members based on accumulated mileage. The estimated cost of providing the free travel, using the incremental cost method as adjusted for estimated redemption rates, is recognized as a liability and charged to operations as program members accumulate mileage.

  (i) Deferred Credit -- Operating Leases

     Operating leases were adjusted to fair market value at the Effective Date. The net present value of the difference between the stated lease rates and the fair market rates has been recorded as a deferred credit in the accompanying balance sheets. The deferred credit will be increased through charges to interest expense and decreased on a straight-line basis as a reduction in rent expense over the applicable lease periods. At December 31, 1995 and 1994, the unamortized balance of the deferred credit was $107.2 million and $116.9 million, respectively.

  (j) Passenger Revenue

     Passenger revenue is recognized when the transportation is provided. Ticket sales for transportation which has not yet been provided are recorded as air traffic liability. Passenger traffic commissions and related fees are expensed when the related revenue is recognized. Passenger traffic commissions and related fees not yet recognized are included as a prepaid expense.

                          AMERICA WEST AIRLINES, INC.

  (k) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (l) Per Share Data

     Primary earnings per share is based upon the weighted average number of shares of common stock outstanding and dilutive common stock equivalents (stock options and warrants). Primary earnings per share reflects net income adjusted for interest on borrowings effectively reduced by the proceeds from the assumed exercise of common stock equivalents but only if the effect of such adjustments are dilutive.

     Fully diluted earnings per share is based on the average number of shares of common stock, dilutive common stock equivalents (stock options and warrants) and the conversion of outstanding convertible preferred stock (none outstanding at December 31, 1995) as well as for the Predecessor Company the conversion of convertible subordinated debentures. Fully diluted earnings per share reflects net income adjusted for interest on borrowings effectively reduced by the proceeds from the assumed exercise of common stock equivalents or conversion of debentures but only if the effect of such adjustments are dilutive.

  (m) Use of Estimates

     Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (n) Reclassification

     Certain reclassifications have been made in the prior year's financial statements to conform them to the current presentation.

                          AMERICA WEST AIRLINES, INC.

2. LONG-TERM DEBT

     Long-term debt at December 31 consists of the following:

                                                                           1995         1994
                                                                         --------     --------
                                                                            (IN THOUSANDS)
SECURED
Notes payable, primarily fixed interest rates of 9.53% to 10.79%,
  averaging 10.1%, installments due 1999 through 2008..................  $274,751     $307,077
Borrowings under lines of credit, floating interest rates of Prime + 1%
  to three month LIBOR + 4%, averaging 9.61%,installments due through
  1999. No available borrowings remain.................................    14,794       24,225
Industrial development revenue bonds, variable interest rate of 4.25%
  to 5.6%, averaging 4.94%, due 2016(a)................................    29,300           --
Notes payable, floating interest rate of Prime + 1%, averaging 8.50%,
  installments due through 1999(a).....................................        --       34,097
                                                                         --------     --------
                                                                          318,845      365,399
UNSECURED
10 3/4% Senior Notes, face amount of $75 million, interest only payment
  until due in 2005(b).................................................    71,984           --
Notes payable, interest rates of 90-day LIBOR + 3% to 8%, averaging
  8.25%, installments due through 2000.................................    36,708       41,752
11 1/4% Senior notes, face amount of $123 million, interest only
  payments until due in 2001(b)........................................        --      120,843
Other..................................................................       584        2,802
                                                                         --------     --------
                                                                          109,276      165,397
                                                                         --------     --------
          Total long-term debt.........................................   428,121      530,796
          Less: current maturities.....................................    54,157       65,198
                                                                         --------     --------
                                                                         $373,964     $465,598
                                                                         ========     ========

---------------
(a) In December 1995, the Company completed the remarketing of The Industrial Development Authority of the City of Phoenix, Arizona Variable Rate Airport Facility Revenue Bonds (America West Airlines, Inc. Project) Series 1986 due August 1, 2016. These bonds were originally issued to finance the construction of the Company's maintenance facility at Sky Harbor International Airport. As required under the existing reimbursement agreement, the Company used the net proceeds to prepay the then existing debt in the amount of $28.9 million. The new bonds are backed by an irrevocable direct pay letter of credit issued by the Industrial Bank of Japan, Limited, Los Angeles Agency; the letter of credit is secured by the Company's maintenance facility and related improvements, seventeen spare engines and a flight simulator with a combined net book value of $51.2 million and a pledge of $1.9 million in cash.

     The interest rate varies weekly and from the date of issue to December 31, 1995 ranged from 4.25% to 5.6%. The bondholders have the right to put the bonds back to the Company on a weekly basis if the bonds bear interest at the weekly rate or monthly if the bonds bear interest at a monthly rate. If the bonds are put back to the Company, the remarketing agent or the transfer agent will, at the direction of the Company, remarket such bonds. Any bonds not remarketed will be retired utilizing the $29.9 million letter of credit which represents the principal plus 60 days of interest at a maximum rate of 12%. The

                          AMERICA WEST AIRLINES, INC.

     letter of credit expires on November 27, 1996 and is subject to mandatory redemption under certain circumstances. The estimated annual cost for the letter of credit is approximately $1.1 million.

(b) On the Effective Date, the Company issued $100 million of 11 1/4% Senior Unsecured Notes (the "11 1/4% Senior Notes") at a discount of 1.575% as part of the investment by the partners of AmWest Partners LP ("AmWest") and on October 14, 1994, the Company issued an additional $23 million of the 11 1/4% Senior Notes. In August 1995, the Company prepaid $48 million of the $123 million 11 1/4% Senior Notes and exchanged the remaining $75 million of such notes for $75 million 10 3/4% Senior Unsecured Notes due 2005 ("10 3/4% Senior Notes"). The 10 3/4% Senior Notes mature on September 1, 2005 and interest is payable in arrears semi-annually commencing on March 1, 1996. The 10 3/4% Senior Notes may be redeemed at the option of the Company on or after September 1, 2001 at any time in whole or from time to time in part, at a redemption price equal to the following percentage of principal redeemed, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period beginning:

                                   SEPTEMBER 1,                     PERCENTAGE
                --------------------------------------------------  ----------
                2000..............................................    105.375%
                2001..............................................    103.583%
                2002..............................................    101.792%
                2003 and thereafter...............................    100.000%

Secured financings totaling $318.8 million are collateralized by assets, primarily aircraft and engines, with a net book value of $424.9 million at December 31, 1995.

At December 31, 1995, the estimated maturities of long-term debt are as follows:

                                                                 (IN THOUSANDS)
                1996...........................................     $ 54,157
                1997...........................................       46,176
                1998...........................................       43,212
                1999...........................................       45,401
                2000...........................................       28,000
                Thereafter.....................................      211,175
                                                                    --------
                                                                    $428,121
                                                                    ========

Certain of the Company's long-term debt agreements contain minimum cash balance requirements, leverage ratios, coverage ratios, limitation on investments, a $165.4 million limitation on restricted payments including cash dividends, and other financial covenants with which the Company was in compliance at December 31, 1995.

3. CAPITAL STOCK

  Preferred Stock

     The Company's Board of Directors by resolution may authorize the issuance of the Preferred Stock as a class, in one or more series, having the number of shares, designations, relative voting rights, dividend rights, liquidation and other preferences and limitations that the Board of Directors fixes without any stockholder approval. No shares of Preferred Stock have been issued.

                          AMERICA WEST AIRLINES, INC.

  Common Stock

     The holders of Class A Common Stock are entitled to fifty votes per share, and the holders of Class B Common Stock are entitled to one vote per share, on all matters submitted to a vote of common stockholders except that voting rights of non-U.S. citizens are limited. The Class A Common Stock is convertible into an equal number of Class B shares at any time at the election of the holders of the Class A Common Stock.

     Holders of Common Stock of all classes participate equally as to any dividends or distributions on the Common Stock, except that dividends payable in shares of Common Stock, or securities to acquire Common Stock, will be made in the same class of Common Stock as that held by the recipient of the dividend. Holders of Common Stock have no right to cumulate their votes in the election of directors. The Common Stock votes together as a single class, subject to the right to a separate class vote in certain instances required by law.

     Pursuant to the Stockholder's Agreement, AmWest and GPA Group plc ("GPA") will vote all shares of the Common Stock owned by them in favor of the reelection of the initially designated Independent Directors for as long as such Independent Directors continue to serve or until the first annual meeting after August 25, 1997.

     In addition to the voting and other provisions of the Stockholders' Agreement, AmWest and GPA have agreed that (i) the partners and assignees of AmWest will vote in favor of GPA's nominee to the Company's Board of Directors, and (ii) GPA will vote in favor of the partners and assignees of AmWest's nine nominees to the Company's Board of Directors for so long as (a) the partners and assignees of AmWest own at least 5% of the voting equity securities of the Company, and (b) GPA owns at least 2% of the voting equity securities of the Company.

  Warrants

     The Company issued approximately 10.4 million Warrants to purchase Class B Common Stock with an exercise price of $12.74 per share as part of the reorganization. The Warrants are exercisable by the holders anytime before August 25, 1999 and 10.4 million shares of Class B Common Stock have been reserved for the exercise of these warrants. As of December 31, 1995, 4,329 warrants were exercised at $12.74 per share.

4. STOCK OPTIONS AND AWARDS

     The Company has reserved 3.5 million shares of Class B Common Stock for issuance as awards under its 1994 Incentive Equity Plan, of which no more than
1.5 million shares will be issued as Restricted Stock or Bonus Stock. Options to purchase Class B Common Stock are granted at fair market value and generally become exercisable over a three-year period, and ultimately lapse if unexercised at the end of ten years.

     On January 1, 1995 and on December 1, 1994, the Company granted 30,334 shares and 11,000 shares of Restricted Stock, respectively. Compensation expense of $235,000 in 1995 and $97,000 in 1994 was recorded based upon the fair value at the date of grant and applicable vesting provisions. At December 31, 1995, 41,334 shares of Restricted Stock were vested.

                          AMERICA WEST AIRLINES, INC.

     Option activity under the 1994 Incentive Equity Plan is as follows:

                                                                             EXERCISE PRICE
                                                                SHARES          PER SHARE
                                                               ---------     ---------------
    1994:
    Granted..................................................  1,111,000     $8.75
                                                               ---------
    Outstanding at December 31, 1994.........................  1,111,000     $8.75
                                                               =========
    1995:
    Granted..................................................  1,354,000     $7.75 - 18.00
    Exercised................................................   (170,667)    $8.75
    Cancelled................................................   (214,000)    $8.75 - 12.875
                                                               ---------
    Outstanding at December 31, 1995.........................  2,080,333     $7.75 - 18.00
                                                               =========
    Exercisable at December 31, 1995.........................    556,001
                                                               =========

     The 1994 Incentive Equity Plan also provides for the issuance of Restricted Stock and grant of stock options to non-employee directors. The Company has granted options to purchase 78,000 shares of Class B Common Stock to members of the Board of Directors who are not employees of the Company. The options have a ten-year term and are exercisable six months after the date of grant. At December 31, 1995, 78,000 options to purchase Class B Common Stock were exercisable at prices ranging from $8.00 to $9.75 per share.

5. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) defined contribution plan, covering essentially all employees of the Company. Participants may contribute from 1 to 15% of their pre-tax earnings to a maximum of $9,240 in 1995. Currently, the Company matches 50% of a participant's contributions up to 6% of the participant's annual pre-tax earnings. The Company's contribution expense to the plan totaled $5.9 million, $3.8 million and $2.1 million in 1995, 1994 and 1993, respectively.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amount approximates fair value because of the short maturity of these instruments.

  Long-term Debt

     At December 31, 1995 and 1994, the fair value of long-term debt was approximately $431 million and $515 million, respectively, based on quoted market prices for the same or similar debt including debt of comparable remaining maturities.

                          AMERICA WEST AIRLINES, INC.

7. INCOME TAXES

     The Company recorded income tax expense for the periods shown below (exclusive of extraordinary items) as follows:

                                      REORGANIZED COMPANY                   PREDECESSOR COMPANY
                                --------------------------------    -----------------------------------
                                 YEAR ENDED       PERIOD FROM         PERIOD FROM
                                DECEMBER 31,     AUGUST 26 TO        JANUARY 1 TO        YEAR ENDED
                                    1995       DECEMBER 31, 1994    AUGUST 25, 1994   DECEMBER 31, 1993
                                ------------   -----------------    ---------------   -----------------
                                                            (IN THOUSANDS)
    Current Taxes:
      Federal.................    $    505          $    --             $ 1,869            $   675
      State...................         190               36                 190                 84
                                   -------          -------            --------          ---------
         Total current
           taxes..............         695               36               2,059                759
                                   -------          -------            --------          ---------
    Deferred taxes............          --               --                  --                 --
                                   -------          -------            --------          ---------
    Income tax expense
      attributable to
      reorganization items and
      other...................      52,913           11,854                  --                 --
                                   -------          -------            --------          ---------
    Total income tax
      expense.................    $ 53,608          $11,890             $ 2,059            $   759
                                   =======          =======            ========           ========

     With respect to the year ended December 31, 1995 and the period August 26, 1994 to December 31, 1994, income tax expense pertains both to income before extraordinary items as well as certain adjustments necessitated by the effectiveness of the Plan and the resultant fresh start adjustments to the Company's financial statements. The Company's reorganization and the associated implementation of fresh start reporting gave rise to significant items of expense for financial reporting purposes that are not deductible for income tax purposes. In large measure, it is these nondeductible (for income tax purposes) expenses that result in an effective tax rate (for financial reporting purposes) significantly greater than the current U.S. corporate statutory rate of 35 percent. Nevertheless, the Company's actual cash income tax liability (i.e., income taxes payable) is considerably lower than income tax expense shown for financial reporting purposes. This difference in financial expense compared to actual income tax liability is in part attributable to the utilization of certain tax attributes of the Predecessor Company that serve to reduce the Company's actual income tax liability. The excess of financial expense over the Company's actual income tax liability ($50 million) is applied to reduce the carrying balance of the Company's reorganization value in excess of amounts allocable to identifiable assets.

     For the year ended December 31, 1995, the Company recognized an income tax benefit of $984,000 arising from an extraordinary loss. For the periods January 1, 1994 to August 25, 1994, and the year ended December 31, 1993, income tax expense pertains solely to income before extraordinary item. No income tax expense was recognized with respect to the extraordinary gain resulting from the cancellation of indebtedness that occurred in connection with the effectiveness of the Plan as such gain is not subject to income taxation.

                          AMERICA WEST AIRLINES, INC.

     Income tax expense, exclusive of extraordinary items, recorded for the periods shown below, differs from amounts computed at the federal statutory income tax rate as follows:

                                          REORGANIZED COMPANY                PREDECESSOR COMPANY
                                    --------------------------------    ------------------------------
                                     YEAR ENDED       PERIOD FROM         PERIOD FROM      YEAR ENDED
                                    DECEMBER 31,     AUGUST 26 TO        JANUARY 1 TO     DECEMBER 31,
                                        1995       DECEMBER 31, 1994    AUGUST 25, 1994       1993
                                    ------------   -----------------    ---------------   ------------
                                                              (IN THOUSANDS)
    Income tax expense at U.S.
      statutory rate..............    $ 37,932          $ 6,908            $  19,758        $ 13,273
    State income taxes, net of
      federal
      income tax benefit..........       4,505            1,663                  190              84
    Nondeductible amortization of
      reorganization value in
      excess of amounts allocable
      to identifiable assets......      11,188            3,901                   --              --
    Benefit of loss
      carryforwards...............          --               --              (17,889)        (12,598)
    Other, net....................         (17)            (582)                  --              --
                                       -------          -------             --------        --------
              Total...............    $ 53,608          $11,890            $   2,059        $    759
                                       =======          =======             ========        ========

     As of December 31, 1995, the Company has available net operating loss, business tax credit and alternative minimum tax credit carryforwards for Federal income tax purposes of approximately $533.6 million, $12.7 million and $1.1 million, respectively. The net operating loss carryforwards expire during the years 1999 through 2009 while the business credit carryforwards expire during the years 1997 through 2006. However, such carryforwards are not fully available to offset federal (and in certain circumstances, state) alternative minimum taxable income. Further, as a result of a statutory "ownership change" (as defined for purposes of sec. 382 of the Internal Revenue Code) that occurred as a result of the effectiveness of the Company's Plan of Reorganization, the Company's ability to utilize its net operating loss and business tax credit carryforwards may be restricted. The alternative minimum tax credit may be carried forward without expiration and is available to offset future income tax payable.

                          AMERICA WEST AIRLINES, INC.

  Composition of Deferred Tax Items:

     For the year ended December 31, 1995 the Company recognized a deferred tax asset of $74.7 million. The Company did not recognize any net deferred tax items for the year ended December 31, 1994. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are a result of the temporary differences related to the items described as follows:

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Deferred income tax liabilities:
  Property and equipment, principally
     depreciation and "fresh start" differences....................   $  (89,766)      $  (71,425)
                                                                       ---------        ---------
Deferred tax assets:
  Aircraft leases..................................................       39,812           63,354
  Reorganization expenses..........................................       23,591           32,654
  Net operating loss carryforwards.................................      203,879          215,119
  Tax credit carryforwards.........................................       13,777           13,272
  Other............................................................       14,240           10,892
                                                                       ---------        ---------
     Total deferred tax assets.....................................      295,299          335,291
                                                                       ---------        ---------
  Valuation allowance..............................................     (130,833)        (263,866)
                                                                       ---------        ---------
  Net deferred asset...............................................   $   74,700       $       --
                                                                       =========        =========

     SFAS 109 requires a "more likely than not" criterion be applied when evaluating the realizability of a deferred tax asset. The Company's financial performance has improved significantly and steadily over the past three years. Taking into account certain adjustments necessitated by the Plan of Reorganization, the Company's earnings for income tax purposes have shown a commensurate improvement. After due consideration of, (i) this recent history of earnings for income tax purposes; (ii) positive earnings trends for both financial reporting and income tax purposes; (iii) prudent and feasible tax planning strategies and (iv) the overall financial improvement of the airline industry, the Company has reduced the valuation allowance by $133.0 million in 1995, principally for the portion of its net operating loss carryforwards (a Predecessor Company tax attribute) that it anticipates will, more likely than not, be utilized. This reduction in the valuation allowance and the resultant recognition of a net deferred tax asset of a like amount serves to reduce the carrying balance of reorganization value in excess of amounts allocable to identifiable assets. The remaining valuation allowance of $130.8 million is necessary as at this time, the Company has not determined it is more likely than not that the balance of the deferred tax assets will be realized. The Company continues to monitor the valuation allowance and will make adjustments as appropriate. If in future tax periods, the Company were to recognize additional tax benefits related to items attributable to the Predecessor Company such as net operating loss and other carryforwards, such benefits would be applied to further reduce reorganization value in excess of amounts allocable to identifiable assets.

                          AMERICA WEST AIRLINES, INC.

8. SUPPLEMENTAL INFORMATION TO STATEMENTS OF CASH FLOWS

     Supplemental disclosure of cash flow information and non-cash investing and financing activities were as follows.

                                                                             PREDECESSOR COMPANY
                                            REORGANIZED COMPANY         ----------------------------
                                       ------------------------------
                                                                         PERIOD FROM
                                                        PERIOD FROM       JANUARY 1
                                        YEAR ENDED      AUGUST 26 TO         TO           YEAR ENDED
                                       DECEMBER 31,     DECEMBER 31,     AUGUST 25,      DECEMBER 31,
                                           1995             1994            1994             1993
                                       ------------     ------------     -----------     ------------
                                                               (IN THOUSANDS)
    Non-cash transactions
      Notes payable..................    $  5,723         $     --         $    --         $    818
      Accrued interest reclassified
         to long-term debt...........          65               --           5,563           15,137
      Issuance of stock as success
         bonus.......................          --               --           1,224               --
      Equipment acquired through
         capital leases..............          --               --             138              709
      Notes payable issued for
         administrative claims.......          --               --              --           11,597
      Conversion of long-term debt to
         stock.......................          --               --              --            1,938
    Cash transactions
      Interest paid, net of amounts
         capitalized.................      50,293           11,262          29,253           43,731
      Income taxes paid..............         795              425           1,253              537

     Cash flows from reorganization items in connection with the Chapter 11 proceedings were as follows:

                                                             PERIOD FROM
                                                            JANUARY 1 TO          YEAR ENDED
                                                           AUGUST 25, 1994     DECEMBER 31, 1993
                                                           ---------------     -----------------
                                                                      (IN THOUSANDS)
    Interest received on cash accumulations..............     $   3,711             $ 2,635
    Professional fees paid for services rendered.........       (23,563)             (7,372)
    D.I.P. financing issuance costs paid.................            --              (1,378)

9. INVESTMENT IN SECURITIES

     Cash equivalents consist of highly liquid debt instruments with original maturities of three months or less. The highly liquid debt instruments are classified as follows:

                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Held to Maturity:
      Debt securities issued by the U.S. Treasury and other U.S.
         government agencies.......................................  $129,288     $151,448
      Bankers acceptances..........................................    37,686           --
      Corporate debt securities....................................    20,466       11,975
      Other debt securities........................................     1,341           --
                                                                     --------     --------
                                                                      188,781      163,423
    Cash...........................................................    35,586       19,158
                                                                     --------     --------
    Total..........................................................  $224,367     $182,581
                                                                     ========     ========

                          AMERICA WEST AIRLINES, INC.

10. EXTRAORDINARY GAINS AND LOSSES

     In August 1995, the Company had an extraordinary loss of $984,000, net of a tax benefit of $984,000, or $.02 per common share for the write-off of debt issuance cost, relating to the prepayment of $48 million of its $123 million
11 1/4% Senior Notes and the exchange of the remaining $75 million of such notes for $75 million of 10 3/4% Senior Notes.

     The extraordinary gain recorded in the period January 1 through August 25, 1994 includes $257.7 million from the discharge of indebtedness pursuant to the consummation of the Plan of Reorganization. No income tax expense was recognized with respect to the extraordinary gain resulting from the cancellation of indebtedness that occurred in connection with the effectiveness of the Plan as such gain is not subject to income taxation.

11. COMMITMENTS AND CONTINGENCIES

  (a) Leases

     As of December 31, 1995, the Company had 74 aircraft under operating leases with remaining terms ranging from one month to approximately 22 years. The Company has options to purchase certain of the aircraft at fair market values at the end of the lease terms. Certain of the Company's aircraft lessors have the option to call their respective aircraft. Usually, if such call options are exercised, the Company has the right of first refusal to retain the aircraft. None of these options have been exercised and the last of these call options expires in July 1997. The Company does not believe that the possible exercise of any or all of these options will have a material effect on its operations. Certain of the agreements require security deposits, minimum return provisions, maintenance reserve payments and provides the aircraft lessor the option to reset their respective rentals to the greater of the existing rentals being paid under the leases or the then current fair market rates. The Company also leases certain terminal space, ground facilities and computer and other equipment under noncancelable operating leases.

     At December 31, 1995, the scheduled future minimum cash rental payments under noncancelable operating leases with initial terms of more than one year are as follows:

                                                                              (IN THOUSANDS)
    1996...................................................................     $  226,694
    1997...................................................................        199,183
    1998...................................................................        165,447
    1999...................................................................        159,344
    2000...................................................................        149,473
    Thereafter.............................................................      1,031,029
                                                                                ----------
                                                                                $1,931,170
                                                                                ==========

     Rent expense (excluding landing fees) was approximately $251 million, $81 million, $154 million, and $245 million for the year ended December 31, 1995, for the period August 26 through December 31, 1994, the period January 1 through August 25, 1994 and the year ended December 31, 1993, respectively.

     Collectively, the operating lease agreements require security deposits with lessors of $14.2 million and bank letters of credit of $17.6 million. The letters of credit are collateralized by $17.6 million of restricted cash as of December 31, 1995 and 1994.

  (b) Revenue Bonds

     Special facility revenue bonds (the Series 1989 and 1990 Bonds) issued by a municipality have been used to fund the acquisition of leasehold improvements at the Phoenix Sky Harbor airport which have been leased

                          AMERICA WEST AIRLINES, INC.

by the Company. Under the operating lease agreements, which commenced in 1990, the Company is required to make rental payments sufficient to pay principal and interest when due on the bonds.

     On August 25, 1994, the Company entered into a Restated and Amended Trust Indenture in which the Series 1989 and Series 1990 Bonds were retired contemporaneously with the issuance of the Series 1994A and Series 1994B Bonds. Pursuant to the agreement, payment of principal and interest at 8.3% on the Series 1994A Bonds commenced on October 1, 1994 and ends on January 1, 2006 while payment of principal and interest at 8.2% on the Series 1994B Bonds commenced on October 1, 1994 and ends on January 1, 1999. At December 31, 1995, the outstanding balance of Series 1994 Bonds was $18.7 million.

  (c) Aircraft Acquisitions

     At December 31, 1995, the Company was obligated to lease five aircraft under a put agreement with GPA (the "GPA Put Agreement") with deliveries to start no earlier than January 1, 1996 and end by June 30, 1999. Under the agreement, new or used B737-300, B757-200, or new or "like new" A320-200 aircraft may be put to the Company at a rate of no more than two aircraft in 1996 and three aircraft per year thereafter. In addition, no more than four used aircraft may be put to the Company, and for every new A320 aircraft put to the Company, the Company has the right to reduce deliveries under the AVSA A320 purchase contract (discussed below) on a one-for-one basis. The Company is currently negotiating with GPA for the lease of one new Airbus A320-200 for delivery in May 1996. If those negotiations are successfully completed, the Company will receive credit for one aircraft under the GPA Put Agreement (and the number of aircraft that GPA will be entitled to put to the Company will be reduced to four) and the Company will be entitled to reduce the deliveries (see below) under the AVSA A320 purchase agreement by one additional aircraft.

     The Company has commitments to AVSA S.A.R.L., an affiliate of Airbus Industrie ("AVSA"), for a total of 24 Airbus A320-200 aircraft with delivery dates that fall in the years 1999 through 2001. The aggregate net cost of such aircraft is based on formulae that include certain price indices (including indices for various aircraft components such as metal products) for periods preceding the various delivery dates. Based on an assumed 5% annual price escalation, the Company estimates such aggregate net cost to be approximately $1.2 billion. The Company has the option to cancel without cause up to four of these aircraft. In addition, if new A320 aircraft are delivered as a result of the GPA Put Agreement, the Company has the right to cancel on a one-for-one basis, up to a maximum of seven non-consecutive aircraft deliveries under the AVSA agreement, subject to certain conditions. In April 1995, the Company took delivery of two new A320 aircraft under the GPA Put Agreement. If the Company were to exercise its existing rights to cancel six aircraft under the AVSA agreement, the aggregate net cost (based upon the assumptions described above) of commitments under such agreement would be reduced to approximately $900 million.

     As part of the agreement, certain cash payments and securities were issued to the put holder pursuant to the Plan (See Note 12).

     In December 1994, the Company entered into a support contract with International Aero Engines ("IAE") which provides for the purchase by the Company of six new V2500-A5 spare engines scheduled for delivery beginning in 1998 through 2000 for use on the A320 fleet. Such engines have an estimated aggregate cost of $42.2 million.

                          AMERICA WEST AIRLINES, INC.

     The following table reflects estimated cash payments under the aircraft and engine purchase contracts. Actual payments may vary due to inflation factor adjustments and changes in the delivery schedule of the equipment. The estimated cash payments include the progress payments that will be made in cash, as opposed to being financed under an existing progress payment financing facility.

                                                                             (IN THOUSANDS)
    1996...................................................................    $    4,600
    1997...................................................................        36,800
    1998...................................................................        71,900
    1999...................................................................       379,900
    2000...................................................................       367,300
    2001...................................................................       349,500
                                                                               ----------
                                                                               $1,210,000
                                                                               ==========

     At December 31, 1995, the Company has significant capital commitments for a number of aircraft, as discussed above. Although the Company has arranged for financing for up to one-half of such commitment, the Company will require substantial capital from external sources to meet the remaining financial commitments. The Company intends to seek additional financing (which may include public debt financing or private financing) in the future when and as appropriate. There can be no assurance that sufficient financing will be obtained for all aircraft and other capital requirements. A default by the Company under any such commitment could have a material adverse effect on the Company.

  (d) Concentration Of Credit Risk

     The Company does not believe it is subject to any significant concentration of credit risk. Most of the Company's receivables result from tickets sold to individual passengers through the use of major credit cards or to tickets sold by other airlines and used by passengers on America West. These receivables are short-term, generally being settled shortly after the sale.

  (e) Contingent Legal Obligations

     Certain administrative and priority tax claims are pending against the Company which, if ultimately allowed by the Bankruptcy Court, would represent general obligations of the Company. Such claims include claims of various state and local tax authorities and certain contractual indemnification obligations. The Company is also a defendant in various lawsuits. Management cannot reasonably predict the outcome of the pending lawsuits and administrative and priority tax claims. However, management believes, after considering a number of factors, including the advice of outside counsel, the nature of the contingencies to which the Company is subject and its prior experience, that although the outcome of these matters could adversely affect future operating results, the resolution of these actions will not have a material adverse effect on the Company's financial condition.

12. RELATED PARTY TRANSACTIONS

     In exchange for certain concessions principally arising from cancellation of the right of GPA to lease to America West 10 Airbus A320 aircraft at specified rates, GPA received (i) 900,000 shares of Class B Common Stock; (ii) 1,384,615 Warrants to purchase shares of Class B Common Stock at an exercise price of $12.74 per share; (iii) a cash payment of approximately $30.5 million and (iv) the rights to require the Company to lease up to eight aircraft of types operated by the Company, which rights must be exercised by June 30, 1999.

                          AMERICA WEST AIRLINES, INC.

     The Company has entered into various aircraft acquisitions and leasing arrangements with GPA at terms comparable to those obtained from third parties for similar transactions. The Company currently leases 17 aircraft from GPA and the rental payments for such leases amount to $65.7 million, $63.1 million, and $63.1 million for the twelve months ended December 31, 1995, 1994 and 1993, respectively. As of December 31, 1995, the Company was obligated to pay approximately $1.0 billion under these leases which expire at various times through the year 2013.

     As part of the Reorganization, both Continental Airlines, Inc. ("Continental") and Mesa Air Group ("Mesa") made an investment in the Company, and the Company entered into Alliance agreements with Continental and Mesa. Pursuant to a code-sharing agreement with Mesa entered into in December 1992, the Company collects a per-passenger charge for facilities, reservations and other services from Mesa for enplanements in Phoenix on the Mesa system. Such payments by Mesa to the Company totaled $2.9 million, $2.5 million and $1.9 million for the twelve months ended December 31, 1995, 1994 and 1993, respectively. In addition the Company entered into several agreements in 1995 and 1994 with Continental related to code-sharing arrangements and ground handling operations. The Company paid Continental approximately $14 million and $2 million and also received approximately $11 million and $1 million in 1995 and 1994, respectively, from Continental for such services.

     In October 1994, the Company issued an additional $23.0 million of 11 1/4% Senior Notes to Fidelity Investments ("Fidelity") and Lehman Brothers Holding Inc. ("Lehman") in exchange for full settlement of certain prepetition unsecured claims. Additionally, cash payments of $2.1 million and $1.3 million were paid to Fidelity and Lehman, respectively. In August 1995, the Company prepaid $48.0 million of its $123 million 11 1/4% Senior Unsecured Notes and exchanged the remaining $75 million of the 11 1/4% Senior Unsecured Notes due 2001 for $75 million of 10 3/4% Senior Unsecured Notes due 2005.

13. RESTRUCTURING CHARGE

     In December 1995, the Company recorded a $10.5 million restructuring charge ($.14 fully diluted earnings per share after taxes). The amount includes severance costs of approximately $9.5 million for approximately 500 employees, and $1.0 million for other costs related to the outsourcing of the heavy aircraft maintenance work. At December 31, 1995, the outstanding balance was $8.0 million. It is currently anticipated that the remaining balance will be disbursed by the end of 1996.

14. CHAPTER 11 REORGANIZATION

     The following occurred upon the Effective Date:

     - The partners of AmWest Partners, L.P., a limited partnership which includes TPG Partners, L.P. ("TPG"); Continental; and Mesa; together with Lehman and Fidelity, as assignees of AmWest, invested $205.3 million in consideration for the issuance of securities by the Reorganized Company, consisting of (i) 1,200,000 shares of Class A Common Stock at a price of $7.467 per share; (ii) 12,981,636 shares of Class B Common Stock, consisting of 12,259,821 shares at a price of $7.467 per share and 721,815 shares at $8.889 per share (representing shares acquired as a result of cash elections made by unsecured creditors); (iii) 2,769,231 Warrants to purchase shares of Class B Common Stock at an exercise price of $12.74 per share and (iv) $100 million principal amount of 11 1/4% Senior Unsecured Notes, due September 1, 2001.

     - TPG and Fidelity, the holders of preferred equity interests of the Predecessor Company received their pro rata share of (i) $500,000 in cash and (ii) purchased 125,000 shares of Class B Common Stock (acquired pursuant to certain subscription rights at a price of $8.889 per share).

     - In exchange for certain concessions principally arising from cancellation of the right of GPA and/or its affiliates to lease to America West 10 Airbus A320 aircraft, GPA received Class B Common Stock, a cash payment and certain rights (See Note 12).

                          AMERICA WEST AIRLINES, INC.

     - Continental, Mesa and the Company entered into certain Alliance Agreements relating to code-sharing, schedule coordination and certain other relationships and agreements. With respect to Mesa, a pre-existing code share agreement was extended to August 2004.

     - The Company executed letter agreements with Fidelity and Lehman relating to the settlement of certain prepetition claims. In October 1994, Fidelity and Lehman received 11 1/4% Senior Notes and certain cash payments. (See Note 12).

     - The Plan also provided for many other matters, including the satisfaction of certain other prepetition claims in accordance with negotiated settlement agreements, the disposition of the various types of claims asserted against the Company, the adherence to the Company's aircraft lease agreements, the amendment of the Company's aircraft purchase agreements and the release of the Company's employees from all obligations arising under the Company's stock purchase plan in consideration for the cancellation of the shares of Predecessor Company stock securing such obligations.

     In October 1995, the Company made an interim distribution based upon a revised reserve estimate of $312 million which was authorized by the Bankruptcy Court.

     As of December 31, 1995, distributions on $305.6 million of allowed general unsecured claims have been made. Approximately 25.5 million shares of the Company's Class B Common Stock and cash proceeds equivalent to an additional 711,000 shares have been distributed in settlement. The remaining shares will be distributed as the remaining general unsecured claims are allowed. To the extent that the total allowed amount of claims is less than the $312 million reserve set by the Bankruptcy Court, the holders of such claims will receive a supplemental distribution.

     Reorganization expense recorded by the Predecessor Company consisted of the following:

                                                                 PERIOD FROM        YEAR ENDED
                                                                JANUARY 1 TO       DECEMBER 31,
                                                               AUGUST 25, 1994         1993
                                                               ---------------     ------------
                                                                        (IN THOUSANDS)
    Professional fees and other expenses directly related to
      the Chapter 11 proceedings.............................     $  31,959          $  9,419
    Adjustments of assets and liabilities to fair value......       166,829                --
    Provisions for settlement of claims......................        66,626            18,231
    Reorganization success bonuses...........................        11,956                --
    Interest income..........................................        (3,711)           (2,635)
                                                                   --------           -------
                                                                  $ 273,659          $ 25,015
                                                                   ========           =======

15. FRESH START REPORTING

     In connection with its emergence from bankruptcy, the Company adopted fresh start reporting in accordance with SOP 90-7. The fresh start reporting common equity value of $587.5 million was determined by the Company with the assistance of its financial advisors. The significant factors used in the determination of this value were analyses of industry, economic and overall market conditions and the historical and estimated performance of the Company as well as of the airline industry, discussions with various potential investors and certain other financial analyses.

     Under fresh start reporting, the reorganization value of the entity has been allocated to the Company's assets and liabilities on a basis substantially consistent with purchase accounting. The portion of reorganization value not attributable to specific tangible assets has been recorded as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" in the accompanying balance sheet. The fresh start reporting adjustments, primarily related to the adjustment of the Company's assets and liabilities to fair market values, will have a significant effect on the Company's future statements of income. The more significant of these adjustments relate to reduced depreciation

                          AMERICA WEST AIRLINES, INC.

expense on property and equipment, increased amortization expense relating to reorganization value in excess of amounts allocable to identifiable assets and increased interest expense.

     The effects of the Plan and fresh start reporting on the balance sheet at the Effective Date are as follows:

                                             PREDECESSOR                    (B)                       REORGANIZED
                                               COMPANY          (A)       ISSUE OF        (C)           COMPANY
                                            -------------      DEBT        DEBT &     FRESH START    -------------
                                            AUG. 25, 1994    DISCHARGE     STOCK      ADJUSTMENTS    AUG. 25, 1994
                                            -------------    ---------    --------    -----------    -------------
                                                                        (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...............   $   156,401     $(140,284)   $205,956     $      --      $   222,073
  Accounts receivable, net................        77,682            --       6,831            --           84,513
  Expendable spare parts and supplies.....        27,715            --          --        (2,371)          25,344
  Prepaid expenses........................        34,540            --          --          (885)          33,655
                                              ----------     ---------    --------     ---------       ----------
Total current assets......................       296,338      (140,284)    212,787        (3,256)         365,585
Property and equipment, net...............       702,442            --          --      (138,830)         563,612
Restricted cash...........................        30,503            --          --            --           30,503
Reorganization value in excess of amounts
  allocable to identifiable assets........            --            --          --       668,702          668,702
Other assets, net.........................        24,497            --       1,575        (2,449)          23,623
                                              ----------     ---------    --------     ---------       ----------
Total assets..............................   $ 1,053,780     $(140,284)   $214,362     $ 524,167      $ 1,652,025
                                              ==========     =========    ========     =========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)
Current liabilities:
  Current maturities of long-term debt....   $   119,185     $ (65,014)   $     --     $      --      $    54,171
  Accounts payable........................        98,080         6,500          --           969          105,549
  Air traffic liability...................       153,808            --          --            --          153,808
  Accrued compensation and vacation
    benefits..............................        27,443            --          --            --           27,443
  Accrued interest........................         5,620            --          --            --            5,620
  Accrued taxes...........................        26,613        14,405          --            --           41,018
  Other accrued liabilities...............        29,161            --          --            --           29,161
                                              ----------     ---------    --------     ---------       ----------
Total current liabilities.................       459,910       (44,109)         --           969          416,770
Estimated liabilities subject to Chapter
  11 proceedings..........................       382,769      (382,769)         --            --               --
Long-term debt, less current maturities...       368,939        28,934     100,000            --          497,873
Manufacturers' and deferred credits.......        70,625            --          --        51,530          122,155
Other liabilities.........................        57,932            --          --       (30,205)          27,727
Stockholders' equity (deficiency)
  Preferred stock.........................            18            --          --           (18)              --
  Common stock, Predecessor Company.......         6,432            --          --        (6,432)              --
  Common stock, Reorganized Company.......            --            --         152           299              451
  Additional paid in capital..............       200,058            --     114,710       272,281          587,049
  Accumulated deficit.....................      (474,565)      257,660        (500)      217,405               --
                                              ----------     ---------    --------     ---------       ----------
                                                (268,057)      257,660     114,362       483,535          587,500
  Deferred compensation and notes
    receivable -- employee stock purchase
    plans.................................        18,338            --          --       (18,338)              --
                                              ----------     ---------    --------     ---------       ----------
Total stockholders' equity (deficiency)...      (286,395)      257,660     114,362       501,873          587,500
                                              ----------     ---------    --------     ---------       ----------
Total liabilities & stockholders' equity
  (deficiency)............................   $ 1,053,780     $(140,284)   $214,362     $ 524,167      $ 1,652,025
                                              ==========     =========    ========     =========       ==========

---------------

(a) To record the discharge or reclassification of prepetition obligations pursuant to the Plan of Reorganization, as well as the repayment in cash of $77.6 million of D.I.P. financing and a $62.7 million priority term loan.

                          AMERICA WEST AIRLINES, INC.

(b) To record proceeds received from the issuance of new debt and equity securities and to record the preferred stock settlement payment of $500,000 and the receipt of approximately $1.1 million for the purchase of Class B Common Stock.

(c) To record adjustments to reflect assets and liabilities at fair market values and to record reorganization value in excess of amounts allocable to identifiable assets.

16. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for 1995 and 1994 are as follows (in thousands of dollars except per share amounts):

                                                1ST          2ND          3RD          4TH
          1995 -- REORGANIZED COMPANY         QUARTER      QUARTER      QUARTER      QUARTER
    ----------------------------------------  --------     --------     --------     --------
    Total operating revenues................  $345,790     $399,916     $408,627     $396,309
    Operating income(a).....................    24,895       52,957       54,160       22,720
    Nonoperating expense, net...............   (13,927)     (11,760)     (11,047)      (9,620)
    Income tax expense......................    (5,758)     (20,324)     (20,414)      (7,112)
    Net income(a)...........................     5,210       20,873       21,715        5,988
    Earnings per share:
      Primary...............................       .12          .46          .46          .13
      Fully diluted.........................       .12          .45          .45          .12

                                                1ST          2ND          3RD          4TH
          1994 -- REORGANIZED COMPANY         QUARTER      QUARTER      QUARTER      QUARTER
    ----------------------------------------  --------     --------     --------     --------
    Total operating revenues................  $            $            $127,315     $342,451
    Operating income........................                               8,336       30,535
    Nonoperating expense, net...............                              (5,293)     (13,842)
    Income tax expense......................                              (1,825)     (10,065)
    Net income..............................                               1,218        6,628
    Earnings per share:
      Primary...............................                                 .03          .15
      Fully diluted.........................                                 .03          .15

                                                1ST          2ND          3RD          4TH
          1994 -- PREDECESSOR COMPANY         QUARTER      QUARTER      QUARTER      QUARTER
    ----------------------------------------  --------     --------     --------     --------
    Total operating revenues................  $345,264     $363,351     $230,413     $
    Operating income........................    37,750       44,146       25,610
    Nonoperating expense, net(b)............   (21,943)     (23,171)    (263,601)
    Income tax expense......................      (632)        (839)        (588)
    Net income(b)...........................    15,175       20,136       19,081
    Earnings per share:
      Primary...............................       .56          .74          .69
      Fully diluted.........................       .40          .52          .49

---------------

(a) During the fourth quarter of 1995, the Company recorded restructuring charges of $10.5 million. See note 13 for more information.

(b) During the third quarter of 1994, the Company recorded reorganization expenses of $255.4 million as well as an extraordinary gain of $257.7 million from the discharge of debt pursuant to the Plan of Reorganization.

                          AMERICA WEST AIRLINES, INC.

17. SUBSEQUENT EVENT

     In February 1996, certain stockholders of the Company who hold shares of Class B Common Stock registered under the Company's shelf registration statement sold 7.2 million of such shares pursuant to an underwritten public offering. The selling stockholders were affiliates of Texas Pacific Group, Mesa, Continental and Lehman. The shares offered were purchased by the selling stockholders in connection with America West's emergence from bankruptcy in August 1994.

                  APPENDIX I -- INDEX OF CERTAIN DEFINED TERMS

     The following is an index showing the page in this Prospectus where certain terms are defined.

DEFINED TERM                           PAGE
------------                           -----
10 3/4% Notes........................     65

11 1/4% Notes........................     65

Adjusted Expected Distributions......     19

Administration Expenses..............     84

ADs..................................     57

Aggregate LTV Collateral Amount......     20

Aircraft.............................      2

Airframe.............................    105

Air Partners II......................     26

AISI.................................      9

ALPA.................................     26

America West.........................  Cover

AmWest...............................     27

Appraisals...........................     29

Appraised Current Market Value.......     20

Appraisers...........................      9

ASM..................................      6

Assumed Aggregate Equipment Value....      9

Assumed Equipment Value..............     92

Average Life Date....................     91

Aviation Safety Commission...........     57

AVSA.................................      7

AVSA Term Sheet......................      7

AWArd Pay............................     46

Bankruptcy Code......................     15

Base Rate............................     81

Basic Agreement......................  Cover

Basic Rent...........................    105

Basic Term...........................    105

BK...................................      9

Cash Collateral Account..............     18

Cede.................................     76

Certain Taxes and Fees...............     85

Certificate Account..................     69

Certificate Owner....................     76

Certificated Air Carrier.............    105

Certificateholders...................     13

Certificates.........................  Cover

Citicorp.............................    114

Class A Certificates.................  Cover

Class A Common Stock.................     26

Class A Trust........................  Cover

Class B Certificates.................  Cover

Class B Common Stock.................     26

Class B Trust........................  Cover

Class C Certificates.................  Cover

Class C Trust........................  Cover

Class D Certificates.................  Cover

Class D Trust........................  Cover

Class E Certificates.................  Cover

Class E Trust........................  Cover

Class Exemptions.....................    111

Closing Date.........................      2

Code.................................     22

Commission...........................      3

Common Stock.........................     26

Company..............................  Cover

Continental..........................      6

Controlling Party....................     21

Convention...........................     92

Cross-Border Lease...................    106

Cross-Border Lessee..................    106

Cross-Border Lessor..................    106

Current Distribution Date............     19

Definitive Certificates..............     78

Distribution Date....................     13

DOT..................................     28

Downgrade Drawing....................     18

DTC..................................     76

DTC Participants.....................     77

Effective Date.......................     27

Engine...............................    105

Equipment............................      2

Equipment Notes......................      2

Equipment Trust Certificate..........     34

Exculpated Person....................     99

ERISA................................     22

ERISA Plans..........................    111

Event of Loss........................    103

Exchange Act.........................      3

Expected Distributions...............     19

FAA..................................     28

Federal Aviation Act.................     74

Fidelity.............................     65

Final Distributions..................     21

Final Drawing........................     81

Final Expected Distribution Date.....     12

Final Legal Distribution Date........     13

Financial institution................    109

Global Certificates..................     76

GPA..................................     27

GPA Put Agreement....................     47

GPA Put Termination Agreement........     47

IBT..................................     26

Indenture............................     12

Indenture Event of Default...........     72

Indenture Trustee....................     12

Indirect Participants................     77

Intercreditor Agreement..............     18

Interest Drawings....................     16

Interest Period......................     81

IRS..................................    108

Lease................................      2

Lease Default........................    105


DEFINED TERM                           PAGE
------------                           -----
Lease Event of Default...............     72

Lease Payment Dates..................    105

Lehman...............................     65

LIBOR................................     81

Liquidity Event of Default...........     81

Liquidity Expenses...................     84

Liquidity Facility...................     16

Liquidity Obligations................     17

Liquidity Provider...................  Cover

Long Settlement......................      2

LTV Appraisal........................     20

LTV Collateral Amount................     20

LTV Ratio............................      9

Make-Whole Amount....................     90

MBA..................................      9

Mesa.................................      6

Minimum Sale Price...................     22

Moody's..............................     17

Morgan Stanley.......................    114

NMB..................................     26

NOL..................................     47

Non-Performing Equipment Notes.......     17

Non-U.S. Certificateholder...........    109

Notes Amount.........................     29

Order................................     59

Original Lessee......................     34

Owner Participant....................     15

Owner Trust..........................      2

Owner Trust Agreement................     88

Owner Trustee........................      2

Pass Through Trust Agreements........  Cover

Performing Equipment Notes...........     17

Performing Note Deficiency...........     17

Permitted Sublessee..................    105

PFCs.................................     56

Plan Asset Regulation................    111

Plans................................     22

Pool Balance.........................     70

Pool Factor..........................     70

Prior Subleases......................     65

PTC Event of Default.................     13

PTCE.................................     22

Rating Agencies......................     17

Record Date..........................     13

Refunding Agreement..................     12

Registration Statement...............      3

Regular Distribution Dates...........     13

Remaining Weighted Average Life......     91

Renewal Rent.........................    105

Renewal Term.........................    105

Reorganization.......................     25

Reorganization Plan..................     57

Replacement Facility.................     80

Required Amount......................     16

Review Commission....................     57

Rules................................     77

Scheduled Payments...................     68

Section 1110 Period..................     17

Section 382 Limitation...............     47

Securities Act.......................      3

Series A Equipment Notes.............      2

Series B Equipment Notes.............      2

Series C Equipment Notes.............      2

Series D Equipment Notes.............      2

Series E Equipment Notes.............      2

Shortfall Amounts....................    109

SOP 90-7.............................     39

Spare Engines........................      2

Special Distribution Date............     69

Special Payment......................     69

Special Payments Account.............     69

Standard & Poor's....................     17

Stated Interest Rates................     16

Stockholder's Agreement..............     27

Subordinated Certificateholders......    109

Subordinated Certificates............    109

Subordinated Trusts..................    109

Subordination Agent..................     12

Supplemental Rent....................    106

Term.................................    106

Threshold Rating.....................     23

TPG..................................     26

TPG Parallel.........................     26

Treasury Yield.......................     90

Triggering Event.....................     14

Trust Company........................     91

Trust Indenture Estate...............     89

Trust Property.......................     12

Trust Supplement.....................  Cover

Trustee..............................  Cover

Trusts...............................  Cover

TWU..................................     54

U.S. Certificateholders..............    108

U.S. Persons.........................    108

Underwriting Agreement...............    113

Underwriters.........................    113

Underwriters Exemption...............    112

Warrants.............................     26


                       APPENDIX II -- AIRCRAFT APPRAISALS

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

11 July 1996

Mr. Eugene Peppard
GPA Group plc
GPA House
Shannon Co. Clare
IRELAND

Subject:  AISI Report No. A6S022BVO
          AISI Short Form Sight Unseen Appraisal
          Twelve A320-200 aircraft and 3 Spare V2500-A1 Engines

Reference:  GPA Group plc Fax Message dated 27 June 1996

Dear Mr. Peppard:

     As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer GPA Group plc our opinion of the sight unseen half-life base value twelve A320-200 aircraft plus three spare V2500-A1 engines as identified in Table I of this report.

1.   METHODOLOGY AND DEFINITIONS

     The historical standard term of reference for commercial aircraft value has been "half-life fair market value" of an "average" aircraft. However, "fair market value" could mean a fair value in the given market or a value in a hypothetical "fair" or balanced market, and the two definitions are not equivalent. Recently, the term "base value" has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term "fair market value" which has now become synonymous with the term "current market value" or a "fair" value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

     AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

      Headquarters, 23232 Peralta Drive, Suite 115, Laguna Hills, CA 92653
                     TEL: 714-830-0101    FAX: 714-830-1101

     AISI defines a "current market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

     AISI encourages the use of base values only to consider historical trends, as a basis for long term future value considerations, or to consider how actual market values vary from theoretical base values. Base values are inappropriate to determine near term values. AISI encourages the use of current marker values to consider the probable near term value of an aircraft.

2.   VALUATION

     The half-life base valuations are presented below subject to the assumptions, definitions and disclaimers herein.

                                    TABLE I

                                                                                         HALF-LIFE
                                                                                         BASE VALUE
                                                 DATE OF        MTOW                        1996
      AIRCRAFT/EQUIPMENT TYPE          S/N     MANUFACTURE     (LBS.)      ENGINES      U.S. DOLLARS
-----------------------------------    ---     -----------     -------     --------     ------------
A320-200...........................    55         Jun 89       162,000     V2500-A1      $29,290,000
A320-200...........................    65         Jul 89       162,000     V2500-A1      $29,400,000
A320-200...........................    66         Jul 89       162,000     V2500-A1      $29,400,000
A320-200...........................    67         Jul 89       162,000     V2500-A1      $29,400,000
A320-200...........................    76         Sep 89       162,000     V2500-A1      $29,620,000
A320-200...........................    77         Sep 89       162,000     V2500-A1      $29,620,000
A320-200...........................    81         Sep 89       162,000     V2500-A1      $29,620,000
A320-200...........................    82         Oct 89       162,000     V2500-A1      $29,730,000
A320-200...........................    91         Nov 89       162,000     V2500-A1      $29,830,000
A320-200...........................    92         Nov 89       162,000     V2500-A1      $29,830,000
A320-200...........................    98         Feb 90       162,000     V2500-A1      $30,160,000
A320-200...........................    99         Dec 89       162,000     V2500-A1      $29,940,000
V2500-A1...........................    19             --            --           --      $ 3,500,000
V2500-A1...........................    25             --            --           --      $ 3,500,000
V2500-A1...........................    49             --            --           --      $ 3,500,000

     This report is offered as a fair and impartial assessment of subject aircraft based on data supplied by others, with no physical inspection or verification by AISI. AISI has no past, present nor contemplated future interest in subject aircraft. This report is an opinion and is for the sole use of the client/addressee and AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on it, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

                                          Sincerely,

                                          AIRCRAFT INFORMATION SERVICES, INC.

                                          /s/  FRED E. BEARDEN
                                          --------------------------------------
                                          Fred E. Bearden
                                          President

                        [BK ASSOCIATES, INC. LETTERHEAD]


                                                                    July 2, 1996
Mr. Declan Treacy
GPA Group plc
GPA House
Shannon, Co. Clare
Ireland

Dear Declan:

     In response to your recent request, BK Associates, Inc. is pleased to provide an opinion on the current base value (BV) of 16 Airbus A320-231 aircraft, each powered by International Aero Engines V2500-A1 engines (Aircraft) and three V2500-A1 spare engines (Engines). The Aircraft which are on lease to America West Airlines are further identified below.

     Based on our knowledge of the A320-200 aircraft, its capabilities and uses to which it is put worldwide; the current supply and demand for A320s and competitive types; the operation of the appraised Aircraft and our knowledge of the used commercial aircraft market; it is our opinion that the current base value of each of the Aircraft and Engines is as shown below.

                                                                            CURRENT
                                              SERIAL       DATE               BASE
                     REGISTRATION             NUMBER     DELIVERED           VALUE
            ------------------------------    ------     ---------     ------------------
            N620AW........................      52           07/89         $29,500,000
            N621AW........................      53           09/89         29,900,000
            N622AW........................      54           09/89         29,000,000
            N624AW........................      55           09/89         29,000,000
            N625AW........................      64           09/89         29,000,000
            N626AW........................      65           09/89         29,900,000
            N627AW........................      66           11/89         30,150,000
            N628AW........................      67           11/89         30,150,000
            N629AW........................      76           11/89         30,150,000
            N631AW........................      77           12/89         30,300,000
            N632AW........................      81           12/89         30,300,000
            N633AW........................      82           12/89         30,300,000
            N634AW........................      91           02/90         30,500,000
            N635AW........................      92           02/90         30,500,000
            N636AW........................      98           04/90         30,700,000
            N637AW........................      99           04/90         30,700,000
            Engine........................      19                          5,250,000
            Engine........................      25                          5,250,000
            Engine........................      49                          5,250,000

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available marketing.

     Ultimately aircraft values depend almost entirely on supply and demand. A shortage of aircraft or an unexpected increase in demand for air transportation tends to increase values of aircraft. If the market is balanced between supply and demand, the long term trend of the base value is determined from historical and projected value trends, adjusted to account for factors that influence the base value. These factors include:

     -  Suitability of available aircraft to the operator's requirements.

     -  Operating cost and purchase price.

     -  Regulatory factors.

     -  Remaining useful life.

     For a new or relatively new aircraft in a balanced market, the factor that affects base value most is the new aircraft price and the methodology relates the current value and forecast future values to the new price or replacement cost, adjusted to account for the estimated time cycles used to date on the aircraft. Considering the new price for these aircraft was about $36 million each, allowing for the average utilization to date and allowing for inflation suggests the current base values above.

     It is emphasized that BK Associates has neither inspected the Aircraft or Engines nor their maintenance records, but has relied upon the information you have provided in your request and our own database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority's approved maintenance program and accepted industry standards. Further, it is assumed the Aircraft and Engines are at half-time between high cost maintenance events. Deviations from these assumptions can change significantly our opinion regarding the Aircrafts' values.

     BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                          Sincerely yours,

                                          BK ASSOCIATES, INC.

                                          /s/  JOHN F. KEITZ
                                          --------------------------------------
                                          John F. Keitz
                                          Vice President
                                          ISTAT Certified Senior Appraiser

                    [MORTEN BEYER AND ASSOCIATES LETTERHEAD]

                                                                   July 12, 1996

Mr. Declan Treacy
GPA Group plc
GPA House
Shannon, County Clare
Ireland

Dear Mr. Treacy:

     GPA Group plc (GPA) has requested Morten Beyer and Associates (MBA) to render its expert opinion as to the Base Value of twelve Airbus A320-230 aircraft equipped with V-2500-A1 engines, operated by America West Airlines, together with three spare V-2500-A1 engines. GPA has requested that all aircraft and engines be assumed to be in half-time condition as that term is generally understood in the industry. In addition, we have made the following generic assumptions that underlie a Base Value determination.

1.   The aircraft is in good overall condition

2. The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life

3. The historical maintenance documentation has been maintained to acceptable international standards

4. The specifications of the aircraft are those most common for an aircraft of its type and vintage

5.   The aircraft is in a standard airline configuration

6. The aircraft is current as to all Airworthiness Directives and Service Bulletins

7. The modifications status is comparable to that most common for an aircraft of its type and vintage

8.   Utilization has been comparable to industry averages

9.   There is no history of accident or incident damage

10. The aircraft is not encumbered by any attached lease, tax benefit recapture, or other extraneous factor

     The twelve A320-230 aircraft were delivered between June, 1989 and February, 1990, and their values have been adjusted to reflect this fact. It is assumed that the spare engines were delivered at the mid-point in the aircraft delivery cycle, or October, 1989. Engines are assumed to be equipped with neutral QEC's.

     MBA has not inspected the aircraft or engines or their records, but rather has made the assumptions outlined above with respect to their configuration and condition.

     The current market for the Airbus A320 is strong. Only one aircraft is known to be on the market for sale. As of June 30, 1996, 535 had been delivered, and 213 were on backlog, with an additional 140 options. At current delivery rates the backlog will take four to five years to work off.

     The A320 has won worldwide acceptance due to its advanced engineering, passenger comfort, and fuel efficiency. The A320's principal rivals, the B-737 and MD-80, are built on platforms that are more than 30 years old, while the A320 technology is 20 years younger. The cabin is six inches wider than the B-737, permitting roomier seats and a wider aisle. Fuel consumption per seat is approximately 9.5 percent less than a B-737-300 and 17.5 percent less than an MD-80.

     The aircraft, with its V-2500 engines, is measurably quieter than either the B-737-300 or MD-80, and thus has a lower noise footprint and is less likely to be impacted by future tightening of noise restrictions.

APPRAISED VALUE

     The table following sets forth the Base Value as of July 1, 1996 of the twelve aircraft in half-time condition and other assumed factors:

                          REGISTRATION                   BUILD DATE     BASE VALUE
            -----------------------------------------    ----------     -----------
            N624AW...................................      Jun-89       $30,335,000
            N626AW...................................      Jul-89        30,412,500
            N627AW...................................      Jul-89        30,412,500
            N628AW...................................      Jul-89        30,412,500
            N629AW...................................      Sep-89        30,567,500
            N631AW...................................      Sep-89        30,567,500
            N632AW...................................      Sep-89        30,567,500
            N633AW...................................      Oct-89        30,645,000
            N634AW...................................      Nov-89        30,722,500
            N635AW...................................      Nov-89        30,722,500
            N636AW...................................      Feb-90        30,955,000
            N637AW...................................      Dec-89        30,800,000
                                                                       ------------
                                                                       $367,120,000
                                                                       ============

     The appraised value of the V-2500-A1 engines in half-time serviceable condition is $3,100,000 each, or a total of $9,300,000 for the three. It is assumed that the spare engines have a neutral QEC installed.

     It is noted that MBA appraises the Current Fair Market Value of these aircraft at ten percent higher than Base Value due to the current shortage of aircraft on the market, the long delivery queue for new orders, and their superior economics.

COVENANTS

     This report has been prepared for the exclusive use of GPA and shall not be provided to other parties by MBA without the express consent of GPA.

     MBA certifies that this report has been independently prepared and that it fully and accurately represents MBA's opinion of the Current Market Value, as of the date of this report, of the subject aircraft. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject aircraft.

     This report represents the opinion of MBA and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by GPA or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                          Sincerely,

                                          /s/  MORTEN S. BEYER
                                          --------------------------------------
                                          Morten S. Beyer
                                          President
                                          ISTAT Certified Senior Appraiser

          APPENDIX III -- EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE*


                                    SERIES A

                                                            MANUFACTURER'S SERIAL NUMBER
         REGULAR          ------------------------------------------------------------------------------------------------
   DISTRIBUTION DATES          55            65            77            82           091           092           098
------------------------- ------------  ------------  ------------  ------------  ------------  ------------  ------------
January 2, 1997.......... $       0.00  $       0.00  $       0.00  $       0.00  $       0.00  $       0.00  $       0.00
July 2, 1997.............   238,733.36    238,733.34    238,733.34    241,799.99    242,806.67    242,806.67    242,806.67
January 2, 1998..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 1998.............   238,733.34    238,733.33    238,733.33    241,800.01    242,806.66    242,806.66    242,806.66
January 2, 1999..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 1999.............   238,733.35    238,733.33    238,733.33    241,800.00    242,806.65    242,806.65    242,806.65
January 2, 2000..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2000.............   238,733.31    238,733.33    238,733.33    241,800.00    242,806.66    242,806.66    242,806.66
January 2, 2001..........         0.00          0.00          0.00    476,191.28          0.00          0.00          0.00
July 2, 2001.............   238,733.34    238,733.33    238,733.33          0.00    242,806.66    242,806.66    242,806.66
January 2, 2002..........   115,769.84          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2002............. 1,351,043.37    238,733.33    238,733.33      7,408.70    485,613.33    485,613.33    485,613.33
January 2, 2003.......... 1,400,491.56    516,469.64    516,469.64          0.00          0.00          0.00          0.00
July 2, 2003............. 1,451,749.55  1,374,446.62  1,374,446.62    241,800.00          0.00          0.00          0.00
January 2, 2004.......... 1,504,883.59  1,424,751.37  1,424,751.37          0.00          0.00          0.00          0.00
July 2, 2004............. 1,559,962.33  1,476,897.27  1,476,897.27    241,800.00    242,806.64    242,806.64    242,806.64
January 2, 2005.......... 1,617,056.95  1,530,951.71  1,530,951.71          0.00          0.00          0.00          0.00
July 2, 2005............. 1,676,241.23  1,586,984.54  1,586,984.54    483,600.00    242,806.66    242,806.66    242,806.66
January 2, 2006..........    65,801.63  1,645,068.17  1,645,068.17    176,558.59    794,168.00    794,168.00    794,168.00
July 2, 2006.............         0.00    948,697.50    948,697.50  1,443,835.99  1,688,840.24  1,688,840.24  1,688,840.24
January 2, 2007..........         0.00          0.00          0.00  1,496,680.38  1,750,651.79  1,750,651.79  1,750,651.79
July 2, 2007.............         0.00          0.00          0.00  1,551,458.88  1,814,725.65  1,814,725.65  1,814,725.65
January 2, 2008..........         0.00          0.00          0.00  1,608,242.28  1,881,144.61  1,881,144.61  1,881,144.61
July 2, 2008.............         0.00          0.00          0.00  1,667,103.94  1,949,994.50  1,949,994.50  1,949,994.50
January 2, 2009..........         0.00          0.00          0.00  1,728,119.92     75,548.42     75,548.42     75,548.42
July 2, 2009.............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2010..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00


         REGULAR
   DISTRIBUTION DATES          099          V0019         V0025         V0049
-------------------------  ------------  ------------  ------------  ------------
January 2, 1997..........  $       0.00  $       0.00  $       0.00  $       0.00
July 2, 1997.............    242,806.67    115,906.22    115,906.22    115,906.22
January 2, 1998..........          0.00          0.00          0.00          0.00
July 2, 1998.............    242,806.66          0.00          0.00          0.00
January 2, 1999..........          0.00          0.00          0.00          0.00
July 2, 1999.............    242,806.65          0.00          0.00          0.00
January 2, 2000..........          0.00          0.00          0.00          0.00
July 2, 2000.............    242,806.66          0.00          0.00          0.00
January 2, 2001..........          0.00     24,093.78     24,093.78     24,093.78
July 2, 2001.............    242,806.66          0.00          0.00          0.00
January 2, 2002..........          0.00     56,000.00     56,000.00     56,000.00
July 2, 2002.............    485,613.33          0.00          0.00          0.00
January 2, 2003..........          0.00          0.00          0.00          0.00
July 2, 2003.............          0.00          0.00          0.00          0.00
January 2, 2004..........          0.00    189,767.68    189,767.68    189,767.68
July 2, 2004.............    242,806.64          0.00          0.00          0.00
January 2, 2005..........          0.00          0.00          0.00          0.00
July 2, 2005.............    242,806.66          0.00          0.00          0.00
January 2, 2006..........    794,168.00          0.00          0.00          0.00
July 2, 2006.............  1,688,840.24          0.00          0.00          0.00
January 2, 2007..........  1,750,651.79          0.00          0.00          0.00
July 2, 2007.............  1,814,725.65     68,655.43     68,655.43     68,655.43
January 2, 2008..........  1,881,144.61     24,320.72     24,320.72     24,320.72
July 2, 2008.............  1,949,994.50    296,115.37    296,115.37    296,115.37
January 2, 2009..........     75,548.42    306,953.18    306,953.18    306,953.18
July 2, 2009.............          0.00    318,187.55    318,187.55    318,187.55
January 2, 2010..........          0.00          0.00          0.00          0.00


---------------

* The information relating to principal payments on the Equipment Notes to be purchased by each Trust as set forth in this Appendix III is indicative only and subject to change.


                                      III-1

                                    SERIES B

                                                            MANUFACTURER'S SERIAL NUMBER
         REGULAR          ------------------------------------------------------------------------------------------------
   DISTRIBUTION DATES          55            65            77            82           091           092           098
------------------------- ------------  ------------  ------------  ------------  ------------  ------------  ------------
January 2, 1997..........        $0.00         $0.00         $0.00         $0.00         $0.00         $0.00         $0.00
July 2, 1997.............    89,525.00     89,525.00     89,525.00     90,675.00     91,052.50     91,052.50     91,052.50
January 2, 1998..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 1998.............    89,525.00     89,525.00     89,525.00     90,675.00     91,052.50     91,052.50     91,052.50
January 2, 1999..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 1999.............    89,525.00     89,525.00     89,525.00     90,675.00     91,052.50     91,052.50     91,052.50
January 2, 2000..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2000.............   795,311.52     89,525.00     89,525.00     90,675.00     91,502.50     91,502.50     91,502.50
January 2, 2001.......... 1,209,593.07     92,314.11     92,314.11    181,350.00          0.00          0.00          0.00
July 2, 2001............. 1,016,400.91    947,762.50    947,762.50          0.00     91,052.50     91,052.50     91,052.50
January 2, 2002.......... 1,186,369.55  1,230,916.73  1,230,916.73          0.00          0.00          0.00          0.00
July 2, 2002.............         0.00  1,038,527.41  1,038,527.41          0.00    182,105.00    182,105.00    182,105.00
January 2, 2003..........         0.00    808,629.30    808,629.30          0.00          0.00          0.00          0.00
July 2, 2003.............         0.00          0.00          0.00     90,675.00          0.00          0.00          0.00
January 2, 2004..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2004.............         0.00          0.00          0.00    532,991.62    241,757.94    241,757.94    241,757.94
January 2, 2005..........         0.00          0.00          0.00  1,292,943.02  1,512,579.71  1,512,579.71  1,512,579.71
July 2, 2005.............         0.00          0.00          0.00    858,022.33  1,326,721.67  1,326,721.67  1,326,721.67
January 2, 2006..........         0.00          0.00          0.00  1,215,068.03    834,198.13    834,198.13    834,198.13
July 2, 2006.............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2007..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2007.............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2008..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2008.............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2009..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2009.............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2010..........         0.00          0.00          0.00          0.00          0.00          0.00          0.00


         REGULAR
   DISTRIBUTION DATES          099          V0019         V0025         V0049
-------------------------  ------------  ------------  ------------  ------------
January 2, 1997..........         $0.00         $0.00         $0.00         $0.00
July 2, 1997.............     91,052.50     21,000.00     21,000.00     21,000.00
January 2, 1998..........          0.00          0.00          0.00          0.00
July 2, 1998.............     91,052.50          0.00          0.00          0.00
January 2, 1999..........          0.00     31,500.00     31,500.00     31,500.00
July 2, 1999.............     91,052.50          0.00          0.00          0.00
January 2, 2000..........          0.00          0.00          0.00          0.00
July 2, 2000.............     91,502.50          0.00          0.00          0.00
January 2, 2001..........          0.00          0.00          0.00          0.00
July 2, 2001.............     91,052.50          0.00          0.00          0.00
January 2, 2002..........          0.00    146,920.90    146,920.90    146,920.90
July 2, 2002.............    182,105.00          0.00          0.00          0.00
January 2, 2003..........          0.00          0.00          0.00          0.00
July 2, 2003.............          0.00          0.00          0.00          0.00
January 2, 2004..........          0.00     64,504.07     64,504.07     64,504.07
July 2, 2004.............    241,757.94          0.00          0.00          0.00
January 2, 2005..........  1,512,579.71          0.00          0.00          0.00
July 2, 2005.............  1,326,721.67          0.00          0.00          0.00
January 2, 2006..........    834,198.13          0.00          0.00          0.00
July 2, 2006.............          0.00          0.00          0.00          0.00
January 2, 2007..........          0.00          0.00          0.00          0.00
July 2, 2007.............          0.00          0.00          0.00          0.00
January 2, 2008..........          0.00    261,075.03    261,075.03    261.075.03
July 2, 2008.............          0.00          0.00          0.00          0.00
January 2, 2009..........          0.00          0.00          0.00          0.00
July 2, 2009.............          0.00          0.00          0.00          0.00
January 2, 2010..........          0.00          0.00          0.00          0.00


                                      III-2

                                    SERIES C

                                                           MANUFACTURER'S SERIAL NUMBER
        REGULAR           -----------------------------------------------------------------------------------------------
   DISTRIBUTION DATES         55            65            77            82            091           092           098
------------------------
January 2, 1997.........  $      0.00   $      0.00   $      0.00   $      0.00   $      0.00   $      0.00   $      0.00
July 2, 1997............    89,525.00     89,525.00     89,525.00     90,675.00     91,052.50     91,052.50     91,052.50
January 2, 1998.........   675,239.09          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 1998............   670,534.38     89,525.00     89,525.00    631,347.50     91,052.50     91,052.50     91,052.50
January 2, 1999......... 1,037,621.78    733,278.81    733,278.81  1,050,809.70          0.00          0.00          0.00
July 2, 1999............   750,712.66    688,523.10    688,523.10    760,209.46     91,052.50     91,052.50     91,052.50
January 2, 2000......... 1,120,995.16  1,056,327.32  1,056,327.32  1,135,242.59          0.00          0.00          0.00
July 2, 2000............   131,621.98    770,163.64    770,163.64    848,007.02     91,052.50     91,052.50     91,052.50
January 2, 2001.........         0.00  1,048,907.17  1,048,907.17     17,458.72    879,558.83    879,558.83    879,558.83
July 2, 2001............         0.00          0.00          0.00          0.00  1,006,799.80  1,006,799.80  1,006,799.80
January 2, 2002.........         0.00          0.00          0.00          0.00  1,378,224.16  1,378,224.16  1,378,224.16
July 2, 2002............         0.00          0.00          0.00          0.00    765,428.06    765,428.06    765,428.06
January 2, 2003.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2003............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2004.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2004............         0.00          0.00          0.00          0.00    158,404.11    158,404.11    158,404.11
January 2, 2005.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2005............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2006.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2006............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2007.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2007............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2008.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2008............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2009.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00
July 2, 2009............         0.00          0.00          0.00          0.00          0.00          0.00          0.00
January 2, 2010.........         0.00          0.00          0.00          0.00          0.00          0.00          0.00


        REGULAR
   DISTRIBUTION DATES         099         V0019       V0025       V0049
------------------------
January 2, 1997.........  $      0.00  $35,171.45  $35,171.45  $35,171.45
July 2, 1997............    91,052.50        0.00        0.00        0.00
January 2, 1998.........         0.00   10,796.67   10,796.67   10,796.67
July 2, 1998............    91,052.50        0.00        0.00        0.00
January 2, 1999.........         0.00        0.00        0.00        0.00
July 2, 1999............    91,052.50        0.00        0.00        0.00
January 2, 2000.........         0.00        0.00        0.00        0.00
July 2, 2000............    91,052.50        0.00        0.00        0.00
January 2, 2001.........   879,558.83        0.00        0.00        0.00
July 2, 2001............ 1,006,799.80  204,782.67  204,782.67  204,782.67
January 2, 2002......... 1,378,224.16        0.00        0.00        0.00
July 2, 2002............   765,428.06   42,711.18   42,711.18   42,711.18
January 2, 2003.........         0.00  231,538.03  231,538.03  231,538.03
July 2, 2003............         0.00        0.00        0.00        0.00
January 2, 2004.........         0.00        0.00        0.00        0.00
July 2, 2004............   158,404.11        0.00        0.00        0.00
January 2, 2005.........         0.00        0.00        0.00        0.00
July 2, 2005............         0.00        0.00        0.00        0.00
January 2, 2006.........         0.00        0.00        0.00        0.00
July 2, 2006............         0.00        0.00        0.00        0.00
January 2, 2007.........         0.00        0.00        0.00        0.00
July 2, 2007............         0.00        0.00        0.00        0.00
January 2, 2008.........         0.00        0.00        0.00        0.00
July 2, 2008............         0.00        0.00        0.00        0.00
January 2, 2009.........         0.00        0.00        0.00        0.00
July 2, 2009............         0.00        0.00        0.00        0.00
January 2, 2010.........         0.00        0.00        0.00        0.00


                                      III-3

                                    SERIES D

                                                            MANUFACTURER'S SERIAL NUMBER
        REGULAR         -----------------------------------------------------------------------------------------------------
  DISTRIBUTION DATES         55             65             77            82            091            092            098
----------------------- -------------  -------------  -------------  -----------  -------------  -------------  -------------
January 2, 1997........ $1,506,029.12  $1,489,545.87  $1,489,545.87  $200,293.55  $        0.00  $        0.00  $        0.00
July 2, 1997...........    500,028.74     436,092.89     436,092.89   500,231.55      84,982.33      84,982.33      84,982.33
January 2, 1998........    282,775.23     890,942.41     890,942.41   963,795.10           0.00           0.00           0.00
July 2, 1998...........          0.00     516,859.80     516,859.80    47,246.75      84,982.33      84,982.33      84,982.33
January 2, 1999........          0.00     242,392.13     242,392.13         0.00     997,323.67     997,323.67     997,323.67
July 2, 1999...........          0.00           0.00           0.00         0.00     697,646.62     697,646.62     697,646.62
Janaury 2, 2000........          0.00           0.00           0.00         0.00   1,172,721.14   1,172,721.14   1,172,721.14
July 2, 2000...........          0.00           0.00           0.00         0.00     805,331.45     805,331.45     805,331.45
January 2, 2001........          0.00           0.00           0.00         0.00     406,129.08     406,129.08     406,129.08
July 2, 2001...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2002........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2002...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2003........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2003...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2004........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2004...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2005........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2005...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2006........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2006...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2007........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2007...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2008........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2008...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2009........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
July 2, 2009...........          0.00           0.00           0.00         0.00           0.00           0.00           0.00
January 2, 2010........          0.00           0.00           0.00         0.00           0.00           0.00           0.00


        REGULAR
  DISTRIBUTION DATES          099          V0019        V0025        V0049
-----------------------  -------------  -----------  -----------  -----------
January 2, 1997........  $        0.00  $      0.00  $      0.00  $      0.00
July 2, 1997...........      84,982.33         0.00         0.00         0.00
January 2, 1998........           0.00    39,289.29    39,289.29    39,289.29
July 2, 1998...........      84,982.33   149,449.39   149,449.39   149,449.39
January 2, 1999........     997,323.67         0.00         0.00         0.00
July 2, 1999...........     697,646.62         0.00         0.00         0.00
Janaury 2, 2000........   1,172,721.14         0.00         0.00         0.00
July 2, 2000...........     805,331.45         0.00         0.00         0.00
January 2, 2001........     406,129.08         0.00         0.00         0.00
July 2, 2001...........           0.00         0.00         0.00         0.00
January 2, 2002........           0.00         0.00         0.00         0.00
July 2, 2002...........           0.00   178,375.50   178,375.50   178,375.50
January 2, 2003........           0.00         0.00         0.00         0.00
July 2, 2003...........           0.00         0.00         0.00         0.00
January 2, 2004........           0.00         0.00         0.00         0.00
July 2, 2004...........           0.00         0.00         0.00         0.00
January 2, 2005........           0.00         0.00         0.00         0.00
July 2, 2005...........           0.00         0.00         0.00         0.00
January 2, 2006........           0.00         0.00         0.00         0.00
July 2, 2006...........           0.00         0.00         0.00         0.00
January 2, 2007........           0.00         0.00         0.00         0.00
July 2, 2007...........           0.00         0.00         0.00         0.00
January 2, 2008........           0.00         0.00         0.00         0.00
July 2, 2008...........           0.00         0.00         0.00         0.00
January 2, 2009........           0.00         0.00         0.00         0.00
July 2, 2009...........           0.00         0.00         0.00         0.00
January 2, 2010........           0.00         0.00         0.00         0.00


                                      III-4

                                    SERIES E

                                                                                     MANUFACTURER'S SERIAL NUMBER
                                REGULAR                                  -----------------------------------------------------
                          DISTRIBUTION DATES                                 091           092           098           099
-----------------------------------------------------------------------  -----------   -----------   -----------   -----------
January 2, 1997........................................................  $196,791.29   $196,791.29   $196,791.29   $196,791.29
July 2, 1997...........................................................   413,389.23    413,389.23    413,389.23    413,389.23
January 2, 1998........................................................   966,586.03    966,586.03    966,586.03    966,586.03
July 2, 1998...........................................................   510,917.51    510,917.51    510,917.51    510,917.51
January 2, 1999........................................................    72,261.98     72,261.98     72,261.98     72,261.98
July 2, 1999...........................................................         0.00          0.00          0.00          0.00
January 2, 2000........................................................         0.00          0.00          0.00          0.00
July 2, 2000...........................................................         0.00          0.00          0.00          0.00
January 2, 2001........................................................         0.00          0.00          0.00          0.00
July 2, 2001...........................................................         0.00          0.00          0.00          0.00
January 2, 2002........................................................         0.00          0.00          0.00          0.00
July 2, 2002...........................................................         0.00          0.00          0.00          0.00
January 2, 2003........................................................         0.00          0.00          0.00          0.00
July 2, 2003...........................................................         0.00          0.00          0.00          0.00
January 2, 2004........................................................         0.00          0.00          0.00          0.00
July 2, 2004...........................................................         0.00          0.00          0.00          0.00
January 2, 2005........................................................         0.00          0.00          0.00          0.00
July 2, 2005...........................................................         0.00          0.00          0.00          0.00
January 2, 2006........................................................         0.00          0.00          0.00          0.00
July 2, 2006...........................................................         0.00          0.00          0.00          0.00
January 2, 2007........................................................         0.00          0.00          0.00          0.00
July 2, 2007...........................................................         0.00          0.00          0.00          0.00
January 2, 2008........................................................         0.00          0.00          0.00          0.00
July 2, 2008...........................................................         0.00          0.00          0.00          0.00
January 2, 2009........................................................         0.00          0.00          0.00          0.00
July 2, 2009...........................................................         0.00          0.00          0.00          0.00
January 2, 2010........................................................         0.00          0.00          0.00          0.00


                                REGULAR
                          DISTRIBUTION DATES                                V0019         V0025         V0049
-----------------------------------------------------------------------  -----------   -----------   -----------
January 2, 1997........................................................  $      0.00   $      0.00   $      0.00
July 2, 1997...........................................................         0.00          0.00          0.00
January 2, 1998........................................................    91,853.07     91,853.07     91,853.07
July 2, 1998...........................................................         0.00          0.00          0.00
January 2, 1999........................................................   125,279.87    125,279.87    125,279.87
July 2, 1999...........................................................   164,994.05    164,994.05    164,994.05
January 2, 2000........................................................   174,250.21    174,250.21    174,250.21
July 2, 2000...........................................................   184,025.64    184,025.64    184,025.64
January 2, 2001........................................................   170,255.70    170,255.70    170,255.70
July 2, 2001...........................................................         0.00          0.00          0.00
January 2, 2002........................................................    10,022.36     10,022.36     10,022.36
July 2, 2002...........................................................         0.00          0.00          0.00
January 2, 2003........................................................         0.00          0.00          0.00
July 2, 2003...........................................................   240,764.83    240,764.83    240,764.83
January 2, 2004........................................................         0.00          0.00          0.00
July 2, 2004...........................................................    75,051.86     75,051.86     75,051.86
January 2, 2005........................................................         0.00          0.00          0.00
July 2, 2005...........................................................         0.00          0.00          0.00
January 2, 2006........................................................         0.00          0.00          0.00
July 2, 2006...........................................................   267,856.22    267,856.22    267,856.22
January 2, 2007........................................................         0.00          0.00          0.00
July 2, 2007...........................................................         0.00          0.00          0.00
January 2, 2008........................................................         0.00          0.00          0.00
July 2, 2008...........................................................         0.00          0.00          0.00
January 2, 2009........................................................         0.00          0.00          0.00
July 2, 2009...........................................................         0.00          0.00          0.00
January 2, 2010........................................................         0.00          0.00          0.00


                                      III-5

                          [AMERICA WEST AIRLINES LOGO]

                                    PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:

    SEC Registration Fee....................................................   $69,696.97
    NASD Filing Fee.........................................................    23,500.00
    Printing and Engraving Expenses.........................................       **
    Accounting Fees and Expense.............................................       **
    Legal Fees and Expenses.................................................       **
    Trustee Fees and Expenses...............................................       **
    Blue Sky Fees and Expenses..............................................       **
    Rating Agency Fees......................................................       **
    Miscellaneous Expenses..................................................       **
                                                                               ----------
      Total.................................................................   $
                                                                               ==========

---------------

*  Provided for on the cover page of the Prospectus.

** To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise.

     Section 802 of the Company's By-laws provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL. Article 12.0 of the Company's Restated Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

     The Company has entered into indemnification agreements with each of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors entitled to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

     The Underwriting Agreement included herewith as Exhibit 1.1 provides indemnification to the extent set forth therein. The Indemnification Agreement included herewith as Exhibit 99.1 provides indemnification to the extent set forth therein.

     The Company maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     (a) Exhibits:


EXHIBIT
 NUMBER
--------
 1.1**      Underwriting Agreement
 4.1**      Form of America West Airlines Pass Through Certificates, Series 1996-1A (included in Exhibit 4.7)
 4.2**      Form of America West Airlines Pass Through Certificates, Series 1996-1B (included in Exhibit 4.8)
 4.3**      Form of America West Airlines Pass Through Certificates, Series 1996-1C (included in Exhibit 4.9)
 4.4**      Form of America West Airlines Pass Through Certificates, Series 1996-1D (included in Exhibit 4.10)
 4.5**      Form of America West Airlines Pass Through Certificates, Series 1996-1E (included in Exhibit 4.11)
 4.6**      Pass Through Trust Agreement, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.7**      Trust Supplement No. 1996-1A, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.8**      Trust Supplement No. 1996-1B, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.9**      Trust Supplement No. 1996-1C, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.10**     Trust Supplement No. 1996-1D, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.11**     Trust Supplement No. 1996-1E, dated as of November   , 1996 between America West
            Airlines, Inc. and Fleet National Bank, as Trustee
 4.12**     Irrevocable Revolving Credit Agreement Class A Certificates, dated as of November
              , 1996 between Fleet National Bank, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 1996-1A, as Borrower,
            and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider

EXHIBIT
 NUMBER
--------
 4.13**     Irrevocable Revolving Credit Agreement Class B Certificates, dated as of November
              , 1996 between Fleet National Bank, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 1996-1B, as Borrower,
            and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider
 4.14**     Irrevocable Revolving Credit Agreement Class C Certificates, dated as of November
              , 1996 between Fleet National Bank, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 1996-1C, as Borrower,
            and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider
 4.15**     Intercreditor Agreement, dated as of November   , 1996 among Fleet National Bank,
            as Trustee under the America West Airlines Pass Through Trust 1996-1A, America
            West Airlines Pass Through Trust 1996-1B, America West Airlines Pass Through
            Trust 1996-1C, America West Airlines Pass Through Trust 1996-1D, and America West
            Airlines Pass Through Trust 1996-1E, Kredietbank N.V., acting through its New
            York Branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class
            C Liquidity Provider, and Fleet National Bank, as Subordination Agent
 4.16***    Form of Refunding Agreement [GPA 1989 BN-6], dated as of November   , 1996, among
            America West Airlines, Inc., as Lessee, GPA Leasing USA Sub I, Inc., as Original
            Head Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust Company, as
            Owner Trustee, Fleet National Bank, as Pass Through Trustee under each of the
            Pass Through Trust Agreements, the Owner Participant, Fleet National Bank, as
            Subordination Agent, and The Chase Manhattan Bank, as Indenture Trustee
 4.17***    Form of Refunding Agreement [GPA 1989 BN-10], dated as of November   , 1996,
            among America West Airlines, Inc., as Lessee, GPA Leasing USA Sub I, Inc., as
            Original Head Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
            Company, as Owner Trustee, Fleet National Bank, as Pass Through Trustee under each of the Pass Through Trust Agreements, the Owner Participant, Fleet National
            Bank, as Subordination Agent, and The Chase Manhattan Bank, as Indenture Trustee
 4.18***    Form of Refunding Agreement [GPA 1990 AWA-13], dated as of November   , 1996,
            among America West Airlines, Inc., as Lessee, GPA Leasing USA Sub I, Inc., as
            Original Head Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
            Company, as Owner Trustee, Fleet National Bank, as Pass Through Trustee under each of the Pass Through Trust Agreements, the Owner Participant, Fleet National
            Bank, as Subordination Agent, and Fleet National Bank, as Indenture Trustee
 4.19***    Form of Refunding Agreement [GPA 1990 AWA-E1], dated as of November   , 1996,
            among America West Airlines, Inc., as Lessee, GPA Leasing USA I, Inc., as
            Original Head Lessee, GPA Group plc, as Parent Guarantor, Wilmington Trust
            Company, as Owner Trustee, Fleet National Bank, as Pass Through Trustee under each of the Pass Through Trust Agreements, the Owner Participant, Fleet National
            Bank, as Subordination Agent, and Fleet National Bank, as Indenture Trustee
 4.20***    Form of Second Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-6],
            dated as of September 22, 1989, Amended and Restated as of October 1, 1991, and
            Further Amended and Restated as of November   , 1996, between Wilmington Trust
            Company and America West Airlines, Inc.
 4.21***    Form of Second Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-10],
            dated as of December 19, 1989, Amended and Restated as of October 1, 1991 and
            Further Amended and Restated as of November   , 1996, between Wilmington Trust
            Company and America West Airlines, Inc.
 4.22***    Form of Amended and Restated Aircraft Lease Agreement [GPA 1990 AWA-13], dated as
            of September 21, 1990, Amended and Restated as of November   , 1996, between
            Wilmington Trust Company and America West Airlines, Inc.

EXHIBIT
 NUMBER
--------
 4.23***    Form of Amended and Restated Engine Lease Agreement [GPA 1990 AWA-E1] dated as of
            December 12, 1990, Amended and Restated as of November   , 1996 between
            Wilmington Trust Company and America West Airlines, Inc.
 4.24***    Form of Second Amended and Restated Trust Indenture and Security Agreement [GPA
            1989 BN-6], dated as of November   , 1996 between Wilmington Trust Company, as
            Owner Trustee, and The Chase Manhattan Bank, as Indenture Trustee
 4.25***    Form of Second Amended and Restated Trust Indenture and Security Agreement [GPA
            1989 BN-10], dated as of November   , 1996 between Wilmington Trust Company, as
            Owner Trustee, and The Chase Manhattan Bank, as Indenture Trustee
 4.26***    Form of First Amended and Restated Trust Indenture and Security Agreement [GPA
            1989 AWA-13], dated as of November   , 1996 between Wilmington Trust Company, as
            Owner Trustee, and Fleet National Bank, as Indenture Trustee
 4.27***    Form of First Amended and Restated Trust Indenture and Security Agreement [GPA
            1990 AWA-E1] dated as of November   , 1996 between Wilmington Trust Company, as
            Owner Trustee, and Fleet National Bank, as Indenture Trustee
 4.28**     Form of Series A Equipment Note, dated November   , 1996 issued by Wilmington
            Trust Company, as Owner Trustee, payable to the Pass Through Trustee (included in
            Exhibit    )
 4.29**     Form of Series B Equipment Note, dated November   , 1996 issued by Wilmington
            Trust Company, as Owner Trustee, payable to the Pass Through Trustee (included in
            Exhibit    )
 4.30**     Form of Series C Equipment Note, dated November   , 1996 issued by Wilmington
            Trust Company, as Owner Trustee, payable to the Pass Through Trustee (included in
            Exhibit    )
 4.31**     Form of Series D Equipment Note, dated November   , 1996 issued by Wilmington
            Trust Company, as Owner Trustee, payable to the Pass Through Trustee (included in
            Exhibit    )
 4.32**     Form of Series E Equipment Note, dated November   , 1996 issued by Wilmington
            Trust Company, as Owner Trustee, payable to the Pass Through Trustee (included in
            Exhibit    )
 5.1**      Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines, Inc., relating to legality of the Certificates
 8.1**      Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines, Inc., regarding tax matters relating to the Certificates
 8.2**      Opinion of Shipman & Goodwin LLP, counsel to Fleet National Bank, regarding tax matters relating to the Certificates
12.1**      Computation of Ratio of Earnings to Fixed Charges
23.1*       Consent of KPMG Peat Marwick LLP (included at page S-1)
23.2**      Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1 and 8.1)
23.3**      Consent of Shipman & Goodwin LLP
23.4        Consent of Aircraft Information Services, Inc.(1)
23.5        Consent of BK Associates, Inc.(1)
23.6        Consent of Morten Beyer and Associates(1)
24.1        Power of Attorney(1)
25.1**      Form T-1 Statement of Eligibility of Fleet National Bank
99.1**      Form of Put Termination Agreement, dated as of November   , 1996 by and among GPA
            Group plc, GPA Leasing USA I, Inc., GPA Leasing USA Sub I, Inc. and America West
            Airlines, Inc.

EXHIBIT
 NUMBER
--------
99.2**      Form of Deed Indemnity Agreement between America West Airlines, Inc. and GPA
            Group plc

---------------

*   Filed herewith.

**  To be filed by amendment.

*** To be filed by amendment. With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft and Spare Engine. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, aircraft registration numbers, manufacturer's serial numbers for aircraft and engines and the like, as applicable, there are no material details in which any such agreement not filed herewith differ from the corresponding Exhibit for the forms of such documents.


(1) Included in the Company's Registration Statement on Form S-3 (File No. 333-14691) filed with the Commission on October 23, 1996 and incorporated by reference herein.


  (B) FINANCIAL STATEMENT SCHEDULE

     The following financial statement schedule is filed as part of this Registration Statement, but not included in the Prospectus.

                                       SCHEDULE                                     PAGE
    ------------------------------------------------------------------------------  ----
    Independent Auditors' Report on Schedule and Consent..........................  S-1
    Schedule II -- Valuation and Qualifying Accounts..............................  S-2

     All other schedules for which provision is made in Regulation S-X of the Commission are not required under the related instructions or are inapplicable or the required information is included in the financial statements or notes thereto and, therefore, have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registrations statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or
          (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registrations statement as of the time it was declared effective and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on November 8, 1996.


                                        AMERICA WEST AIRLINES, INC.


                                        By      /s/ WILLIAM A. FRANKE

                                        ----------------------------------------
                                        William A. Franke, Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                TITLE                   DATE
                  ---------                                -----                   ----
            /s/ WILLIAM A. FRANKE                Chairman of the Board,        November 8, 1996
---------------------------------------------    President and Chief
                William A. Franke                Executive Officer

                      *                          Senior Vice President and     November 8, 1996
---------------------------------------------    Chief Financial Officer
              W. Douglas Parker

                      *                          Vice President and            November 8, 1996
---------------------------------------------    Controller
             Michael R. Carreon

                      *                          Director                      November 8, 1996
---------------------------------------------
              Julia Chang Bloch

                      *                          Director                      November 8, 1996
---------------------------------------------
            Stephen F. Bollenbach

                      *                          Director                      November 8, 1996
---------------------------------------------
          Frederick W. Bradley, Jr.

                      *                          Director                      November 8, 1996
---------------------------------------------
              James G. Coulter

                      *                          Director                      November 8, 1996
---------------------------------------------
               John F. Fraser

                      *                          Director                      November 8, 1996
---------------------------------------------
               John L. Goolsby

                      *                          Director                      November 8, 1996
---------------------------------------------
             Richard C. Kraemer

                      *                          Director                      November 8, 1996
---------------------------------------------
             John R. Power, Jr.

                  SIGNATURE                        TITLE        DATE
                  ---------                        -----        ----
                      *                          Director   November 8, 1996
---------------------------------------------
               Larry L. Risley

                      *                          Director   November 8, 1996
---------------------------------------------
                Frank B. Ryan

                      *                          Director   November 8, 1996
---------------------------------------------
             Richard P. Schifter

                      *                          Director   November 8, 1996
---------------------------------------------
               John F. Tierney

                      *                          Director   November 8, 1996
---------------------------------------------
              Raymond S. Troubh

*By:    /s/   WILLIAM A. FRANKE
    -----------------------------------------
      William A. Franke, Attorney-in-fact

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors and Stockholders
America West Airlines, Inc.

     The audits referred to in our report dated March 20, 1996, included the related financial statement schedule for the year ended December 31, 1995, the period August 26, 1994 through December 31, 1994, the period January 1, 1994 through August 25, 1994 and for the year ended December 31, 1993, included herein. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to the use of our reports included herein and to the reference to our Firm under the headings "Selected Financial and Operating Data" and "Experts" in the Prospectus.

     The audit reports on the financial statements of America West Airlines, Inc. referred to above contains an explanatory paragraph that states that as discussed in Notes 14 and 15 to the financial statements, on August 25, 1994, America West Airlines, Inc. emerged from bankruptcy. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis of accounting than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                          KPMG Peat Marwick LLP

Phoenix, Arizona

November 8, 1996

                          AMERICA WEST AIRLINES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                     FOR THE YEAR ENDED DECEMBER 31, 1995,
             THE PERIODS AUGUST 26, 1994 THROUGH DECEMBER 31, 1994,
                    JANUARY 1, 1994 THROUGH AUGUST 25, 1994
                      AND THE YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                    BALANCE AT                                   BALANCE
                                                    BEGINNING                                    AT END
                   DESCRIPTION                      OF PERIOD      ADDITIONS     DEDUCTIONS     OF PERIOD
--------------------------------------------------  ----------     ---------     ----------     ---------
Allowance for doubtful receivables:
  Year ended December 31, 1995....................    $3,531         $2,600        $3,616         $2,515
                                                      ======         ======        ======         ======
  Period August 26, 1994 to December 31, 1994.....    $2,833         $1,074        $  376         $3,531
                                                      ======         ======        ======         ======
  Period January 1, 1994 to August 25, 1994.......    $3,030         $4,742        $4,939         $2,833
                                                      ======         ======        ======         ======
  Year ended December 31, 1993....................    $2,542         $5,474        $4,986         $3,030
                                                      ======         ======        ======         ======
Reserve for obsolescence:
  Year ended December 31, 1995....................    $  483         $1,664        $   32         $2,115
                                                      ======         ======        ======         ======
  Period August 26, 1994 to December 31, 1994.....    $   --         $  483        $   --         $  483
                                                      ======         ======        ======         ======
  Period January 1, 1994 to August 25, 1994.......    $7,231         $  794        $8,025(a)      $   --
                                                      ======         ======        ======         ======
  Year ended December 31, 1993....................    $6,921         $  902        $  592         $7,231
                                                      ======         ======        ======         ======

---------------
(a) Includes fresh start adjustment of approximately $7.9 million.

                                 EXHIBIT INDEX


   EXHIBIT NUMBER                                  DESCRIPTION
-------------------- ------------------------------------------------------------------------
       1.1**         -- Underwriting Agreement
       4.1**         -- Form of America West Airlines Pass Through Certificates, Series
                        1996-1A (included in Exhibit 4.7)
       4.2**         -- Form of America West Airlines Pass Through Certificates, Series
                        1996-1B (included in Exhibit 4.8)
       4.3**         -- Form of America West Airlines Pass Through Certificates, Series
                        1996-1C (included in Exhibit 4.9)
       4.4**         -- Form of America West Airlines Pass Through Certificates, Series
                        1996-1D (included in Exhibit 4.10)
       4.5**         -- Form of America West Airlines Pass Through Certificates, Series
                        1996-1E (included in Exhibit 4.11)
       4.6**         -- Pass Through Trust Agreement, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.7**         -- Trust Supplement No. 1996-1A, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.8**         -- Trust Supplement No. 1996-1B, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.9**         -- Trust Supplement No. 1996-1C, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.10**        -- Trust Supplement No. 1996-1D, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.11**        -- Trust Supplement No. 1996-1E, dated as of November   , 1996 between
                        America West Airlines, Inc. and Fleet National Bank, as Trustee
       4.12**        -- Irrevocable Revolving Credit Agreement Class A Certificates, dated as
                        of November   , 1996 between Fleet National Bank, as Subordination
                        Agent, as agent and trustee for the America West Airlines Pass
                        Through Trust 1996-1A, as Borrower, and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider
       4.13**        -- Irrevocable Revolving Credit Agreement Class B Certificates, dated as
                        of November   , 1996 between Fleet National Bank, as Subordination
                        Agent, as agent and trustee for the America West Airlines Pass
                        Through Trust 1996-1B, as Borrower, and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider
       4.14**        -- Irrevocable Revolving Credit Agreement Class C Certificates, dated as
                        of November   , 1996 between Fleet National Bank, as Subordination
                        Agent, as agent and trustee for the America West Airlines Pass
                        Through Trust 1996-1C, as Borrower, and Kredietbank N.V., acting through its New York Branch, as Liquidity Provider

   EXHIBIT NUMBER                                  DESCRIPTION
-------------------- ------------------------------------------------------------------------
       4.15**        -- Intercreditor Agreement, dated as of November   , 1996 among Fleet
                        National Bank, as Trustee under the America West Airlines Pass
                        Through Trust 1996-1A, America West Airlines Pass Through Trust
                        1996-1B, America West Airlines Pass Through Trust 1996-1C, America
                        West Airlines Pass Through Trust 1996-1D, and America West Airlines
                        Pass Through Trust 1996-1E, Kredietbank N.V., acting through its New
                        York Branch, as Class A Liquidity Provider, Class B Liquidity
                        Provider and Class C Liquidity Provider, and Fleet National Bank, as
                        Subordination Agent
       4.16***       -- Form of Refunding Agreement [GPA 1989 BN-6], dated as of November   ,
                        1996, among America West Airlines, Inc., as Lessee, GPA Leasing USA
                        Sub I, Inc., as Original Head Lessee, GPA Group plc, as Parent
                        Guarantor, Wilmington Trust Company, as Owner Trustee, Fleet National
                        Bank, as Pass Through Trustee under each of the Pass Through Trust
                        Agreements, the Owner Participant, Fleet National Bank, as
                        Subordination Agent, and The Chase Manhattan Bank, as Indenture
                        Trustee
       4.17***       -- Form of Refunding Agreement [GPA 1989 BN-10], dated as of November
                          , 1996, among America West Airlines, Inc., as Lessee, GPA Leasing
                        USA Sub I, Inc., as Original Head Lessee, GPA Group plc, as Parent
                        Guarantor, Wilmington Trust Company, as Owner Trustee, Fleet National
                        Bank, as Pass Through Trustee under each of the Pass Through Trust
                        Agreements, the Owner Participant, Fleet National Bank, as
                        Subordination Agent, and The Chase Manhattan Bank, as Indenture
                        Trustee
       4.18***       -- Form of Refunding Agreement [GPA 1990 AWA-13], dated as of November
                          , 1996, among America West Airlines, Inc., as Lessee, GPA Leasing
                        USA Sub I, Inc., as Original Head Lessee, GPA Group plc, as Parent
                        Guarantor, Wilmington Trust Company, as Owner Trustee, Fleet National
                        Bank, as Pass Through Trustee under each of the Pass Through Trust
                        Agreements, the Owner Participant, Fleet National Bank, as
                        Subordination Agent, and Fleet National Bank, as Indenture Trustee
       4.19***       -- Form of Refunding Agreement [GPA 1990 AWA-E1], dated as of November
                          , 1996, among America West Airlines, Inc., as Lessee, GPA Leasing
                        USA I, Inc., as Original Head Lessee, GPA Group plc, as Parent
                        Guarantor, Wilmington Trust Company, as Owner Trustee, Fleet National
                        Bank, as Pass Through Trustee under each of the Pass Through Trust
                        Agreements, the Owner Participant, Fleet National Bank, as
                        Subordination Agent, and Fleet National Bank, as Indenture Trustee
       4.20***       -- Form of Second Amended and Restated Aircraft Lease Agreement [GPA
                        1989 BN-6], dated as of September 22, 1989, Amended and Restated as of October 1, 1991, and Further Amended and Restated as of November
                          , 1996, between Wilmington Trust Company and America West Airlines,
                        Inc.
       4.21***       -- Form of Second Amended and Restated Aircraft Lease Agreement [GPA
                        1989 BN-10], dated as of December 19, 1989, Amended and Restated as of October 1, 1991, and Further Amended and Restated as of November
                          , 1996, between Wilmington Trust Company and America West Airlines,
                        Inc.
       4.22***       -- Form of Amended and Restated Aircraft Lease Agreement [GPA 1990
                        AWA-13], dated as of September 21, 1990, Amended and Restated as of
                        November   , 1996, between Wilmington Trust Company and America West
                        Airlines, Inc.
       4.23***       -- Form of Amended and Restated Engine Lease Agreement [GPA 1990 AWA-E1]
                        dated as of December 12, 1990, Amended and Restated as of November
                               , 1996 between Wilmington Trust Company and America West
                        Airlines, Inc.

   EXHIBIT NUMBER                                  DESCRIPTION
-------------------- ------------------------------------------------------------------------
       4.24***       -- Form of Second Amended and Restated Trust Indenture and Security
                        Agreement [GPA 1989 BN-6], dated as of November   , 1996 between
                        Wilmington Trust Company, as Owner Trustee, and The Chase Manhattan
                        Bank, as Indenture Trustee
       4.25***       -- Form of Second Amended and Restated Trust Indenture and Security
                        Agreement [GPA 1989 BN-10], dated as of November   , 1996 between
                        Wilmington Trust Company, as Owner Trustee, and The Chase Manhattan
                        Bank, as Indenture Trustee
       4.26***       -- Form of First Amended and Restated Trust Indenture and Security
                        Agreement [GPA 1989 AWA-13], dated as of November   , 1996 between
                        Wilmington Trust Company, as Owner Trustee, and Fleet National Bank,
                        as Indenture Trustee
       4.27***       -- Form of First Amended and Restated Trust Indenture and Security
                        Agreement [GPA 1990 AWA-E1] dated as of November   , 1996 between
                        Wilmington Trust Company, as Owner Trustee, and Fleet National Bank,
                        as Indenture Trustee
       4.28**        -- Form of Series A Equipment Note, dated November   , 1996 issued by
                        Wilmington Trust Company, as Owner Trustee, payable to the Pass
                        Through Trustee (included in Exhibit    )
       4.29**        -- Form of Series B Equipment Note, dated November   , 1996 issued by
                        Wilmington Trust Company, as Owner Trustee, payable to the Pass
                        Through Trustee (included in Exhibit    )
       4.30**        -- Form of Series C Equipment Note, dated November   , 1996 issued by
                        Wilmington Trust Company, as Owner Trustee, payable to the Pass
                        Through Trustee (included in Exhibit    )
       4.31**        -- Form of Series D Equipment Note, dated November   , 1996 issued by
                        Wilmington Trust Company, as Owner Trustee, payable to the Pass
                        Through Trustee (included in Exhibit    )
       4.32**        -- Form of Series E Equipment Note, dated November   , 1996 issued by
                        Wilmington Trust Company, as Owner Trustee, payable to the Pass
                        Through Trustee (included in Exhibit    )
       5.1**         -- Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines,
                        Inc., relating to legality of the Certificates
       8.1**         -- Opinion of Andrews & Kurth L.L.P., counsel for America West Airlines,
                        Inc., regarding tax matters relating to the Certificates
       8.2**         -- Opinion of Shipman & Goodwin LLP, counsel to Fleet National Bank, regarding tax matters relating to the Certificates
      12.1**         -- Computation of Ratio of Earnings to Fixed Charges
      23.1*          -- Consent of KPMG Peat Marwick LLP (included at page S-1)
      23.2**         -- Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1 and 8.1)
      23.3**         -- Consent of Shipman & Goodwin LLP
      23.4           -- Consent of Aircraft Information Services, Inc.(1)
      23.5           -- Consent of BK Associates, Inc.(1)
      23.6           -- Consent of Morten Beyer and Associates(1)
      24.1           -- Power of Attorney(1)
      25.1**         -- Form T-1 Statement of Eligibility of Fleet National Bank

   EXHIBIT NUMBER                                  DESCRIPTION
-------------------- ------------------------------------------------------------------------
      99.1**         -- Form of Put Termination Agreement, dated as of November      , 1996
                        by and among GPA Group plc, GPA Leasing USA I, Inc., GPA Leasing USA
                        Sub I, Inc. and America West Airlines, Inc.
      99.2**         -- Form of Deed Indemnity Agreement between America West Airlines, Inc.
                        and GPA Group plc


---------------

*   Filed herewith.

**  To be filed by amendment.

*** To be filed by amendment. With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft and Spare Engine. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, aircraft registration numbers, manufacturer's serial numbers for aircraft and engines and the like, as applicable, there are no material details in which any such agreement not filed herewith differ from the corresponding Exhibit for the forms of such documents.


(1) Included in the Company's Registration Statement on Form S-3 (File No. 333-14691) filed with the Commission on October 23, 1996 and incorporated by reference herein.